UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

CF Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Not applicable.

(2)
Aggregate number of securities to which transaction applies:

Not applicable.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not applicable.

(4)
Proposed maximum aggregate value of transaction:

$1,835,186,383.00(1)

(5)
Total fee paid:

$212,698.10(2)

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

(1)
Based on the estimated cash to be paid to securityholders of Fidelity & Guaranty Life (“FGL”) pursuant to the merger of an indirect, wholly owned subsidiary of the Registrant with and into FGL, with FGL surviving as an indirect, wholly owned subsidiary of the Registrant.

(2)
The amount of  $1,835,186,383.00 multiplied by 0.0001159.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JUNE 30, 2017
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING IN LIEU OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS OF CF CORPORATION
CF Corporation
1701 Village Center Circle
Las Vegas, Nevada 89134
Dear Shareholders of CF Corporation:
You are cordially invited to attend an extraordinary general meeting in lieu of annual general meeting (the “general meeting”) of shareholders of CF Corporation, a Cayman Islands exempted company (“CF Corp.,” “we,” “our” or “us”), to be held on            , 2017, at           Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166. At the general meeting, CF Corp. shareholders will be asked to consider and vote on:
(i)
a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2017, as amended (the “Merger Agreement”), by and among CF Corp., FGL US Holdings Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CF Corp. (“Parent”), FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (“FGL”), pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into FGL and FGL will continue as the surviving corporation and an indirect, wholly owned subsidiary of CF Corp., and the other transactions contemplated by the Merger Agreement (the “business combination” and such proposal, the “Business Combination Proposal”);

(ii)
a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market (“NASDAQ”), the issuance by CF Corp. of ordinary shares, par value $0.0001 per share, of CF Corp. (“ordinary shares”) and/or warrants, each exercisable for one ordinary share, to (i) Blackstone Tactical Opportunities Fund II L.P. (or its designee(s)) (collectively, “BTO”), (ii) Fidelity National Financial, Inc. (or its designee(s)) (collectively, “FNF”), (iii) GSO Capital Partners LP (or its designee(s)) (collectively, “GSO”), (iv) certain accredited investors pursuant to forward purchase agreements, dated April 18, 2016, as amended, between CF Corp. and such investors (the “forward purchase agreements”), and (v) certain accredited investors in connection with the rights of first offer set forth in the forward purchase agreements, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith with any balance used for working capital purposes (the “NASDAQ Proposal”);

(iii)
the following proposals to amend and then amend and restate CF Corp.’s amended and restated memorandum and articles of association currently in effect, each to take effect upon the closing of the business combination (our “charter”):

a.
to approve by special resolution (i) the change of our name from “CF Corporation” to “            ” and (ii) the elimination of provisions in our charter relating to our status as a blank check company that will no longer be applicable to us following the closing of the business combination (“Charter Proposal A”);

b.
to approve by ordinary resolution the increase of the authorized share capital of CF Corp. from $45,100 divided into 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $           divided into            ordinary shares, par value $0.0001 per share, and            preferred shares, par value $0.0001 per share, by the creation of an additional            shares, par value $0.0001 per share, each with the rights set out in our second amended and restated memorandum and articles of association (“Charter Proposal B”);

c.
to approve by special resolution provisions providing that CF Corp.’s board of directors will continue to be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year (“Charter Proposal C”);

d.
to approve by special resolution provisions providing that the directors of CF Corp. may only be removed for cause (“Charter Proposal D”);

e.
to approve by special resolution advance notice procedures with regard to the nomination by shareholders of candidates for election as directors (“Charter Proposal E”);

f.
to approve by special resolution provisions removing the ability of shareholders to call a meeting of shareholders (“Charter Proposal F”);

g.
to approve by special resolution provisions removing the ability of shareholders to act by written consent in lieu of a meeting (“Charter Proposal G”);

h.
to approve by special resolution (i) limitations on the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”)) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares in order to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as controlled foreign corporations in any taxable year; and (ii) limitations on the ability of any holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any securities exchangeable for our share capital and all options, warrants, and contractual and other rights to purchase our share capital (“Derivative Securities”), that is a “United States person” (as defined in Section 957 of the Code) knowingly to permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities (which limitation would not apply to members of the Blackstone Group or FNF Group) in order to reduce the likelihood of us recognizing related person insurance income for U.S. federal income tax purposes (“Charter Proposal H”);

i.
to approve by ordinary resolution the redesignation, upon completion of the business combination and the conversion of all Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), into Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), in accordance with our charter, of all issued Class A ordinary shares as ordinary shares, and the redesignation of all unissued Class A and Class B ordinary shares as ordinary shares (“Charter Proposal I”); and

j.
to approve by special resolution the amendment and restatement of our charter by the deletion of the existing amended and restated memorandum and articles of association in their entirety and the substitution of our second amended and restated memorandum and articles of association in their place to (among other matters) reflect the changes effected by Charter Proposals A through I (“Charter Proposal J” and together with Charter Proposal A, Charter Proposal B, Charter Proposal C, Charter Proposal D, Charter Proposal E, Charter Proposal F, Charter Proposal G, Charter Proposal H and Charter Proposal I, the “Charter Proposals”);

(iv)
a proposal to elect William P. Foley, II, Keith W. Abell and Richard M. Massey as Class A directors, each to serve from the closing of the business combination until our 2020 annual general meeting of shareholders and, in each case, until their successors are elected and qualified (the “Director Election Proposal”);

(v)
a proposal to approve the CF Corporation 2017 Omnibus Incentive Plan (the “Incentive Plan Proposal”); and

(vi)
a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal, the “Proposals”).
Each of the Proposals is more fully described in the accompanying proxy statement, which we urge each CF Corp. shareholder to review carefully.
Upon the closing of the business combination (the “Closing”), Merger Sub will merge with and into FGL, with FGL surviving the merger as an indirect, wholly owned subsidiary of CF Corp. CF Corp. will pay $31.10, in cash, without interest, for each outstanding share of common stock of FGL (subject to certain exceptions), plus additional specified amounts in cash for outstanding equity incentives, for an aggregate purchase price of approximately $1.84 billion, plus approximately $405 million of existing FGL debt which will be assumed or refinanced. Following the execution of the Merger Agreement, pursuant to the Merger Agreement, FS Holdco II Ltd. (“FS Holdco”), FGL’s majority stockholder and a wholly owned subsidiary of HRG Group, Inc. (“HRG”), executed and delivered to FGL and CF Corp. a written consent approving the adoption of the Merger Agreement. As a result, the requisite number of FGL’s outstanding shares of common stock has been voted to approve and adopt the Merger Agreement.
HRG, FS Holdco, CF Corp. and Parent have agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.
In addition, Parent has agreed to acquire from an indirect, wholly owned subsidiary of HRG, at or promptly after the Closing, all of the issued and outstanding shares of  (i) Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and (ii) Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability (collectively, “FSR”), for an aggregate purchase price of  $65 million, subject to certain adjustments.
Prior to CF Corp.’s initial public offering (“IPO”), CF Corp. entered into the forward purchase agreements with certain accredited investors (the ‘‘anchor investors’’), pursuant to which the anchor investors committed, subject to the terms and conditions therein, to purchase an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 redeemable warrants, for an aggregate purchase price of $10.00 per ordinary share, in a private placement to occur concurrently with our initial business combination, the proceeds of which will be used to fund part of the consideration payable in the business combination and related transactions.
In order to finance a portion of the consideration payable in the business combination, the consideration payable in the acquisition of FSR and the costs and expenses incurred in connection therewith, CF Corp. has entered into equity commitment letters and related agreements with GSO, BTO and FNF, providing for (i) the commitments of GSO and FNF to purchase an aggregate of  $375 million of Series A Redeemable Preferred Shares (“preferred shares”) at the Closing and (ii) the commitments of BTO and FNF to purchase an aggregate maximum amount of  $360 million of ordinary shares at the Closing. In addition, (a) FNF and GSO have agreed to purchase up to an aggregate maximum amount of  $660 million of preferred shares to offset potential redemptions, if any, of our public shares in connection with the business combination and (b) BTO and FNF have agreed to purchase up to an aggregate of  $300 million of ordinary shares to backstop the obligations of the anchor investors under the forward purchase agreements. CF Corp. has also entered into an amended and restated debt commitment letter, dated as of May 31, 2017, among Parent, Royal Bank of Canada, RBC Capital Markets, LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, pursuant to which CF Corp. has received debt commitments of up to an aggregate principal amount of  $425 million.
In addition, in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors have committed to purchase an additional 20,000,000 ordinary shares of CF

Corp. for a purchase price of  $10.00 per share. At CF Corp.’s option, such shares may be purchased from CF Corp. in a private placement to be consummated immediately prior to the Closing and/or from public shareholders who have validly requested for their public shares to be redeemed in connection with the Closing (in which case any additional amounts above $10.00 required to be paid to the seller in order for the purchase price to be received by the seller to equal the redemption price will be paid by CF Corp.). We may use proceeds of such issuances to pay transaction expenses incurred in connection with the business combination or for working capital of the combined company following the Closing. In connection with waivers provided by the anchor investors under the forward purchase agreements, CF Corp. has also agreed to pay an aggregate of  $4.95 million to such anchor investors on a pro rata basis.
Our units, Class A ordinary shares originally sold as part of the units issued in our IPO (the “public shares”), and warrants sold as part of the units in our IPO are currently listed on NASDAQ under the symbols “CFCOU,” “CFCO” and “CFCOW,” respectively. Our units will automatically separate into the component public share and one-half of one warrant to purchase one ordinary share at an exercise price of $11.50 per ordinary share, upon consummation of the business combination and, as a result, will no longer trade as a separate security. Upon the Closing, we intend to change our name from “CF Corporation” to “          ”, and we intend to apply to continue the listing of our ordinary shares and warrants on NASDAQ under the symbols “          ” and “          ,” respectively.
Pursuant to our charter, we are providing the holders of our public shares (such holders, the “public shareholders”) with the opportunity to have their public shares redeemed at the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the Closing, including interest earned and not previously released to us to pay income taxes) in the trust account (the “trust account”) that holds a certain amount of the net proceeds of our IPO and a concurrent private placement of warrants to CF Capital Growth, LLC (our “Sponsor”), divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our Sponsor, officers, directors and anchor investors (our “initial shareholders”) have agreed to waive their redemption rights in connection with the completion of the business combination with respect to their Class B ordinary shares initially issued in private placements prior to our IPO (the “founder shares”), and our initial shareholders other than certain anchor investors have also agreed to waive such redemption rights with respect to any public shares they may hold. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Such redemptions will take effect as repurchases under our charter and all references to redemption in the accompanying proxy statement should be construed accordingly.
The Closing is conditioned on, among other things, the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting. The Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal. The Director Election Proposal is also conditioned on the approval of Charter Proposal C. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement. Currently, our initial shareholders and FNF collectively own approximately 23.1% of our outstanding ordinary shares, including all of the founder shares, and have agreed to vote any ordinary shares owned by them in favor of the Business Combination Proposal.

We are providing this proxy statement and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the general meeting and any adjournments or postponements of the general meeting. Your vote is very important. Whether or not you plan to attend the general meeting in person, please submit your proxy card without delay.
We urge you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 59 of this proxy statement.
After careful consideration, our board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that our shareholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, “FOR” each of the other Proposals presented to our shareholders in the accompanying proxy statement and “FOR” each of the director nominees. When you consider the board’s recommendation of these Proposals, you should keep in mind that our directors and officers have interests in the business combination that may conflict with your interests as a shareholder. Please see the section entitled “Proposal No. 1  —  Approval of the Business Combination —  Interests of Certain Persons in the Business Combination” for additional information.
Approval of the Business Combination Proposal, the NASDAQ Proposal, Charter Proposal B, Charter Proposal I, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Pursuant to our charter, until the Closing, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Class B ordinary shares entitled to vote and actually cast thereon at the general meeting. Approval of the Charter Proposals (except for Charter Proposal B and Charter Proposal I) requires the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Currently, our initial shareholders and FNF own approximately 23.1% of our outstanding ordinary shares, including all of the founder shares and have agreed to vote any ordinary shares owned by them in favor of the Business Combination Proposal.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the Proposals presented at the general meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the general meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the general meeting and, if a quorum is present, will have no effect on any of the Proposals. If you are a shareholder of record and you attend the general meeting and wish to vote in person, you may withdraw your proxy and vote in person.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CF CORP. REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CF CORP.’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY FOLLOWING THE INSTRUCTIONS HEREIN AND EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
Thank you for your consideration of these matters.
Sincerely,

Chinh E. Chu Co-Executive Chairman	William P. Foley, II Co-Executive Chairman

Whether or not you plan to attend the general meeting, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the general meeting and vote in person, you must obtain a proxy from your broker or bank.
Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is criminal offense.
This proxy statement is dated            , 2017 and is first being mailed to CF Corp. shareholders on or about            , 2017.

CF CORPORATION
1701 Village Center Circle
Las Vegas, Nevada 89134
NOTICE OF EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL
MEETING OF SHAREHOLDERS OF CF CORPORATION
To Be Held On            , 2017
To the Shareholders of CF Corporation:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting in lieu of annual general meeting (the “general meeting”) of shareholders of CF Corporation, a Cayman Islands exempted company (“CF Corp.,” “we,” “our” or “us”), will be held on            , 2017, at      Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166 for the following purposes:
1.
The Business Combination Proposal  — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2017, as amended (the “Merger Agreement”), by and among CF Corp., FGL US Holdings Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CF Corp. (“Parent”), FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (“FGL”), pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into FGL and FGL will continue as the surviving corporation and an indirect, wholly owned subsidiary of CF Corp., and the other transactions contemplated by the Merger Agreement (the “business combination” and such proposal, the “Business Combination Proposal”). A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

2.
The NASDAQ Proposal  —  To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market (“NASDAQ”), the issuance by CF Corp. of ordinary shares, par value $0.0001 per share, of CF Corp. (“ordinary shares”) and/or warrants, each exercisable for one ordinary share, to (i) Blackstone Tactical Opportunities Fund II L.P. (or its designee(s)) (collectively, “BTO”), (ii) Fidelity National Financial, Inc. (or its designee(s)) (collectively, “FNF”), (iii) GSO Capital Partners LP (or its designee(s)) (collectively, “GSO”), (iv) certain accredited investors pursuant to forward purchase agreements, dated April 18, 2016, as amended, between CF Corp. and such investors (the “forward purchase agreements”), and (v) certain accredited investors in connection with the rights of first offer set forth in the forward purchase agreements, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith with any balance used for working capital purposes (the “NASDAQ Proposal”).

3.
The Charter Proposals  —  To consider and vote upon the following proposals relating to CF Corp.’s proposed second amended and restated memorandum and articles of association attached to the accompanying proxy statement as Annex B, which, if approved, would take effect upon the closing of the business combination (collectively, the “Charter Proposals”):

a.
to approve by special resolution (i) the change of our name from “CF Corporation” to “          ” and (ii) the elimination of provisions in our charter relating to our status as a blank check company that will no longer be applicable to us following the closing of the business combination (“Charter Proposal A”);

b.
to approve by ordinary resolution the increase of the authorized share capital of CF Corp. from $45,100 divided into 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $           divided into            ordinary shares, par value $0.0001 per share, and            preferred shares, par value $0.0001 per share, by the creation of an additional            shares, par value $0.0001 per share, each with the rights set out in our second amended and restated memorandum and articles of association (“Charter Proposal B”);

c.
to approve by special resolution provisions providing that CF Corp.’s board of directors will continue to be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year (“Charter Proposal C”);

d.
to approve by special resolution provisions providing that the directors of CF Corp. may only be removed for cause (“Charter Proposal D”);

e.
to approve by special resolution advance notice procedures with regard to the nomination by shareholders of candidates for election as directors (“Charter Proposal E”);

f.
to approve by special resolution provisions removing the ability of shareholders to call a meeting of shareholders (“Charter Proposal F”);

g.
to approve by special resolution provisions removing the ability of shareholders to act by written consent in lieu of a meeting (“Charter Proposal G”);

h.
to approve by special resolution (i) limitations on the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”)) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares in order to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as controlled foreign corporations in any taxable year; and (ii) limitations on the ability of any holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any securities exchangeable for our share capital and all options, warrants, and contractual and other rights to purchase our share capital (“Derivative Securities”), that is a “United States person” (as defined in Section 957 of the Code) knowingly to permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities (which limitation would not apply to members of the Blackstone Group or FNF Group) in order to reduce the likelihood of us recognizing related person insurance income for U.S. federal income tax purposes (“Charter Proposal H”);

i.
to approve by ordinary resolution the redesignation, upon completion of the business combination and the conversion of all Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), into Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), in accordance with our charter, of all issued Class A ordinary shares as ordinary shares, and the redesignation of all unissued Class A and Class B ordinary shares as ordinary shares (“Charter Proposal I”); and

j.
to approve by special resolution the amendment and restatement of our charter by the deletion of the existing amended and restated memorandum and articles of association in their entirety and the substitution of our second amended and restated memorandum and articles of association in their place to (among other matters) reflect the changes effected by Charter Proposals A through I (“Charter Proposal J”).

4.
The Director Election Proposal  — To elect William P. Foley, II, Keith W. Abell and Richard M. Massey as Class A directors, each to serve from the closing of the business combination until our 2020 annual general meeting of shareholders and, in each case, until their successors are elected and qualified (the “Director Election Proposal”).

5.
The Incentive Plan Proposal  — To consider and vote upon a proposal to approve the CF Corporation 2017 Omnibus Incentive Plan (the “Incentive Plan Proposal”). A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex D.

6.
The Adjournment Proposal  — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal, the “Proposals”).

Each of the Proposals is more fully described in the accompanying proxy statement, which we urge each CF Corp. shareholder to review carefully.

Pursuant to our charter, we are providing the holders of our Class A ordinary shares originally sold as part of the units issued in our initial public offering (the “IPO”) (such shares, the “public shares” and such holders, the “public shareholders”) with the opportunity to have their public shares redeemed at the closing of the business combination (the “Closing”) at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the Closing, including interest earned and not previously released to us to pay income taxes) in the trust account (the “trust account”) that holds a certain amount of the net proceeds of our IPO and a concurrent private placement of warrants to CF Capital Growth, LLC (our “Sponsor”), divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our Sponsor, officers, directors and the investors who are parties to the forward purchase agreements (the ‘‘anchor investors’’ and together with our Sponsor, officers and directors, our “initial shareholders”) have agreed to waive their redemption rights in connection with the completion of the business combination with respect to their Class B ordinary shares initially issued in private placements prior to our IPO (the “founder shares”), and our initial shareholders other than certain anchor investors have also agreed to waive such redemption rights with respect to any public shares they may hold. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Such redemptions will take effect as repurchases under our charter and all references to redemption in the accompanying proxy statement should be construed accordingly.
The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting. The Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal. The Director Election Proposal is also conditioned on the approval of Charter Proposal C. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement. Currently, our initial shareholders and FNF collectively own approximately 23.1% of our outstanding ordinary shares, including all of the founder shares, and have agreed to vote any ordinary shares owned by them in favor of the Business Combination Proposal.
We urge you to read the proxy statement accompanying this notice (including the annexes thereto) carefully for a more complete description of the business combination and related transactions and each of our Proposals. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali, at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).
By Order of the Board of Directors,

Chinh E. Chu Co-Executive Chairman	William P. Foley, II Co-Executive Chairman
           , 2017
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting in Lieu of Annual General Meeting of Shareholders to be held on            , 2017: This notice of extraordinary general meeting in lieu of annual general meeting of shareholders and the related proxy statement will be available at www.cfcorpandfidelity.com.

ADDITIONAL INFORMATION
This document incorporates important business and financial information about CF Corp. and FGL from documents that each company has filed with the United States Securities and Exchange Commission (“SEC”) but that have not been included in or delivered with this document. You may read and copy documents incorporated by reference in this document, other than certain exhibits to those documents, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain such documents free of charge through the SEC’s website (www.sec.gov). In addition, you can request CF Corp.’s documents in writing or by telephone at the following address:
CF Corporation
1701 Village Center Circle
Las Vegas, Nevada 89134
(702) 323-7331
Attn.: Chief Financial Officer
If you would like to request any documents, please do so by            , 2017 in order to receive them before the general meeting.
You should rely only on information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from the information contained in or incorporated by reference into this document. This document is dated            , 2017. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date. Neither our mailing of this document to CF Corp. shareholders, nor the issuance of equity by CF Corp. in connection with the business combination and the related transactions, subsequent to that date will create any implication to the contrary. For a listing of documents incorporated by reference into this document, please see “Where You Can Find More Information; Incorporation by Reference” beginning on page 212.
Information on the websites of CF Corp. or FGL is not part of this document. You should not rely on that information in deciding how to vote. Information contained in this document regarding CF Corp. has been provided by CF Corp. and information contained in this document regarding FGL has been provided by FGL.

*
The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CF Corp. hereby agrees to furnish supplementally a copy of any omitted schedules or exhibits to the staff of the SEC upon request.

i

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this proxy statement to:
•
“anchor investors” are to the accredited investors with whom CF Corp. entered into the forward purchase agreements, including our directors and certain entities controlled by them;

•
“Backstop Commitments” are to (i) the commitments by GSO and FNF to offset potential redemptions of public shares, if any, in connection with the business combination, up to an aggregate maximum amount of  $660 million, in exchange for preferred shares of CF Corp. plus fees and (ii) the commitments by BTO and FNF to backstop, up to an aggregate maximum amount of  $300 million, the obligations of the anchor investors under the forward purchase agreements to purchase an aggregate of 51,000,000 ordinary shares at the Closing, in each case pursuant to the Equity Commitment Letters and forward purchase backstop equity commitment letters and related agreements;

•
“BilCar” are to BilCar, LLC, an entity controlled by William P. Foley, II our Co-Executive Chairman;

•
“Blackstone” are to The Blackstone Group L.P.;

•
“Blackstone Group” are to (A) Blackstone, (B) BTO, (C) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Blackstone or one or more of Blackstone’s subsidiaries and (D) any affiliate of any of the foregoing (other than (x) CF Corp. and (y) employees of CF Corp. and Blackstone or either of their respective subsidiaries);

•
“BTO” are to Blackstone Tactical Opportunities Fund II L.P., an investment fund managed by an indirect subsidiary of Blackstone;

•
“business combination” are to the transactions contemplated by the Merger Agreement;

•
“CC Capital” are to CC Capital Management, LLC, an entity controlled by Chinh E. Chu, our Co-Executive Chairman;

•
“CF Corp.,” “we,” “our” or “us” are to CF Corporation, an exempted company incorporated under the laws of the Cayman Islands;

•
“CFS Holdings” are to CFS Holdings (Cayman), L.P., an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of Blackstone;

•
“charter” are to our amended and restated memorandum and articles of association;

•
“Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;

•
“Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;

•
“Closing” are to the closing of the business combination;

•
“Code” are to the Internal Revenue Code of 1986, as amended;

•
“Debt Financing” are to the debt financing incurred or intended to be incurred pursuant to the amended and restated debt commitment letter, dated as of May 31, 2017, among Parent, Royal Bank of Canada, RBC Capital Markets, LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, up to an aggregate principal amount of  $425 million;

•
“Derivative Securities” are to any securities exchangeable for CF Corp.’s share capital and all options, warrants, and contractual and other rights to purchase CF Corp.’s share capital;

•
“Equity Commitment Letters” are to the equity commitment letters, dated as of May 24, 2017, entered into with BTO, FNF and GSO providing for the Equity Financing to finance the business combination consideration and related transactions and the costs and expenses incurred in connection therewith;

•
“Equity Financing” are to the (i) aggregate $375 million of proceeds from the issuance of preferred shares to GSO ($275 million) and FNF ($100 million) and (ii) aggregate $360 million of proceeds from the issuance of 22,500,000 ordinary shares to BTO and 13,500,000 ordinary shares to FNF, in each case for $10.00 per share pursuant to the Equity Commitment Letters and Investor Agreement (as defined herein);

•
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“FGL” are to Fidelity & Guaranty Life, a Delaware corporation and publicly traded company listed on the New York Stock Exchange (“NYSE”);

•
“FNF” are to Fidelity National Financial, Inc., a publicly traded company of which William P. Foley, II, our Co-Executive Chairman, is non-executive Chairman of the Board, and its designee(s), collectively;

•
“FNF Group” are to (i) FNF, (ii) any subsidiary of FNF, (iii) any investment fund or other investment vehicle whose general partner or managing member is owned, directly or indirectly, by FNF or one or more of FNF’s subsidiaries or affiliates and (iv) any affiliate, successor or assignee of any of the foregoing;

•
“forward purchase agreements” are to the forward purchase agreements, dated April 18, 2016, as amended, between CF Corp., the anchor investors and, solely for the purposes of Section 6 thereof, our Sponsor, pursuant to which the anchor investors committed, subject to the terms and conditions therein, to purchase an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 redeemable warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of our initial business combination;

•
“forward purchase shares” are to the 51,000,000 ordinary shares to be issued to the anchor investors pursuant to the forward purchase agreements;

•
“forward purchase warrants” are to the 19,083,333 redeemable warrants to be issued to the anchor investors pursuant to the forward purchase agreements;

•
“founder shares” are to the 15,000,000 Class B ordinary shares issued to our Sponsor and the anchor investors in private placements prior to the IPO, which are convertible into up to 30,000,000 ordinary shares upon the closing of the business combination;

•
“FP Financing” are to the aggregate $510 million of proceeds from the issuance of securities pursuant to the forward purchase agreements (excluding the ROFO Financing);

•
“FS Holdco” are to FS Holdco II Ltd., FGL’s majority stockholder and a wholly owned subsidiary of HRG Group, Inc.;

•
“FSR” are to Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability;

•
“GAAP” are to United States generally accepted accounting principles;

•
“GSO” are to GSO Capital Partners LP and its designee(s), collectively;

•
“HRG” are to HRG Group, Inc.;

•
“initial shareholders” are to our Sponsor, officers, directors and the anchor investors;

•
“IPO” are to CF Corp.’s initial public offering of units, which closed on May 25, 2016;

•
“management” or our “management team” are to our offıcers and directors;

•
“Merger Agreement” are to the Agreement and Plan of Merger, dated as of May 24, 2017, as amended, by and among CF Corp., Parent, Merger Sub and FGL;

•
“Merger Sub” are to FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent;

•
“ordinary shares” are to (i) prior to the business combination, our Class A ordinary shares together with our Class B ordinary shares and (ii) following the business combination, assuming the Charter Proposals are approved, our ordinary shares, par value $0.0001 per share;

•
“Parent” are to FGL US Holdings Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CF Corp.;

•
“penny warrants” are to warrants, each exercisable for one ordinary share at an exercise price of $0.01 per share, that will be issued to GSO and FNF pursuant to their respective Equity Commitment Letters and related agreements;

•
“preferred shares” are to the Series A Redeemable Preferred Shares, par value $0.0001, of CF Corp.;

•
“private placement warrants” are to the warrants issued to our Sponsor in a private placement simultaneously with the closing of our IPO and any warrants which may be issued to the Sponsor or its affiliates in connection with the Closing upon conversion of working capital loans;

•
“proposed charter” are to our proposed second amended and restated memorandum and articles of association;

•
“public shares” are to our Class A ordinary shares sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•
“public shareholders” are to the holders of our public shares;

•
“public warrants” are to the warrants sold as part of the units in the IPO;

•
“ROFO Financing” are to the $200 million of proceeds from the issuance of 20,000,000 ordinary shares in connection with the rights of first offer contained in the forward purchase agreements;

•
“Share Purchase” are to the purchase by Parent upon Closing all of the issued and outstanding shares of FSR from an indirect, wholly owned subsidiary of HRG for $65 million in cash, subject to certain adjustments;

•
“Share Purchase Agreement” are to the share puchase agreement, dated as of May 24, 2017, by and among CF Corp., HRG, and certain HRG subsidiaries;

•
“Sponsor” are to CF Capital Growth, LLC, a Delaware limited liability company;

•
“Surviving Corporation” are to the corporation surviving the business combination;

•
“trust account” are to the U.S.-based trust account at J.P. Morgan Chase Bank, N.A, maintained by the Trustee, established to hold a portion of the net proceeds from the IPO and the sale of the private placement warrants;

•
“Trust Agreement” are to the Investment Management Trust Agreement, dated as of May 19, 2016, by and between CF Corp. and the Trustee;

•
“Trustee” are to Continental Stock Transfer & Trust Company; and

•
“units” are to our units sold in the IPO, each of which consists of one Class A ordinary share and one-half of one warrant.

Unless otherwise specified, the voting and economic interests of CF Corp. shareholders set forth in this proxy statement (x) assume that (i) no public shareholders elect to have their public shares redeemed in connection with the business combination, (ii) none of CF Corp.’s existing shareholders or the investors who will become shareholders of CF Corp. at the closing of the business combination and the related transactions purchase ordinary shares in the open market and (iii) there are no other issuances of equity interests of CF Corp. and (y) do not take into account private placement warrants, public warrants and penny warrants that will be outstanding upon the Closing and may be exercised thereafter.

SUMMARY TERM SHEET
This Summary Term Sheet and the sections entitled “Questions and Answers About the Proposals for CF Corp. Shareholders” and “Summary of the Proxy Statement” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes and the documents incorporated by reference herein, for a more complete understanding of the matters to be considered at the extraordinary general meeting in lieu of annual general meeting of shareholders (the “general meeting”).
•
CF Corp. is a blank check company incorporated for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”).

•
FGL is a Des Moines, Iowa-based provider of primarily fixed indexed annuity products, multi-year guaranty annuity products and index universal life products. FGL’s common stock, par value $0.01 per share (the “FGL Common Stock”) is listed on the New York Stock Exchange under the trading symbol “FGL.” Approximately 80% of the outstanding shares of FGL Common Stock are owned indirectly by HRG (NYSE: HRG).

•
There are currently an aggregate of 84,000,000 ordinary shares of CF Corp. issued and outstanding, consisting of 69,000,000 public shares, and 15,000,000 founder shares (which are convertible for up to 30,000,000 ordinary shares upon Closing in accordance with our charter). In addition, there are currently 50,300,000 warrants of CF Corp. outstanding, consisting of 34,500,000 public warrants and 15,800,000 private placement warrants. Each whole warrant entitles the holder to purchase one ordinary share for $11.50 per share. The warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, CF Corp. may redeem the outstanding warrants in whole and not in part, at a price of  $0.01 per warrant, if the last sale price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before CF Corp. sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees.

•
In connection with the IPO, we entered into the forward purchase agreements with the anchor investors, which include the directors of CF Corp. and CFS Holdings, which provide for the purchase by the anchor investors of an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination.

•
On May 24, 2017, we entered into the Merger Agreement with Parent, Merger Sub and FGL, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into FGL and FGL will continue as the surviving corporation and an indirect, wholly owned subsidiary of CF Corp. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

•
Pursuant to the Merger Agreement, CF Corp. will pay an aggregate purchase price of approximately $1.84 billion, plus approximately $405 million of existing FGL debt which will be assumed or refinanced. At the time of Closing (the “Effective Time”), each issued and outstanding share of FGL Common Stock, immediately prior to the Effective Time (other than any shares of FGL Common Stock owned by FGL as treasury stock or by any FGL subsidiary or owned by CF Corp., Parent, Merger Sub or any other subsidiary of CF Corp. (which will be cancelled and no payment will be made with respect thereto), shares granted pursuant to FGL’s equity plans or with respect to which appraisal rights under the Delaware General Corporation Law (“DGCL”) are properly exercised and not withdrawn) will be cancelled and converted automatically into the right to receive $31.10 in cash, without interest (the “Merger

Consideration”). The Merger Agreement permits FGL to pay out a regular quarterly cash dividend on FGL Common Stock prior to the closing of the transaction in an amount not in excess of  $0.065 per share, per quarter (the per share amount of FGL’s most recently declared quarterly dividend).
•
At the Effective Time, each (i) option to purchase shares of FGL Common Stock, (ii) restricted share of FGL Common Stock and (iii) performance-based restricted stock unit relating to shares of FGL Common Stock, in each case, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (1) the number of shares subject to the award (for restricted stock units, determined at (x) the actual number of shares earned with respect to any full plan year of employment completed by the holder in the applicable performance period, plus (y) the target number of shares subject to any incomplete and remaining year in the applicable performance period), multiplied by (2) the business combination consideration (less the exercise price per share in the case of stock options). Each stock option and restricted stock unit relating to shares of Fidelity & Guaranty Life Holdings, Inc., a subsidiary of FGL (“FGLH”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (A) the number of shares of FGLH stock subject to the award, multiplied by (B) $176.32 (less the exercise price in the case of such stock options), and each dividend equivalent held in respect of a share of FGLH stock (a “DER”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the amount accrued with respect to such DER. For more information about the Merger Agreement and the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

•
In addition, HRG, FS Holdco, CF Corp. and Parent have agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.

•
On May 24, 2017, we entered into the Share Purchase Agreement with HRG and certain HRG subsidiaries, pursuant to which, subject to the terms and conditions contained therein, Parent will purchase upon Closing all of the issued and outstanding shares of FSR from an indirect, wholly owned subsidiary of HRG for $65 million in cash, subject to certain adjustments. FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities. Although the purchase price for FSR represents only approximately 3.5% of the equity purchase price for FGL, the audited and unaudited combined financial statements of FSR have been included elsewhere in this proxy statement because FSR satisfied certain “significance” tests under Rule 3-05 of Regulation S-X. For more information about the Share Purchase Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal —  FSR Acquisition.”

•
Unless waived by the parties to the Merger Agreement, the Closing is subject to a number of conditions set forth in the Merger Agreement, including, among others, receipt of the requisite CF Corp. shareholder approval of the Merger Agreement as contemplated by this proxy statement. For more information about the closing conditions to the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”

•
The Merger Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by CF Corp. or FGL acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Termination.”

•
The business combination and related transactions involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•
Pursuant to our charter, in connection with the business combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our charter. As of March 31, 2017, this would have amounted to approximately $10.02 per share. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of CF Corp. following the completion of the business combination and will not participate in the future growth of CF Corp., if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the general meeting. Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. See the section entitled “General Meeting of CF Corp. Shareholders — Redemption Rights.”

•
In order to finance a portion of the business combination consideration and the Share Purchase consideration and the costs and expenses incurred in connection therewith, we have entered into the following commitment letters for equity financing. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

•
Equity commitment letters from BTO, dated as of May 24, 2017 (the “BTO Equity Commitment Letters”), pursuant to which BTO has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing in a private placement for $10.00 per share, or an aggregate cash purchase price of  $225 million (the “BTO Commitment”). For more information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — BTO Equity Commitment Letters.”

•
Equity commitment letters from FNF, dated as of May 24, 2017 (the “FNF Equity Commitment Letters”), pursuant to which FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares and newly issued preferred shares of CF Corp. at the Closing in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination (the “FNF Commitment”). CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement (as defined herein) provides that FNF’s commitment to purchase the ordinary shares and preferred shares of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Side Letter.” In the event that any material indebtedness of CF Corp. or any of its subsidiaries is accelerated, the dividend rate on all preferred shares will increase incrementally by 2.0%. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded, and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). For more information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — FNF Equity Commitment Letters.”
•
Equity commitment letters from GSO, dated as of May 24, 2017 (the “GSO Equity Commitment Letters”), pursuant to which GSO has committed to purchase, or cause the purchase of, newly issued preferred shares of CF Corp. at the Closing for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of  $465 million to offset redemptions of public shares, if any, in connection with the business combination (the “GSO Commitment”). In addition, in exchange for the commitment with respect to preferred shares, GSO will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $5.5 million, plus (ii) $6.975 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 3.3% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) 3.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). For more information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — GSO Equity Commitment Letters.”

•
Equity commitment letters from BTO and FNF, dated as of May 24, 2017 (such parties, the “Forward Purchase Backstop Parties,” and such letters, the “Forward Purchase Backstop Equity Commitment Letters” and together with the BTO Equity Commitment Letters, the FNF Equity Commitment Letters, and the GSO Equity Commitment Letters, the “Equity Commitment Letters”), pursuant to which, on the terms and subject to the conditions set forth therein, (i) BTO has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to one-third (1/3) of the aggregate amount, if any, not funded by one or more anchor investors under the forward purchase agreements at or prior to the Closing pursuant to the forward purchase agreements (the “FPA Shortfall”), up to an aggregate amount of  $100 million and (ii) FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million (such aggregate amount, with respect to each Forward Purchase Backstop Party, its “Forward Purchase Backstop Commitment”). Pursuant to the Forward Purchase Backstop Equity Commitment Letters and the Investor Agreement, FNF and BTO will together purchase ordinary shares and warrants of CF Corp. equal to the number of ordinary shares and warrants that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares previously issued to such purchasers into ordinary shares). In exchange for providing the Forward Purchase Backstop Commitments, CF Corp. agreed to pay to BTO or its designated affiliate the amount of  $1.5 million and to FNF the amount of  $3.0 million promptly following the Closing, with such amounts payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded. BTO and FNF have agreed to forego receiving such fees in light of the additional commitments of certain accredited investors to purchase 20,000,000 ordinary shares in connection with the rights of first offer set forth in the forward purchase agreements. For more information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — Forward Purchase Backstop Equity Commitment Letters.”

•
Assuming that no public shareholders elect to have their public shares redeemed in connection with the business combination, and that there is no FPA shortfall, we expect to receive approximately $735 million in aggregate proceeds pursuant to the Equity Commitment Letters, which will be used to finance the business combination consideration and the Share Purchase consideration and the costs and expenses incurred in connection therewith.

•
In addition, in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors have committed to purchase an additional 20,000,000 ordinary shares of CF Corp. for a purchase price of  $10.00 per share. At CF Corp.’s option, such shares may be purchased from CF Corp. in a private placement to be consummated immediately prior to the Closing and/or from public shareholders who have validly requested for their public shares to be redeemed in connection with the closing (in which case any additional amounts above $10.00 required to be paid to the seller in order for the purchase price to be received by the seller to equal the redemption price will be paid by CF Corp.). We may use proceeds of such issuances to pay transaction expenses incurred in connection with the business combination or for working capital of the combined company following the Closing. In connection with waivers provided by the anchor investors under the forward purchase agreements, CF Corp. has also agreed to pay an aggregate of $4.95 million to such anchor investors on a pro rata basis.

•
We have also obtained a commitment for debt financing pursuant to an amended and restated debt commitment letter, dated as of May 31, 2017 (the “Debt Commitment Letter”) for up to an aggregate principal amount of  $425 million from Royal Bank of Canada (“RBC”), RBC Capital Markets, LLC (“RBCCM”), Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”). See the section entitled “Proposal No. 1 — The Business Combination Proposal — Debt Commitment Letter.”

•
In connection with the business combination and subject to regulatory approval, Fidelity & Guaranty Life Insurance Company (“FGLIC”) will enter into an investment management agreement (the “Investment Management Agreement”) with a newly-formed, wholly-owned subsidiary of Blackstone (the “Investment Manager”), pursuant to which, on the terms and subject to the conditions set forth therein, FGLIC will appoint the Investment Manager as investment manager of FGL’s general account (the assets in such account, including any assets held in the modified coinsurance account or other collateral arrangements established pursuant to the Modco Agreement (as defined below), and together with all additions, substitutions and alterations thereto, are collectively referred to as the “FGL Account”), with discretionary authority to manage the investment and reinvestment of the funds and assets of the FGL Account in accordance with the investment guidelines specified in the agreement. Under the Investment Management Agreement, it is expected that FGLIC will pay, from the assets of the FGL Account, the Investment Manager or its designee a management fee (“Management Fee”) equal to 0.30% per annum of the Average Month-End Net Asset Value of the assets of the FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears. The “Average Month-End Net Asset Value” is the average of the month-end net asset values of the FGL Account during the calendar quarter with adjustments for contributions to, or withdrawals from, the FGL Account during the quarter. FGLIC will also bear the cost of any fees of Sub-Managers engaged by the Investment Manager with the consent of FGLIC. In the event any Sub-Manager Fees are paid by the Investment Manager with respect to the FGL Account, FGLIC will reimburse the Investment Manager, from the assets of the FGL Account, for such Sub-Manager Fees. For more information, see “Proposal No. 1 — The Business Combination Proposal —  Related Agreements — Investment Management Agreement.”

•
The Investment Manager will also appoint a newly-formed entity owned by affiliates of our Co-Executive Chairmen as sub-adviser (the “Sub-Adviser”) of the FGL Account. The Investment Manager will pay the Sub-Adviser, pursuant to a subadvisory agreement (the “Subadvisory Agreement”), a sub-advisory fee of approximately 15% of certain fees paid by FGLIC to the Investment Manager and its affiliates. FGLIC is not responsible for payment or reimbursement of the subadvisory fee to the Sub-Adviser, which is solely the obligation of the Investment Manager. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreement — Investment Management Agreement.”
•
Our charter includes a conversion adjustment which provides that the founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of Class A ordinary shares outstanding upon completion of our IPO, plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by CF Corp. in connection with or in relation to the consummation of the business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any private placement warrants issued to our Sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with the business combination. Notwithstanding the foregoing, the holders of the founder shares have waived such conversion adjustment rights with respect to any Class A ordinary shares issuable upon conversion pursuant to such adjustment in excess of 30,000,000 Class A ordinary shares.

•
Upon the Closing, the size of our board of directors will be expanded to nine directors and four new individuals will be appointed to our board of directors. All of our existing board members will remain members of our board of directors. See “Board of Directors of CF Corp. Following the Business Combination.”

•
Assuming there are no redemptions of our public shares, it is anticipated that, upon completion of the business combination and related transactions, the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing FP Financing, ROFO Financing, and our Sponsor, officers and directors will be as follows:

•
The public shareholders (other than FNF) would own 66,000,000 ordinary shares, representing 32.0% of our total outstanding ordinary shares;

•
BTO would own 37,128,906 ordinary shares, representing 18.0% of our total outstanding ordinary shares;

•
FNF would own 16,500,000 ordinary shares, representing 8.0% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 55,328,742 ordinary shares, representing 26.9% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 31,042,352 ordinary shares, representing 15.1% of our total outstanding ordinary shares.

The ownership percentages set forth above do not take into account (i) an aggregate of  $375 million of preferred shares that will be owned by GSO and FNF or (ii) private placement warrants, public warrants and penny warrants that will be outstanding upon the Closing and may be exercised thereafter, but do include the founder shares (even though they and the Class A ordinary shares into which they convert upon completion of the business combination are subject to transfer restrictions). If the actual facts are different than these assumptions, the percentage ownership retained by CF Corp.’s existing shareholders in CF Corp. following the business combination will be different. For example, if we assume that all 34,500,000 public warrants, 15,800,000 private placement warrants, 19,083,333 forward purchase warrants and 8,370,000 penny warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing FP Financing, ROFO Financing, and our Sponsor, officers and directors would be as follows:

•
The public shareholders and holders of public warrants (other than FNF) would own 99,000,000 ordinary shares, representing 34.9% of our total outstanding ordinary shares;

•
BTO would own 43,378,906 ordinary shares, representing 15.3% of our total outstanding ordinary shares;

•
FNF would own 20,232,000 ordinary shares, representing 7.1% of our total outstanding ordinary shares;

•
GSO would own 6,138,000 ordinary shares, representing 2.2% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 65,795,408 ordinary shares, representing 23.2% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 49,209,019 ordinary shares, representing 17.3% of our total outstanding ordinary shares.

The public warrants, private placement warrants and forward purchase warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Please see the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on CF Corp.’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
•
Our board of directors considered various factors in determining whether to approve the Merger Agreement and the business combination. For more information about our board’s decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CF Corp.’s Board of Directors’ Reasons for Approval of the Business Combination.”

•
In addition to voting on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby at the general meeting, CF Corp.’s shareholders will also be asked to vote on:

•
approval, for purposes of complying with applicable listing rules of NASDAQ, of the issuance by CF Corp. of ordinary shares and/or warrants to (i) BTO (ii) FNF, (iii) GSO and (iv) certain accredited investors, in each case in a private placement, the proceeds of which will be used to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, with the balance used for working capital purposes following the Closing;

•
the following proposals to amend and restate CF Corp.’s charter:

•
approval and adoption of amendments to our charter to change our name and to eliminate provisions in our charter relating to our status as a blank check company that will no longer be applicable to us following the Closing;

•
approval of an increase of the authorized share capital of CF Corp.;

•
approval and adoption of amendments to our charter that provide that CF Corp.’s board of directors will continue to be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year;

•
approval and adoption of amendments to our charter that provide that directors of CF Corp. may only be removed for cause;

•
approval and adoption of amendments to our charter to establish advance notice procedures with regard to the nomination by shareholders of candidates for election as directors;

•
approval and adoption of amendments to our charter that remove the ability of shareholders to call a meeting of shareholders;

•
approval and adoption of amendments to our charter that remove the ability of shareholders to act by written consent in lieu of a meeting;

•
approval and adoption of amendments to our charter to include (i) limitations on the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares in order to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as controlled foreign corporations (“CFCs”) in any taxable year; and (ii) limitations on the ability of any holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) knowingly to permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities (which limitation would not apply to members of the Blackstone Group or FNF Group) in order to reduce the likelihood of us recognizing related person insurance income (“RPII”) for U.S. federal income tax purposes;

•
approval and adoption of amendments to our charter to redesignate, upon completion of the business combination and the conversion of all Class B ordinary shares into Class A ordinary shares in accordance with our charter, all issued Class A ordinary shares as ordinary shares, and redesignate all unissued Class A and Class B ordinary shares as ordinary shares; and

•
approval of the amendment and restatement of our charter;

•
election of William P. Foley, II, Keith W. Abell and Richard M. Massey as Class A directors, each to serve until our 2020 annual general meeting of shareholders and, in each case, until their successors are elected and qualified;

•
approval of the CF Corporation 2017 Omnibus Incentive Plan (the “Incentive Plan”); and

•
approval of the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other proposals presented at the general meeting.

For more information, see the sections entitled “Proposal No. 2 — The NASDAQ Proposal,” “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C,” “Proposal No. 6 — Charter Proposal D,” “Proposal No. 7 — Charter Proposal E,” “Proposal No. 8 — Charter Proposal F,” “Proposal No. 9 — Charter Proposal G,” “Proposal No. 10 — Charter Proposal H,” “Proposal No. 11 — Charter Proposal I,” “Proposal No. 12 — Charter Proposal J,” “Proposal No. 13 — The Director Election Proposal,” “Proposal No. 14 — The Incentive Plan Proposal” and “Proposal No. 15 — The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR CF CORP. SHAREHOLDERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the general meeting, including proposals relating to the business combination. The following questions and answers do not include all the information that is important to CF Corp. shareholders. We urge CF Corp. shareholders to read carefully this entire proxy statement, including the annexes and the documents incorporated by reference herein.
Q:
Why am I receiving this proxy statement?

A:
CF Corp. shareholders are being asked to consider and vote upon, among other things, a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. The Merger Agreement provides, subject to the terms and conditions contained therein, for, among other things, the merger of Merger Sub with and into FGL, with FGL surviving the merger and becoming an indirect, wholly owned subsidiary of CF Corp.

Subject to the terms and conditions set forth in the Merger Agreement, CF Corp. will pay $31.10 per share for FGL’s outstanding common stock, in cash, or a total of approximately $1.835 billion, plus approximately $405 million of existing FGL debt which will be assumed or refinanced.
A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and its annexes and the documents incorporated by reference herein contain important information about the business combination and the other matters to be acted upon at the general meeting. You should read this proxy statement, including the documents incorporated by reference herein, and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.
Q:
What is being voted on at the general meeting?

A:
CF Corp. shareholders will vote on the following proposals at the general meeting:

1.
The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Business Combination Proposal”). A copy of the Merger Agreement is attached to this proxy statement as Annex A.

2.
The NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of NASDAQ, the issuance by CF Corp. of ordinary shares and/or warrants to (i) BTO, (ii) FNF, (iii) GSO and (iv) certain accredited investors, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith (such proposal, the “NASDAQ Proposal”).

3.
The Charter Proposals —  To consider and vote upon the following proposals relating to the proposed charter attached to this proxy statement as Annex B, which, if approved, would take effect upon the Closing (collectively, the “Charter Proposals”):

a.
to approve by special resolution (i) the change of our name from “CF Corporation” to “          ” and (ii) the elimination of provisions in our charter relating to our status as a blank check company that will no longer be applicable to us following the closing of the business combination (“Charter Proposal A”);

b.
to approve by ordinary resolution the increase of the authorized share capital of CF Corp. from $45,100 divided into 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $           divided into            ordinary shares,

par value $0.0001 per share, and            preferred shares, par value $0.0001 per share, by the creation of an additional            shares, par value $0.0001 per share, each with the rights set out in our second amended and restated memorandum and articles of association (“Charter Proposal B”);
c.
to approve by special resolution provisions providing that CF Corp.’s board of directors will continue to be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year (“Charter Proposal C”);

d.
to approve by special resolution provisions providing that the directors of CF Corp. may only be removed for cause (“Charter Proposal D”);

e.
to approve by special resolution advance notice procedures with regard to the nomination by shareholders of candidates for election as directors (“Charter Proposal E”);

f.
to approve by special resolution provisions removing the ability of shareholders to call a meeting of shareholders (“Charter Proposal F”);

g.
to approve by special resolution provisions removing the ability of shareholders to act by written consent in lieu of a meeting (“Charter Proposal G”);

h.
to approve by special resolution (i) limitations on the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares in order to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as CFCs in any taxable year; and (ii) limitations on the ability of any holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including our Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) knowingly to permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities (which limitation would not apply to members of the Blackstone Group or FNF Group) in order to reduce the likelihood of us recognizing RPII for U.S. federal income tax purposes (“Charter Proposal H”);

i.
to approve by ordinary resolution the redesignation, upon completion of the business combination and the conversion of all Class B ordinary shares into Class A ordinary shares in accordance with our charter, of all issued Class A ordinary shares as ordinary shares, and the redesignation of all unissued Class A and Class B ordinary shares as ordinary shares (“Charter Proposal I”); and

j.
to approve by special resolution the amendment and restatement of our charter by the deletion of the existing amended and restated memorandum and articles of association in their entirety and the substitution of our second amended and restated memorandum and articles of association in their place to (among other matters) reflect the changes effected by Charter Proposals A through I (“Charter Proposal J”).

4.
The Director Election Proposal — To elect William P. Foley, II, Keith W. Abell and Richard M. Massey as Class A directors, each to serve from the Closing until our 2020 annual general meeting of shareholders and, in each case, until their successors are elected and qualified (the “Director Election Proposal”). Pursuant to our charter, until the closing of the business combination, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal.

5.
The Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan (the “Incentive Plan Proposal”). A copy of the Incentive Plan is attached to this proxy statement as Annex D.

6.
The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal, the “Proposals”).

Q:
Are the Proposals conditioned on one another?

A:
The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal. The Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, but not vice versa. The Director Election Proposal is also conditioned on the approval of Charter Proposal C. The Adjournment Proposal is not conditioned on the approval of any other Proposal.

Q:
Why is CF Corp. providing shareholders with the opportunity to vote on the business combination?

A:
Under our charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of the business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, we have elected to provide our shareholders with the opportunity to have their public shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our shareholders of the Business Combination Proposal in order to allow our public shareholders to effectuate redemptions of their public shares in connection with the Closing. The approval of our shareholders of the Business Combination Proposal is also a condition to Closing in the Merger Agreement.

Q:
What is the relationship between CF Corp. and the investors who are investing in CF Corp. in private placements to fund the business combination?

A:
Pursuant to the forward purchase agreements, the anchor investors have committed, subject to the terms and conditions therein, to purchase an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination.

Affiliates of our Sponsor, CC Capital and BilCar are anchor investors. Our Co-Executive Chairman Chinh E. Chu is the managing partner of CC Capital, and our Co-Executive Chairman William P. Foley, II is the manager of BilCar.
In addition, pursuant to the Equity Commitment Letters, GSO and FNF have committed to purchase an aggregate $375 million of preferred shares and BTO and FNF have committed to purchase an aggregate $360 million in ordinary shares. GSO and FNF have also committed to purchasing preferred shares to the extent necessary to backstop public redemptions. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters,” “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investor Agreement,” “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Side Letter.”
CFS Holdings and BTO are managed by investment funds that are indirect subsidiaries of Blackstone. GSO is the credit platform of Blackstone. CFS Holdings is an anchor investor, which, under its forward purchase agreement, has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors, but has not exercised such right as of the date hereof. In addition, Mr. Foley is the non-executive Chairman of the Board of FNF. GSO has no existing affiliation with CF Corp. For more information about the interests of our Sponsor, officer and directors in the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:
How were the transaction structure and consideration for the business combination determined?

A:
The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of CF Corp.’s management team and board of directors. The terms of the business combination were the result of extensive negotiations between CF Corp., FGL and the other parties to the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination.”

Q:
What conditions must be satisfied to complete the business combination?

A:
There are a number of closing conditions in the Merger Agreement, including the approval by our shareholders of the Business Combination Proposal and the NASDAQ Proposal as well as certain regulatory approvals. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”

Q:
Will the management of CF Corp. and FGL change following the business combination?

A:
Following the Closing, FGL will continue to be led by certain members of its current management team. The current directors of FGL will resign at the Closing of the business combination. Messrs. Chu and Foley will continue to serve as Co-Executive Chairmen of CF Corp. In addition, Christopher J. Littlefield, Eric L. Marhoun and Dennis R. Vigneau, each a current member of FGL’s management team, will join CF Corp. as executive officers. Messrs. Foley, Abell and Massey have been nominated to serve as Class A directors of CF Corp. upon completion of the business combination. Please see “Proposal No. 13 — The Director Election Proposal” and the section entitled “Officers and Directors of CF Corp.”

Q:
What equity stake will current CF Corp. public shareholders, parties providing the Equity Financing, and our Sponsor, officers and directors hold in CF Corp. following the consummation of the business combination?

A:
Assuming there are no redemptions of our public shares, it is anticipated that, upon completion of the business combination and related transactions, the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors will be as follows:

•
The public shareholders (other than FNF) would own 66,000,000 ordinary shares, representing 32.0% of our total outstanding ordinary shares;

•
BTO would own 37,128,906 ordinary shares, representing 18.0% of our total outstanding ordinary shares;

•
FNF would own 16,500,000 ordinary shares, representing 8.0% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 55,328,742 ordinary shares, representing 26.9% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 31,042,352 ordinary shares, representing 15.1% of our total outstanding ordinary shares.

The ownership percentages set forth above do not take into account (i) an aggregate of  $375 million of preferred shares that will be owned by GSO and FNF or (ii) private placement warrants, public warrants and penny warrants that will be outstanding upon the Closing and may be exercised thereafter, but do include the founder shares (even though they and the Class A ordinary shares into which they convert upon completion of the business combination are subject to transfer restrictions). If the actual facts are different than these assumptions, the percentage ownership retained by CF Corp.’s existing shareholders in CF Corp. following the business combination will be different. For example, if we assume that all 34,500,000 public warrants, 15,800,000 private placement warrants, 19,083,333 forward purchase warrants and 8,370,000 penny warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors would be as follows:
•
The public shareholders and holders of public warrants (other than FNF) would own 99,000,000 ordinary shares, representing 34.9% of our total outstanding ordinary shares;

•
BTO would own 43,378,906 ordinary shares, representing 15.3% of our total outstanding ordinary shares;

•
FNF would own 20,232,000 ordinary shares, representing 7.1% of our total outstanding ordinary shares;

•
GSO would own 6,138,000 ordinary shares, representing 2.2% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 65,795,408 ordinary shares, representing 23.2% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 49,209,019 ordinary shares, representing 17.3% of our total outstanding ordinary shares.

The public warrants, private placement warrants and forward purchase warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation.
Please see the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on CF Corp.’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q:
Why is CF Corp. proposing the NASDAQ Proposal?

A:
CF Corp. is proposing the NASDAQ Proposal in order to comply with NASDAQ listing rules, which require shareholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or common stock outstanding before the issuance of shares or securities.

In connection with the Equity Financing, FP Financing, ROFO Financing and Backstop Commitments, CF Corp. may issue up to an aggregate of 107,000,000 ordinary shares, 19,083,333 forward purchase warrants and penny warrants representing up to approximately 9.5% of the issued and outstanding ordinary shares of the combined company on a fully diluted basis. Because CF Corp. will issue 20% or more of its outstanding voting power and outstanding ordinary shares in connection with the business combination, it is required to obtain shareholder approval of such issuances pursuant to NASDAQ listing rules. Shareholder approval of the NASDAQ Proposal is also a condition to Closing in the Merger Agreement. See the section entitled “Proposal No. 2 — The NASDAQ Proposal” for additional information.
Q:
Why is CF Corp. proposing Charter Proposal A?

A:
CF Corp. is asking its shareholders to approve Charter Proposal A in connection with the business combination in order to (i) change our name from “CF Corporation” to            and (ii) eliminate certain provisions relating to an initial business combination that will no longer be applicable to us following the Closing. Shareholder approval of Charter Proposal A is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 3 — Charter Proposal A,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal B?

A:
Charter Proposal B would increase the authorized share capital of CF Corp. from $45,100 divided into 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $           divided into            ordinary shares, par value $0.0001 per share, and            preferred shares, par value $0.0001 per share, by the creation of an additional            shares, par value $0.0001 per share, each with the rights set out in the proposed charter. Our board of directors has determined such an increase in authorized share capital is necessary in order to ensure that CF Corp. has sufficient authorized capital for future issuances after the consummation of the business combination, including those pursuant to the Incentive Plan. Shareholder approval of Charter Proposal B is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 4 — Charter Proposal B,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal C?

A:
Charter Proposal C provides that upon the Closing, our board of directors will continue to be divided into three classes, with each class generally serving for a term of three years and with only one class of directors being elected in each year. Our board of directors believes that a classified board of directors (i) increases board continuity and the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (ii) ensures that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (iii) makes it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors. Shareholder approval of Charter Proposal C is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 5 — Charter Proposal C,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal D?

A:
Charter Proposal D would allow the removal of directors only for cause, which our board of directors believes would (i) increase board continuity and the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (ii) ensure that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (iii) make it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors. Shareholder approval of Charter Proposal D is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 6 — Charter Proposal D,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal E?

A:
Charter Proposal E would establish advance notice procedures with regard to the nomination by shareholders of candidates for election as directors. Our board of directors believes establishing such advance notice procedures would (i) enable our board of directors to more effectively plan for shareholder meetings, (ii) result in better information being made available to our shareholders in advance of any meetings of shareholders with respect to such director nominees, (iii) increase the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (iv) help ensure that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (v) make it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors. Shareholder approval of Charter Proposal E is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 7 — Charter Proposal E,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal F?

A:
Charter Proposal F, which would remove the ability of shareholders to call a meeting of shareholders, is intended to avoid the expense and distraction of management caused by holding shareholder meetings in addition to the annual meeting unless the board of directors or chairman of the board of directors determine that such expense and distraction is warranted. Shareholder approval of Charter Proposal F is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 8 — Charter Proposal F,” for additional information.
Q:
Why is CF Corp. proposing Charter Proposal G?

A:
Charter Proposal G would remove the ability of shareholders to act by written consent in lieu of a meeting. CF Corp.’s shareholders will have the ability to propose items of business (subject to the restrictions set forth in the proposed charter) at duly convened shareholder meetings; this Charter Proposal G does not foreclose that right, but does limit shareholders’ ability to take such and other actions by written consent. Eliminating the right of shareholders to act by written consent limits the circumstances under which shareholders can act on their own initiative to remove directors, or alter or amend CF Corp.’s organizational documents outside of a duly called extraordinary or annual meeting of the shareholders of CF Corp. Further, our board of directors believes continuing to limit shareholders’ ability to act by written consent will reduce the time and effort our board of directors and management would need to devote to shareholder proposals, which time and effort could distract our directors and management from other important company business.

In addition, the elimination of the shareholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the board of directors only at a duly called extraordinary or annual general meeting. However, this Proposal is not in response to any effort of which CF Corp. is aware to obtain control of CF Corp. Further, the board of directors does not believe that the effects of the elimination of shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of CF Corp. Inclusion of these provisions in the proposed charter might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the board of directors and thereby help protect shareholders from the use of abusive and coercive takeover tactics. Shareholder approval of Charter Proposal G is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 9 — Charter Proposal G,” for additional information.
Q:
Why is CF Corp. proposing Charter Proposal H?

A:
Charter Proposal H, which would limit the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares, is intended to reduce the likelihood that CF Corp and its non-U.S. subsidiaries will be treated as CFCs in any taxable year. If we are characterized as a CFC, any U.S. person beneficially owning, directly or indirectly, 10% or more of the voting power of all ordinary shares would be required to recognize income with respect to CF Corp. Charter Proposal I would also provide that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including our Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. If a substantial amount of RPII were recognized in a taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of our ordinary shares on the last day of that taxable year will be required to include in gross income the U.S. person’s pro rata share of such subsidiary’s RPII for the entire taxable year, whether or not distributed, even if that U.S. person did not own the ordinary shares throughout the period. Shareholder approval of Charter Proposal H is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 10 — Charter Proposal H,” for additional information.

Q:
Why is CF Corp. proposing Charter Proposal I?

A:
Charter Proposal I would redesignate, upon completion of the business combination and the conversion of all Class B ordinary shares into Class A ordinary shares in accordance with our charter,

all issued Class A ordinary shares as ordinary shares, and redesignate all unissued Class A and Class B ordinary shares as ordinary shares. In connection with the consummation of the business combination, the founder shares, which represent all of the Class B ordinary shares issued and outstanding, will automatically convert into Class A ordinary shares in accordance with our charter. Thereafter, no Class B ordinary shares will be issued and outstanding, and no other purpose would be served by providing for distinct classes of ordinary shares. Shareholder approval of Charter Proposal I is required under our charter and Cayman Islands law. See the section entitled “Proposal No. 11 — Charter Proposal I,” for additional information.
Q:
Why is CF Corp. proposing Charter Proposal J?

A:
CF Corp. is asking its shareholders to approve Charter Proposal J in connection with the business combination in order to amend and restate our charter by the deletion in its entirety and the substitution of the proposed charter in its place. Assuming that one or more of the other Charter Proposals are approved, we believe that it would be appropriate to incorporate the amendments into a new amended and restated charter rather than in a separate amendment. Restatement of our charter requires shareholder approval by special resolution under our charter and Cayman Islands law. See the section entitled “Proposal No. 12 — Charter Proposal J,” for additional information.

Q:
What happens if I sell my ordinary shares before the general meeting?

A:
The record date for the general meeting is earlier than the date that the business combination is expected to be completed. If you transfer your ordinary shares after the record date, but before the general meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the general meeting. However, you will not be able to seek redemption of your ordinary shares because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described herein. If you transfer your ordinary shares prior to the record date, you will have no right to vote those shares at the general meeting or have those shares redeemed for a pro rata portion of the proceeds held in the trust account.

Q:
What vote is required to approve the Proposals presented at the general meeting?

A:
Approval of the Business Combination Proposal, the NASDAQ Proposal, Charter Proposal B, Charter Proposal I, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Pursuant to our charter, until the Closing, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Class B ordinary shares entitled to vote and actually cast thereon at the general meeting. Approval of the Charter Proposals (except for Charter Proposal B and Charter Proposal I) requires the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the issued and outstanding shares entitled to vote and actually cast thereon at the general meeting, voting as a single class.

Q:
May the Sponsor, directors, officers, advisors or their affiliates purchase public shares or warrants prior to or in connection with the business combination?

A:
Prior to or in connection with the business combination, our Sponsor, directors, officers, or advisors or their respective affiliates may purchase public shares or warrants. None of our Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases of public shares may be in privately negotiated transactions with shareholders who would have otherwise elected to have their public shares redeemed in connection with the business combination. If any such purchase of public shares is made following the record date for the general meeting, such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases of public shares may be effected at purchase prices that are below or in excess of the per share pro rata portion of the trust account.
Q:
How many votes do I have at the general meeting?

A:
CF Corp.’s shareholders are entitled to one vote at the general meeting for each ordinary share held of record as of            , 2017, the record date for the general meeting. As of the close of business on the record date, there were a combined 84,000,000 outstanding ordinary shares.

Q:
What constitutes a quorum at the general meeting?

A:
Holders of a majority in voting power of ordinary shares issued and outstanding and entitled to vote at the general meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the general meeting. As of the record date for the general meeting, 42,000,001 ordinary shares, in the aggregate, would be required to achieve a quorum.

Q:
How will CF Corp.’s Sponsor, directors, officers and the anchor investors vote?

A:
In connection with the IPO, we entered into an agreement with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any ordinary shares owned by them in favor of the Business Combination Proposal. Pursuant to the forward purchase agreements, the anchor investors have also agreed to vote ordinary shares owned by them in favor of the Business Combination Proposal. Currently, our initial shareholders own approximately 18% of our issued and outstanding ordinary shares, in the aggregate, including all of the founder shares. In addition, in connection with the business combination, FGL entered into a voting agreement (the “Voting Agreement”) with our Sponsor, FNF, CFS Holdings, CC Capital, BilCar and our directors Richard N. Massey and James A. Quella (the “Voting Agreement Parties”), each a beneficial owner of ordinary shares, pursuant to which each of the Voting Agreement Parties agreed that at CF Corp.’s general meeting to consider the Proposals, (i) such Voting Agreement Party will appear at such meeting or otherwise cause their ordinary shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Voting Agreement Party will vote or cause to be voted at such meeting any of its ordinary shares in favor of the Business Combination Proposal and the NASDAQ Proposal. Under the Voting Agreement, each of the Voting Agreement Parties also granted an irrevocable proxy to FGL to vote such Voting Agreement Party’s shares at the general meeting. As a result of the agreements entered into in connection with our IPO and the Voting Agreement, a total of 23.1% of our issued and outstanding ordinary shares are required to be voted in favor of the business combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Voting Agreement.”

Q:
What interests do the current officers and directors have in the business combination?

A:
In considering the recommendation of our board of directors to vote in favor of the business combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Shareholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•
the fact that 11,250,000 founder shares held by our Sponsor, for which it paid approximately $25,000, will convert into 21,314,062 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $          , based on the closing price of our Class A ordinary shares on NASDAQ on            , 2017;

•
the fact that our Sponsor holds 15,800,000 warrants purchased in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by May 25, 2018;

•
the fact that our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may convert up to $1.5 million of any loans made to CF Corp. to pay costs and expenses in connection with the business combination into warrants of the post-business combination entity identical to the private placement warrants at a price of  $1.00 per warrant;

•
the fact that in connection with the IPO, we entered into the forward purchase agreements with the anchor investors, which include the directors of CF Corp., and CFS Holdings, an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of Blackstone, which provide for the purchase by the anchor investors of an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination;

•
the fact that the anchor investors own 3,750,000 founder shares, which will convert into 8,685,938 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $          , based on the closing price of our Class A ordinary shares on            , 2017;

•
the fact that, to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, we obtained the following commitments for equity financing (see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements”):

•
FNF has committed to purchase newly issued ordinary shares and newly issued preferred shares of CF Corp. in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement provides that FNF’s commitment to purchase equity of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) the number that is equal to 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis);

•
Under the Forward Purchase Backstop Equity Commitment Letters, to the extent any anchor investors fail to consummate their purchases of forward purchase shares, FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million;
•
the fact that in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors (including certain of our directors) have committed to purchase an additional 20,000,000 ordinary shares of CF Corp. at the Closing for $10.00 per share;

•
the fact that pursuant to an investment management agreement, following the Closing, affiliates of Blackstone will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that pursuant to a sub-advisory agreement, following the Closing, affiliates of Chinh E. Chu and William P. Foley, II will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that if CF Corp. consummates a business combination, any amounts outstanding under any loan made by our Sponsor or its affiliates to CF Corp. will be repayable in cash, and if CF Corp. fails to complete a business combination there may be insufficient assets outside the trust account to satisfy such loans;

•
the fact that our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if CF Corp. fails to complete an initial business combination by May 25, 2018;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the continuation of our current directors as directors of CF Corp.;

•
the continued indemnification of CF Corp.’s existing directors and officers and the continuation of CF Corp.’s directors’ and officers’ liability insurance after the business combination;

•
the fact that our Sponsor, officers and directors were not permitted to participate in the formation of, or become a director or officer of, any other blank check company until we entered into a definitive agreement regarding an initial business combination or failed to complete an initial business combination by May 25, 2018; and

•
the fact that our Sponsor, officers and directors will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by May 25, 2018.

Q:
What happens if the Business Combination Proposal is not approved?

A:
Under our charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative initial business combination by May 25, 2018, we will be required to dissolve and liquidate the trust account by returning the then-remaining funds in such account to our public shareholders.

Q:
Do I have redemption rights?

A:
Pursuant to our charter, we are providing public shareholders with the opportunity to have their public shares redeemed at the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the Closing, including interest earned and not previously released to us to pay income taxes) in the trust account, divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than certain anchor investors, public shares in connection with the completion of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. Such redemptions will take effect as repurchases under our charter and all references to redemption in this proxy statement should be construed accordingly.
Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different business combination on or prior to May 25, 2018.
Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your ordinary shares for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement. As a result, the business combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i) if you hold your ordinary shares through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, (ii) check the box on the enclosed proxy card marked “Shareholder Certification,” and (iii) prior to 5:00 p.m., Eastern Daylight time, on            , 2017 (two (2) business days before the general meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Please check the box on the enclosed proxy card marked “Shareholder Certification” if you are not acting in concert or as a partnership, syndicate, or other “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to ordinary shares.
Notwithstanding the foregoing, a public shareholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a partnership, syndicate, or other “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public shareholder or group will not be redeemed for cash. In addition, CF Corp. will not redeem any public shares to the extent that such redemption would result in CF Corp. having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001.
Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is CF Corp.’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, CF Corp. does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Holders of outstanding units of CF Corp. must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using the Depository Trust Company’s (the “DTC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on your particular facts and circumstances. See the section entitled “Proposal No. 1 — the Business Combination Proposal — Certain United States Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
Are there any other material U.S. federal income tax consequences to CF Corp. that are expected to result from the business combination?

A:
If the business combination is consummated, we may continue to be treated as a passive foreign investment company for U.S. federal income tax purposes for our current taxable year. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations” for additional information on the effect of this treatment and certain other material

U.S. federal income tax considerations. If you are a Non-U.S. holder (defined below in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations”), we urge you to consult your tax advisors regarding the tax consequences of such treatment.
Q:
If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:
No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:
Do I have appraisal rights if I object to the business combination?

A:
No. There are no appraisal rights available to holders of ordinary shares in connection with the business combination.

Q:
What happens to the funds deposited in the trust account after consummation of the business combination?

A:
If the Business Combination Proposal is approved, CF Corp. intends to use a portion of the funds held in the trust account to pay (i) a portion of CF Corp.’s aggregate costs, fees and expenses in connection with the consummation of the business combination, (ii) tax obligations, deferred underwriting commissions and private placement fees from the IPO and (iii) for any redemptions of public shares. The remaining balance in the trust account, together with proceeds received from the Equity Financing, FP Financing, ROFO Financing and Backstop Commitments, if any, will be used to finance the consideration payable in the business combination and Share Purchase and the costs and expenses incurred in connection therewith. See the sections entitled “Proposal No. 1 — The Business Combination Proposal” for additional information.

Q:
What happens if the business combination is not consummated or is terminated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Termination” for additional information regarding the parties’ specific termination rights. In accordance with our charter, if an initial business combination is not consummated by May 25, 2018, CF Corp. will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the proceeds then on deposit in the trust account, including interest earned on the trust account and not previously released to CF Corp. to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders of CF Corp. (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of CF Corp.’s remaining shareholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

CF Corp. expects that the amount of any distribution its public shareholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to CF Corp.’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares have waived any right to any liquidating distributions with respect to those shares.
In the event of liquidation, there will be no distribution with respect to CF Corp.’s outstanding warrants. Accordingly, the warrants will expire worthless.
Q:
When is the business combination expected to be consummated?

A:
It is currently anticipated that the business combination will be consummated as promptly as possible following the general meeting of CF Corp. shareholders to be held on            , 2017, provided that

all the requisite shareholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. The Closing is subject to certain regulatory approvals, including approval by the Iowa Insurance Division and the New York State Department of Financial Services, and as a result, may be subject to substantial delay. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including “Risk Factors” and the annexes, and the documents incorporated by reference herein, and to consider how the business combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of ordinary shares on            , 2017, the record date for the general meeting of CF Corp. shareholders, you may vote with respect to the Proposals in person at the general meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the general meeting?

A:
At the general meeting, CF Corp. will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on any of the Proposals.

Q:
What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by CF Corp. without an indication of how the shareholder intends to vote on a Proposal will be voted “FOR” each director nominee and Proposal presented to the shareholders.

Q:
If I am not going to attend the general meeting in person, should I submit my proxy card instead?

A:
Yes. Whether you plan to attend the general meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. CF Corp. believes the Proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to CF Corp.’s secretary at the address listed below so that it is received by our secretary prior to the general meeting or attend the general meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to CF Corp.’s secretary, which must be received prior to the general meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

CF Corporation
1701 Village Center Circle
Las Vegas, Nevada 89134
Attention: Secretary
You may also contact our proxy solicitor at:
Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
Telephone: (800) 662-5200
(banks and brokers call collect at (203) 658-9400)
Email: CFCO.info@morrowco.com
To obtain timely delivery, our shareholders must request the materials no later than five (5) business days prior to the general meeting.
You may also obtain additional information about CF Corp. from documents filed with the United States Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the general meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
CF Corp. will pay the cost of soliciting proxies for the general meeting. CF Corp. has engaged Morrow Sodali (“Morrow”) to assist in the solicitation of proxies for the general meeting. CF Corp. has agreed to pay Morrow a fee of  $25,000, plus disbursements. CF Corp. will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. CF Corp. will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the business combination and the Proposals to be considered at the general meeting, you should read this entire proxy statement carefully, including the annexes and the documents incorporated by reference herein. See also the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Parties to the Business Combination
CF Corporation
CF Corp. is a blank check company incorporated on February 26, 2016 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Our units, public shares and public warrants are currently listed on NASDAQ under the symbols “CFCOU,” “CFCO” and “CFCOW,” respectively. Our units will automatically separate into the component public share and one-half of one warrant to purchase one ordinary share, upon consummation of the business combination and, as a result, will no longer trade as a separate security. Upon the Closing, we intend to change our name from “CF Corporation” to “          ”, and we intend to apply to continue the listing of our ordinary shares and warrants on NASDAQ under the symbols “          ” and “          ,” respectively.
The mailing address of CF Corp.’s principal executive office is 1701 Village Center Circle, Las Vegas, Nevada 89134.
Parent
FGL US Holdings Inc., a Delaware corporation, is an indirect, wholly owned subsidiary of CF Corp., formed by CF Corp. to consummate the business combination. The mailing address of Parent’s principal executive office is 1701 Village Center Circle, Las Vegas, Nevada 89134.
Merger Sub
FGL Merger Sub Inc., a Delaware corporation, is a wholly owned subsidiary of Parent, formed by Parent to consummate the business combination. In the business combination, Merger Sub will merge with and into FGL, with FGL continuing as the surviving entity and an indirect, wholly owned subsidiary of CF Corp.
The mailing address of Merger Sub’s principal executive office is 1701 Village Center Circle, Las Vegas, Nevada 89134.
Fidelity & Guaranty Life
FGL provides its principal life and annuity products through its insurance subsidiaries, FGLIC and Fidelity & Guaranty Life Insurance Company of New York. FGL’s customers range across a variety of age groups and are concentrated in the middle-income market. FGL’s fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. FGL’s life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents.
FGL’s common stock is listed on the New York Stock Exchange under the trading symbol “FGL.” Approximately 80% of the outstanding shares of common stock of FGL is owned indirectly by HRG.
The mailing address of FGL’s principal executive office is Two Ruan Center, 601 Locust Street, 14th Floor, Des Moines, Iowa 50309.

The Business Combination
On May 24, 2017, we entered into the Merger Agreement with Parent, Merger Sub and FGL, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into FGL, with FGL surviving the merger as an indirect, wholly owned subsidiary of CF Corp.
Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of FGL Common Stock immediately prior to the Effective Time (other than any shares of FGL Common Stock owned by FGL as treasury stock or by any FGL subsidiary or owned by CF Corp., Parent, Merger Sub or any other subsidiary of CF Corp. (which will be cancelled and no payment will be made with respect thereto), shares granted pursuant to FGL’s equity plans or with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be cancelled and converted automatically into the right to receive $31.10 in cash, without interest. The Merger Agreement permits FGL to pay out a regular quarterly cash dividend on FGL Common Stock prior to the closing of the transaction in an amount not in excess of  $0.065 per share, per quarter (the per share amount of FGL’s most recently declared quarterly dividend).
At the Effective Time, each (i) option to purchase shares of FGL Common Stock, (ii) restricted share of FGL Common Stock and (iii) performance-based restricted stock unit relating to shares of FGL Common Stock, in each case, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (1) the number of shares subject to the award (for restricted stock units, determined at (x) the actual number of shares earned with respect to any full plan year of employment completed by the holder in the applicable performance period, plus (y) the target number of shares subject to any incomplete and remaining year in the applicable performance period), multiplied by (2) the business combination consideration (less the exercise price per share in the case of stock options). Each stock option and restricted stock unit relating to shares of FGLH, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (A) the number of shares of FGLH stock subject to the award, multiplied by (B) $176.32 (less the exercise price in the case of such stock options), and each DER, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the amount accrued with respect to such DER.
CF Corp. will acquire FGL subject to approximately $405 million of existing FGL debt which will be assumed or refinanced. For more information about the Merger Agreement and the business combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”
Conditions to the Closing
Conditions to Each Party’s Obligation to Consummate the Business Combination.   The respective obligations of each party to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived jointly by the parties, in whole or in part, to the extent permitted by applicable law:
•
The affirmative vote of the holders of a majority of ordinary shares voted at CF Corp.’s general meeting to approve the Proposals must have been obtained (“CF Corp. Required Vote”); the affirmative vote of the holders of at least a majority of the outstanding shares of FGL Common Stock issued and outstanding immediately prior to the Effective Time in favor of adoption of the Merger Agreement must have been obtained, and if obtained by the written consent of FS Holdco, a wholly owned subsidiary of HRG and FGL’s majority stockholder, pursuant to the Merger Agreement (the “Stockholder Written Consent”), a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act (“Information Statement”), and any amendment or supplement thereto, relating to the Stockholder Written Consent, the business combination and the Merger Agreement must have been cleared by the SEC and mailed to FGL’s stockholders at least twenty (20) days prior to the Closing (“FGL Required Vote”). Following the execution of the Merger Agreement, FS Holdco executed and delivered to FGL and CF Corp. the Stockholder Written Consent to FGL and CF Corp. As a result, the FGL Required Vote has been obtained;

•
No national, regional or local law, statute, ordinance, regulation, judgment, decree, injunction or other legally binding obligation (“Law”) imposed by or on behalf of any United States federal, state or local or any foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (“Governmental Authority”), or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority (whether temporary, preliminary or permanent) (“Order”) must have been enacted, issued or enforced that is in effect and that prevents or prohibits consummation of the business combination; and

•
The consents, approvals, authorizations or filings set forth in the Merger Agreement must have been made or obtained and will be in full force and effect, and the applicable waiting periods, together with any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) must have been expired or terminated.

Conditions to CF Corp., Parent and Merger Sub’s Obligations to Consummate the Business Combination.   The obligations of CF Corp., Parent and Merger Sub to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived exclusively by CF Corp., Parent and Merger Sub, in whole or in part, to the extent permitted by applicable law:
•
The representations and warranties of FGL set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the date of Closing (the “Closing Date”) as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (with no effect given to any exception or qualification contained therein relating to “material,” “materiality,” or “FGL Material Adverse Effect”) would not, individually or in the aggregate, reasonably be likely to have an FGL Material Adverse Effect (as defined herein);

•
FGL must have performed or complied in all material respects with all agreements and covenants required under the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•
CF Corp. must have received a certificate signed by an officer of FGL confirming that the conditions in the first and second bullets above have been satisfied.

Conditions to FGL’s Obligations to Consummate the Business Combination.   The obligations of FGL to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following additional conditions, any or all of which may be waived exclusively by FGL, in whole or in part, to the extent permitted by applicable law:
•
The representations and warranties of CF Corp., Parent and Merger Sub set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the date of Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (with no effect given to any exception or qualification contained therein relating to “material,” “materiality,” or “CF Corp. Material Adverse Effect”) would not, individually or in the aggregate, reasonably be likely to have a CF Corp. Material Adverse Effect (as defined herein);

•
CF Corp., Parent and Merger Sub must have performed or complied in all material respects with all agreements and covenants required under the Merger Agreement to be performed or complied with by them on or prior to the Effective Time; and

•
FGL must have received a certificate signed by an officer of CF Corp. confirming that the conditions in the first and second bullets above have been satisfied.

Regulatory Matters
The Closing is subject to certain regulatory approvals, including approval by the Iowa Insurance Division and the New York State Department of Financial Services. CF Corp. and FGL have made or will make the following filings:
•
“Form A” Acquisition of Control Statement with the Insurance Commissioner of the State of Iowa;

•
Section 1506 filing with the Superintendent of Financial Services of the State of New York;

•
a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the business combination and the other transactions contemplated by the Merger Agreement, requesting early termination of the waiting period under the HSR Act;

•
pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required; and

•
filing with the Vermont Department of Financial Regulation as may be required by Vermont Insurance Regulation C-81-2 Section 14.

On June 16, 2017, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.
Pursuant to the Merger Agreement, CF Corp. is required to use reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Order that may be entered by, any Governmental Authority with respect to the Merger Agreement, the business combination and the related transactions so as to enable the Closing to occur as promptly as practicable, including using reasonable best efforts to take all actions requested by any Governmental Authority, or otherwise necessary, proper or appropriate. Certain additional filings will be made by CF Corp. and/or FGL, including with respect to the Modco Agreement (as defined below) and the Investment Management Agreement (as defined below) (the “Accommodation Filings”). Pursuant to the Merger Agreement, upon the written request of CF Corp, FGL is required to take, or cause to be taken, all actions reasonably necessary for FGLIC to declare and pay to FGLH that extraordinary dividend that is subject to an Accommodation Filing in the amount (if any) approved by the Insurance Commissioner of the State of Iowa, at Closing. The approval of the Accommodation Filings is not a condition to Closing, and CF Corp. may be required to close the business combination even if any such filing is not approved or is subject to regulatory conditions.
Neither CF Corp. nor FGL is aware of any other material regulatory approvals or actions that are required for completion of the business combination. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
FSR Acquisition
In addition to the business combination, on the Closing Date, pursuant to, and subject to the terms and conditions contained in, the Share Purchase Agreement, Parent will also purchase from an indirect, wholly owned subsidiary of HRG all of the issued and outstanding shares of FSR for $65 million in cash, less certain transaction expenses and dividends and other value transfers by FSR to Front Street Re (Delaware) Ltd. and its affiliates from December 31, 2016 through the closing of the Share Purchase, as described in the Share Purchase Agreement. FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities. The closing of the Share Purchase is conditioned on the Closing of the business combination. Although the purchase price for FSR represents only approximately 3.5% of the equity purchase price for FGL, the audited and unaudited combined financial statements of FSR have been included elsewhere in this proxy statement because FSR satisfied certain “significance” tests under Rule 3-05 of Regulation S-X. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — FSR Acquisition.”

Other Agreements
The following agreements were entered into in connection with the business combination, the Merger Agreement, the Share Purchase Agreement and the other transactions contemplated thereby:
Equity Commitment Letters
In order to finance a portion of the business combination consideration and the Share Purchase consideration and the costs and expenses incurred in connection therewith, CF Corp. has entered into the Equity Commitment Letters and related agreements with GSO, BTO and FNF, providing for (i) the commitments of GSO and FNF to purchase an aggregate of  $375 million of preferred shares at the Closing and (ii) the commitments of BTO and FNF to purchase an aggregate maximum amount of  $360 million of ordinary shares at the Closing. In addition, (a) FNF and GSO have agreed to purchase up to an aggregate maximum amount of  $660 million of preferred shares to offset potential redemptions, if any, of our public shares in connection with the business combination and (b) BTO and FNF have agreed to purchase up to an aggregate of  $300 million of ordinary shares to backstop the obligations of the purchasers under the forward purchase agreements.
The Equity Commitment Letters are as follows:
BTO Equity Commitment Letters
Pursuant to the BTO Equity Commitment Letters, BTO has committed, on the terms and subject to the conditions set forth therein to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement (as defined below)) at the Closing for $10.00 per share, or an aggregate cash purchase price of  $225 million.
Pursuant to the BTO Equity Commitment Letters (together with the Investor Agreement), at the Closing, BTO will purchase 22,500,000 ordinary shares for $10.00 per share.
The obligation of BTO to fund the BTO Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (upon funding), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against BTO in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the BTO Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable, subject to certain exceptions.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — BTO Equity Commitment Letter.”
FNF Equity Commitment Letters
Pursuant to the FNF Equity Commitment Letters, FNF has committed, on the terms and subject to the conditions set forth therein to purchase, or cause the purchase of, newly issued ordinary shares and newly issued preferred shares of CF Corp. (the terms of which are described further in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF.
Pursuant to the FNF Equity Commitment Letters (together with the Investor Agreement), FNF will purchase (i) 13,500,000 ordinary shares for $10.00 per share, plus (ii) up to $295 million of preferred shares ($195 million of which will be purchased only to the extent necessary to backstop redemptions of public shares in connection with the business combination) and penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). An additional 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) will also be issued only to the extent that FNF is required to backstop the failure of the anchor investors to fulfill their obligations under the forward purchase agreements.

The obligation of FNF to fund the FNF Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (upon funding), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against FNF in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the FNF Equity Commitment Letters or the Merger Agreement, subject to certain exceptions.
See the section entitled “Proposal No. 1 — The Business Combination Proposal  — Related Agreements — FNF Equity Commitment Letters.”
GSO Equity Commitment Letters
GSO has committed, on the terms and subject to the conditions set forth in the GSO Equity Commitment Letters to purchase, or cause the purchase of, newly issued preferred shares of CF Corp. at the Closing for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of $465 million to offset redemptions of public shares, if any, in connection with the business combination.
The obligation of GSO to fund the GSO Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (upon funding), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against GSO or any of its affiliates in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the GSO Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable, subject to certain exceptions.
See the section entitled “Proposal No. 1 — The Business Combination Proposal  — Related Agreements — GSO Equity Commitment Letter.”
Forward Purchase Backstop Equity Commitment Letters
Pursuant to the Forward Purchase Backstop Equity Commitment Letters, on the terms and subject to conditions set forth therein, (i) BTO has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to one-third (1/3) of the FPA Shortfall, up to an aggregate amount of  $100 million and (ii) FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million. Pursuant to the Forward Purchase Backstop Equity Commitment Letters and the Investor Agreement, FNF and BTO will together purchase ordinary shares and warrants of CF Corp. equal to the number of ordinary shares and warrants that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares previously issued to such purchasers into ordinary shares). In exchange for providing the Forward Purchase Backstop Commitments, CF Corp. agreed to pay to BTO or its designated affiliate the amount of $1.5 million and to FNF the amount of  $3.0 million promptly following the Closing, with such amounts payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded. BTO and FNF have agreed to forego receiving such fees in light of the additional commitments of certain accredited investors to purchase 20,000,000 ordinary shares in connection with the rights of first offer set forth in the forward purchase agreements.
The obligation of the Forward Purchase Backstop Parties to fund the Forward Purchase Backstop Commitments will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (upon funding), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or representatives asserting any claim against any Forward Purchase Backstop Party in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the Forward Purchase Backstop Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable, subject to certain exceptions.

See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Forward Purchase Backstop Equity Commitment Letters.”
Investor Agreement
As an inducement for each of BTO, GSO and FNF (collectively, the “Investor Agreement Parties”) to enter into certain Limited Guaranties (as defined herein) in connection with the business combination, CF Corp. entered into an amended and restated investor agreement, dated as of June 6, 2017 and effective as of May 24, 2017, with the Investor Agreement Parties (the “Investor Agreement”), pursuant to which CF Corp. agreed that, without the Investor Agreement Parties’ prior written consent, CF Corp. would not amend, modify, grant any waiver under or seek to terminate any of the transaction agreements relating to the business combination, or take any action concerning settlements, stipulations or judgments relating to government authorities or make any regulatory filings contemplated by the Merger Agreement, subject in each case to certain exceptions and qualifications.
Pursuant to the Investor Agreement, the terms of the equity to be issued pursuant to the Equity Commitment Letters will be as follows:
•
With respect to the BTO Commitment under the BTO Equity Commitment Letters, BTO will purchase ordinary shares. BTO will receive one ordinary share in exchange for each $10.00 funded pursuant to its equity commitment letters.

•
With respect to the FNF Commitment described in the FNF Equity Commitment Letters, FNF will purchase (i) $135 million of newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus additional amounts, if any, pursuant to FNF’s commitment to offset redemptions of public shares in connection with the business combination, of preferred shares and warrants of CF Corp. on the same terms as set forth in the GSO Side Letter (as defined below).

•
With respect to the GSO Commitment under the GSO Equity Commitment Letters, GSO will purchase preferred shares and be issued warrants of CF Corp. on the terms set forth in the GSO Side Letter (as defined below).

•
In the event that public shareholders redeem their public shares in connection with the business combination, a certain portion of the GSO Commitment and the FNF Commitment, as described in their respective equity commitment letters, shall be allocated pro rata based on their aggregate commitments thereunder.

•
With respect to the Forward Purchase Backstop Equity Commitment Letters, each of FNF and BTO will purchase ordinary shares and one-third (1/3) of one detachable warrant (with such warrants having the same terms as the Forward Purchase Warrants). BTO will receive one ordinary share and one-third (1/3) of a warrant in exchange for each $10.00 funded pursuant to the Forward Purchase Backstop Equity Commitment Letters. In addition, FNF and BTO will together purchase ordinary shares equal to the number of ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares). FNF will purchase two-thirds (2/3) of such ordinary shares, if any, and BTO will purchase one-third (1/3) of such ordinary shares, if any.

The Investor Agreement further provides that the Investor Agreement Parties will receive registration rights on customary terms with respect to the ordinary shares, preferred shares and warrants (and the ordinary shares underlying such warrants) issued pursuant to the Equity Commitment Letters.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investor Agreement.”
FNF Fee Letter
As consideration for the FNF Commitment (including the backstop commitment) and the agreements of FNF under the FNF Commitment Letters and limited guaranty, CF Corp. also entered into a fee letter agreement with FNF (the “FNF Fee Letter”), dated May 24, 2017, pursuant to which CF Corp. has agreed to pay or issue to FNF the following at Closing:

•
the original issue discount of  $2.0 million in respect of the preferred shares issued to FNF (the “FNF OID”);

•
a commitment fee of  $2.925 million (the “FNF Commitment Fee”);

•
penny warrants exercisable, in the aggregate, for 1.2% of CF Corp.’s ordinary shares (on a fully diluted basis) (the “FNF Investment Warrants”); and

•
if, and to the extent, any amount of the preferred equity under FNF’s backstop commitment is funded (the “FNF Backstop Equity”), (x) a funding fee of 0.5% of the amount of the FNF Backstop Equity that is funded (together with the FNF OID and the FNF Commitment Fee, the “FNF Closing Payments”) and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the FNF Backstop Equity that is funded, multiplied by (2) 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) (together with the FNF Investment Warrants, the “FNF Warrants”).

The FNF Closing Payments will be paid as a reduction of the purchase price payable by FNF for the preferred shares under the FNF Equity Commitment Letters. CF Corp. has also agreed to pay or reimburse FNF for fees and expenses of counsel in connection with FNF’s anticipated purchase of the preferred shares.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — FNF Fee Letter.”
GSO Side Letter
On May 24, 2017, CF Corp. entered into a side letter agreement with GSO (the “GSO Side Letter”), which provides that the preferred shares to be issued to GSO and FNF under the GSO Side Letter and the Investor Agreement, respectively, will have a 30-year maturity, a dividend rate of 7.5% per annum, payable quarterly in cash or preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In the event that any material indebtedness of CF Corp. or any of its subsidiaries is accelerated, the dividend rate on all preferred shares will increase incrementally by 2.0%.
From the tenth anniversary of the funding date, upon GSO’s request, CF Corp. is required (subject to customary black-out provisions) to re-market the preferred shares on customary terms. CF Corp. must offer the re-marketed equity with (i) a dividend rate up to the 10-year treasury rate plus up to 8%; and (ii) up to 7 years of non-call protection. To the extent market conditions make such re-marketing impracticable, CF Corp. may temporarily delay such re-marketing provided that the preferred shares are re-marketed within six months of the date of GSO’s initial request. If the proceeds from any sales resulting from such re-marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in-kind and unpaid accrued dividends), CF Corp. will issue common equity to the holders of the preferred shares with an aggregate value (calculated at a 8% discount to the 30-day volume weighted average price (“VWAP”)) equal to such difference.
In the event that preferred shares are issued pursuant to GSO’s and FNF’s commitments to offset redemptions of public shares, and only if such backstop commitments are funded, pursuant to their respective Equity Commitment Letters, the GSO Side Letter and the Investor Agreement, then the dividend rate on all preferred shares will increase incrementally and ratably up to a maximum of 12.0% on the following dates: first, on the funding date of the purchase of such preferred shares; second, on the six month anniversary of such funding date; and third, on the twelve month anniversary of such funding date. The preferred shares will be callable at any time by CF Corp., subject to specified multiples on invested capital. The terms of the preferred equity are expected to include customary covenants for senior preferred equity, including limitations on debt incurrence, equity issuances and payments of dividends. The preferred equity will rank senior in priority to all other existing and future equity securities of CF Corp. with respect to distribution rights and liquidation preference. In addition, holders of preferred equity are expected to have board observation and customary registration rights with respect to such shares.
Pursuant to the GSO Side Letter, for the period from the date of the GSO Side Letter until the earlier of  (a) the mutual agreement by the parties thereto not to execute definitive documentation relating to the GSO Commitment, (b) the Closing Date and (c) the first anniversary of the GSO Side Letter, CF Corp.

agreed (i) not to, directly or indirectly solicit, participate in any negotiations or discussion with or provide or afford access to information to any third party with respect to, or otherwise effect, facilitate, encourage or accept any offers for the purchase or provision of the preferred equity to be issued to GSO pursuant to the GSO Commitment Letters (the “GSO Preferred Shares”) or any alternative equity or debt financing arrangements, in each case, to be put in place in connection with the business combination in replacement of the GSO Preferred Shares or any portion thereof  (other than pursuant to the Equity Commitment Letters, forward purchase agreements or the debt commitment letter) and (ii) if the business combination is not consummated and CF Corp. pursues an alternative transaction with FGL within the period ending on the first anniversary of the GSO Side Letter, and another financing source or institution proposes to provide financing in connection with such alternative transaction, CF Corp. will provide GSO a reasonable opportunity to provide such financing in lieu of any other financing source or institution on equivalent terms.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Side Letter.”
GSO Fee Letter
As consideration for the GSO Commitment (including the backstop commitment) and the agreements of GSO under the GSO Commitment Letters, GSO Limited Guaranty and the GSO Side Letter, CF Corp. also entered into a fee letter agreement with GSO, dated May 24, 2017 (the “GSO Fee Letter”), pursuant to which CF Corp. agreed to pay or issue to GSO the following at Closing:
•
the original issue discount of  $5.5 million in respect of the preferred shares issued to GSO (the “GSO OID”);

•
a commitment fee of  $6.975 million (the “GSO Commitment Fee”);

•
penny warrants exercisable, in the aggregate, for 3.3% of CF Corp.’s ordinary shares (on a fully diluted basis) (the “GSO Investment Warrants”); and

•
if, and to the extent, any amount of the preferred shares are issued in respect of GSO’s backstop commitment (the “GSO Backstop Equity”), then (x) a funding fee of 0.5% of the amount of the GSO Backstop Equity that is funded (together with the GSO OID and the GSO Commitment Fee, the “GSO Closing Payments”) and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the GSO Backstop Equity that is funded, multiplied by (2) 3.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) (together with the GSO Investment Warrants, the “GSO Warrants”).

The GSO Closing Payments will be paid as a reduction of the purchase price payable by GSO for the preferred shares under the GSO Commitment Letters. CF Corp. has also agreed to pay or reimburse GSO for fees and expenses of counsel in connection with GSO’s anticipated purchase of the preferred shares.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Fee Letter.”
Debt Commitment Letter
On May 24, 2017, Parent entered into a debt commitment letter (the “Initial Debt Commitment Letter”) with RBC and RBCCM, pursuant to which RBC committed to make available to an indirect, wholly owned subsidiary of Parent and a co-borrower to be determined by Parent and BTO (at their option) on the Closing Date (the “Borrowers”), to the extent such Borrowers do not receive $425 million of gross proceeds from the issuance of senior unsecured notes on or prior to the Closing Date, up to $425 million of senior unsecured increasing rate loans (the “Bridge Loans”) for the purpose of, among other things, repaying and terminating the existing indebtedness of FGLH under its revolving credit facility and senior unsecured notes indenture. To the extent there is a Successful Bank Transaction (as defined below) or a Successful Bond Solicitation (as defined below) prior to the Closing Date, then the commitments of the Initial Lender (as defined in the Debt Commitment Letter) in respect of the Bridge Loans will be reduced in accordance with the terms of the Debt Commitment Letter.

The Bridge Loans will accrue interest at a rate of LIBOR plus 5.25% for the first three months following the Closing Date. Thereafter, the interest rate will increase by 0.50% every three months up to an amount agreed between Parent and RBC. The Bridge Loans will mature on the first anniversary of the Closing Date (the “Debt Maturity Date”). On the Debt Maturity Date, any Bridge Loan that has not been previously repaid in full will be automatically converted into a senior unsecured term loan that is due on the date that is 8 years after the Closing Date.
On May 31, 2017, Parent, RBC, RBCCM, Bank of America and BofA Merrill Lynch entered into an amended and restated Debt Commitment Letter, pursuant to which Bank of America became an Initial Lender (as defined in the Debt Commitment Letter) and has agreed to provide 50% of the Bridge Loans.
BTO Information Commitment Letters
We obtained information commitment letters from BTO, pursuant to which BTO has agreed, among other things, on the terms and subject to the conditions set forth therein, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement or Share Purchase Agreement relating to BTO. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — BTO Information Commitment Letters.”
CC Capital and Chu Information Commitment Letters
We obtained information commitment letters from Mr. Chinh E. Chu and CC Capital, pursuant to which Mr. Chu and CC Capital agreed, on the terms and subject to the conditions set forth in Chu Information Commitment Letter, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement or Share Purchase Agreement relating to Mr. Chu and CC Capital. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — CC Capital and Chu Information Commitment Letters.”
FNF and Foley Information Commitment Letters
We obtained information commitment letters from Mr. William P. Foley, II and FNF, pursuant to which Mr. Foley and FNF hereby agreed, on the terms and subject to the conditions set forth therein, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement or Share Purchase Agreement relating to Mr. Foley and FNF. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — FNF and Foley Information Commitment Letters.”
338(h)(10) Letter Agreement
Pursuant to a letter agreement, HRG, FS Holdco, CF Corp. and Parent have agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.
Investment Management Agreement
Appointment
In connection with the business combination and subject to regulatory approval, FGLIC will enter into the Investment Management Agreement with the Investment Manager, a newly-formed, wholly-owned subsidiary of Blackstone.

Pursuant to the Investment Management Agreement, on the terms and subject to the conditions set forth therein, FGLIC will appoint the Investment Manager as investment manager of the FGL Account, with discretionary authority to manage the investment and reinvestment of the funds and assets of the FGL Account in accordance with the investment guidelines specified in the agreement.
The Investment Manager may, in its own discretion, but with the prior verbal or written consent of FGLIC, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations under each Investment Management Agreement to one or more investment advisers, including investment advisers that are affiliates of the Investment Manager (each, a “Sub-Manager”).
In addition, the Investment Manager will appoint a newly-formed entity, to be owned by affiliates of our Co-Executive Chairmen, as Sub-Adviser with respect to the FGL Account. See “— Appointment of an Affiliate of our Sponsor as Sub-Adviser.”
Compensation
Under the Investment Management Agreement, it is expected that FGLIC will pay, from the assets of the FGL Account, the Investment Manager or its designee the Management Fee equal to 0.30% per annum of the Average Month-End Net Asset Value of the assets of the FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears. The “Average Month-End Net Asset Value” is the average of the month-end net asset values of the applicable Account during the calendar quarter with adjustments for contributions to, or withdrawals from, the applicable Account during the quarter. FGLIC will also bear the cost of any fees of Sub-Managers engaged by the Investment Manager with the consent of FGLIC. In the event any Sub-Manager Fees are paid by the Investment Manager with respect to the FGL Account, FGLIC will reimburse the Investment Manager, from the assets of the FGL Account, for such Sub-Manager Fees.
Term
The initial term of the Investment Management Agreement will be three (3) years, commencing on the date of such agreement, and thereafter will renew on each anniversary for an additional one (1) year term unless the agreement is terminated in accordance with its terms.
Appointment of an Affiliate of our Sponsor as Sub-Adviser
The Investment Manager will appoint a newly-formed entity, to be owned by affiliates of our Co-Executive Chairmen, as Sub-Adviser of the FGL Account. Under the Sub-Advisory Agreement, the Sub-Adviser will provide investment advisory services, portfolio review, and consultation with regard to the FGL Account and the asset classes and markets contemplated by the investment guidelines specified in the agreement, including such recommendations as the Investment Manager shall reasonably request.
The Investment Manager will pay the Sub-Adviser, pursuant to the Subadvisory Agreement, a subadvisory fee of approximately 15% of certain fees paid by FGLIC to the Investment Manager and its affiliates. FGLIC is not responsible for payment or reimbursement of the subadvisory fee to the Sub-Adviser, which is solely the obligation of the Investment Manager.
The Sub-Advisory Agreement will be on terms consistent with the Investment Management Agreement. Subject to certain conditions, the Sub-Advisory Agreement cannot be terminated unless FGLIC terminates the Investment Management Agreement.
Voting Agreement
In connection with the Merger Agreement, FGL entered into the Voting Agreement with our Sponsor, FNF, CFS Holdings, CC Capital, BilCar and our directors Richard N. Massey and James A. Quella, each a beneficial owner of ordinary shares, pursuant to which each such Voting Agreement Party agreed that at CF Corp.’s general meeting to consider the Proposals, (i) such Voting Agreement Party will appear at such meeting or otherwise cause their ordinary shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Voting Agreement Party will vote or cause to be voted at such meeting any of its ordinary shares in favor of the Business Combination Proposal and the NASDAQ Proposal.

Under the Voting Agreement, each of the Voting Agreement Parties also granted an irrevocable proxy to FGL to vote such Voting Agreement Party’s shares at the general meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Voting Agreement.”
Amendments to Forward Purchase Agreements
On May 24, 2017, CF Corp. entered into amendments (the “FPA Amendments”) to the forward purchase agreements to which it and BilCar, CC Capital and CFS Holdings (the “Amendment Parties”) are parties, pursuant to which the Amendment Parties agreed, among other things, to add FGL as a third party beneficiary of such forward purchase agreements, to prohibit assignments and amendments of such forward purchase agreements without FGL’s consent and to entitle FGL to specific performance of such forward purchase agreements. Furthermore, the FPA Amendment to the forward purchase agreement with CFS Holdings, provides that CFS Holdings will not be excused from its obligation to purchase the Forward Purchase Securities (as defined in the forward purchase agreements) in connection with the business combination without the consent of FGL.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Amendments to Forward Purchase Agreements.”
Modified Coinsurance Agreement
In connection with the business combination, on or immediately following the Closing and subject to regulatory approval, FGLIC intends to enter into a Modified Coinsurance Agreement (the “Modco Agreement”) with a reinsurance company to be organized under the laws of Bermuda (“Bermuda Re”) as a wholly owned subsidiary of CF Bermuda Holdings Limited (“CF Bermuda”). Pursuant to the Modco Agreement, on the terms and subject to the conditions set forth therein, FGLIC plans to cede to Bermuda Re, on a modified coinsurance basis, approximately a 60% quota share of certain of its liabilities in respect of its fixed indexed, multi-year guaranteed and deferred annuities businesses.
Interests of Certain Persons in the Business Combination
In considering the recommendation of our board of directors to vote in favor of the business combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Shareholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:
•
the fact that 11,250,000 founder shares held by our Sponsor, for which it paid approximately $25,000, will convert into 21,314,062 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $     , based on the closing price of our Class A ordinary shares on NASDAQ on            , 2017;

•
the fact that our Sponsor holds 15,800,000 warrants purchased in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by May 25, 2018;

•
the fact that our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may convert up to $1.5 million of any loans made to CF Corp. to pay costs and expenses in connection with the business combination into warrants of the post-business combination entity identical to the private placement warrants at a price of  $1.00 per warrant;

•
the fact that in connection with the IPO, we entered into the forward purchase agreements with the anchor investors, which include the directors of CF Corp., and CFS Holdings, an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of

Blackstone, which provide for the purchase by the anchor investors of an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination;
•
the fact that the anchor investors own 3,750,000 founder shares, which will convert into 8,685,938 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $          , based on the closing price of our Class A ordinary shares on            , 2017;

•
the fact that to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, we obtained the following commitments for equity financing (see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements”):

•
FNF has committed to purchase newly issued ordinary shares and newly issued preferred shares of CF Corp. in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement provides that FNF’s commitment to purchase equity of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) the number that is equal to 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis);

•
Under the Forward Purchase Backstop Equity Commitment Letters, to the extent any anchor investors fail to consummate their purchases of forward purchase shares, FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million;

•
the fact that in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors (including certain of our directors) have committed to purchase an additional 20,000,000 ordinary shares of CF Corp. at the Closing for $10.00 per share;

•
the fact that pursuant to an investment management agreement, following the Closing, affiliates of Blackstone will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that pursuant to a sub-advisory agreement, following the Closing, affiliates of Chinh E. Chu and William P. Foley, II will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that if CF Corp. consummates a business combination, any amounts outstanding under any loan made by our Sponsor or its affiliates to CF Corp. will be repayable in cash, and if CF Corp. fails to complete a business combination there may be insufficient assets outside the trust account to satisfy such loans;

•
the fact that our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if CF Corp. fails to complete an initial business combination by May 25, 2018;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the continuation of our current directors as directors of CF Corp.;

•
the continued indemnification of CF Corp.’s existing directors and officers and the continuation of CF Corp.’s directors’ and officers’ liability insurance after the business combination;

•
the fact that our Sponsor, officers and directors were not permitted to participate in the formation of, or become a director or officer of, any other blank check company until we entered into a definitive agreement regarding an initial business combination or failed to complete an initial business combination by May 25, 2018; and

•
the fact that our Sponsor, officers and directors will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by May 25, 2018.

Reasons for Approval of the Business Combination
After careful consideration, CF Corp.’s board of directors recommends that CF Corp. shareholders vote “FOR” each Proposal and “FOR” each of the director nominees being submitted to a vote of CF Corp.’s shareholders at the general meeting.
For a more complete description of CF Corp.’s reasons for the approval of the business combination and the recommendation of CF Corp.’s board of directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CF Corp.’s Board of Directors’ Reasons for Approval of the Business Combination.”
Redemption Rights
Pursuant to our charter, we are providing public shareholders with the opportunity to have their public shares redeemed at the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the Closing, including interest earned and not previously released to us to pay income taxes) in the trust account, divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than certain anchor investors, public shares in connection with the completion of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Each redemption of public shares by our public shareholders will decrease the amount in our trust account, which holds approximately $691 million as of March 31, 2017. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “General Meeting of CF Corp. Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Conversion of Founder Shares
Our charter includes a conversion adjustment which provides that the founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of Class A ordinary shares outstanding upon completion of our IPO, plus (ii) the sum of  (a) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by CF Corp. in connection with or in relation to the consummation of the business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any private placement warrants issued to our Sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with the business combination. Notwithstanding the foregoing, holders of Class B ordinary shares have agreed to waive such conversion adjustment rights with respect to any Class A ordinary shares issuable pursuant to such adjustment in excess of 30,000,000 Class A ordinary shares pursuant to such conversion.
Impact of the Business Combination on CF Corp.’s Public Float
Assuming there are no redemptions of our public shares, it is anticipated that, upon completion of the business combination and related transactions, the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors will be as follows:
•
The public shareholders (other than FNF) would own 66,000,000 ordinary shares, representing 32.0% of our total outstanding ordinary shares;

•
BTO would own 37,128,906 ordinary shares, representing 18.0% of our total outstanding ordinary shares;

•
FNF would own 16,500,000 ordinary shares, representing 8.0% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 55,328,742 ordinary shares, representing 26.9% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 31,042,352 ordinary shares, representing 15.1% of our total outstanding ordinary shares.

The ownership percentages set forth above do not take into account (i) an aggregate of  $375 million of preferred shares that will be owned by GSO and FNF or (ii) private placement warrants, public warrants and penny warrants that will be outstanding upon the Closing and may be exercised thereafter, but do include the founder shares (even though they and the Class A ordinary shares into which they convert upon completion of the business combination are subject to transfer restrictions). If the actual facts are different than these assumptions, the percentage ownership retained by CF Corp.’s existing shareholders in CF Corp. following the business combination will be different. For example, if we assume that all 34,500,000 public warrants, 15,800,000 private placement warrants, 19,083,333 forward purchase warrants and 8,370,000 penny warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors would be as follows:
•
The public shareholders and holders of public warrants (other than FNF) would own 99,000,000 ordinary shares, representing 34.9% of our total outstanding ordinary shares;

•
BTO would own 43,378,906 ordinary shares, representing 15.3% of our total outstanding ordinary shares;

•
FNF would own 20,232,000 ordinary shares, representing 7.1% of our total outstanding ordinary shares;

•
GSO would own 6,138,000 ordinary shares, representing 2.2% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 65,795,408 ordinary shares, representing 23.2% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 49,209,019 ordinary shares, representing 17.3% of our total outstanding ordinary shares.

The public warrants, private placement warrants and forward purchase warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation.
Please see the section entitled “Summary of the Proxy Statement — Impact of the Business Combination on CF Corp.’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Organizational Structure
The following diagram illustrates the ownership structure of FGL prior to the business combination:

Fidelity & Guaranty Life (Delaware) 100% 46-3489149
Fidelity & Guaranty Life Holdings, Inc. (Delaware) 100% 48-1245662
Fidelity & Guaranty Life Business Services, Inc. (Delaware) 100% 43-1914674
Fidelity & Guaranty Life Insurance Company (Iowa) 100% NAIC 63274 52-6033321
Fidelity & Guaranty Life Assignment, LLC (Maryland) 100%
Fidelity & Guaranty Life Brokerage, Inc. (Maryland) 100% 52-1830538
Fidelity & Guaranty Life Insurance Agency, Inc. (Maryland) 100% 52-1387769
Fidelity & Guaranty Life Insurance Company of New York (New York) 100% NAIC 69434 13-1972800
Raven Reinsurance Company (Vermont) 100% NAIC 14069 27-3993835

The following diagram illustrates the ownership structure of CF Corp. immediately following the business combination and the Share Puchase:

CF Corporation[1] (Cayman)
100%
CF Bermuda Holdings Limited (Bermuda)
100%
FGL US Holdings Inc. (Delaware)
100%
Reinsurer (Bermuda)
100%
Front Street Re (Cayman) Ltd. (Cayman)
100%
Fidelity & Guaranty Life (Delaware)
100%
Fidelity & Guaranty Life Holdings, Inc. (Delaware)
100%
Fidelity & Guaranty Life Business Services, Inc. (Delaware)
100%
Fidelity & Guaranty Life Insurance Company (Iowa)
100%
Fidelity & Guaranty Life Assignment, LLC (Maryland)
100%
Fidelity & Guaranty Life Brokerage, Inc. (Maryland)
100%
Fidelity & Guaranty Life Insurance Agency, Inc. (Maryland)
100%
Fidelity & Guaranty Life Insurance Company of New York (New York)
100%
Raven Reinsurance Company (Vermont)
(1) Public company listed on NASDAQ

Opinion of CF Corp.’s Financial Advisor
In connection with the business combination, BofA Merrill Lynch, CF Corp.’s financial advisor, delivered a written opinion, dated May 23, 2017, to CF Corp.’s board of directors as to the fairness, from a financial point of view and as of such date, to CF Corp. of the business combination consideration to be paid by CF Corp. The full text of BofA Merrill Lynch’s written opinion, dated May 23, 2017, is attached as Annex C to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to CF Corp.’s board of directors for the benefit and use of CF Corp.’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the business combination consideration from a financial point of view to CF Corp. BofA Merrill Lynch’s opinion did not address any related transactions or any terms or other aspects or implications of the business combination (other than the business combination consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the business combination or related transactions in comparison to other strategies or transactions that might be available to CF Corp. or in which CF Corp. might engage or as to the underlying business decision of CF Corp. to proceed with or effect the business combination or related transactions. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the business combination, any related transactions or any other matter.

Debt Financing
On May 24, 2017, in connection with the Merger Agreement, Parent entered into the Initial Debt Commitment Letter with RBC and RBCCM, pursuant to which RBC committed to providing the Bridge Loans consisting of  $425 million of senior unsecured increasing rate loans, minus the amount of gross proceeds from the Senior Notes on or prior to the Closing Date and available on the Closing Date to fund the Debt Refinancing (as defined below).
On May 31, 2017, Parent, RBC, RBCCM, Bank of America and BofA Merrill Lynch entered into the Debt Commitment Letter, which amended and restated the Initial Debt Commitment Letter to provide that each of RBC and Bank of America committed to provide 50% of the Bridge Loans.
The purpose of the Bridge Loans is to, among other things, repay and terminate the existing indebtedness of FGLH under its revolving credit facility and senior unsecured notes indenture (the “Debt Refinancing”), in the event that FGLH’s revolving credit facility is not replaced or amended to permit consummation of the business combination and the related transactions or its senior unsecured notes indenture is not so amended, in each case, as further described below.
FGL intends to seek to replace its revolving credit facility with a new credit agreement that permits consummation of the business combination and the related transactions or to amend its revolving credit facility in a manner as is necessary or desirable to effect the consummation of the business combination and the related transactions (the consummation and effectiveness of such replacement or amendment, a “Successful Bank Transaction”). FGL has agreed that it will, at the direction of BTO and/or its affiliates, seek to amend or waive certain provisions of FGLH’s senior unsecured notes indenture in a manner as is necessary or desirable to effect the consummation of the business combination and the related transactions (the “Bond Amendment”). The receipt of the requisite consents from the noteholders under FGLH’s senior unsecured notes indenture in respect of the Bond Amendment is referred to herein as a “Successful Bond Solicitation.” The consummation and effectiveness of the Bond Amendment following a Successful Bond Solicitation is referred to herein as a “Successful Bond Amendment.”
If there is no Successful Bank Transaction or there is no Successful Bond Amendment, the Borrowers (1) may issue an aggregate principal amount of senior unsecured notes (the “Senior Notes”), generating up to $425 million in gross cash proceeds, or (2) to the extent the Borrowers do not receive such amount of gross proceeds of Senior Notes on or prior to the Closing Date, may utilize the commitments of the Initial Lenders under the Debt Commitment Letter and borrow up to $425 million (minus the amount of gross proceeds from any Senior Notes issuance) of Bridge Loans. If there is a Successful Bank Transaction prior to the Closing Date, the Initial Lenders’ commitments in respect of the Bridge Loans will be automatically reduced on a dollar-for-dollar basis by an amount equal to $110 million. If there is a Successful Bond Amendment prior to the Closing Date, the Initial Lenders’ commitments in respect of the Bridge Loans will be automatically reduced on a dollar-for-dollar basis by the aggregate principal amount of senior unsecured notes issued by the Borrowers under the amended indenture.
Board of Directors of CF Corp. Following the Business Combination
Upon the Closing, assuming the election of each of the director nominees, CF Corp.’s board of directors will consist of           . See “Proposal No. 13 — The Director Election Proposal.”
Information about the current CF Corp. directors and executive officers can be found in the documents listed under the headings “CF Corp. SEC Filings” in the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Accounting Treatment
The business combination and Share Purchase will be accounted for under Accounting Standards Codification 805 (“ASC 805”). Pursuant to ASC 805, CF Corp. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
CF Corp. will pay cash consideration in the business combination with FGL and the acquisition of all the equity of FSR; and

•
The existing shareholders of CF Corp. and the new shareholders of CF Corp. will retain all of the voting rights in the combined company.

CF Corp.’s obtaining and exerting control over FGL and FSR supports the conclusion that CF Corp. is the accounting acquirer in the business combination and Share Purchase.
FGL and FSR both constitute businesses, with inputs, processes, and outputs. Accordingly, the acquisition of FGL and FSR both constitute the acquisition of a business for purposes of ASC 805, and due to the change in control of each of FGL and FSR, will be accounted for using the acquisition method. CF Corp. will record the fair value of assets acquired and liabilities assumed from FGL and FSR.
Appraisal Rights
Appraisal rights are not available to CF Corp. shareholders in connection with the business combination.
Other Proposals
In addition to the Business Combination Proposal, CF Corp. shareholders will be asked to vote on (i) a Proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance and sale to BTO, GSO, FNF and certain accredited investors (as applicable) of up to 107,000,000 ordinary shares, 19,083,333 forward purchase warrants and 11,400,000 penny warrants in the aggregate that may be issued pursuant to the Equity Financing, the FP Financing, ROFO Financing and the Backstop Commitments, (ii) Proposals to approve and adopt material changes to our charter as reflected in the proposed charter, (iii) the election of director nominees, (iv) a Proposal to approve the Incentive Plan and (v) a Proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal.
See the sections entitled “Proposal No. 2 — The NASDAQ Proposal,” “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C,” “Proposal No. 6 — Charter Proposal D,” “Proposal No. 7 — Charter Proposal E,” “Proposal No. 8 — Charter Proposal F,” “Proposal No. 9 — Charter Proposal G,” “Proposal No. 10 — Charter Proposal H,” “Proposal No. 11 — Charter Proposal I,” “Proposal No. 12 — Charter Proposal J,” “Proposal No. 13 — The Director Election Proposal,” “Proposal No. 14 — The Incentive Plan Proposal” and “Proposal No. 15 — The Adjournment Proposal” for more information.
Date, Time and Place of General Meeting
The general meeting will be held at             , Eastern time, on            , 2017, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the general meeting if you owned ordinary shares at the close of business on            , 2017, which is the record date for the general meeting. You are entitled to one vote for each ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 84,000,000 ordinary shares of CF Corp. issued and outstanding in the aggregate, of which 69,000,000 are public shares and 15,000,000 are founder shares (which are convertible for up to 30,000,000 ordinary shares upon Closing in accordance with our charter) held by our Sponsor, officers and directors and the anchor investors.
Proxy Solicitation
Proxies may be solicited by mail. CF Corp. has engaged Morrow to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the general meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “General Meeting of CF Corp. Shareholders — Revoking Your Proxy.”
Quorum and Required Vote for Proposals for the General Meeting
A quorum of CF Corp. shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if a majority of the ordinary shares outstanding and entitled to vote at the general meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of the Business Combination Proposal, the NASDAQ Proposal, Charter Proposal B, Charter Proposal I, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and actually cast at the general meeting, voting as a single class. Pursuant to our charter, until the Closing, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Class B ordinary shares entitled to vote and actually cast thereon at the general meeting. The approval of the Charter Proposals (except for Charter Proposal B and Charter Proposal I) requires the affirmative vote of holders of at least two-thirds of the issued and outstanding ordinary shares represented in person or by proxy and entitled to vote and actually cast thereon at the general meeting, voting as a single class. Accordingly, if a valid quorum is otherwise established, a shareholder’s failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of any vote on any of the Proposals.
Recommendation to CF Corp. Shareholders
Our board of directors believes that each of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the general meeting is in the best interests of CF Corp. and its shareholders and recommends that its shareholders vote “FOR” each of these Proposals and “FOR” each of the director nominees.
When you consider the recommendation of the board of directors to vote in favor of approval of these Proposals, you should keep in mind that our Sponsor, members of the board of directors and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
Risk Factors
In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes and the documents incorporated by reference herein, and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION OF CF CORP.
The following table shows selected historical financial information of CF Corp. for the periods and as of the dates indicated. The selected historical financial information of CF Corp. as of December 31, 2016 and for the period from February 26, 2016 (inception) to December 31, 2016 was derived from the audited historical financial statements of CF Corp., which are incorporated by reference herein. The selected historical interim financial information of CF Corp. as of March 31, 2017 and for the three months ended March 31, 2017 was derived from the unaudited interim financial statements of CF Corp. incorporated by reference into this proxy statement. The following table should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and our historical financial statements and the notes and schedules related thereto, which are incorporated by reference herein.
	For the Three Months Ended March 31, 2017	For the period from February 26, 2016 (inception) To December 31, 2016
Statement of Operations Data:
General and administrative expenses	$406,411	$1,167,249
Loss from operations	(406,411)	(1,167,249)
Interest income	465,131	887,027
Net income (loss)	$58,720	$(280,222)
Weighted average shares outstanding(1)
Basic(2)	19,933,292	18,560,652
Diluted	84,000,000	18,560,652
Net earnings (loss) per share
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)

	As of March 31, 2017	As of December 31, 2016
	(unaudited)
Balance Sheet Data:
Assets
Current assets:
Cash and cash equivalents	$805,053	$1,016,157
Prepaid expenses	94,954	96,381
Total current assets	900,007	1,112,538
Investments and cash equivalents held in Trust Account	691,352,158	690,887,027
Total Assets	$692,252,165	$691,999,565
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$497,051	$491,765
Accounts payable – related party	100,000	70,000
Due to related parties	225,733	225,733
Total current liabilities	822,784	787,498
Accrued legal and printer costs	1,154,228	995,634
Deferred underwriting commissions and placement agent fees	44,550,000	44,550,000
Total Liabilities	46,527,012	46,333,132
Commitments
Class A ordinary shares subject to possible redemption, $0.0001 par value; 64,072,515 and 64,066,643 shares at redemption value at March 31, 2017 and December 31, 2016, respectively	640,725,150	640,666,430
Shareholders’ Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 4,927,485 and 4,933,357 issued and outstanding (excluding 64,072,515 and 64,066,643 shares subject to possible redemption) at March 31, 2017 and December 31, 2016, respectively	493	493
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 15,000,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	1,500	1,500
Additional paid-in capital	5,219,512	5,278,232
Accumulated deficit	(221,502)	(280,222)
Total Shareholders’ Equity	5,000,003	5,000,003
Total Liabilities and Shareholders’ Equity	$692,252,165	$691,999,565

(1)
Share amounts have been retroactively restated to reflect the share capitalization of approximately 4.217 shares for each outstanding Class B ordinary share on April 21, 2016.

(2)
This number excludes an aggregate of up to 64,072,515 and 64,066,643 shares subject to possible redemption at March 31, 2017 and December 31, 2016, respectively.

SELECTED HISTORICAL FINANCIAL INFORMATION OF FGL
The following table shows selected historical financial information of FGL for the periods and as of the dates indicated.
The selected historical consolidated and combined financial information of FGL as of and for the years ended September 30, 2016, 2015, 2014, 2013 and 2012 was derived from the audited historical consolidated and combined financial statements of FGL, which are incorporated by reference herein. The selected historical interim consolidated financial information of FGL as of March 31, 2017 and for the six months ended March 31, 2017 and 2016 was derived from the unaudited interim condensed consolidated financial statements of FGL, which are incorporated by reference herein.
FGL’s historical results are not necessarily indicative of future operating results. The selected consolidated and combined financial information should be read in conjunction with the section titled “Capitalization” in this proxy statement and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in FGL’s Annual Report on Form 10-K for the year ended September 30, 2016 and FGL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the historical consolidated and combined financial statements of FGL and accompanying notes, which have been incorporated by reference herein.
	Six Months Ended March 31,		Year Ended September 30,
(In millions, except share data)	2017	2016	2016	2015	2014	2013	2012
SUMMARY OF OPERATIONS
Total operating revenues	$715	$562	$1,139	$961	$1,191	$1,347	$1,222
Total benefits and expenses	505	462	964	755	979	827	1,062
Net income	$130	$57	$97	$118	$163	$348	$344
PER SHARE DATA(a)
Net income per common share – basic	$2.23	$0.98	$1.67	$2.03	$2.91	$7.40	$7.32
Net income per common share – diluted	2.23	0.98	1.66	2.02	2.90	7.40	7.32
Cash dividends declared per common share(b)	0.13	0.13	0.26	0.26	1.11	1.99	0.85
Common shares outstanding	58.99	58.96	59.0	58.9	58.4	47.0	47.0
BALANCE SHEET DATA
Total investments	$21,813	$19,580	$21,025	$19,094	$18,802	$16,223	$16,557
Total assets	27,897	25,499	27,035	24,925	24,153	22,403	20,990
Debt	405	300	400	300	300	300	—
Total liabilities	25,989	23,988	25,101	23,423	22,494	21,264	19,700
Total equity	1,908	1,511	1,934	1,502	1,659	1,139	1,291
Book value per share	$32.34	$25.36	$32.80	$25.51	$28.39	$24.23	$27.46

(a)
Common shares outstanding and per share amounts give retroactive effect to FGL’s statutory conversion on August 26, 2013 and the 4,700-for-1 stock split of its shares of common stock effected on November 26, 2013.

(b)
On August 9, 2013, FGL distributed its ownership interests in the parent company of FSRCI to HRG. As a result, FSRCI’s results are not included in FGL’s results for any period after Fiscal 2013. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” in FGL’s Annual Report on Form 10-K for the year ended September 30, 2016 incorporated by reference herein for further details on FSRCI results.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following selected unaudited pro forma condensed combined financial information (the “selected pro forma data”) gives effect to the business combination and Share Purchase described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” Each of the acquisitions of FGL and FSR will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805. The selected unaudited pro forma condensed combined balance sheet data as of March 31, 2017 gives effect to the business combination and Share Purchase as if they had occurred on March 31, 2017. The selected unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2017 and for the year ended December 31, 2016 give effect to the business combination and Share Purchase as if they had occurred on January 1, 2016.
The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the “pro forma financial statements”) of the Combined Company appearing elsewhere in this proxy statement and the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of each of CF Corp., FGL and FSR for the applicable periods included in this proxy statement. The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the business combination and Share Purchase been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of the Combined Company. Also, as explained in more detail in the accompanying notes to the pro forma financial statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the business combination and Share Purchase.
	Combined Pro Forma
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in millions, except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2017
Revenue	$311	$311
Net earnings per share – basic	$0.30	$0.31
Net earnings per share – diluted	$0.28	$0.28
Weighted average shares outstanding – basic	206,000,000	140,000,000
Weighted average shares outstanding – diluted	214,362,684	151,169,016
Selected Unaudited Pro Forma Combined Balance Sheet Data as of March 31, 2017
Total assets	$28,071	$27,877
Total liabilities	$26,000	$26,008
Total preferred shares	$367	$818
Total equity	$1,704	$1,051
Selected Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2016
Revenue	$1,295	$1,295
Net earnings (loss) per share – basic	$0.12	$(0.33)
Net earnings (loss) per share – diluted	$0.11	$(0.33)
Weighted average shares outstanding – basic	206,000,000	140,000,000
Weighted average shares outstanding – diluted	214,362,684	151,169,016

Non-GAAP Measures
Adjusted Operating Income (“AOI”)
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Reconciliations of such measures to the most comparable GAAP measures are included herein.
AOI is a non-GAAP economic measure we use to evaluate financial performance each period. AOI is calculated by adjusting net income to eliminate (i) the impact of net investment gains including other-than-temporary impairment (“OTTI”) losses recognized in operations, but excluding gains and losses on derivatives hedging our indexed annuity policies, (ii) the effect of changes in the interest rates used to discount the FIA embedded derivative liability, (iii) the effect of change in fair value of the reinsurance related embedded derivative and (iv) the effect of class action litigation reserves. All adjustments to AOI are net of the corresponding Value of Business Acquired (“VOBA”) and Deferred Acquisition Cost (“DAC”) impact. The income tax impact related to these adjustments is measured using an effective tax rate of 35%, as appropriate.
Together with net income we believe AOI provides a meaningful financial metric that helps investors understand our underlying results and profitability.
AOI should not be used as a substitute for net income. However, we believe the adjustments made to net income in order to derive AOI provide an understanding of our overall results of operations. For example, we could have strong operating results in a given period, yet report net income that is materially less, if during such period the fair value of our derivative assets hedging the FIA index credit obligations decreased due to general equity market conditions but the embedded derivative liability related to the index credit obligation did not decrease in the same proportion as the derivative assets because of non-equity market factors such as interest rate movements. Similarly, we could also have poor operating results in a given period yet show net income that is materially greater, if during such period the fair value of the derivative assets increased but the embedded derivative liability did not increase in the same proportion as the derivative assets. We hedge our FIA index credits with a combination of static and dynamic strategies, which can result in earnings volatility, the effects of which are generally likely to reverse over time. Our management and board of directors review AOI and net income as part of their examination of our overall financial results. However, these examples illustrate the significant impact derivative and embedded derivative movements can have on our net income. Accordingly, our management and board of directors perform a review and analysis of these items, as part of their review of our hedging results each period.
The adjustments to net income are net of DAC and VOBA amortization. Amounts attributable to the fair value accounting for derivatives hedging the FIA index credits and the related embedded derivative liability fluctuate from period to period based upon changes in the fair values of call options purchased to fund the annual index credits for FIAs, changes in the interest rates used to discount the embedded derivative liability, and the fair value assumptions reflected in the embedded derivative liability. The accounting standards for fair value measurement require the discount rates used in the calculation of the embedded derivative liability to be based on risk-free interest rates. The impact of the change in risk-free interest rates has been removed from net income in calculating AOI. Additionally the effect of change in the fair value of the reinsurance related embedded derivative has been removed from net income in calculating AOI.

The tables below show the adjustments made to reconcile historical net income to our pro forma AOI. The calculation of pro forma AOI is based on FGL’s historical definition of AOI and is not necessarily representative of the underlying results and profitability of the combined company on a go-forward basis. The definition of AOI for the combined company will be reassessed by management at a future point in time.
	For the Year Ended December 31, 2016
Reconciliation from historical net income to pro forma AOI	CF Corp. (Historical as of December 31, 2016)	FGL (Historical as of September 30, 2016)	FSR (Historical as of September 30, 2016)	Combined (Historical)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)
	(in millions)
Net income	$—	$97	$(19)	$78	$(25)(a)	$53
Adjustments to arrive at pro forma AOI:
Effect of investment losses (gains), net of offsets	—	9	—	9	1(b)	10
Effect of change in FIA embedded derivative discount rate, net of offsets	—	54	—	54	(24)(c)	30
Effect of change in fair value of reinsurance related embedded derivative, net of offsets	—	37	—	37	(37)(d)	—
Effect of class action litigation reserves, net of offsets	—	—	—	—	—	—
Tax impact of adjusting items	—	(35)	—	(35)	21(e)	(14)
Pro forma AOI	$—	$162	$(19)	$143	$(64)	$79

	For the Three Months Ended March 31, 2017
Reconciliation from historical net income to pro forma AOI	CF Corp. (Historical as of March 31, 2017)	FGL (Historical as of December 31, 2016)	FSR (Historical as of December 31, 2016)	Combined (Historical)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)
	(in millions)
Net income	$—	$108	$(15)	$93	$(25)(a)	$68
Adjustments to arrive at pro forma AOI:
Effect of investment losses (gains), net of offsets	—	(1)	—	(1)	1(b)	—
Effect of change in FIA embedded derivative discount rate, net of offsets	—	(92)	—	(92)	40(c)	(52)
Effect of change in fair value of reinsurance related embedded derivative, net of offsets	—	(10)	—	(10)	10(d)	—
Effect of class action litigation reserves, net of offsets	—	—	—	—	—	—
Tax impact of adjusting items	—	36	—	36	(18)(e)	18
Pro forma AOI	$—	$41	$(15)	$26	$8	$34

The reconciliations from historical net income to pro forma AOI have been prepared utilizing historical period ends that differ by fewer than 93 days in determining pro forma AOI for the year ended December 31, 2016 and the three months ended March 31, 2017. The pro forma adjustments included in the reconciliations of AOI as of December 31, 2016 and March 31, 2017 are as follows. No additional adjustments impact pro forma AOI under a maximum redemption scenario.
(a)
Reflects the total impact to net income of all pro forma adjustments. Refer to the unaudited pro forma condensed combined statements of operations and related notes thereto for more information.

(b)
Reflects the impact of pro forma adjustments to intercompany investment (gains) losses between FGL and FSR on securities and derivatives held, including related amortization. Refer to adjustment (dd) to the unaudited pro forma condensed combined statements of operations.

(c)
VOBA amortization is impacted by movements in the fixed-index annuity embedded derivative. This adjustment reflects the impact on the pro forma VOBA amortization of the change in the discount rate used to value the fixed-index annuity embedded derivative. Refer to pro forma adjustment (aa) to the unaudited pro forma condensed combined statements of operations. This is a one-time, non-cash adjustment arising from the change in discount rate used to value VOBA prospectively, as reflected from the beginning of the period, and does not impact the underlying earnings power of the business going forward.

(d)
The reinsurance treaty between FGL and FSR creates a funds withheld asset embedded derivative on FGL’s standalone financial statements. In FGL’s historical AOI, the non-cash mark-to-market impact of this derivative is excluded. Upon consolidation, this non-cash adjustment is a one-time item and is eliminated from pro forma AOI as the embedded derivative is not recognized at the consolidated level and does not impact profitability going forward. Refer to adjustment (dd) to the unaudited pro forma condensed combined statements of operations.

(e)
Reflects the tax impact of pro forma adjustments, based on a 35% statutory tax rate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this proxy statement and the documents incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement and the documents incorporated by reference herein may include, for example, statements about:
•
our ability to consummate the business combination;

•
the benefits of the business combination;

•
the future financial performance of CF Corp. following the business combination; and

•
expansion plans and opportunities.

The forward-looking statements contained in this proxy statement and the documents incorporated by reference herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast on the Proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the outcome of any legal proceedings that may be instituted against CF Corp. and FGL following the announcement of the Merger Agreement and the transactions contemplated therein;

•
the inability to complete the business combination, including due to failure to obtain approval of the shareholders of CF Corp. or other conditions to closing in the Merger Agreement;

•
delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from in insurance regulators) required to complete the transactions contemplated by the Merger Agreement;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close;

•
the inability to obtain or maintain the listing of CF Corp.’s ordinary shares on NASDAQ following the business combination;

•
the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination;

•
the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

•
costs related to the business combination;

•
changes in applicable laws or regulations;

•
the possibility that FGL or the combined company may be adversely affected by other economic, business, and/or competitive factors; and

•
other risks and uncertainties indicated from time to time in this proxy statement relating to the business combination, including those under the section entitled “Risk Factors”, and in CF Corp.’s other filings with the SEC.

RISK FACTORS
The following risk factors apply to CF Corp. and FGL and will also apply to our business and operations following the completion of the business combination. These risk factors are not exhaustive and investors are urged to perform their own investigation with respect to the business, financial condition and prospects of FGL and our business, financial condition and prospects following the completion of the business combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” You should also read the documents incorporated by reference herein, including the section entitled “Risk Factors — Risks Relating to Our Business” in FGL’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with our and FGL’s financial statements and notes to the financial statements incorporated by reference herein.
Risks Related to the Business Combination
After completion of the business combination, our Sponsor and Blackstone affiliates will own a significant portion of the outstanding voting shares of CF Corp.
Upon completion of the business combination and the related transactions (and assuming no redemptions by our public shareholders of public shares), our Sponsor will beneficially own approximately 13.5% of our ordinary shares, and Blackstone affiliates will beneficially own approximately 18.0% of our ordinary shares. As long as our Sponsor and Blackstone affiliates own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring shareholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our charter, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.
The interests of our Sponsor and Blackstone affiliates may not align with the interests of our other shareholders. Our Sponsor and Blackstone are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor and Blackstone may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on FGL, we cannot assure you that this diligence revealed all material issues that may be present in FGL’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and FGL’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about CF Corp. following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.
We and FGL will be subject to business uncertainties and contractual restrictions while the business combination is pending.
Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on us and FGL. These uncertainties may impair FGL’s ability to retain and motivate key personnel and could cause third parties that deal with FGL to defer entering into contracts or making other decisions or seek to change existing business relationships. If employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or FGL’s business could be harmed.
Our ability to successfully effect the business combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of FGL. The loss of such key personnel and our inability to hire and retain replacements could negatively impact the operations and profitability of CF Corp. following the business combination.
Our ability to successfully effect the business combination and successfully operate the business is dependent upon the efforts of certain key personnel, including FGL’s senior management. FGL does not maintain, nor does it plan to obtain, any insurance against the loss of any of these individuals. Although we contemplate that FGL’s senior management team will remain associated with the combined company following the business combination, it is possible that members of FGL’s management will depart. The loss of such key personnel and our inability to hire and retain replacements could negatively impact the operations and profitability of CF Corp. following the business combination.
Our initial shareholders and FNF have agreed to vote in favor of the business combination, regardless of how our public shareholders vote.
Our initial shareholders and FNF have agreed to vote any ordinary shares owned by them in favor of the business combination. As of the date hereof, our initial shareholders and FNF collectively own shares equal to approximately 23.1% of our issued and outstanding ordinary shares in the aggregate. Accordingly, it is more likely that the necessary shareholder approval will be received for the business combination than would be the case if our Sponsor, officers and directors agreed to vote any ordinary shares owned by them in accordance with the majority of the votes cast by our public shareholders.
Our Sponsor, certain members of our board of directors and our officers have interests in the business combination that are different from or are in addition to other shareholders in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other Proposals described in this proxy statement.
When considering our board of directors’ recommendation that our shareholders vote in favor of the approval of the Business Combination Proposal, our shareholders should be aware that our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our shareholders. These interests include:
•
the fact that 11,250,000 founder shares held by our Sponsor, for which it paid approximately $25,000, will convert into 21,314,062 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $          , based on the closing price of our Class A ordinary shares on NASDAQ on            , 2017;

•
the fact that our Sponsor holds 15,800,000 warrants purchased in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by May 25, 2018;

•
the fact that our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may convert up to $1.5 million of any loans made to CF Corp. to pay costs and expenses in connection with the business combination into warrants of the post-business combination entity identical to the private placement warrants at a price of  $1.00 per warrant;

•
the fact that in connection with the IPO, we entered into the forward purchase agreements with the anchor investors, which include the directors of CF Corp., and CFS Holdings, an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of Blackstone, which provide for the purchase by the anchor investors of an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination;

•
the fact that the anchor investors own 3,750,000 founder shares, which will convert into 8,685,938 ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $          , based on the closing price of our Class A ordinary shares on            , 2017;

•
the fact that, to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, we obtained the following commitments for equity financing (see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements”):

•
FNF has committed to purchase newly issued ordinary shares and newly issued preferred shares of CF Corp. in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement provides that FNF’s commitment to purchase equity of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) the number that is equal to 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis);

•
Under the Forward Purchase Backstop Equity Commitment Letters, to the extent any anchor investors fail to consummate their purchases of forward purchase shares, FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million;

•
the fact that in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors (including certain of our directors) have committed to purchase an additional 20,000,000 ordinary shares of CF Corp. at the Closing for $10.00 per share;

•
the fact that pursuant to an investment management agreement, following the Closing, affiliates of Blackstone will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that pursuant to a sub-advisory agreement, following the Closing, affiliates of Chinh E. Chu and William P. Foley, II will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that if CF Corp. consummates a business combination, any amounts outstanding under any loan made by our Sponsor or its affiliates to CF Corp. will be repayable in cash, and if CF Corp. fails to complete a business combination there may be insufficient assets outside the trust account to satisfy such loans;

•
the fact that our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if CF Corp. fails to complete an initial business combination by May 25, 2018;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the continuation of our current directors as directors of CF Corp.;

•
the continued indemnification of CF Corp.’s existing directors and officers and the continuation of CF Corp.’s directors’ and officers’ liability insurance after the business combination;

•
the fact that our Sponsor, officers and directors were not permitted to participate in the formation of, or become a director or officer of, any other blank check company until we entered into a definitive agreement regarding an initial business combination or failed to complete an initial business combination by May 25, 2018; and

•
the fact that our Sponsor, officers and directors will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by May 25, 2018.

Our Sponsor and our independent directors hold a significant number of our ordinary shares. They will lose their entire investment in us if we do not complete an initial business combination by May 25, 2018.
Our initial shareholders hold all of our 15,000,000 founder shares (which are convertible for up to 30,000,000 ordinary shares upon Closing in accordance with our charter), representing approximately 18% of the total outstanding shares upon completion of our IPO. The founder shares will be worthless if we do not complete an initial business combination by May 25, 2018. In addition, our Sponsor owns 15,800,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of  $1.00 per warrant that will also be worthless if we do not complete an initial business combination by May 25, 2018.
The founder shares are identical to the shares of Class A ordinary shares included in the units, except that (i) the founder shares and the shares of Class A ordinary shares into which the founder shares convert upon an initial business combination are subject to certain transfer restrictions, (ii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and public shares owned in connection with the completion of the business combination, (b) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by May 25, 2018 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete an initial business combination by May 25, 2018) and (iii) the founder shares are automatically convertible into Class A ordinary shares at the time of the business combination, as described herein.
The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting FGL, completing the business combination with FGL and influencing the operation of CF Corp. following the business combination.
Our Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed.
At the Closing, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed from funds held in the trust account for any out-of-pocket expenses incurred in connection with activities on CF Corp.’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on CF Corp.’s behalf. The personal and financial interests of our Sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing the business combination.
We will incur significant transaction costs in connection with the business combination and Share Purchase.
We have and expect to incur significant, non-recurring costs in connection with consummating the business combination and Share Purchase. All expenses incurred in connection with the business combination and Share Purchase, including all legal, and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination and Share Purchase are currently estimated at approximately $99 million, including $45.2 million in deferred underwriting commissions and private placement fees to the underwriters of our IPO.
The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information for CF Corp. following the business combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
We may waive one or more of the conditions to the business combination.
Subject to our obligations under the Investor Agreement, we may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our charter and applicable laws. For example, it is a condition to our obligations to close the business combination that there be no breach of FGL’s representations and warranties as of the Closing Date that would reasonably be expected to have a material adverse effect. However, if our board of directors determines that any such breach is not material to the business of FGL, then our board of directors may, with the consent of BTO, GSO and FNF, elect to waive that condition and close the business combination. We are not able to waive the condition that our shareholders approve the business combination.
We may not receive required regulatory approvals, or such approvals may be subject to adverse regulatory conditions.
Before the business combination may be consummated, various approvals must be obtained from various governmental entities and insurance regulators, including the Iowa Insurance Division and the New York State Department of Financial Services. An adverse development in CF Corp. or FGL’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. We cannot guarantee that we will receive all required regulatory approvals in order to consummate the business combination. In addition, some of the governmental authorities from whom those approvals must be obtained may impose conditions, terms, obligations or restrictions on the consummation of the business combination or require changes in the terms of the business combination and such conditions, terms, obligations or restrictions may have the effect of delaying the completion of the business combination, imposing additional material costs on or materially limiting the revenues of the combined company following the business combination or otherwise reduce the anticipated benefits of the business combination if the business combination were consummated successfully within the expected timeframe. In addition, we cannot provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the business combination. Additionally, the Closing is conditioned on, among other things, the absence of any order that would enjoin or prohibit the consummation of the business combination.
If third parties bring claims against us, the proceeds held in our trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share.
Our placing of funds in our trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses, including FGL, or other entities with which we do business execute agreements with us waive any right, title, interest or claim of any kind in or to any monies held in our trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against our trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in our trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in our trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against our trust account for any reason. Upon redemption of our public shares, if we are unable to complete the initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption.
Accordingly, the per share redemption amount received by public shareholders could be less than the $10.00 per share initially held in our trust account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in our trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in our trust account as of the date of the liquidation of our trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to our trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company and, therefore, our Sponsor may not be able to satisfy those obligations. We have not asked our Sponsor to reserve for such eventuality.
Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
Because CF Corp. is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
CF Corp. is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon CF Corp.’s directors or executive officers, or enforce judgments obtained in the United States courts against CF Corp.’s directors or officers.
CF Corp.’s corporate affairs are governed by the charter, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. CF Corp. will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of CF Corp.’s directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of CF Corp.’s shareholders and the fiduciary responsibilities of CF Corp.’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
CF Corp. has been advised by CF Corp.’s Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.
Because certain of our ordinary shares and warrants currently trade as units consisting of one ordinary share and one-half of one warrant, the units may be worth less than units of other blank check companies.
Certain of our ordinary shares and warrants currently trade as units consisting of one ordinary share and one-half of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number ordinary shares to be issued to the warrant holder. As a result, public warrant holders who did not purchase a number of units or warrants that would convert into a whole share must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

This is different from other companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. This unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.
Warrants, including those issued in connection with the business combination, will become exercisable for our ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
We issued warrants to purchase 34,500,000 ordinary shares as part of our IPO, and we issued an aggregate of 15,800,000 private placement warrants to our Sponsor, each exercisable to purchase one whole ordinary share at $11.50 per whole share. We will also issue (i) an aggregate of 19,083,333 forward purchase warrants to our anchor investors, (ii) 8,370,000 penny warrants (assuming no redemptions by public shareholders of public shares) to GSO and FNF, which warrants will be exercisable, in the aggregate, for 4.5% of our ordinary shares (on a fully diluted basis) and (iii) if, and to the extent, preferred shares are issued in respect of GSO’s and FNF’s backstop commitment, penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the backstop commitment that is funded, multiplied by (2) 5.0% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis).
In addition, prior to consummating the business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the ordinary shares on a business combination. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the then existing holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares. In addition, such dilution could, among other things, limit the ability of our current shareholders to influence management of FGL through the election of directors following the business combination.
The market for our securities may be volatile following the Closing.
Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. The price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC markets, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.
Sales of a substantial number of ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. After the consummation of the business combination (and assuming no redemptions by our public shareholders of public shares), our Sponsor, officers and directors will hold approximately 15.1%, BTO will hold 18.0% and FNF will hold 8.0% of our ordinary shares. Pursuant to the terms of a letter agreement entered into at the time of the IPO, the founder shares may not be transferred until the earlier to occur of  (i) one year after the Closing or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, the ordinary shares into which the founder shares convert will be released from these transfer restrictions.

If the business combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our shareholders vote on the business combination.
In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A ordinary shares has not been active. Accordingly, the valuation ascribed to our Class A ordinary shares in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities following the business combination may include:
•
actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•
changes in the market’s expectations about our operating results;

•
success of competitors;

•
our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
changes in financial estimates and recommendations by securities analysts concerning CF Corp. or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to CF Corp.;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation involving CF Corp.;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of ordinary shares available for public sale;

•
any major change in our board of directors or management;

•
sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to CF Corp. following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our ordinary shares adversely, the price and trading volume of our ordinary shares could decline.
The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover CF Corp. following the business combination change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares would likely decline. If any analyst who may cover CF Corp. following the business combination were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Activities taken by affiliates of CF Corp. to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other Proposals and may affect the market price of our securities.
Prior to or in connection with the business combination, our Sponsor, directors, officers, advisors or their affiliates may purchase public shares. None of our Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases may be made in privately negotiated transactions. Although none of our Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.
If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other Proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the business combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.
As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by CF Corp. or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other Proposals.
CF Corp. may be unable to obtain additional financing to fund its operations or growth.
CF Corp. may require additional financing to fund its operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of CF Corp.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There can be no assurance that our ordinary shares that will be issued in connection with the business combination will be approved for listing on NASDAQ following the Closing, or that we will be able to comply with the continued listing standards of NASDAQ.
Our public shares, public units and public warrants are currently listed on NASDAQ. Our continued eligibility for listing, and the approval of the ordinary shares to be issued in connection with the business combination for listing, may depend on, among other things, the number of our shares that are redeemed. If, after the business combination, NASDAQ delists our ordinary shares from trading on its exchange for failure to meet the listing standards, we and our shareholders could face significant material adverse consequences including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A ordinary shares, units and public warrants are listed on NASDAQ, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
Our subsidiaries will be subject to income and other taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•
changes in the valuation of our deferred tax assets and liabilities;

•
expected timing and amount of the release of any tax valuation allowances;

•
tax effects of stock-based compensation;

•
costs related to intercompany restructurings;

•
changes in tax laws, regulations or interpretations thereof; or

•
lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares and warrants pursuant to the business combination.
We may issue up to an aggregate of up to 107,000,000 ordinary shares, 19,083,333 forward purchase warrants and up to 11,400,000 penny warrants pursuant to the Equity Financing, FP Financing, ROFO Financing and Backstop Commitments in connection with the business combination. As a result, following the consummation of the business combination and related transactions, our public shareholders (other than FNF) will hold 66,000,000 ordinary shares, or approximately 32.0% of our issued and outstanding ordinary shares (assuming that no holders of public shares elect to redeem their shares for a portion of the trust account and we do not otherwise issue any additional shares in connection with the business combination).
CF Corp. may be a passive foreign investment company (“PFIC”), which could result in adverse United States federal income tax consequences to U.S. investors.
If CF Corp. is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section titled “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations”) of CF Corp.’s ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We believe that we were a PFIC for the taxable year ending December 31, 2016. Even after taking into account the business combination described in this proxy statement, we may still be classified as a PFIC for the current taxable year ending December 31, 2017. We currently expect that, for purposes of the PFIC rules, Bermuda Re will be predominantly engaged in the active conduct of an insurance business and will not have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, the current expectation is that none of the income or assets of Bermuda Re will be treated as passive and that CF Corp. will not be treated as a PFIC. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2017 or any future taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section titled “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations”.
U.S. persons who own our ordinary shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.
If Charter Proposal H is approved, our charter generally would limit the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares, is intended to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as CFCs in any taxable year. This limitation would not apply to reduce the voting power of ordinary shares held by members of (a) the Blackstone Group without the consent of a majority of the Blackstone Group shareholders (as determined based on their ownership of the common shares) or (b) the FNF Group without the consent of the applicable member of the FNF Group. These provisions are intended to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as CFCs in any taxable year. If these provisions were not in force or effective and CF Corp. or certain of its non-U.S. subsidiaries were treated as a CFC in a taxable year, each U.S. person treated as a “10% U.S. Shareholder” with respect to CF Corp. or certain of its non-U.S. subsidiaries that held our ordinary shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that CF Corp. or certain of its non-U.S. subsidiaries was a CFC would generally be required to include in gross income as ordinary income its pro rata share of such company’s insurance and reinsurance income and certain other investment income, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). For these purposes, a “10% U.S. Shareholder” of a non-U.S. corporation generally is any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power of such non-U.S. corporation’s stock. In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to more than 25% for purposes of taking into account the insurance income of a non-U.S. corporation. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below.
In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person was a 10% U.S. Shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions” below for additional information.
Assuming Charter Proposal H is approved, among other factors (including the expected ownership of our ordinary shares following this offering), we believe it is unlikely that any U.S. person that owns our ordinary shares would thereby become a 10% U.S. Shareholder of CF Corp. or any of its non-U.S. subsidiaries. However, because the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in Charter Proposal H are effective for purposes of the CFC provisions, there can be no assurance that this will be the case. Further, our ability to obtain information that would permit us to enforce the limitation described above may be limited. We will take reasonable steps to obtain such information, but there can be no assurance that such steps will be adequate or that we will be successful in this regard. Accordingly, we may not be able to fully enforce the limitation described above.
U.S. persons who own our ordinary shares may be subject to U.S. federal income taxation at ordinary income rates on a disproportionate share of our undistributed earnings and profits attributable to RPII.
If Bermuda Re is treated as recognizing RPII in a taxable year and is treated as a CFC for such taxable year, each U.S. person that owns our ordinary shares directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, Bermuda Re generally will be treated as a CFC if U.S. persons in the aggregate own (or are treated as owning) 25% or more of the total voting power or value of CF Corp.’s or stock for an uninterrupted period of 30 days or more during the taxable year. We believe that Bermuda Re will be treated as a CFC for this purpose based on the expected ownership of our shares.
RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is “related” to such a U.S. person. For this purpose, (1) a person is “related” to another person if such person “controls,” or is “controlled” by, such other person, or if both are “controlled” by the same persons and (2) “control” of a corporation means ownership (or deemed ownership) of stock possessing more than 50% of the total voting power or value of such corporation’s stock and “control” of a partnership, trust or estate for U.S. federal income tax purposes means ownership (or deemed ownership) of more than 50% by value of the beneficial interests in such partnership, trust or estate.
Charter Proposal H would provide that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities, in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. In the event that any holder of our shares or Derivative Securities to whom this limitation applies contravenes such limitation, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Derivative Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate. If a member of the Blackstone Group or FNF Group were to own (directly, indirectly or constructively) more than 50% of the total voting power or total value of our outstanding shares, our subsidiaries may be treated as “related” to a member of the Blackstone Group or FNF Group, as applicable (or one of their affiliates) for these purposes. In such case, substantially all of our Bermuda reinsurance subsidiary's income might constitute RPII, triggering the adverse RPII consequences to all U.S. persons that hold CF Corp. ordinary shares directly or indirectly through non-U.S. entities, as described below.
Because of the restrictions described above, among other factors (including the expected ownership of our ordinary shares following this offering), we believe it is likely that one or more exceptions under the RPII rules will apply such that U.S. persons will not be required to include any RPII in their gross income with respect to Bermuda Re. However, there can be no assurance that this will be the case. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions.”
U.S. persons who dispose of our ordinary shares may be required to treat any gain as ordinary income for U.S. federal income tax purposes and comply with other specified reporting requirements.
If a U.S. person disposes of shares in a non-U.S. corporation that is an insurance company that had RPII and the 25% threshold described above is met at any time when the U.S. person owned any shares in the corporation during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that these rules should not apply to a disposition of our ordinary shares because CF Corp. is not itself directly engaged in the insurance business. We cannot assure you, however, that the IRS will not successfully assert that these rules apply to a disposition of our ordinary shares. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions — Disposition of Ordinary Shares.”
U.S. tax-exempt organizations that own our ordinary shares may recognize unrelated business taxable income.
A U.S. tax-exempt organization that directly or indirectly owns our ordinary shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of our ordinary shares. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — CFC Provisions Tax-Exempt U.S. Holders.”
Changes in U.S. tax law might adversely affect us or our shareholders.
The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries has been the subject of Congressional discussion and legislative proposals. Legislative proposals relating to the tax treatment of non-U.S. companies have been introduced that could, if enacted, materially affect us. One legislative proposal, the Stop Tax Haven Abuse Act (S. 851, H.R. 1932), introduced in both the U.S. Senate and the U.S. House of Representatives in April 2017, would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United States.

Both the U.S. Congress and President Trump’s administration have indicated a desire to reform the Code. Although the 2016 U.S. House of Representatives Blueprint, “A Better Way” and President Trump’s recently proposed tax reform plan do not align on all tax reform proposals, substantial proposed changes to the U.S. corporate tax regime include: reduction of the maximum corporate tax rate, repeal of the corporate alternative minimum tax, elimination of net operating loss carryback, immediate expensing of business assets, and elimination of a deduction for net interest expense as well as substantial changes to the international tax system including border tax adjustments, a destination based cash flow tax and moving to a territorial based tax system. A reduction in the corporate tax rate would have a positive impact on the earnings and cash flow of our U.S. companies, but it could also reduce the value of our deferred tax assets. Although it is not known at this time how border tax adjustments will (if enacted) be applied to insurers and reinsurers, it is possible that such adjustments will involve denying a deduction to U.S. insurance companies for reinsurance premium paid to a foreign reinsurer, which would materially increase our overall U.S. tax expense.
Additionally, interpretations of U.S. federal income tax law, including those regarding whether a company is engaged in a trade or business (or has a permanent establishment) within the United States or is a PFIC, or whether U.S. persons are required to include in their gross income “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Regulations regarding the application of the PFIC rules to insurance companies and regarding RPII are only in proposed form. New regulations or pronouncements interpreting or clarifying such regulations may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect. In addition, legislation has been proposed in the past, including by former Chairman of the House Ways and Means Committee David Camp in 2014, that would change the application of the PFIC rules to offshore insurance companies.
We cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our ordinary shares or reduce the attractiveness of our products. If any such developments occur, an investment in our ordinary shares could be materially adversely affected. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Proposed U.S. Tax Legislation” and “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — Possible Changes in U.S. Tax Law.”
Changes in federal or state tax laws may affect demand for FGL’s products and its profitability.
The annuity and life insurance products that FGL markets generally provide the policyholder with certain federal income or state tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values is deferred until it is received by the policyholder. Additionally, life insurance death benefits are generally exempt from income tax. Changes in U.S. federal or state tax law could reduce or eliminate the attractiveness of such products, which could affect the sale of FGL’s products or increase the expected lapse rate with respect to products that have already been sold.
There is U.S. income tax risk associated with reinsurance between U.S. insurance companies and their Bermuda affiliates.
If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions or certain other items, and to make any other adjustment, to reflect the proper amount, source or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, our financial condition and results of operations could be adversely affected and the price of our ordinary shares could be adversely affected.
We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as “FATCA.”
Certain U.S. tax provisions commonly known as the “Foreign Account Tax Compliance Act” or “FATCA” impose a 30% withholding tax on certain payments of U.S. source income and the proceeds from the disposition after December 31, 2018, of property of a type that can produce U.S. source interest or dividends, in each case, to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the governments of Bermuda and the Cayman Islands (the “Bermuda IGA” and “Cayman IGA,” respectively). Under the Bermuda IGA and Cayman IGA, Bermuda and Cayman financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. CF Corp. and its non-U.S. subsidiaries intend to comply with the obligations imposed on them under FATCA, the Bermuda IGA and the Cayman IGA to avoid withholding under FATCA on payments made to them. To avoid any withholding under FATCA or penalties, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own our ordinary shares or exercise control over our shareholders to counterparties or governmental authorities, including the IRS, Cayman or the Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our ordinary shares who do not provide us with certain information or documentation required to fully comply with FATCA. However, we expect that the shareholders who own ordinary shares will not be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.
If CF Corp. is treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our ordinary shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of our ordinary shares after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. As discussed above, we currently intend to limit our U.S. activities so that CF is not considered to be engaged in a U.S. trade or business, although no assurances can be provided in this regard. See “Proposal No. 1 — The Business Combination Proposal — Certain United States Federal Income Tax Considerations — FATCA Withholding.”
We are subject to the risk that Bermuda tax laws may change and that we may become subject to new Bermuda taxes following the expiration of a current exemption after 2035.
The Bermuda Minister of Finance (the “Minister”), under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given our Bermuda subsidiaries an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries or any of our Bermuda subsidiaries’ operations, shares, debentures or other obligations until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by our Bermuda subsidiaries in respect of real property owned or leased by our Bermuda subsidiaries in Bermuda. Given the limited duration of the Minister’s assurance, we cannot assure you that our Bermuda subsidiaries will not be subject to any Bermuda tax after March 31, 2035. See “Tax Considerations — Bermuda Tax Considerations.”
The impact of the OECD’s directives to eliminate harmful tax practices and recommendations on base erosion and profit shifting is uncertain and could impose adverse tax consequences on us.
The OECD has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002, and as periodically updated, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

In 2015, the OECD published final recommendations on base erosion and profit shifting. These recommendations propose the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. The recommendations include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other recommended actions relate to the goal of ensuring that transfer pricing outcomes are in line with value creation, noting that the current rules may facilitate the transfer of risks or capital away from countries where the economic activity takes place. We expect many countries to change their tax laws in response to this project, and several countries have already changed or proposed changes to their tax laws. Changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to the existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.
Risks Related to the Redemption
There is no guarantee that a shareholder’s decision whether to redeem their shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.
We can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder of CF Corp. might realize in the future had the shareholder redeemed their shares. Similarly, if a shareholder does not redeem their shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, including the business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Shareholders who elect to redeem their shares in connection with the business combination will not receive their cash payment until Closing, which is subject to certain regulatory approvals and, as a result, substantial delay.
The Closing is subject to certain regulatory approvals, including approval by the Iowa Insurance Division and the New York State Department of Financial Services, and as a result, may be subject to substantial delay. Shareholders who elect to redeem their shares in connection with the business combination will not receive the cash payment equal to their pro rata share of the aggregate amount on deposit in the trust account until Closing. In addition, shareholders who elect to redeem their shares in connection with the business combination will not be able to participate in the future growth of CF Corp., if any, before or after Closing, unless the demand for redemption is withdrawn before the deadline for exercising redemption requests.
If our shareholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their ordinary shares for a pro rata portion of the funds held in the trust account.
In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two (2) business days prior to the general meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the trust account less income taxes payable, calculated as of two (2) business days prior to the anticipated consummation of the business combination. See the section entitled “General Meeting of CF Corp. Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.
Shareholders of CF Corp. who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.
Public shareholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things, as fully described in the section entitled “General Meeting of CF Corp. Shareholders — Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to

the transfer agent electronically through the DTC prior to             , Eastern Daylight time, on            , 2017. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
In addition, holders of outstanding units of CF Corp. must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than twenty percent (20%) of ordinary shares issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of ordinary shares issued in the IPO.
A public shareholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the ordinary shares included in the units sold in the IPO. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, CF Corp. will require each public shareholder seeking to exercise redemption rights to certify to CF Corp. whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to CF Corp. at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which CF Corp. makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over CF Corp.’s ability to consummate the business combination and you could suffer a material loss on your investment in CF Corp. if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if CF Corp. consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in the IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. CF Corp. cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of CF Corp.’s ordinary shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge CF Corp.’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.
However, CF Corp.’s shareholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

Risks Related to Other Proposals
If Charter Proposal H is adopted and approved, our second amended and restated memorandum and articles of association will contain provisions that would prevent a holder of ordinary shares from having a significant stake in CF Corp., which could discourage takeovers and business combinations that our shareholders might consider in their best interests.
If Charter Proposal H is adopted and approved, our second amended and restated memorandum and articles of association will contain provisions that would prevent a holder of ordinary shares from having a significant stake in CF Corp., which could discourage takeovers and business combinations that our shareholders might consider in their best interests. Charter Proposal H would limit the voting power attributable to our ordinary shares so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares. Subject to certain exceptions set forth in our amended charter, the votes attributable to a U.S. holder of ordinary shares above 9.5% of the total voting power of our ordinary shares are redistributed to other holders of ordinary shares pro rata based on the then current voting power of each holder. This limitation would not apply to reduce the voting power of ordinary shares held by members of (a) the Blackstone Group without the consent of a majority of the Blackstone Group shareholders (as determined based on their ownership of the common shares) or (b) the FNF Group without the consent of the applicable member of the FNF Group. Such adjustments are likely to result in a shareholder having voting rights in excess of one vote per share. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding ordinary shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act). Charter Proposal H would also provide that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any securities exchangeable for our Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities, in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. These requirements could discourage any potential investment in our ordinary shares. These provisions could also prevent holders of our ordinary shares from receiving the benefit from any premium to the market price of our ordinary shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of any of these provisions could adversely affect the prevailing market price of our ordinary shares if they were viewed as discouraging takeover attempts in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 are based on the historical financial statements of CF Corp. and FGL, as well as the historical combined financial statements of FSR. CF Corp., FGL and FSR shall collectively be referred to herein as the “Combined Company.”
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by fewer than 93 days, as permitted by Regulation S-X. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the three months ended March 31, 2017 give pro forma effect to the Transactions (described below) as if they had been consummated on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 assumes that the Transactions had been consummated on March 31, 2017. These periods are presented on the basis of CF Corp. as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been prepared using and should be read in conjunction with the following:
•
CF Corp.’s unaudited condensed balance sheet as of March 31, 2017 and the related notes in our Quarterly Report on Form 10-Q for the period ended March 31, 2017, which are incorporated by reference into this proxy statement;

•
FGL’s unaudited condensed consolidated balance sheet as of March 31, 2017 and the related notes in FGL’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, which are incorporated by reference into this proxy statement; and

•
FSR’s unaudited condensed combined balance sheet as of March 31, 2017 and the related notes, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared using and should be read in conjunction with the following:
•
CF Corp.’s audited statement of operations for the period from February 26, 2016 (inception) through December 31, 2016 and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference into this proxy statement;

•
FGL’s audited consolidated statement of operations for the year ended September 30, 2016 and the related notes in FGL’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which are incorporated by reference into this proxy statement; and

•
FSR’s audited combined statement of comprehensive loss for the year ended September 30, 2016 and the related notes, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 has been prepared using and should be read in conjunction with the following:
•
CF Corp.’s unaudited condensed statement of operations for the three months ended March 31, 2017 and the related notes in our Quarterly Report on Form 10-Q for the period ended March 31, 2017, which are incorporated by reference into this proxy statement;

•
FGL’s unaudited condensed consolidated statement of operations for the three months ended December 31, 2016 and the related notes in FGL’s Quarterly Report on Form 10-Q for the period ended December 31, 2016, which are incorporated by reference into this proxy statement; and

•
FSR’s unaudited condensed combined statement of operations for the three months ended December 31, 2016, which was derived from FSR’s unaudited condensed combined statements of operations for the three and six month periods ended March 31, 2017 and the related notes, which are included elsewhere in this proxy statement.

CF Corp. is a blank check company incorporated on February 26, 2016. CF Corp. consummated its IPO of 60,000,000 units for $10.00 per unit on May 25, 2016. On June 29, 2016, CF Corp. consummated the closing of the sale of 9,000,000 additional units pursuant to the exercise in full of the underwriters’ overallotment option. Simultaneously with the closing of the IPO, CF Corp. consummated a private placement to the Sponsor of 14,000,000 warrants at a price of  $1.00 per warrant, generating gross proceeds of  $14 million, and simultaneously with the consummation of the exercise of the overallotment option, CF Corp. consummated a private placement to the Sponsor of an additional 1,800,000 warrants, generating gross proceeds of  $1.8 million. Upon the closing of the IPO, overallotment option and the private placement, $691 million from the net proceeds thereof was placed in a trust account and invested in a money market fund selected by CF Corp. As a special purpose acquisition company, CF Corp.’s purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Effective May 24, 2017, CF Corp., FGL and FSR reached agreements under which CF Corp. intends to concurrently acquire all of the outstanding equity of the aforementioned entities pursuant to the Merger Agreement and the Share Purchase Agreement.
•
FGL provides its principal life and annuity products through its insurance subsidiaries, Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York. FGL’s customers range across a variety of age groups and are concentrated in the middle-income market. FGL’s fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. FGL’s life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents.

•
FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities.

CF Corp. will acquire FGL in exchange for cash consideration of  $31.10 per share of FGL common stock totaling approximately $1.8 billion. CF Corp. will concurrently acquire FSR for cash consideration of $65 million, subject to certain adjustments. In addition, HRG, FS Holdco, CF Corp. and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.
Consideration for the business combination and the Share Purchase will be funded through the following sources and transactions (collectively the “Financing” and collectively with the business combination and the Share Purchase, the “Transactions”):
•
Investments and cash equivalents held in the trust account of up to $691 million related to CF Corp.’s IPO of Class A ordinary shares, subject to redemption by shareholders. Proceeds from shares not redeemed will become available upon consummation of the business combination;

•
The sale of 51,000,000 ordinary shares to anchor investors pursuant to the forward purchase agreements, resulting in gross proceeds of  $510 million;

•
The sale of 36,000,000 ordinary shares pursuant to the Equity Commitment Letters, resulting in gross proceeds of  $360 million;

•
The sale of 20,000,000 ordinary shares to the ROFO Financing participants, resulting in gross proceeds of  $200 million (assuming no redemptions by public shareholders of public shares); and

•
The sale of Series A Redeemable Preferred Shares to GSO and FNF or their respective designees resulting in gross proceeds of up to $1.0 billion. The preferred shares carry a paid-in-kind dividend option at the Combined Company’s election. The unaudited pro forma condensed combined financial information does not reflect the payment of such in-kind dividends due to management’s discretion on exercising said option.

Two scenarios are presented in the following pro forma information as follows:
•
Assuming No Redemption:   This presentation assumes that no CF Corp. shareholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account.

•
Assuming Maximum Redemption:   This presentation assumes that public shareholders holding 46,000,000 of CF Corp.’s shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10 per share) of the funds in the trust account. This scenario reflects FNF’s waiver of its redemption rights with respect to its 3,000,000 Class A ordinary shares and assumes that, pursuant to the ROFO Financing subscription agreements, the ROFO Financing participants purchase 20,000,000 Class A ordinary shares from public shareholders who have requested for their public shares to be redeemed in connection with the Closing. In addition, in this scenario, redemptions would be offset by the issuance of preferred shares to GSO and FNF pursuant to the Equity Commitment Letters and Investor Agreement.

The business combination and Share Purchase will be accounted for under the scope of ASC 805. Pursuant to ASC 805, CF Corp. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
CF Corp. will pay cash consideration for all of the equity in FGL and FSR; and

•
The existing shareholders of CF Corp. and new shareholders in CF Corp. will retain all of the voting rights in the Combined Company.

The evidence discussed above supports the conclusion that CF Corp. is the accounting acquirer in each of the business combination and Share Purchase.
Each of FGL and FSR constitutes a business, with inputs, processes, and outputs. Accordingly, each of the business combination and Share Purchase constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the business combination and Share Purchase, are accounted for using the acquisition method.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2017
	As of March 31, 2017							As of March 31, 2017		As of March 31, 2017
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Purchase Accounting Adjustments	Intercompany Eliminations(c)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Combined Pro Forma (Assuming Maximum Redemption)
	(in millions)
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value	$—	$20,052	$—	$20,052	$—	$—	$—	$20,052	$—	$20,052
Equity securities, available-for-sale, at fair value	—	712	—	712	—	—	—	712	—	712
Derivative investments	—	351	—	351	—	—	—	351	—	351
Commercial mortgage loans	—	579	—	579	(3)(b)	—	—	576	—	576
Other invested assets	—	119	—	119	(4)(b)	—	—	115	—	115
Related party investments	—	—	95	95	—	(3)	—	92	—	92
Total investments	—	21,813	95	21,908	(7)	(3)	—	21,898	—	21,898
Related party loans	—	71	—	71	—	(71)	—	—	—	—
Funds withheld receivable	—	—	1,626	1,626	—	(930)	—	696	—	696
Cash and cash equivalents	1	887	25	913	(1,903)(a)	—	691(f)	1,081	(460)(n)	887
							(2)(g)		458(o)
							(7)(h)		(200)(q)
							367(i)		8(r)
							510(j)
							334(k)
							(45)(l)
							(20)(m)
							200(p)
							43(r)
Prepaid expenses	—	—	—	—	—	—	—	—	—	—
Accrued investment income	—	225	—	225	—	—	—	225	—	225
Reinsurance recoverable	—	3,426	—	3,426	(63)(b)	(1,004)	—	2,359	—	2,359
Intangibles, net	—	1,184	—	1,184	402(b)	—	—	1,586	—	1,586
Deferred tax assets	—	87	—	87	(51)(d)	—	—	36	—	36
Goodwill	—	—	—	—	79(b)	—	—	79	—	79
Income taxes receivable	—	—	8	8	—	—	—	8	—	8
Investments and cash equivalents held in Trust Account	691	—	—	691	—	—	(691)(f)	—	—	—
Other assets	—	204	23	227	(5)(b)	(119)	—	103	—	103
Total assets	$692	$27,897	$1,777	$30,366	$(1,548)	$(2,127)	$1,380	$28,071	$(194)	$27,877

See accompanying notes to unaudited pro forma condensed combined financial information.

	As of March 31, 2017							As of March 31, 2017		As of March 31, 2017
	CF Corp (Historical)	FGL (Historical)	FSR (Historical)	Combined	Purchase Accounting Adjustments	Intercompany Eliminations(c)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Combined Pro Forma (Assuming Maximum Redemption)
	(in millions)
Liabilities and shareholders’ equity
Accounts payable and accrued expenses	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts payable – related party	—	—	—	—	—	—	—	—	—	—
Due to related parties	—	—	—	—	—	—	—	—	—	—
Accrued legal and printer costs	1	—	—	1	—	—	—	1	—	1
Deferred underwriting commissions and placement agent fees	45	—	—	45	—	—	(45)(l)	—	—	—
Contractholder funds	—	20,052	—	20,052	448(b)	—	—	20,500	—	20,500
Future policy benefits	—	3,435	—	3,435	—	—	—	3,435	—	3,435
Funds witheld for reinsurance liabilities	—	1,134	—	1,134	—	(1,123)	—	11	—	11
Liability for policy and contract claims	—	60	—	60	—	—	—	60	—	60
Insurance reserves	—	—	1,665	1,665	—	(1,004)	—	661	—	661
Debt	—	300	—	300	1(b)	—	—	301	—	301
Revolving credit facility	—	105	—	105	—	—	43(r)	148	8(r)	156
Other liabilities	—	903	11	914	(24)(b)	—	(7)(h)	883	—	883
Total liabilities	46	25,989	1,676	27,711	425	(2,127)	(9)	26,000	8	26,008
Mezzanine equity
Preferred shares	—	—	—	—	—	—	367(i)	367	451(o)	818
Commitments
Class A ordinary shares subject to possible redemption,	641	—	—	641	—	—	(641)(f)	—	—	—
Shareholders’ equity
Preferred shares	—	—	—	—	—	—	—	—	—	—
Common stock	—	1	—	1	(1)(e)	—	—	—	—	—
Class A ordinary shares	—	—	—	—	—	—	—	—	—	—
Class B ordinary shares	—	—	—	—	—	—	—	—	—	—
Additional paid in capital	5	715	178	898	(893)(e)	—	641(f)	1,690	(439)(n)	1,051
							510(j)		(200)(q)
							334(k)
							200(p)
Retained earnings (accumulated deficit)	—	914	(77)	837	36(b)	—	(2)(g)	14	(21)(n)	—
					(837)(e)		(20) (m)		7(o)
Accumulated other comprehensive income	—	291	—	291	(291)(e)	—	—	—	—	—
Treasury stock	—	(13)	—	(13)	13(e)	—	—	—	—	—
Total shareholders’ equity	5	1,908	101	2,014	(1,973)	—	1,663	1,704	(653)	1,051
Total liabilities, mezzanine equity and shareholders’ equity	$692	$27,897	$1,777	$30,366	$(1,548)	$(2,127)	$1,380	$28,071	$(194)	$27,877

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
	For the period from February 26, 2016 (Inception) to December 31, 2016	For the Year Ended September 30, 2016						For the Year Ended December 31, 2016		For the Year Ended December 31, 2016
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Purchase Accounting Adjustments	Intercompany Eliminations(dd)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Combined Pro Forma (Assuming Maximum Redemption)
	(in millions, except share and per share data)
Revenues:
Premiums	$—	$70	$—	$70	$—	$3	$—	$73	$—	$73
Net investment income	—	923	2	925	(13)(ee)	61	—	973	—	973
Net investment gains	—	19	148	167	—	(57)	—	110	—	110
Insurance and investment product fees and other	—	127	—	127	—	3	9(ff)	139	—	139
Total revenues	—	1,139	150	1,289	(13)	10	9	1,295	—	1,295
Benefits and expenses:
Benefits and other changes in policy reserves	—	791	153	944	(46)(gg)	(50)	—	848	—	848
Acquisition and operating expenses, net of deferrals	1	119	10	130	(2)(bb)	—	65(ff)	193	—	193
Amortization of intangibles	—	54	—	54	76(aa)	—	—	130	—	130
Total benefits and expenses	1	964	163	1,128	28	(50)	65	1,171	—	1,171
Income (loss) from operations	(1)	175	(13)	161	(41)	60	(56)	124	—	124
Interest income	1	—	—	1	—	—	—	1	—	1
Interest expense	—	(22)	—	(22)	—	—	(2)(hh)	(24)	—	(24)
Income (loss) before income taxes	—	153	(13)	140	(41)	60	(58)	101	—	101
Income tax (benefit) expense	—	56	6	62	(14)(cc)	21	(21)(cc)	48	—	48
Net income (loss)	$—	$97	$(19)	$78	$(27)	$39	$(37)	$53	$—	$53
Weighted average shares outstanding
Basic	18,560,652						(4)	206,000,000	(4)	140,000,000
Diluted	18,560,652						(4)	214,362,684	(4)	151,169,016
Net earnings per share
Basic	$(0.02)							$0.12		$(0.33)
Diluted	$(0.02)							$0.12		$(0.33)
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017
	For the Three Months Ended March 31, 2017	For the Three Months Ended December 31, 2016						For the Three Months Ended March 31, 2017		For the Three Months Ended March 31, 2017
	CF Corp. (Historical)	FGL (Historical)	FSR (Historical)	Combined	Purchase Accounting Adjustments	Intercompany Eliminations(dd)	Pro Forma Adjustments (Assuming No Redemption)	Combined Pro Forma (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Combined Pro Forma (Assuming Maximum Redemption)
	(in millions, except share and per share data)
Revenues:
Premiums	$—	$11	$—	$11	$—	$—	$—	$11	$—	$11
Net investment income	—	240	—	240	(3)(ee)	11	—	248	—	248
Net investment gains	—	51	(29)	22	—	(11)	—	11	—	11
Insurance and investment product fees and other	—	38	—	38	—	1	2(ff)	41	—	41
Total revenues	—	340	(29)	311	(3)	1	2	311	—	311
Benefits and expenses:
Benefits and other changes in policy reserves	—	20	(16)	4	(5)(gg)	4	—	3	—	3
Acquisition and operating expenses, net of deferrals	—	28	2	30	(1)(bb)	—	16(ff)	45	—	45
Amortization of intangibles	—	123	—	123	24(aa)	—	—	147	—	147
Total benefits and expenses	—	171	(14)	157	18	4	16	195	—	195
Income (loss) from operations	—	169	(15)	154	(21)	(3)	(14)	116	—	116
Interest income	—	—	—	—	—	—	—	—	—	—
Interest expense	—	(6)	—	(6)	—	—	—	(6)	—	(6)
Income (loss) before income taxes	—	163	(15)	148	(21)	(3)	(14)	110	—	110
Income tax (benefit) expense	—	55	—	55	(7)(cc)	(1)	(5)(cc)	42	—	42
Net income (loss)	$—	$108	$(15)	$93	$(14)	$(2)	$(9)	$68	$—	$68
Weighted average shares outstanding
Basic	19,933,292						(4)	206,000,000	(4)	140,000,000
Diluted	84,000,000						(4)	214,362,684	(4)	151,169,016
Net earnings per share
Basic	$—							$0.30		$0.31
Diluted	$—							$0.28		$0.28
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Description of each of the business combination and Share Purchase and Basis of Presentation

Description of each of the business combination and Share Purchase
Effective May 24, 2017, CF Corp., FGL and FSR reached agreements under which CF Corp. intends to concurrently acquire all of the outstanding equity of the aforementioned entities pursuant to the business combination and Share Purchase.
•
FGL provides its principal life and annuity products through its insurance subsidiaries, Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York. FGL’s customers range across a variety of age groups and are concentrated in the middle-income market. FGL’s fixed indexed annuities provide for pre-retirement wealth accumulation and post-retirement income management. FGL’s life insurance provides wealth protection and transfer opportunities through indexed universal life products. Life and annuity products are primarily distributed through independent marketing organizations and independent insurance agents.

•
FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities.

CF Corp. will acquire FGL in exchange for cash consideration of  $31.10 per share of FGL common stock totaling approximately $1.8 billion. CF Corp. will concurrently acquire FSR for cash consideration of $65 million, subject to certain adjustments. In addition, HRG, FS Holdco, CF Corp. and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.
Consideration for the business combination and Share Purchase will be funded through the following sources and transactions:
•
Investments and cash equivalents held in the Trust Account of up to $691 million related to CF Corp.’s IPO of Class A ordinary shares, subject to redemption by shareholders. Proceeds from shares not redeemed will become available upon consummation of the business combination;

•
The sale of 51,000,000 ordinary shares pursuant to the forward purchase agreements, resulting in gross proceeds of  $510 million;

•
The sale of 36,000,000 ordinary shares pursuant to the Equity Commitment Letters, resulting in gross proceeds of  $360 million;

•
The sale of 20,000,000 ordinary shares to the ROFO Financing participants, resulting in gross proceeds of  $200 million (assuming no redemptions by public shareholders of public shares); and

•
The sale of Series A Redeemable Preferred Shares to GSO and FNF or their respective designees resulting in gross proceeds of up to $1.0 billion. The preferred shares carry a paid-in-kind dividend option at the Combined Company’s election. The unaudited pro forma condensed combined financial information does not reflect the payment of such in-kind dividends due to management’s discretion on exercising said option.

Basis of Presentation
Each of FGL and FSR constitutes a business, with inputs, processes, and outputs. Accordingly, each of the business combination and Share Purchase constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the business combination and Share Purchase, are accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by CF Corp. to effect each of the business combination and Share Purchase was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 5 below. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination and Share Purchase.
The pro forma adjustments reflecting the consummation of the business combination and Share Purchase are based on certain currently available information and certain assumptions and methodologies that CF Corp. believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. CF Corp. believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination and Share Purchase contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination and Share Purchase taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of CF Corp., FGL and FSR.
2.
Accounting Policies

Upon consummation of each of the business combination and Share Purchase, CF Corp. will perform a comprehensive review of FGL’s and FSR’s accounting policies. As a result of the review, management may identify differences between the accounting policies of FGL and FSR which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.
The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of CF Corp.’s shares outstanding, assuming the transaction occurred on January 1, 2016.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The purchase accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2017 are as follows:
(a)
Represents the use of the consideration pursuant to the Merger Agreement and the Share Purchase Agreement to purchase all of the outstanding equity ownership of FGL and FSR.

(in millions except share and per share data)
Shares of FGL common stock outstanding as of the Merger Agreement	58,991,806
Cash consideration per share to FGL common stockholders	$31.10
Estimated cash consideration to FGL common stockholders	$1,835
Estimated cash consideration for FGL outstanding stock-based compensation awards	3(1)
Estimated total consideration for FGL	1,838
Estimated total consideration for FSR	65
Total estimated consideration	$1,903

(1)
Excludes amounts paid to redeem certain of FGL’s outstanding unvested stock-based compensation awards as of the date of the Merger Agreement which were determined to relate to post-business combination service periods and will be expensed in CF Corp.’s post-business combination financial statements. Amounts related to FGL’s outstanding unvested stock-based compensation awards were allocated between business combination consideration and post-business combination stock-based compensation expense based on an analysis of the total and remaining service periods related to the settled awards. Amounts related to post-business combination service periods were excluded from the unaudited pro forma condensed combined statements of operations as they were determined not to have a continuing effect. This allocation has been performed assuming the business combination occurred on March 31, 2017 and is expected to change based on the actual business combination date.

(b)
Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of FGL and FSR as discussed in Note 5 below. FSR’s assets and liabilities are primarily reported at their fair values and no material adjustments to its tangible net assets have been currently identified. Additional information regarding the estimated fair value of identifiable intangible assets acquired and the tax effect of the purchase accounting is discussed below.

	FGL	FSR	Total
	(in millions)
Commercial mortgage loans – carrying value	$579	$—	$579
Commercial mortgage loans – fair value	576	—	576
Net purchase accounting adjustment	$(3)	$—	$(3)
Other investments – carrying value	$119	$—	$119
Other investments – fair value	115	—	115
Net purchase accounting adjustment(1)	$(4)	$—	$(4)
Reinsurance recoverables – carrying value	$3,426	—	$3,426
Reinsurance recoverables – fair value	3,363	—	3,363
Net purchase accounting adjustment	$(63)	—	$(63)

	FGL	FSR	Total
	(in millions)
Intangibles, net – carrying value	$1,184	$—	$1,184
Intangibles, net – fair value	1,586	—	1,586
Net purchase accounting adjustment(3)	$402	$—	$402
Goodwill – carrying value	$—	$—	$—
Goodwill – fair value(4)	79	—	79
Net purchase accounting adjustment	$79	$—	$79
Other assets(2) – carrying value	$204	$23	$227
Other assets – fair value	199	23	222
Net purchase accounting adjustment	$(5)	$—	$(5)
Contractholder funds – carrying value	$20,052	$—	$20,052
Contractholder funds – fair value	20,500	—	20,500
Net purchase accounting adjustment(5)	$448	$—	$448
Debt – carrying value	$300	$—	$300
Debt – fair value	301	—	301
Net purchase accounting adjustment	$1	$—	$1
Other liabilities – carrying value	$903	$11	$914
Other liabilities – fair value	879	11	890
Net purchase accounting adjustment(6)	$(24)	$—	$(24)

(1)
Related to policy loans held within other investments.

(2)
Related to elimination of leasehold improvements and certain fixed assets that are written off due to no ascribed value.

(3)
Reflects the elimination of FGL’s historical DAC ($1.2 billion) and VOBA ($9 million) balances as well as recognition of new VOBA resulting from the acquisition ($1.5 billion) and other intangible assets ($71 million) as further described below. The VOBA, when combined with the carrying value of the insurance liabilities, produces a fair value of those liabilities. VOBA is based on actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns and other factors. Actual experience of the purchased business may vary from these projections. VOBA is amortized in relation to estimated gross profits or premiums, depending on product type. For interest-sensitive products, if estimated gross profits differ from expectations, the amortization of VOBA will be adjusted to reflect actual experience. The net adjustment to amortization as a result of eliminating the historical DAC and VOBA is included in adjustment (aa).

(4)
Reflects the recognition of goodwill related to FGL through application of the acquisition method of accounting. The fair value of assets acquired and liabilities assumed related to FSR exceeded the attributable consideration pursuant to the Share Purchase Agreement. Therefore, a bargain purchase gain of  $36 million has been reflected in retained earnings in the unaudited pro forma condensed combined balance sheet. This gain has been excluded from the unaudited pro forma condensed combined statements of operations as it was determined to not have a continuing effect.

(5)
Adjustment to record contractholder funds at fair value.

(6)
Reflects the elimination of deferred reinsurance revenue.

(c)
The following intercompany eliminations between FGL and FSR related to reinsurance ceded by FGL and assumed by FSR upon consolidation by CF Corp. are reflected in these adjustments:

(in millions)
Assets
Related party investments	(3)
Related party loans	(71)
Funds withheld receivables	(930)
Reinsurance recoverables	(1,004)
Other assets(1)	(119)
Liabilities
Funds withheld for reinsurance liabilities	(1,123)
Insurance reserves	(1,004)

(1)
Reflects elimination of a funds withheld asset embedded derivative resulting from the reinsurance treaty between FGL and FSR.

(d)
Represents adjustments to reflect the deferred tax impact of purchase accounting adjustments, resulting in the reversal of FGL’s historical deferred tax asset and the recording of net deferred tax assets of  $36 million and none for FGL and FSR, respectively, based on a 35% statutory tax rate.

(e)
Reflects the elimination of FGL’s and FSR’s historical equity accounts.

	FGL	FSR	Total
	(in millions)
Common stock	$(1)	$—	$(1)
Additional paid-in capital	(715)	(178)	(893)
Retained earnings (accumulated deficit)	(914)	77	(837)
Accumulated other comprehensive income	(291)	—	(291)
Treasury stock	13	—	13
Total adjustment	$(1,908)	$(101)	$(2,009)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2017 are as follows:
(f)
Represents the reclassification of  $691 million of cash and cash equivalents held in the trust account that becomes available following the business combination.

(g)
Reflects the payment of  $2 million of cash bonuses payable to certain executives of FGL contingent upon completion of the business combination. Such bonuses have been excluded from the unaudited pro forma condensed combined statements of operations as they do not have a continuing impact on the Combined Company.

(h)
Reflects the payment of  $7 million related to certain stock-based compensation awards of FGL and FGLH that were accelerated and redeemed pursuant to the business combination.

(i)
Reflects the receipt of gross proceeds of  $375 million from the sale of preferred shares, net of $8 million in transaction costs.

(j)
Reflects the receipt of gross proceeds of  $510 million from the sale of 51,000,000 ordinary shares and 19,083,333 warrants pursuant to the forward purchase agreements. $20 million of related underwriting discounts and commissions were previously accrued. The payment of such amounts is included in adjustment (l).

(k)
Reflects the receipt of gross proceeds of  $360 million from the sale of 36,000,000 ordinary shares pursuant to the Equity Commitment Letters, net of $26 million in transaction costs.

(l)
Reflects the payment of  $45 million of deferred underwriting commissions and placement agent fees contingent upon completion of the business combination.

(m)
Reflects adjustments to retained earnings for $20 million of transaction costs incurred in relation to the Transactions.

(n)
Reflects the redemption of 46,000,000 public shares by public shareholders pursuant to their redemption rights and FNF’s waiver of its redemption rights with respect to its 3,000,000 Class A ordinary shares and assumes that ROFO Financing participants purchase 20,000,000 Class A ordinary shares from public shareholders who have requested for their shares to be redeemed in connection with the Closing.

(o)
Reflects the purchase of preferred shares by GSO and FNF under the Backstop Commitments upon redemption of public shares, the reclassification of approximately $7 million of previously expensed related transaction costs, and approximately $2 million of a draw down fee to offset the proceeds thereof.

(p)
Reflects the receipt of gross proceeds of  $200 million from the sale of 20,000,000 ordinary shares to the ROFO Financing participants. $8 million of related underwriting discounts and commissions were previously accrued. The payment of such amounts is included in adjustment (l).

(q)
Reflects the reversal of gross proceeds of  $200 million from the sale of 20,000,000 ordinary shares to the ROFO Financing participants, based on the assumption that in a maximum redemption scenario, pursuant to the ROFO Financing subscription agreements, such funds would be utilized by the ROFO Financing participants to purchase Class A ordinary shares from public shareholders.

(r)
Reflects incremental amounts drawn on FGLH’s revolving credit facility to fund certain payments related to the business combination and Share Purchase.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The purchase accounting and pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the three months ended March 31, 2017 are as follows:
(aa)
Represents the sum of the adjustments to record amortization expense related to identifiable definite lived intangible assets. Such intangibles have been amortized using the straight-line method.

	Three Months Ended March 31, 2017			Year Ended December 31, 2016
	FGL	FSR	Total	FGL	FSR	Total
	(in millions)
Calculation of amortization adjustment:
Historical amortization recognized on DAC and VOBA	$123	$—	$123	$54	$—	$54
Amortization after fair value (including VOBA and other intangibles)	147	—	147	130	—	130
Amortization expense adjustment for the period	$24	$—	$24	$76	$—	$76

(bb)
Represents the elimination of depreciation and amortization expense related to written-off fixed assets and leasehold improvements.

(cc)
Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase accounting and pro forma adjustments based on a statutory tax rate of 35% to compute the income tax expense related to the unaudited pro forma condensed combined statements of operations.

	Three Months Ended March 31, 2017			Year Ended December 31, 2016
	Purchase Accounting Adjustments	Pro Forma Adjustments (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Purchase Accounting Adjustments	Pro Forma Adjustments (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)
	(in millions)
Pro forma net income (loss) before income taxes	$(21)	$(14)	$—	$(41)	$(58)	$—
Statutory tax rate	35%	35%	35%	35%	35%	35%
Income tax (benefit) expense	$(7)	$(5)	$—	$(14)	$(21)	$—

(dd)
Reflects adjustments to eliminate intercompany transactions between FGL and FSR:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	(in millions)
Premiums	$—	$3
Net investment income	11	61
Net investment gains (losses)	(11)	(57)
Insurance and investment product fees and other	1	3
Benefits and other changes in policy reserves	(4)	50
Income tax (benefit) expense	1	(21)
Impact to net income (loss)	$(2)	$39

(ee)
Represents adjustment to net investment income to amortize the fair value adjustment to FGL’s investments.

(ff)
Reflects the payment of an investment management fee, calculated as 30 bps of assets under management, from FGLIC to the Investment Manager as well as the payment of an investment administration services fee, calculated as 4 bps of assets under management, from the Investment Manager to FGLIC, in each case pursuant to agreements to be entered into in connection with the business combination and Share Purchase.

(gg)
Represents the amortization of contract holder funds resulting from the increase in fair value of reserves upon acquisition of FGL.

(hh)
Represents incremental interest expense related to borrowings on FGLH’s revolving credit facility that will be incurred by the Combined Company in connection with the business combination.

4.
Earnings per Share

Represents the net earnings per share calculated using the historical weighted average CF Corp. ordinary shares and the issuance of additional shares in connection with the business combination and Share Purchase, assuming the shares were outstanding since January 1, 2016:
Combined Pro Forma Basic Weighted Average Shares (assuming no redemption)
Founders shares	30,000,000
Shares issued as part of units purchased in IPO	69,000,000
Share purchases pursuant to forward purchase agreements	51,000,000
Share purchases pursuant to the Equity Commitment Letters	36,000,000
Share purchases by the ROFO Financing participants	20,000,000
Pro forma weighted average shares (basic)	206,000,000

Combined Pro Forma Diluted Weighted Average Shares (assuming no redemption)
Founders shares	30,000,000
Shares issued as part of units purchased in IPO	69,000,000
Share purchases pursuant to forward purchase agreements	51,000,000
Share purchases pursuant to the Equity Commitment Letters	36,000,000
Share purchases by the ROFO Financing participants	20,000,000
Preferred warrants	8,362,473(1)
Pro forma weighted average shares (diluted)	214,362,684

Combined Pro Forma Basic Weighted Average Shares (assuming maximum redemption)
Founders shares	30,000,000
Shares issued as part of units purchased in IPO	23,000,000(2)
Share purchases pursuant to forward purchase agreements	51,000,000
Share purchases pursuant to the Equity Commitment Letters	36,000,000
Pro forma weighted average shares (basic)	140,000,000

Combined Pro Forma Diluted Weighted Average Shares (assuming maximum redemption)
Founders shares	30,000,000
Shares issued as part of units purchased in IPO	23,000,000(2)
Share purchases pursuant to forward purchase agreements	51,000,000
Share purchases pursuant to the Equity Commitment Letters	36,000,000
Preferred warrants	11,168,735(3)
Pro forma weighted average shares (diluted)	151,169,016

(1)
The number of preferred warrants is calculated by converting 8,370,000 preferred warrants into ordinary shares using the treasury stock method, $0.01 strike price, and $11.12 ordinary share price as of June 29, 2017.

(2)
Assumes that purchasers under the ROFO Financing subscription agreements purchase shares from public shareholders who have requested for their shares to be redeemed in connection with the business combination.

(3)
The number of preferred warrants is calculated by converting 11,178,788 preferred warrants into ordinary shares using the treasury stock method, $0.01 strike price, and $11.12 ordinary share price as of June 29, 2017.

	Three Months Ended March 31, 2017		Year Ended December 31, 2016
	Pro Forma Adjustments (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)	Pro Forma Adjustments (Assuming No Redemption)	Additional Pro Forma Adjustments (Assuming Maximum Redemption)

Net income	68	68	53	53
Mezzanine equity accretion	7	25	29	99
Income (loss) attributable to common shareholders	61	43	24	(46)
Basic earnings (loss) per share	$0.30	$0.31	$0.12	$(0.33)
Diluted earnings (loss) per share	$0.28	$0.28	$0.11	$(0.33)
5.
Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the actual amounts recorded for the acquisition may differ from the information presented.
Allocation of consideration
	FGL	FSR
	(in millions)
Fixed maturity securities, available-for-sale	$20,052	$—
Equity securities, available-for-sale	712	—
Derivative investments	351	—
Commercial mortgage loans	576	—
Other invested assets	115	—
Related party investments	—	95
Total investments	21,806	95
Related party loans	71	—
Funds withheld receivable	—	1,626
Cash and cash equivalents	887	25
Accrued investment income	225	—
Reinsurance recoverable	3,363	—
Intangibles, net	1,586	—
Deferred tax assets	36	—
Income taxes receivable	—	8
Other assets	199	23
Total identifiable assets acquired	28,173	1,777
Contractholder funds	(20,500)	—
Future policy benefits	(3,435)	—
Funds withheld for insurance liabilities	(1,134)	—
Liability for policy and contract claims	(60)	—
Insurance reserves	—	(1,665)
Debt	(301)	—
Revolving credit facility	(105)	—
Other liabilities	(879)	(11)
Net identifiable liabilities acquired	1,759	101
Goodwill (bargain purchase gain)(1)	79	(36)
Total gross consideration	$1,838	$65

(1)
The fair value of assets acquired and liabilities assumed related to FSR exceeded the attributable consideration related to the Share Purchase. Therefore, a bargain purchase gain of  $36 million has been reflected in the unaudited pro forma condensed combined balance sheet. This gain has been excluded from the unaudited pro forma condensed combined statements of operations as it was determined to not have a continuing effect.

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The distribution network intangible asset represents the value of FGL’s existing distribution network, which was determined using the multi-period excess earnings method based on preliminary forecasts for FGL. The trade name intangible asset represents the Fidelity & Guaranty Life trade name which was valued using the relief-from-royalty method giving consideration to publicly available third-party trade name royalty rates as well as expectations for expected premiums over the anticipated life of the asset. The licenses, which represent FGL’s jurisdictional insurance licenses, were valued using the market approach based on third-party market transactions from which the prices paid for state insurance licenses could be derived. In addition to VOBA recognized on the acquisition ($1.5 billion), described above, the preliminary allocation to other intangible assets is as follows:
Intangible assets
	Fair Value
	FGL	FSR	Total	Useful Life
	(in millions)
Distribution channels	$44	$—	$44	20 years
Trade names	20	—	20	10 years
Licenses	7	—	7	indefinite
Total intangible assets	$71	$—	$71

Goodwill. Approximately $79 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforces at FGL and FSR.
In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

COMPARATIVE SHARE INFORMATION
The following table sets forth selected historical equity ownership information for CF Corp. and FGL and unaudited pro forma condensed consolidated combined per share ownership information of CF Corp. after giving effect to the business combination and Share Purchase, assuming two redemption scenarios as follows:
•
Assuming No Redemptions: This presentation assumes that no CF Corp. shareholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account.

•
Assuming Maximum Redemption: This presentation assumes that the CF Corp. public shareholders holding a net number of 46,000,000 of CF Corp.’s shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10 per share) of the funds in the Trust Account. This scenario assumes that ROFO Financing participants purchase tendered shares by current shareholders and a 3,000,000 share commitment by FNF to not redeem their shares. In this scenario, redemptions would be offset by the issuance of preferred shares to GSO and FNF pursuant to the Equity Commitment Letters and Investor Agreement.

The pro forma book value, net earnings (loss) and cash dividends per share information reflects the business combination and Share Purchase as if they had occurred on March 31, 2017.
The historical information should be read in conjunction with the sections entitled “Selected Historical Financial Information of CF Corp.” and “Selected Historical Financial Information of FGL” and the historical consolidated and combined financial statements of CF Corp. and FGL and the related notes thereto incorporated by reference in this proxy statement. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the business combination and Share Purchase had been completed as of the date indicated or will be realized upon the completion of the business combination and Share Purchase. The historical information contained in the following table for the three months ended should be read in conjunction with CF Corp.’s unaudited condensed statement of operations for the three months ended March 31, 2017 and the related notes included in CF Corp.’s Quarterly Report on Form 10-Q, as incorporated by reference in this proxy statement; along with FGL’s unaudited condensed consolidated statement of operations for the three months ended December 31, 2016 and the related notes in FGL’s Quarterly Report on Form 10-Q, as incorporated by reference in this proxy statement. The historical information contained in the following table for the year ended should be read in conjunction with CF Corp.’s audited consolidated statement of operations for the period from February 26, 2016 (inception) to December 31, 2016 and the related notes in CF Corp.’s Annual Report on Form 10-K, as incorporated by reference in this proxy statement; along with FGL’s audited consolidated statement of operations for the year ended September 30, 2016 and the related notes in FGL’s Annual Report on Form 10-K, as incorporated by reference in this proxy statement.
			Combined Pro Forma
	CF Corp.	FGL	Assuming No Redemptions	Assuming Maximum Redemptions
	(in millions, except share and per share amounts)
As of and for the Three Months Ended (Unaudited)
Book value per share(1)	$0.25	$32.74	$8.27	$7.51
Weighted average shares outstanding – basic	19,933,292	58,280,532	206,000,000	140,000,000
Weighted average shares outstanding – diluted	84,000,000	58,366,009	214,362,684	151,169,016
Net earnings (loss) per share – basic	$—	$1.85	$0.30	$0.31
Net earnings (loss) per share – diluted	$—	$1.85	$0.28	$0.28
Cash dividends per share	$—	$0.065	$0.018	$0.027
As of and for the Year Ended
Weighted average shares outstanding – basic	18,560,652	58,275,013	206,000,000	140,000,000
Weighted average shares outstanding - diluted	18,560,652	58,578,163	214,362,684	151,169,016
Net earnings (loss) per share – basic	$(0.02)	$1.67	$0.12	$(0.33)
Net earnings (loss) per share – diluted	$(0.02)	$1.66	$0.11	$(0.33)
Cash dividends per share	$—	$0.260	$0.074	$0.108

(1)
Book value per share = (Total equity excluding preferred shares)/shares outstanding.

CAPITALIZATION
The following table sets forth:
•
the capitalization of each of CF Corp. and FGL on an unaudited, historical basis as of March 31, 2017; and

•
the capitalization of CF Corp. on a pro forma basis as of March 31, 2017, after giving effect to the business combination and Share Purchase and assuming (i) no CF Corp. shareholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account; and (ii) that the CF Corp. public shareholders holding a net number of 46,000,000 of CF Corp.’s shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10 per share) of the funds in the Trust Account. This scenario assumes that ROFO Financing participants purchase tendered shares by current shareholders and a 3,000,000 share commitment by FNF to not redeem their shares. In this scenario, redemptions would be offset by the issuance of preferred shares to GSO and FNF pursuant to the Equity Commitment Letters and Investor Agreement.

Please refer to the historical financial statements of CF Corp. and FGL and the related notes incorporated by reference in this proxy statement, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
	March 31, 2017
			Pro Forma
	Historical		Assuming No Redemptions	Assuming Maximum Redemptions
	CF Corp.	FGL
	(in millions)
Cash and cash equivalents	$1	$887	$1,081	$887
Investments and cash equivalents held in Trust Account	691	—	—	—
	692	887	1,081	887
Long-term debt, including current portion	—	405	449	457
Deferred underwriting compensation	45	—	—	—
Preferred shares	—	—	367	818
Class A ordinary shares, subject to possible redemption	641	—	—	—
Shareholders’ equity	5	1,908	1,704	1,051
Total capitalization	$1,383	$3,200	$3,601	$3,213

GENERAL MEETING OF CF CORP. SHAREHOLDERS
General
CF Corp. is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by our board of directors for use at the general meeting to be held on            , 2017, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about            , 2017. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the general meeting.
Date, Time and Place
The general meeting will be held at            , Eastern time, on            , 2017, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the general meeting if you owned ordinary shares at the close of business on            , 2017, which is the record date for the general meeting. You are entitled to one vote for each ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 84,000,000 ordinary shares of CF Corp outstanding in the aggregate, of which 69,000,000 were Class A ordinary shares and 15,000,000 were founder shares (which are convertible for up to 30,000,000 ordinary shares upon Closing in accordance with our charter) held by our initial shareholders.
Vote of our Sponsor, Directors and Officers of CF Corp.
In connection with the IPO, CF Corp. entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any ordinary shares owned by them in favor of the Business Combination Proposal.
Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than certain anchor investors, public shares in connection with the completion of the business combination. The founder shares have no redemption rights upon CF Corp.’s liquidation and will be worthless if no business combination is effected by us by May 25, 2018. However, our Sponsor is entitled to redemption rights upon our liquidation with respect to any shares of Class A ordinary shares it may own.
Quorum and Required Vote for Proposals for the General Meeting
A quorum of CF Corp. shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if a majority of the ordinary shares outstanding and entitled to vote at the general meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of the Business Combination Proposal, the NASDAQ Proposal, Charter Proposal B, Charter Proposal I, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote and actually cast thereon at the general meeting, voting as a single class. Pursuant to our charter, until the Closing, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Class B ordinary shares entitled to vote and actually cast thereon at the general meeting. The approval of the Charter Proposals (except for Charter Proposal B and Charter Proposal I) requires the affirmative vote of holders of at least two-thirds of the issued and outstanding ordinary shares represented in person or by proxy and entitled to vote thereon and actually cast at the general meeting, voting as a single class.

Accordingly, a shareholder’s failure to vote by proxy or to vote in person at the general meeting will not be counted towards the number of ordinary shares required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on any of the Proposals.
The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting. The Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal. The Director Election Proposal is also conditioned on the approval of Charter Proposal C. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.
Recommendation to CF Corp. Shareholders
After careful consideration, CF Corp.’s board of directors recommends that CF Corp.’s shareholders vote “FOR” each director nominee and Proposal being submitted to a vote of CF Corp.’s shareholders at the general meeting.
For a more complete description of CF Corp.’s reasons for the approval of the business combination and the recommendation of CF Corp.’s board of directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — CF Corp.’s Board of Directors’ Reasons for Approval of the Business Combination.”
Voting Your Shares
Each ordinary share that you own in your name entitles you to one vote on each of the Proposals for the general meeting. Your one or more proxy cards show the number of ordinary shares that you own. There are several ways to vote your ordinary shares:
•
You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the general meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your ordinary shares will be voted as recommended by the board of directors. The board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the NASDAQ Proposal, “FOR” each of the Charter Proposals, “FOR” each of the director nominees, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

•
You can attend the general meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your ordinary shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your ordinary shares.

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the general meeting or at such meeting by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may notify CF Corp.’s secretary, in writing, before the general meeting that you have revoked your proxy; or

•
you may attend the general meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the General Meeting
The general meeting has been called to consider only the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan

Proposal and the Adjournment Proposal. Under Cayman Islands law, other than procedural matters incident to the conduct of the general meeting, no other matters may be considered at the general meeting if they are not included in this proxy statement, which serves as the notice of the general meeting.
Who Can Answer Your Questions About Voting Your Shares or Warrants
If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Morrow Sodali, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect: (203) 658-9400).
Redemption Rights
Pursuant to our charter, we are providing public shareholders with the opportunity to have their public shares redeemed at the Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the consummation of the business combination, including interest earned and not previously released to us to pay income taxes) in the trust account, divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than certain anchor investors, public shares in connection with the completion of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price.
In order to exercise your redemption rights, you must:
•
if you hold your public shares through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•
check the box on the enclosed proxy card marked “Shareholder Certification” if you are not acting in concert or as a partnership, syndicate, or other “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder with respect to ordinary shares;

•
prior to              , Eastern time, on            , 2017 (two (2) business days before the general meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, or by email at mzimkind@continentalstock.com; and

•
deliver your public shares either physically or electronically through DTC to the transfer agent at least two (2) business days before the general meeting. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is CF Corp.’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, CF Corp. does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.
Holders of outstanding units of CF Corp. must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Prior to exercising redemption rights, shareholders should verify the market price of our Class A ordinary shares as they may receive higher proceeds from the sale of their Class A ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. CF Corp. cannot assure you that you will be able to sell your Class A ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A ordinary shares when you wish to sell your shares.
If you exercise your redemption rights, your public shares will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of CF Corp. following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the business combination is not approved and we do not consummate an initial business combination by May 25, 2018, we will be required to dissolve and liquidate our trust account by returning the then-remaining funds in such account to the public shareholders and our warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of ordinary shares in connection with the business combination.
Proxy Solicitation Costs
CF Corp. is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. CF Corp. and its directors, officers and employees may also solicit proxies in person. CF Corp. will file with the SEC all scripts and other electronic communications as proxy soliciting materials. CF Corp. will bear the cost of the solicitation.
CF Corp. has hired Morrow to assist in the proxy solicitation process. CF Corp. will pay that firm a fee of  $25,000, plus disbursements. CF Corp. will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. CF Corp. will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
We are asking our shareholders to approve and adopt the Merger Agreement and the transactions contemplated thereby. Our shareholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this Proposal.
Because we are holding the general meeting to vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the ordinary shares that are voted at the general meeting, voting as a single class.
The Merger Agreement
This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the business combination.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to shareholders. The representations and warranties in the Merger Agreement and the items listed in the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
General Description of the Merger Agreement and Consideration
On May 24, 2017, we entered into the Merger Agreement with Parent, Merger Sub and FGL, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into FGL and FGL will continue as the surviving corporation and an indirect, wholly owned subsidiary of CF Corp.
Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of FGL Common Stock immediately prior to the Effective Time (other than any shares of FGL Common Stock owned by FGL as treasury stock or by any FGL subsidiary or owned by CF Corp., Parent, Merger Sub or any other subsidiary of CF Corp. (which will be cancelled and no payment will be made with respect thereto), shares granted pursuant to FGL’s equity plans or with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be cancelled and converted automatically into the right to receive $31.10 in cash, without interest. The Merger Agreement permits FGL to pay out a regular quarterly cash dividend on FGL Common Stock prior to the closing of the transaction in an amount not in excess of  $0.065 per share, per quarter (the per share amount of FGL’s most recently declared quarterly dividend).
At the Effective Time, each (i) option to purchase shares of FGL Common Stock, (ii) restricted share of FGL Common Stock and (iii) performance-based restricted stock unit relating to shares of FGL Common Stock, in each case, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (1) the number of shares subject to the award (for restricted stock units, determined at (x) the actual number of shares earned with respect to any full plan year of employment completed by the holder in the applicable performance period, plus (y) the target number of shares subject to any incomplete and remaining year in the applicable performance period), multiplied by (2) the business combination consideration (less the exercise price per share in the case of stock options). Each stock option and restricted stock unit relating to shares of FGLH, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of  (A) the number of shares of FGLH stock subject to the award, multiplied by (B) $176.32 (less the exercise price in the case of such stock options), and each DER, whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the amount accrued with respect to such DER.
CF Corp. will acquire FGL subject to approximately $405 million of existing FGL debt which will be assumed or refinanced.
In addition, an indirect, wholly owned subsidiary of CF Corp. will also purchase FSR from an indirect, wholly owned subsidiary of HRG for $65 million in cash, subject to certain adjustments, pursuant to the Share Purchase Agreement. For more information about the Share Purchase Agreement, see the section entitled “— FSR Acquisition.”
Closing
Subject to the terms and conditions of the Merger Agreement, the Closing will take place at 10:00 a.m., Eastern time, on the date that is the second (2nd) business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to in writing by the parties.
Material Adverse Effect
Under the Merger Agreement, certain representations and warranties of CF Corp. and FGL are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Merger Agreement, a material adverse effect with respect to CF Corp (“CF Corp. Material Adverse Effect”) means a failure of, or a material impairment of, or material delay in, the ability of CF Corp. and its subsidiaries to perform their obligations under the Merger Agreement.
Pursuant to the Merger Agreement, a material adverse effect with respect to FGL (“FGL Material Adverse Effect”) means a material adverse effect on the financial condition or results of operations of FGL and its subsidiaries, taken as a whole; provided, however, that in no event will any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be, an FGL Material Adverse Effect: (a) any change, event, effect or circumstance that results from changes affecting the life insurance and annuity industry, or the United States economy, or from changes affecting worldwide economic or capital market conditions, (b) any failure by FGL to meet any published analyst estimates or expectations of FGL’s revenue, earnings or other financial performance or results of operations for any period, in and of itself  (but not the underlying cause thereof), or any failure by FGL to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or any change in the price or trading volume of FGL Common Stock, in and of itself  (but not the underlying cause thereof), (c) any change, event, effect or circumstance arising out of the announcement of the Merger Agreement and the transactions contemplated thereby or the pendency of the business combination or the identity of the parties to the Merger Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, agents, policyholders, partners or employees of FGL and its subsidiaries, (d) any actions taken or omitted to be taken in connection with the Merger Agreement to obtain any consent, approval, authorization or waiver under applicable Law in connection with the business combination and the other transactions contemplated by the Merger Agreement, (e) any changes in global or national political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to any pandemic, natural disaster or other act of nature, (f) the entering into and performance of the Merger Agreement and the transactions contemplated thereby, including compliance with the covenants set forth herein, or any action taken or omitted to be taken by FGL at the request or with the prior consent of CF Corp., Parent or Merger Sub, (g) the effects of any breach, violation or non-performance of any provision of the Merger Agreement by CF Corp., Parent or any of their affiliates, (h) changes in or adoption of any applicable Laws or regulations or applicable accounting regulations or principles or interpretations thereof  (including, changes in GAAP or in statutory accounting principles (“SAP”) prescribed or permitted by the applicable insurance regulatory authority and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), (i) any pending, initiated or threatened action, suit or proceeding by or before any Governmental Authority (“Action”) against FGL, any of its affiliates or any of their respective directors or officers arising out of the Merger Agreement or the transactions contemplated thereby, (j) changes in the value of the investment assets (“Investment Assets”) owned by the subsidiaries through which FGL conducts its material insurance operations (the “FGL Insurance Entities”), (k) any change or development in the credit, financial strength or other rating of FGL, any of its subsidiaries or its outstanding debt (but not the underlying cause thereof, unless the underlying cause thereof arises directly or indirectly from the proposed funding of the business combination consideration or the proposed refinancing of any outstanding indebtedness of FGL or any of its subsidiaries, in which case it will not be deemed to constitute, or be taken into account in determining whether there has been or will be, an FGL Material Adverse Effect), or (l) any item set forth in the disclosure letter dated as of the date of the Merger Agreement delivered by FGL to CF Corp. prior to the execution of the Merger Agreement; except with respect to clauses (a), (e) or (h), to the extent that such change, event or effect is disproportionately adverse to FGL and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which FGL and its subsidiaries operate.
Conditions to Closing of the Business Combination
Conditions to Each Party’s Obligation to Consummate the Business Combination.
The respective obligations of each party to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived jointly by the parties, in whole or in part, to the extent permitted by applicable law:
•
The FGL Required Vote must have been obtained;

•
The CF Corp. Required Vote must have been obtained;

•
No Law or Order (whether temporary, preliminary or permanent) must have been enacted, issued or enforced that is in effect and that prevents or prohibits consummation of the business combination; and

•
The consents, approvals, authorizations or filings set forth in the Merger Agreement must have been made or obtained and will be in full force and effect, and the applicable waiting periods, together with any extensions thereof, under the HSR Act must have been expired or terminated (the “Governmental Consents”).

Following the execution of the Merger Agreement, FS Holdco executed and delivered to FGL and CF Corp. the Stockholder Written Consent to FGL and CF Corp. As a result, the FGL Required Vote has been obtained. In addition, on June 16, 2017, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.
Conditions to CF Corp., Parent and Merger Sub’s Obligations to Consummate the Business Combination.
The obligations of CF Corp., Parent and Merger Sub to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived exclusively by CF Corp., Parent and Merger Sub, in whole or in part, to the extent permitted by applicable law:
•
The representations and warranties of FGL set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (with no effect given to any exception or qualification contained therein relating to “material,” “materiality,” or “FGL Material Adverse Effect”) would not, individually or in the aggregate, reasonably be likely to have an FGL Material Adverse Effect;

•
FGL must have performed or complied in all material respects with all agreements and covenants required under the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•
CF Corp., will have received a certificate signed by an officer of FGL confirming that the conditions in the first and second bullets above have been satisfied.

Conditions to FGL’s Obligations to Consummate the Business Combination.
The obligations of FGL to consummate the business combination are subject to the satisfaction at or prior to the Closing of the following additional conditions, any or all of which may be waived exclusively by FGL, in whole or in part, to the extent permitted by applicable law:
•
The representations and warranties of CF Corp., Parent and Merger Sub set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the date of Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (with no effect given to any exception or qualification contained therein relating to “material,” “materiality,” or “CF Corp. Material Adverse Effect”) would not, individually or in the aggregate, reasonably be likely to have a CF Corp. Material Adverse Effect;

•
CF Corp., Parent and Merger Sub must have performed or complied in all material respects with all agreements and covenants required under the Merger Agreement to be performed or complied with by them on or prior to the Effective Time; and

•
FGL must have received a certificate signed by an officer of CF Corp. confirming that the conditions in the first and second bullets above have been satisfied.

Representations and Warranties
Under the Merger Agreement, FGL made customary representations and warranties relating to: organization and good standing; organizational documents; authority; capitalization, subsidiaries; no conflict; required filings and consents; compliance; litigation; FGL reports and financial statements; absence of certain changes or events; contracts; insurance reports; insurance business; reinsurance; Investment Assets; taxes; related party transactions; employment benefit plans; labor relations; intellectual property; insurance coverage; real property; environmental matters; the proxy statement or information statement; takeover statutes; termination of a prior transaction; financial advisor opinion and brokers.
Under the Merger Agreement, CF Corp., Parent and Merger Sub made customary representations and warranties relating to: organization and good standing; authority; capitalization, no conflict; required filings and consents; compliance; litigation; no regulatory impediments; CF Corp. reports and financial statements; financial capability; interim operations; ownership of shares; vote/approval required; the proxy or information statement; CF Corp.’s NASDAQ listing and brokers. CF Corp., Parent and Merger Sub also made representations and warranties relating to the equity financings obtained in connection with the business combination; the forward purchase agreements; the Information Letter Agreements; the trust account; Debt Financing; and the Limited Guaranties.
Covenants of the Parties
Covenants of FGL
FGL made certain covenants under the Merger Agreement, including, among others, the following, subject to certain exceptions and limitations:
•
FGL will and will cause each of its subsidiaries to conduct their respective businesses and operations in the ordinary course of business in all material respects consistent with past practices, and, subject to certain limitations, restrictions and prohibitions set forth in the Merger Agreement, FGL will use its reasonable best efforts to preserve intact its business organization and, its assets, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, reinsurers, agents, service providers and others having business dealings with it.

•
FGL will not and will cause each of its subsidiaries not to:

•
declare, set aside, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its or its subsidiaries’ capital stock, other than (i) any dividends or distributions by a subsidiary of FGL to FGL or to any other subsidiary of FGL or (ii) quarterly cash dividends paid by FGL on the FGL Common Stock not in excess of $0.065 per share, per quarter, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of the Merger Agreement;

•
adjust, split, combine, subdivide or reclassify any of its capital stock or that of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or that of its subsidiaries;

•
repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, warrants, calls, redemption rights, preemptive rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating FGL to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, FGL (“FGL Stock Rights”);

•
issue, deliver, offer, grant or sell any shares of its capital stock, FGL Stock Rights or any options, warrants, calls, redemption rights, preemptive rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by FGL or any subsidiary of FGL obligating the FGL or any of its subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any subsidiary of the FGL (“Subsidiary Stock Rights”);

•
amend FGL’s Amended and Restated Certificate of Incorporation (the “FGL Charter”) or FGL’s Second Amended and Restated By-laws (the “FGL By-laws”), each as amended and restated and as in effect as of the date the Merger Agreement, or the equivalent organizational documents of FGL’s Subsidiaries;

•
purchase an equity interest in, or a portion of the assets of, individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or Governmental Authority (“Person”), or any division or business thereof, or merge, combine, amalgamate or consolidate with any Person;

•
sell, lease, license, allow to lapse, abandon, mortgage, encumber or otherwise dispose of, discontinue, abandon or fail to maintain any of its properties or assets (including capital stock of any subsidiary of FGL) that are material, individually or in the aggregate, to FGL and its subsidiaries, taken as a whole;

•
incur, create or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of FGL or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”);

•
make any loans, advance or capital contributions to, or investments in, any Person;

•
settle, commence or discharge any material Action made or pending against FGL or any of its subsidiaries, or any of their respective directors or officers in their capacities as such;

•
cancel any material Indebtedness or waive any material benefits, claims or rights in connection therewith, in each case, other than in the ordinary course of business consistent with past practice;

•
make any material change (i) in any accounting methods, principles or practices, (ii) to the investment policies and guidelines of the FGL Insurance Entities as in effect as of the date of the Merger Agreement, or (iii) to any of the actuarial, underwriting, claims administration or reinsurance policies, practices or principles of any FGL Insurance Entity, in each case, except as required by GAAP or SAP;

•
conduct any material revaluation of any asset, including any material writing-off of accounts receivable or reinsurance recoverables, other than as required by GAAP or SAP;

•
grant any increases in the compensation or benefits of any of its directors, officers or employees;

•
(i) make any grant of, or increase in, any severance or enter into any agreements or understandings concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to any acquisition, merger, consolidation, sale, or other disposition of all or substantially all of the assets of FGL payable to any director, officer or employee, (ii) accelerate the time of payment or vesting of, or the lapsing of any restrictions with respect to, or fund or otherwise secure the payment of, any compensation or material benefits under any material employee benefit plan, program or arrangement that FGL or any of its subsidiaries sponsors, participates in, is a party or contributes to, or with respect to which FGL or any of its Subsidiaries would reasonably be likely to have any material liability (each, a “Benefit Plan”), or (iii) establish, adopt, enter into, amend or terminate any material Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a material Benefit Plan if in effect on the date hereof);

•
make or change any material tax election, settle or compromise any material tax liability, change its method of accounting, file any material amended tax return, fail to file any material tax return when due, surrender any right to claim a material tax refund, offset or other reduction in tax liability or consent to join any affiliated, consolidated, combined or unitary group for tax purposes;

•
enter into or amend or modify in any material respect, terminate, cancel or extend any material contract or enter into any contract or agreement that if in effect as of the date hereof would be a material contract or any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements;

•
enter into or amend in any significant manner any contract, agreement or commitment with any former or present director or officer of FGL or any of its subsidiaries or with any affiliate of any of the foregoing Persons or any other Person covered under Item 404(a) of Regulation S-K under the Securities Act;

•
authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization with respect to FGL or any of its subsidiaries;

•
(i) enter into any new line of business or (ii) change in any material respect any material products or any material operating or enterprise risk management policies;

•
enter into any agreement or commitment with any insurance regulatory authority other than in the ordinary course of business consistent with past practice;

•
enter into (i) any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets or (ii) any material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which FGL or any of its subsidiaries may be subject upon or after the Closing, in each case, other than as would not, individually or in the aggregate, reasonably be likely to have an FGL Material Adverse Effect; or

•
agree to take any of the actions described above.

•
FGL will, and will cause the directors, officers, employees, auditors, attorneys and financial advisors and other agents or advisors (“Representatives”) of FGL to, afford the Representatives of CF Corp., Parent and Merger Sub, upon not less than two (2) days’ prior written notice directed to the FGL’s General Counsel, reasonable access during normal business hours to the officers, agents, properties, offices and other facilities, books and records of FGL.

•
Immediately after the execution of the Merger Agreement, FGL will take all actions necessary to seek and obtain the FGL Required Vote by the Stockholder Written Consent.

•
In the event the Stockholder Written Consent is delivered to CF Corp. (which has now occurred), as promptly as practicable thereafter, FGL will, in consultation with CF Corp., prepare, and FGL will file with the SEC, an Information Statement, and FGL will use reasonable best efforts to have the Information Statement cleared by the SEC as promptly as practicable and will thereafter file with the SEC the Information Statement in definitive form.

•
In the event the Stockholder Written Consent is not delivered to CF Corp. and CF Corp. does not terminate the Merger Agreement pursuant to the terms thereof, then as promptly as practicable after the period ending forty-eight (48) hours after the execution of the Merger Agreement (the “Written Consent Delivery Period”), FGL will prepare and file with the SEC preliminary proxy materials (the “FGL Proxy Statement”), and will use reasonable best efforts to have the FGL Proxy Statement cleared by the SEC as promptly as practicable and thereafter FGL will promptly mail to its Stockholders the FGL Proxy Statement and all other proxy materials for FGL’s stockholders meeting to be called to consider the business combination (the “FGL Stockholders Meeting”).

•
In the event the Stockholder Written Consent is not delivered to CF Corp. and CF Corp. does not terminate the Merger Agreement pursuant to the terms thereof, FGL, acting through its board of directors, will take all actions in accordance with applicable Law, the FGL Charter, the FGL By-laws and the rules of the New York Stock Exchange to duly call, give notice of, convene and promptly hold the FGL Stockholders Meeting for the purpose of considering and voting upon the adoption of the Merger Agreement.

•
Subject to the terms of the Merger Agreement, to the extent permitted by applicable law (i) FGL’s board of directors will recommend adoption of the Merger Agreement and approval of the business combination by FGL’s stockholders and include such recommendation in the FGL Proxy Statement and (ii) neither FGL’s board of directors nor any committee thereof will withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to CF Corp., such recommendation.

•
FGL will take all lawful action to solicit from its stockholders proxies in favor of the proposal to adopt the Merger Agreement and approve the business combination and will take all other action reasonably necessary or advisable to secure the vote or consent of FGL’s stockholders that are required by the rules of the New York Stock Exchange and the DGCL.

•
FGL agrees that (i) it and its directors and officers will not, (ii) its subsidiaries and its subsidiaries’ directors and officers will not and (iii) it will use reasonable best efforts to ensure that its and its subsidiaries’ other Representatives will not, directly or indirectly, (A) solicit, initiate or knowingly encourage any inquiries regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal (as defined in the Merger Agreement), (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Takeover Proposal, (C) enter into any agreement or agreement in principle requiring, directly or indirectly, FGL to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement, or (D) publicly propose or agree to do any of the foregoing.

•
FGL will, and will cause its subsidiaries and direct its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal.

•
Neither FGL’s board of directors nor any committee thereof will (i)(A) withdraw (or modify in a manner adverse to CF Corp.), or publicly propose to withdraw or withhold (or modify in a manner adverse to CF Corp.), the approval, recommendation or declaration of advisability by FGL’s board of directors or any such committee of the Merger Agreement or the business combination or (B) recommend or endorse the approval or adoption of, or approve or adopt, or publicly propose to recommend, endorse, approve or adopt, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”; it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act will not be deemed to be an Adverse Recommendation Change) or (ii) approve or recommend, or publicly propose to approve or recommend, or cause or permit FGL or any of its subsidiaries to execute or enter into, any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement with respect to a Takeover Proposal (other than, subject to the terms and conditions set forth in the Merger Agreement, a confidentiality agreement) (“Takeover Proposal Documentation”).

•
FGL will as promptly as practicable advise CF Corp. of the receipt of any Takeover Proposal after the date of the Merger Agreement, the material terms and conditions of any such Takeover Proposal and the identity of the Person making any such Takeover Proposal, and will keep CF Corp. reasonably informed of any material developments with respect to any such Takeover Proposal (including any material changes thereto).

•
Prior to the Closing, FGL has agreed to, and has agreed to cause its Subsidiaries to, use its commercially reasonable efforts to cause any of their respective directors, officers, employees, managers, consultants, accountants or other agents or representatives to use their reasonable efforts to, at CF Corp.’s sole expense, reasonably cooperate with CF Corp. as necessary in connection with the arrangement and obtaining of the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, as may be reasonably requested by CF Corp.

•
Between the date of the Merger Agreement and the Effective Time, as soon as promptly as practicable after receipt of any written request by CF Corp. to do so, in consultation with CF Corp. and at CF Corp.’s sole expense, FGL has agreed to use its commercially reasonable efforts to:

•
(A) commence a consent solicitation to amend, eliminate or waive certain sections of the Indenture, dated as of March 27, 2013 (as amended, supplemented or otherwise modified from time to time, including pursuant to the First Supplemental Indenture, dated as of March 27, 2013) by and among FGLH, as issuer, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “FGLH Indenture”), as specified by CF Corp. (the “Consent Solicitation”), with respect to all of the outstanding 6.375% Senior Notes of FGL due March 27, 2021 issued under the FGLH Indenture (the “FGLH Notes”) on such terms and conditions, including with respect to consent fees (which will be paid by CF Corp.), that are proposed by CF Corp.; (B) provide and use its commercially reasonable efforts to cause its respective Representatives to provide all cooperation reasonably requested by CF Corp. in connection with the Consent Solicitation including appointing a solicitation agent reasonably selected by CF Corp.; (C) waive any of the conditions to the Consent Solicitation as may be reasonably requested by CF Corp.; and (D) promptly following the expiration of a Consent Solicitation, assuming the requisite consent from the holders of the FGLH Notes (including from persons holding proxies from such holders) has been received, cause an appropriate supplemental indenture to become effective providing for the amendments of the FGLH Indenture contemplated in the necessary consent solicitation statement, supplemental indenture and other related documents in connection with such Consent Solicitation; and/or

•
(A) commence an offer to purchase, as specified by CF Corp., with respect to all of the outstanding FGLH Notes, on such terms and conditions, including pricing terms, that are proposed, from time to time, by CF Corp. and reasonably acceptable to FGL (“Debt Tender Offer”), and CF Corp. will assist FGL in connection therewith; (B) provide and use its commercially reasonable efforts to cause its respective Representatives to provide all cooperation reasonably requested by CF Corp. in connection with the Debt Tender Offer, including appointing a dealer manager reasonably selected by CF Corp.; and (C) waive any of the conditions to a Debt Tender Offer as may be reasonably requested by CF Corp.; and/or
•
deliver a notice (a “Change of Control Offer”) to each holder of the FGLH Notes, in accordance with Section 3.9(b) of the FGLH Indenture, for the repurchase, on and subject to the occurrence of a Change of Control Payment Date (as defined in the FGLH Indenture), to be mutually agreed by CF Corp. and FGL, of all of the FGLH Notes then outstanding and otherwise comply with the FGLH Indenture with respect to such Change of Control Offer; and/or

•
effect (1) the redemption of the FGLH Notes, (2) the satisfaction and discharge of the FGLH Indenture pursuant to Article VIII thereof and (3) the release of all obligations in respect of the FGLH Notes subject to the payment of an amount sufficient to pay the redemption price of the FGLH Notes, together with accrued interest thereon, on the Closing Date pursuant to Section 5.6 of the FGLH Indenture.

•
At the Closing, FGL will deliver to CF Corp. evidence reasonably satisfactory to CF Corp. of the resignation or removal of all directors of FGL and its subsidiaries specified by CF Corp. in writing reasonably in advance of the Closing and in any event at least five (5) business days prior to Closing, in each case effective at the Effective Time.

•
Prior to the Effective Time, FGL will use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of FGL Common Stock (including derivative securities with respect to FGL Common Stock) resulting from the transactions contemplated by the Merger Agreement by each director or officer of FGL who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated by the Merger Agreement) with respect to equity securities of FGL.

•
FGL will promptly advise CF Corp. orally and in writing of any Action brought by any stockholder of FGL against FGL or its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement and will keep CF Corp. reasonably informed regarding any such litigation. FGL will give CF Corp. the opportunity to participate in, subject to a customary joint defense agreement, but not control, the defense of any such litigation, will give due consideration to CF Corp.’s advice with respect to such litigation, and will not settle any such litigation without the prior written consent of CF Corp., such consent not to be unreasonably withheld, delayed or conditioned.

•
Any and all existing tax sharing agreements of FGL and its subsidiaries (other than agreements solely between FGL and any of its subsidiaries) will be terminated as of the Closing Date. After the Closing Date, neither FGL nor its subsidiaries will have any further rights or liabilities thereunder and any amounts payable to FGL or any of its subsidiaries for any period prior to the Closing Date will be paid to FGL or any of its applicable subsidiaries at or prior to the Closing. From the date of the Merger Agreement until the Closing, FGL will not and will not permit any of its subsidiaries to make any payment pursuant to any tax sharing agreement (other than agreements solely between FGL and any of its subsidiaries), except pursuant to the terms of any tax sharing agreement set forth in the disclosure letter dated as of the date of the Merger Agreement delivered by FGL to CF Corp. prior to the execution of the Merger Agreement.

•
Upon the written request of CF Corp., FGL will take, or cause to be taken, all actions reasonably necessary for FGLIC to declare and pay to FGLH that certain extraordinary dividend included in section 6.03(e) of the Schedules delivered by CF Corp. to FGL in the amount (if any) approved by the Insurance Commissioner of the State of Iowa, at Closing.

Covenants of CF Corp., Parent, Merger Sub and the Surviving Corporation
CF Corp., Parent and Merger Sub made certain covenants under the Merger Agreement, including, among others, the following, subject to certain exceptions and limitations:
•
CF Corp., Parent and Merger Sub will use, and will cause their respective subsidiaries to use, reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Order that may be entered by, any Governmental Authority with respect to the Merger Agreement, the business combination or any other transaction contemplated by the Merger Agreement so as to enable the Closing to occur as promptly as practicable, including using reasonable best efforts to take all actions requested by any Governmental Authority, or otherwise necessary, proper or appropriate to (i) obtain all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) resolve any objections that may be asserted by any Governmental Authority with respect to the business combination or any other transaction contemplated by the Merger Agreement and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the business combination or any other transaction contemplated by the Merger Agreement.

•
CF Corp., acting through its board of directors, will take all actions in accordance with applicable Law, our charter and the rules of NASDAQ to duly call, give notice of, convene and promptly hold the general meeting for the purpose of considering and voting upon (i) the adoption of the Merger Agreement and (ii) all shareholder approvals required by the rules of NASDAQ with respect to the issuance by CF Corp. of ordinary shares in connection with the transactions contemplated by the Merger Agreement and to provide the holders of ordinary shares with the opportunity to redeem such ordinary shares in accordance with our charter.

•
To the extent permitted by applicable Law, (i) CF Corp.’s board of directors will recommend adoption of the Merger Agreement and approval of the Proposals and include such recommendation in this Proxy Statement and (ii) neither CF Corp.’s board of directors nor any committee thereof will withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to FGL, such recommendation.

•
CF Corp. will take all lawful action to solicit from its shareholders proxies in favor of the Proposal to adopt the Merger Agreement and approve the Proposals and will take all other action reasonably necessary or advisable to secure the vote or consent of its shareholders that are required by the rules of NASDAQ and the Cayman Island Companies Law (2016 Revision).

•
CF Corp. and its subsidiaries each will take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to obtain the Equity Financing, including taking all actions necessary to (i) maintain in effect the Equity Commitment Letters, (ii) satisfy on a timely basis all conditions in such Equity Commitment Letters that are within CF Corp.’s and its subsidiaries’ control, (iii) subject to satisfaction of the conditions in the Equity Commitment Letters, consummate the Equity Financing at the Closing and (iv) fully enforce its rights under the Equity Commitment Letters (including through litigation).

•
CF Corp. will give FGL prompt (and in any event within two (2) business days) notice (i) of any breach or default, or threatened breach or default, related to the Equity Financing of which CF Corp. becomes aware, (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any actual or potential breach of any provisions of the Equity Commitment Letters by CF Corp., or any default, termination or repudiation by any party to the Equity Commitment Letters and (iii) if at any time for any reason CF Corp. believes that it will not be able to obtain all or any portion of the Equity Financing on the terms and conditions, in the manner or from the sources, contemplated by the Equity Commitment Letters.

•
CF Corp. and its subsidiaries each will take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to obtain the FP Financing, including taking all actions necessary to (i) maintain in effect the forward purchase agreements, (ii) satisfy on a timely basis all conditions in such forward purchase agreements that are within CF Corp.’s and its subsidiaries’ control, (iii) subject to satisfaction of the conditions in the forward purchase agreements, consummate the FP Financing at the Closing and (iv) fully enforce its rights under the forward purchase agreements (including through litigation).
•
CF Corp. will give FGL prompt (and in any event within two (2) business days) notice (i) of any breach or default, or threatened breach or default, related to the FP Financing of which CF Corp., Parent or Merger Sub becomes aware, (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any actual or potential breach of any provisions of the forward purchase agreements by CF Corp., Parent or Merger Sub or any default, termination or repudiation by any party to the forward purchase agreements and (iii) if at any time for any reason CF Corp. believes that it will not be able to obtain all or any portion of the FP Financing on the terms and conditions, in the manner or from the sources, contemplated by the forward purchase agreements.

•
CF Corp. (i) will cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) will use reasonable best efforts to cause the Trustee to (A) pay as and when due all amounts payable to public shareholders who will have previously validly elected to redeem their public shares pursuant to our charter and (B) immediately thereafter, pay all remaining amounts then available in the trust account in accordance with the Merger Agreement and the Trust.

•
CF Corp., Parent and Merger Sub will, on a joint and several basis, indemnify, defend and hold harmless FGL and its affiliates, and their respective pre-Closing directors, officers, employees, managers, consultants, accountants or other agents or representatives, in their capacity as such (collectively, the “Indemnitees”), from and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by any of the Indemnitees in connection with, among other things, the arrangement of the Debt Financing or any high yield bonds being issued in lieu of any portion of the Debt Financing, except to the extent that any of the foregoing arises from (x) the bad faith, gross negligence or willful misconduct of any Indemnitee, in each case as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) any required information for the Debt Financing specified under the Merger Agreement provided by any of the Indemnitees, taken as a whole, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and in respect of which FGL has not provided supplemental required information for the Debt Financing specified under the Merger Agreement as promptly as practicable upon discovery of such misstatement or omission in accordance with the Merger Agreement.

•
CF Corp., Parent and Merger Sub each will use, and will cause their affiliates to use, their respective commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions, taken as a whole (including flex provisions) not materially less favorable to CF Corp., Parent and Merger Sub than those described in the Debt Commitment Letter.

•
For a period of no less than twelve (12) months following the Closing Date, CF Corp. will provide to each employee of FGL and its subsidiaries who is an employee of FGL or a subsidiary at the Closing Date (each such employee, a “FGL Employee”), (i) base salary, annual incentive bonus opportunities and long-term incentive opportunities that are, in each case, no less than the base salary, target bonus opportunities and long-term incentive opportunities applicable to each such FGL Employee immediately prior to the Closing Date and (ii) employee benefits that are no less favorable, in the aggregate, than those employee benefits provided to FGL Employees immediately prior to the Closing Date.

•
CF Corp., will provide each FGL Employee who incurs a termination of employment during the twelve (12) month period following the Closing Date with severance payments and severance benefits that are no less favorable than the severance payments and severance benefits to which such employees would have been entitled with respect to such termination under the severance policies of FGL as in effect immediately prior to the Closing Date.

•
From and after the Closing Date, CF Corp. will cause the Surviving Corporation and its subsidiaries to honor all obligations under the Benefit Plans in accordance with their terms as in effect immediately prior to the Closing Date.

•
CF Corp. will, or will cause the Surviving Corporation or CF Corp.’s or the Surviving Corporation’s subsidiaries, as applicable, to give FGL Employees full credit for FGL Employees’ service with FGL and its subsidiaries for purposes of eligibility, vesting and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals under a defined benefit pension plan, under any benefit plans made generally available to officers or employees or any class or level of officers or employees maintained by CF Corp., the Surviving Corporation or any of their respective subsidiaries in which an FGL Employee participates to the same extent recognized by FGL immediately prior to the Closing Date;

•
CF Corp. will, or will cause the Surviving Corporation or CF Corp.’s or the Surviving Corporation’s subsidiaries, as applicable, to (i) waive any preexisting condition limitations otherwise applicable to FGL Employees and their eligible dependents under any plan of CF Corp. or any subsidiary of CF Corp. that provides health benefits in which FGL Employees may be eligible to participate following the Closing Date, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by FGL Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of CF Corp., the Surviving Corporation or any of their respective subsidiaries in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an FGL Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such FGL Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Closing Date.

•
Effective as of the Closing, CF Corp. and its Affiliates (including the Surviving Corporation) will be solely responsible for any and all obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to each individual who is an “M&A qualified beneficiary” (as defined in Treasury Regulation Section 54.4980B-9) in connection with the transactions contemplated by the Merger Agreement.

•
CF Corp. will cause the Surviving Corporation and its subsidiaries, for a period commencing at the Closing Date and ending ninety (90) days thereafter, to not effectuate a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local law, “WARN”) affecting in whole or in part any site of employment, facility, operating unit or Company Employee, without complying with all provisions of WARN.

•
From and after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless all past and present directors and officers of FGL and its subsidiaries (the “Indemnified Parties”) for acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or provided under FGL’s Charter and By-laws effect on the date of the Merger Agreement, and CF Corp. will guarantee such performance by the Surviving Corporation.

•
From the Effective Time and for a period of six (6) years thereafter, CF Corp. and the Surviving Corporation will use reasonable best efforts to maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by FGL’s directors’ and officers’ liability insurance policy with terms, conditions, retentions and levels of coverage at least as favorable as those of such current insurance coverage.

•
CF Corp. will promptly advise FGL orally and in writing of any Action brought by any shareholder of CF Corp. against CF Corp. or its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement and will keep FGL reasonably informed regarding any such litigation.

Mutual Covenants
Each party made certain mutual covenants under the Merger Agreement, including, among others, the following, subject to certain exceptions and limitations:
•
Each party agrees to use, and will cause their respective subsidiaries to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the Merger Agreement and to consummate and make effective, in the most expeditious manner practicable, the business combination and the other transactions contemplated by the Merger Agreement, including (i) obtaining all necessary, proper or advisable actions or nonactions, consents, approvals, authorizations, waivers or qualifications from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices, including the Accommodation Filings, and taking all steps as may be necessary to obtain a consent, approval, authorization, waiver or exemption from any Governmental Authority, including with respect to the extraordinary dividend to be paid by FGLIC to FGLH in the amount (if any) approved by the Insurance Comissioner of the State of Iowa, at Closing and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement.

•
FGL and CF Corp. will make any necessary filings with respect to the business combination under the Exchange Act and will provide reasonable cooperation to the other in connection therewith.

•
FGL and CF Corp. will consult with each other before issuing any press release or otherwise making any public statements (including scheduling of a press conference or conference call with investors or analysts) with respect to the Merger Agreement or any of the transactions contemplated thereby and will not issue any such press release or make any such public statement without the prior consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

•
Prior to the Effective Time, each of FGL and CF Corp. will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Fees and Expenses
Subject to certain exceptions, all costs and expenses (including fees and expenses payable to Representatives) incurred in connection with the Merger Agreement, the business combination and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such cost or expense, whether or not the business combination is consummated.
If the Merger Agreement is terminated (i) by FGL at any time prior to obtaining the FGL Required Vote, subject to the terms and conditions set forth under the Merger Agreement, because, after consultation with its financial advisors and outside counsel, FGL’s board of directors determined that the failure to terminate the Merger Agreement in order to enter into an agreement regarding a Superior Proposal (as defined in the Merger Agreement) would be inconsistent with its fiduciary duties under Delaware Law, or

(ii) by CF Corp. because (A) the Stockholder Written Consent representing the FGL Required Vote has not been executed and delivered to CF Corp. prior to the expiration of the Written Consent Delivery Period or (B) there has been an Adverse Recommendation Change, (C) FGL’s board of directors has recommended to FGL’s stockholders that they approve or accept a Superior Proposal or (D) FGL has entered into, or publicly announced its intention to enter into, Takeover Proposal Documentation with respect to a Superior Proposal, then FGL will concurrently with such termination, pay CF Corp., as liquidated damages and not as a penalty and as the sole and exclusive remedy of CF Corp., Parent and Merger Sub against FGL and its subsidiaries and any of their respective affiliates, stockholders or Representatives for any loss or damage suffered as a result of the failure of the business combination to be consummated $50.0 million (the “Termination Fee”) by wire transfer of immediately available funds.
In addition, if the Merger Agreement is terminated (i) by either CF Corp. or FGL because the FGL Required Vote was not obtained at FGL’s Stockholders Meeting or (ii) by CF Corp. because there has been a breach by FGL of a representation, warranty, covenant or agreement contained in the Merger Agreement, and (A) at any time after the date of the Merger Agreement and prior to the FGL Stockholders Meeting or the breach giving rise to CF Corp.’s right to terminate under the Merger Agreement, respectively, a Takeover Proposal has been publicly announced or publicly made known to FGL’s board of directors or the stockholders of FGL or any Person has publicly announced an intention (whether or not conditional) to make a Takeover Proposal and such Takeover Proposal or such intent has not been publicly withdrawn or repudiated by such Person prior to the FGL Stockholders Meeting or the breach, respectively and (B) within twelve (12) months after such termination, FGL either consummates such Takeover Proposal or enters into a definitive agreement to consummate such Takeover Proposal and FGL thereafter consummates such Takeover Proposal (whether or not within such twelve (12) month period), then FGL will upon the earliest of the consummation of such Takeover Proposal or the entry into such definitive agreement with respect thereto, pay CF Corp., as liquidated damages and not as a penalty and as the sole and exclusive remedy of CF Corp., Parent and Merger Sub against FGL and its subsidiaries and any of their respective affiliates, stockholders or Representatives for any loss or damage suffered as a result of the failure of the business combination to be consummated, the Termination Fee by wire transfer of immediately available funds.
Survival of Representations, Warranties and Covenants
None of the representations, warranties, covenants and agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants or agreements contained therein that by their terms apply to or are to be performed in whole or in part after the Effective Time and (b) the General Provisions set forth in Article IX thereof.
Termination
The Merger Agreement may be terminated and the business combination and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time (notwithstanding if the FGL Required Vote or the CF Corp. Required Vote has been obtained):
•
by the mutual written consent of FGL and CF Corp., which consent must have been approved by the action of their respective boards of directors;

•
by CF Corp. or FGL, if any Governmental Authority has issued any Order or there exists any Law, in each case, permanently preventing or prohibiting the business combination, and such Order will have become final and nonappealable or such Law is in effect; provided, however, that the party seeking to terminate the Merger Agreement pursuant to the foregoing must have complied with its obligations under the Merger Agreement to use reasonable best efforts to remove such Order;

•
by CF Corp., if the Stockholder Written Consent representing the FGL Required Vote has not been executed and delivered to CF Corp. by the expiration of the Written Consent Delivery Period;

•
by CF Corp. or FGL, if the FGL Required Vote is not obtained at a meeting of FGL’s stockholders, including giving effect to any adjournment or postponement thereof, called to consider the business combination;

•
by CF Corp. or FGL, if the CF Corp. Required Vote is not obtained at CF Corp.’s general meeting to approve the Proposals;

•
by FGL at any time prior to obtaining the FGL Required Vote, subject to the terms and conditions set forth under the Merger Agreement, if, after consultation with its financial advisors and outside counsel, FGL’s board of directors determines that the failure to terminate the Merger Agreement in order to enter into an agreement regarding a Superior Proposal (as defined in the Merger Agreement) would be inconsistent with its fiduciary duties under Delaware Law;

•
by CF Corp., if  (i) there has been an Adverse Recommendation Change, (ii) FGL’s board of directors has recommended to FGL’s stockholders that they approve or accept a Superior Proposal or (iii) FGL has entered into, or publicly announced its intention to enter into, Takeover Proposal Documentation with respect to a Superior Proposal;

•
by CF Corp. or FGL, if the business combination is not consummated prior to January 24, 2018 (as such date may be extended pursuant to Merger Agreement, the “Outside Termination Date”); provided, that the right to terminate the Merger Agreement pursuant to the foregoing will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or results in, the failure of the business combination to occur on or before such date; provided, further, that, if on a date that would have been the Outside Termination Date the conditions to obtain the Governmental Consents are the only conditions (other than those conditions that by their nature are to be satisfied at the Closing) that have not been satisfied or waived on or before such date, either FGL or CF Corp. may unilaterally extend the Outside Termination Date by up to two (2) months, in which case the Outside Termination Date will be deemed for all purposes to be such later date;

•
by CF Corp., if  (i) there has been a breach by FGL of any representation, warranty, covenant or agreement set forth in the Merger Agreement (other than a breach by FGL of the representation and warranty that since September 30, 2016, no FGL Material Adverse Effect has occurred) that would, individually or in the aggregate, result in a failure of the related closing condition if continuing on the Closing Date and (ii) such breach will not have been cured (or is not capable of being cured) before the Outside Termination Date; provided, that CF Corp. will not have the right to terminate the Merger Agreement pursuant to the foregoing if CF Corp., Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

•
by FGL, if  (i) there has been a breach by CF Corp., Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would, individually or in the aggregate, result in a failure of the related closing condition if continuing on the Closing Date and (ii) such breach will not have been cured (or is not capable of being cured) before the Outside Termination Date; provided, that FGL will not have the right to terminate the Merger Agreement pursuant to the foregoing if FGL is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement; or

•
by FGL, if  (i) all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the Closing has not occurred on or prior to the second (2nd) business day after the satisfaction or waiver of said conditions (other than by reason of the failure of FGL to fulfill any material obligation under the Merger Agreement).

Amendments
The Merger Agreement may be amended by the parties in writing by action of their respective boards of directors at any time before or after the FGL Required Vote has been obtained and prior to the filing of the certificate of merger with respect to the business combination with the Delaware Secretary of State;

provided, however, that, after the FGL Required Vote has been obtained, no such amendment, modification or supplement will change the amount or the form of the business combination consideration to be delivered to FGL’s stockholders or alter or change any other terms or conditions of the Merger Agreement if such change would materially and adversely affect FGL or FGL’s stockholders. The Merger Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.
FSR Acquisition
On the Closing Date, pursuant to, and subject to the terms and conditions contain in, the Share Purchase Agreement, Parent will also purchase from an indirect, wholly owned subsidiary of HRG all of the issued and outstanding shares of FSR for $65 million in cash, less certain transaction expenses and dividends and other value transfers by FSR to Front Street Re (Delaware) Ltd. and its affiliates from December 31, 2016 through the closing of the Share Purchase, described in the Share Purchase Agreement. FSR provides life and annuity reinsurance services, such as reinsurance on asset intensive, long duration life and annuity liabilities. The closing of the Share Purchase is conditioned on the Closing of the business combination. Although the purchase price for FSR represents only approximately 3.5% of the equity purchase price for FGL, the audited and unaudited combined financial statements of FSR have been included elsewhere in this proxy statement because FSR satisfied certain “significance” tests under Rule 3-05 of Regulation S-X.
Subject to certain exceptions and conditions, the Share Purchase Agreement may be terminated at any time prior to the closing of the Share Purchase (the “Share Purchase Closing”):
•
by mutual written agreement of buyer and seller;

•
by either buyer or seller upon the valid termination of the Merger Agreement;

•
by either buyer or seller if the Share Purchase Closing has not occurred prior to the Outside Termination Date (as defined under the Merger Agreement);

•
by either buyer or seller if consummation of the transactions contemplated by the Share Purchase Agreement would violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

•
by buyer, if certain of seller’s representations or warranties are not true and correct as of the date of the Share Purchase Agreement or if FSR has failed to perform certain covenants, in each case, to the extent that the related closing condition would not be satisfied; or

•
by seller, if the representations or warranties of CF Corp. or of buyer as set forth in the Share Purchase Agreement are not true and correct or if buyer has failed to perform any covenant or agreement as set forth in the Share Purchase Agreement, in each case, to the extent that the related closing condition would not be satisfied.

Related Agreements
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement or in connection with the business combination, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements will be filed with the SEC at a future date. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.
Equity Commitment Letters
In order to finance a portion of the business combination consideration and the Share Purchase consideration and the costs and expenses incurred in connection therewith, CF Corp. has entered into the Equity Commitment Letters and related agreements with GSO, BTO and FNF, providing for (i) the commitments of GSO and FNF to purchase an aggregate of  $375 million of preferred shares at the Closing and (ii) the commitments of BTO and FNF to purchase an aggregate maximum amount of  $360 million of ordinary shares at the Closing. In addition, (a) FNF and GSO have agreed to purchase up to an aggregate maximum amount of  $660 million of preferred shares to offset potential redemptions, if any, of our public shares in connection with the business combination and (b) BTO and FNF have agreed to purchase up to an aggregate of  $300 million of ordinary shares to backstop the obligations of the purchasers under the forward purchase agreements.
The Equity Commitment Letters are as follows:
BTO Equity Commitment Letters
Commitment
Pursuant to the BTO Equity Commitment Letters, BTO has committed, on the terms and subject to the conditions set forth therein to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement) at the Closing for $10.00 per share, or an aggregate cash purchase price of  $225 million.
Pursuant to the BTO Equity Commitment Letters (together with the Investor Agreement), at the Closing, BTO will purchase 22,500,000 ordinary shares for $10.00 per share.
BTO may effect the purchase of the newly issued ordinary shares of CF Corp. directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no such action will reduce the amount of the BTO Commitment or otherwise affect the obligations of the BTO under the BTO Equity Commitment Letters. In the event that CF Corp. does not require all of the equity with respect to which BTO has made the BTO Commitment in order to consummate the Merger, the amount to be funded under the BTO Equity Commitment Letters may be reduced as determined by BTO.
The obligation of BTO to fund or cause the funding of the BTO Commitment will be subject to (i) the satisfaction (or waiver by CF Corp.) of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement and Section 8.01(a) and (b) of the Share Purchase Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement and the Share Purchase Agreement.
Termination
The obligation of BTO to fund the BTO Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or Representatives asserting any claim against BTO in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the BTO Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the BTO Information Commitment Letters (as defined below) or the Confidentiality and Non-Disclosure

Agreement between CF Corp. and Blackstone Tactical Opportunities Advisors L.L.C. dated March 14, 2017 (the “Confidentiality Agreement”), any claim under the BTO Limited Guaranty or any claim by CF Corp. seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or against CF Corp. or Parent under the Share Purchase Agreement, as applicable, (ii) against BTO under the applicable BTO Equity Commitment Letter, (iii) against CFS Holdings under the forward purchase agreement by and among CF Corp., CFS Holdings and our Sponsor, (iv) against GSO under the GSO Equity Commitment Letters, (v) against BTO under the Forward Purchase Backstop Equity Commitment Letters or (vi) with respect to the portion of the BTO Commitment relating to the Merger Agreement, against CFS Holdings under the Voting Agreement).
FNF Equity Commitment Letters
Commitment
FNF has committed, on the terms and subject to the conditions set forth in FNF Equity Commitment Letters to purchase, or cause the purchase of, newly issued ordinary shares and newly issued preferred shares of CF Corp. (the terms of which are described further in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF.
Pursuant to the FNF Equity Commitment Letters (together with the Investor Agreement), FNF will purchase (i) 13,500,000 ordinary shares for $10.00 per share, plus (ii) up to $295 million of preferred shares ($195 million of which will be purchased only to the extent necessary to backstop redemptions of public shares in connection with the business combination) and penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). An additional 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) will also be issued only to the extent that FNF is required to backstop the failure of the anchor investors to fulfill their obligations under the forward purchase agreements.
FNF may effect the purchase of the equity of CF Corp. directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no such action will reduce the amount of the Commitment or otherwise affect the obligations of FNF under the FNF Equity Commitment Letters. In the event that CF Corp. does not require all of the equity with respect to which FNF has made the FNF Commitment in order to consummate the business combination, the amount to be funded under the FNF Equity Commitment Letters may be reduced as determined by FNF.
The obligation of FNF to fund or cause the funding of the FNF Commitment will be subject to (i) the satisfaction (or waiver by CF Corp.) of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement and Section 8.01(a) and (b) of the Share Purchase Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement and the Share Purchase Agreement.
Termination
The obligation of FNF to fund the FNF Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or any of its affiliates or Representatives asserting any claim against FNF in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the FNF Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the FNF Information Commitment Letters (as defined below) or the Confidentiality Agreement, any claim under the FNF Limited Guaranty or any claim by FGL seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or CF Corp. or Parent under the Share Purchase Agreement, as applicable, (ii) against FNF under the FNF Equity

Commitment Letter, (iii) against BilCar under the forward purchase agreement by and among CF Corp., BilCar and our Sponsor, (iv) against FNF under Forward Purchase Backstop Equity Commitment Letters or (v) with respect to the portion of the BTO Commitment relating to the Merger Agreement, against FNF or BilCar under the Voting Agreement).
GSO Equity Commitment Letter
Commitment
GSO has committed, on the terms and subject to the conditions set forth in the GSO Equity Commitment Letters to purchase, or cause the purchase of, newly issued preferred shares of CF Corp. at the Closing for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of $465 million to offset redemptions of public shares, if any, in connection with the business combination.
GSO may effect the purchase of the preferred shares of CF Corp. directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no such action will reduce the amount of the GSO Commitment or otherwise affect the obligations of GSO under the GSO Equity Commitment Letter. In the event that CF Corp. does not require all of the equity with respect to which GSO has made the GSO Commitment in order to consummate the business combination, the amount to be funded under the GSO Equity Letter Agreement may be reduced as determined by GSO.
The obligation of GSO to fund or cause the funding of the GSO Commitment will be subject to (i) the satisfaction (or waiver by CF Corp.) of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement and Section 8.01(a) and (b) of the Share Purchase Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement and the Share Purchase Agreement.
Termination
The obligation of GSO to fund the GSO Commitment will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) CF Corp. or any of its affiliates or Representatives asserting any claim against GSO or any of its affiliates in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the GSO Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the BTO Information Commitment Letters or the Confidentiality Agreement, any claim under the BTO Limited Guaranty or any claim by CF Corp. seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or CF Corp. or Parent under the Share Purchase Agreement, as applicable, (ii) against GSO under the GSO Equity Commitment Letters, (iii) against CFS Holdings under the forward purchase agreement by and among CF Corp., CFS Holdings and our Sponsor, (iv) against BTO under the BTO Equity Commitment Letter, (v) against BTO under the Forward Purchase Backstop Equity Commitment Letters or (vi) with respect to the portion of the GSO Commitment relating to the Merger Agreement, against CFS Holdings under the Voting Agreement).
Forward Purchase Backstop Equity Commitment Letters
Commitment
Pursuant to the Forward Purchase Backstop Equity Commitment Letters, on the terms and subject to the conditions set forth therein, (i) BTO has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to one-third (1/3) of the FPA Shortfall, up to an aggregate amount of  $100 million and (ii) FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. (the terms of which are further described in the Investor Agreement) at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million. Pursuant to the Forward Purchase Backstop Equity Commitment

Letters and the Investor Agreement, FNF and BTO will together purchase ordinary shares and warrants of CF Corp. equal to the number of ordinary shares and warrants that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares previously issued to such purchasers into ordinary shares).
Each Forward Purchase Backstop Party will not, under any circumstances, be obligated to contribute more than its Forward Purchase Backstop Commitment to CF Corp.; provided, that the foregoing will not limit the obligations under (i) the Limited Guaranties, (ii) the forward purchase agreements, (iii) the Equity Commitment Letters and (iv) the Information Commitment Letters (as defined below).
Each Forward Purchase Backstop Party may effect the purchase of the newly issued ordinary shares of CF Corp. directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no such action will reduce the amount of the Forward Purchase Backstop Commitment or otherwise affect the obligations of such Forward Purchase Backstop Party under the Forward Purchase Backstop Equity Commitment Letters. In the event that CF Corp. does not require all of the equity with respect to which each Forward Purchase Backstop Party has made its Forward Purchase Backstop Commitment in order to consummate the business combination, the amount to be funded under the Forward Purchase Backstop Letter may be reduced as determined by such Forward Purchase Backstop Party.
The obligation of each Forward Purchase Backstop Party to fund or cause the funding of the Forward Purchase Backstop Commitment will be subject to (i) the satisfaction (or waiver by CF Corp.) of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement and Section 8.01(a) and (b) of the Share Purchase Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement and the Share Purchase Agreement.
Fee
In exchange for providing its Forward Purchase Backstop Commitment, CF Corp. agreed to pay to BTO or its designated affiliate promptly following the Closing, the amount of  $1.5 million, with such amount payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded.
In exchange for providing its Forward Purchase Backstop Commitment, CF Corp. will pay to FNF promptly following the Closing, the amount of  $3.0 million, with such amount payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded.
BTO and FNF have agreed to forego receiving such fees in light of the additional commitments of certain accredited investors to purchase 20,000,000 ordinary shares in connection with the rights of first offer set forth in the forward purchase agreements.
Termination
The obligation of the Forward Purchase Backstop Parties to fund the Forward Purchase Backstop Commitments will terminate automatically and immediately upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) CF Corp. or any of its affiliates or Representatives asserting any claim against any Forward Purchase Backstop Party in connection with the Merger Agreement or Share Purchase Agreement, as applicable, or any of the transactions contemplated by the Forward Purchase Backstop Equity Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the BTO Information Commitment Letters, the FNF Information Commitment Letters, the Confidentiality Agreement, any claim under the Limited Guaranties or any claim by FGL seeking an injunction or other specific performance against (i) CF Corp., Parent or Merger Sub under the Merger Agreement or CF Corp. or Parent under the Share Purchase Agreement, as applicable, (ii) against a Forward Purchase Backstop Party under the Forward Purchase Backstop Equity Commitment Letters, (iii) against a Forward Purchase

Backstop Party or one of its affiliates under a forward purchase agreement, (iv) against a Forward Purchase Backstop Party or one of its affiliates under an Equity Commitment Letter or (v) with respect to the portion of the Forward Purchase Backstop Commitment relating to the Merger agreement, against FNF or BilCar under the Voting Agreement).
Investor Agreement
As an inducement for each of BTO, GSO and FNF to enter into certain Limited Guaranties (as described below) in connection with the business combination, CF Corp. entered into the Investor Agreement, pursuant to which CF Corp. agreed that, without the Investor Agreement Parties’ prior written consent, CF Corp. would not amend, modify, grant any waiver under or seek to terminate any of the transaction agreements relating to the business combination, or take any action concerning settlements, stipulations or judgments relating to government authorities or make any regulatory filings contemplated by the Merger Agreement, subject in each case to certain exceptions and qualifications.
Pursuant to the Investor Agreement, the terms of the equity to be issued pursuant to the Equity Commitment Letters will be as follows:
•
With respect to the BTO Commitment under the BTO Equity Commitment Letters, BTO will purchase ordinary shares. BTO will receive one ordinary share in exchange for each $10.00 funded pursuant to its equity commitment letters.

•
With respect to the FNF Commitment described in the FNF Equity Commitment Letters, FNF will purchase (i) $135 million of newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus additional amounts, if any, pursuant to FNF’s commitment to offset redemptions of public shares in connection with the business combination, of preferred shares and warrants of CF Corp. on the same terms as set forth in the GSO Side Letter.

•
With respect to the GSO Commitment under the GSO Equity Commitment Letters, GSO will purchase preferred shares and be issued warrants of CF Corp. on the terms set forth in the GSO Side Letter.

•
In the event public shareholders redeem their public shares in connection with the business combination, a certain portion of the GSO Commitment and the FNF Commitment, as described in their respective equity commitment letters, shall be allocated pro rata based on their aggregate commitments thereunder.

•
With respect to the Forward Purchase Backstop Equity Commitment Letters, each of FNF and BTO will purchase ordinary shares and one-third (1/3) of one detachable warrant (with such warrants having the same terms as the Forward Purchase Warrants). BTO will receive one ordinary share and one-third (1/3) of a warrant in exchange for each $10.00 funded pursuant to the Forward Purchase Backstop Equity Commitment Letters. In addition, FNF and BTO will together purchase ordinary shares equal to the number of ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares). FNF will purchase two-thirds (2/3) of such ordinary shares, if any, and BTO will purchase one-third (1/3) of such ordinary shares, if any.

The Investor Agreement further provides that the Investor Agreement Parties will receive registration rights on customary terms with respect to the ordinary shares, preferred shares and penny warrants issued pursuant to the Equity Commitment Letters.
If CF Corp. or any of its subsidiaries receives any Termination Payment for any reason in connection with any termination of the Merger Agreement or Share Purchase Agreement, CF Corp. will pay or cause to be paid to each Investor Agreement Party a percentage of such Termination Payment equal to the quotient, expressed as a percentage, of  (A) the amount of equity financing committed by such Investor Agreement Party under the Equity Commitment Letters delivered by such Investor Agreement Party in connection with the Merger Agreement, divided by (B) the sum of  (x) the aggregate amount of equity financing committed under the Equity Commitment Letters delivered in connection with the Merger Agreement and (y) the amount of funds in the trust account (net of redemptions) as of the date of such termination.
FNF Fee Letter
As consideration for the FNF Commitment (including the backstop commitment) and the agreements of FNF under the FNF Commitment Letters and limited guaranty, CF Corp. also entered into the FNF Fee Letter, pursuant to which CF Corp. has agreed to pay or issue to FNF the following at Closing:
•
the FNF OID of  $2.0 million in respect of the preferred shares issued to FNF;

•
the FNF Commitment Fee of  $2.925 million;

•
FNF Investment Warrants exercisable, in the aggregate, for 1.2% of CF Corp.’s ordinary shares (on a fully diluted basis); and

•
if, and to the extent, any amount of the FNF Backstop Equity is funded, (x) a funding fee of 0.5% of the amount of the FNF Backstop Equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the FNF Backstop Equity that is funded, multiplied by (2) 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis).

The FNF Closing Payments will be paid as a reduction of the purchase price payable by FNF for the preferred shares under the FNF Equity Commitment Letters. CF Corp. has also agreed to pay or reimburse FNF for fees and expenses of counsel in connection with FNF’s anticipated purchase of the preferred shares.
In addition, if any parties to forward purchase agreements exercise their rights of first offer thereunder and are to be issued any amount of penny warrants, CF Corp. has agreed to increase the number of FNF Warrants to be issued to FNF under the FNF Fee Letter so as to result in FNF receiving FNF Warrants that will convert into the same proportion of ordinary shares (on a fully diluted basis) that the FNF Warrants issuable thereunder would have converted but for the exercise of such rights of first offer.
GSO Side Letter
On May 24, 2017, CF Corp. entered into the GSO Side Letter, which provides that the preferred shares to be issued to GSO and FNF under the GSO Side Letter and the Investor Agreement, respectively, will have a 30-year maturity, a dividend rate of 7.5% per annum, payable quarterly in cash or preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In the event that any material indebtedness of CF Corp. or any of its subsidiaries is accelerated, the dividend rate on all preferred shares will increase incrementally by 2.0%.
From the tenth anniversary of the funding date, upon GSO’s request, CF Corp. is required (subject to customary black-out provisions) to re-market the preferred shares on customary terms. CF Corp. must offer the re-marketed equity with (i) a dividend rate up to the 10-year treasury rate plus up to 8%; and (ii) up to 7 years of non-call protection. To the extent market conditions make such re-marketing impracticable, CF Corp. may temporarily delay such re-marketing provided that the preferred shares are re-marketed within six months of the date of GSO’s initial request. If the proceeds from any sales resulting from such marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in-kind and unpaid accrued dividends), CF Corp. will issue common equity to the holders of the preferred shares with an aggregate value (calculated at a 8% discount to the 30-day VWAP) equal to such difference.
In the event that preferred shares are issued pursuant to GSO’s and FNF’s commitments to offset redemptions of public shares, and only if such backstop commitments are funded, pursuant to their respective Equity Commitment Letters, the GSO Side Letter and the Investor Agreement, then the dividend rate on all preferred shares will increase incrementally and ratably up to a maximum of 12.0% on the following dates: first, on the funding date of the purchase of such preferred shares; second, on the six month anniversary of such funding date; and third, on the twelve month anniversary of such funding date.

The preferred shares will be callable at any time by CF Corp., subject to specified multiples on invested capital. The terms of the preferred equity are expected to include customary covenants for senior preferred equity, including limitations on debt incurrence, equity issuances and payments of dividends. The preferred equity will rank senior in priority to all other existing and future equity securities of CF Corp. with respect to distribution rights and liquidation preference. In addition, holders of preferred equity are expected to have board observation and customary registration rights with respect to such shares.
Pursuant to the GSO Side Letter, for the period from the date of the GSO Side Letter until the earlier of  (a) the mutual agreement by the parties thereto not to execute definitive documentation relating to the GSO Commitment, (b) the Closing Date and (c) the first anniversary of the GSO Side Letter, CF Corp. agreed (i) not to, directly or indirectly solicit, participate in any negotiations or discussion with or provide or afford access to information to any third party with respect to, or otherwise effect, facilitate, encourage or accept any offers for the purchase or provision of the GSO Preferred Shares or any alternative equity or debt financing arrangements, in each case, to be put in place in connection with the business combination in replacement of the GSO Preferred Shares or any portion thereof  (other than pursuant to the Equity Commitment Letters, forward purchase agreements or the Debt Commitment Letter) and (ii) if the business combination is not consummated and CF Corp. pursues an alternative transaction with FGL within the period ending on the first anniversary of the GSO Side Letter, and another financing source or institution proposes to provide financing in connection with such alternative transaction, CF Corp. will provide GSO a reasonable opportunity to provide such financing in lieu of any other financing source or institution on equivalent terms.
GSO Fee Letter
As consideration for the GSO Commitment (including the backstop commitment) and the agreements of GSO under the GSO Commitment Letters, GSO Limited Guaranty and the GSO Side Letter, CF Corp. also entered into the GSO Fee Letter, pursuant to which CF Corp. agreed to pay or issue GSO the following at Closing:
•
the GSO OID of  $5.5 million in respect of the preferred shares issued to GSO;

•
the GSO Commitment Fee of  $6.975 million;

•
GSO Investment Warrants exercisable, in the aggregate, for 3.3% of CF Corp.’s ordinary shares (on a fully diluted basis); and

•
if, and to the extent, any amount of the GSO Backstop Equity is funded, then (x) a funding fee of 0.5% of the amount of the GSO Backstop Equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the GSO Backstop Equity that is funded, multiplied by (2) 3.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis).

The GSO Closing Payments will be paid as a reduction of the purchase price payable by GSO for the preferred shares under the GSO Commitment Letters. CF Corp. has also agreed to pay or reimburse GSO for fees and expenses of counsel in connection with GSO’s anticipated purchase of the preferred shares.
In addition, if any parties to forward purchase agreements exercise their rights of first offer thereunder and are to be issued any amount of penny warrants, CF Corp. has agreed to increase the number of GSO Warrants to be issued to GSO under the GSO Fee Letter so as to result in GSO receiving GSO Warrants that will convert into the same proportion of ordinary shares (on a fully diluted basis) that the GSO Warrants issuable thereunder would have converted but for the exercise of such rights of first offer.
Debt Commitment Letter
On May 24, 2017, Parent entered into the Initial Debt Commitment Letter with RBC and RBCCM, pursuant to which RBC committed to make available to the Borrowers on the Closing Date, to the extent such Borrowers do not receive $425 million of gross proceeds from the issuance of senior unsecured notes on or prior to the Closing Date, up to $425 million of senior unsecured increasing rate Bridge Loans for the purpose of, among other things, repaying and terminating the existing indebtedness of FGLH under its revolving credit facility and senior unsecured notes indenture. To the extent that there is a Successful Bank Transaction or a Successful Bond Transaction prior to the Closing Date, then the commitments of the Initial Lender in respect of the Bridge Loans will be reduced in accordance with the terms of the Debt Commitment Letter.
The Bridge Loans will accrue interest at a rate of LIBOR plus 5.25% for the first three months following the Closing Date. Thereafter, the interest rate will increase by 0.50% every three months up to an amount agreed between Parent and RBC. The Bridge Loans will mature on the first anniversary of the Closing Date. On the Debt Maturity Date, any Bridge Loan that has not been previously repaid in full will be automatically converted into a senior unsecured term loan that is due on the date that is 8 years after the Closing Date.
On May 31, 2017, Parent, RBC, RBCCM, Bank of America and BofA Merrill Lynch entered into the Debt Commitment Letter, pursuant to which Bank of America became an Initial Lender (as defined in the Debt Commitment Letter) and has agreed to provide 50% of the Bridge Loans.
Limited Guaranties
Merger BTO Limited Guaranty
In connection with the Merger Agreement, BTO has agreed to provide a limited guaranty in favor of FGL (the “Merger BTO Limited Guaranty,”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, BTO has guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such Order or settlement.
In no event will BTO’s aggregate liability under the Merger BTO Limited Guaranty to FGL exceed (x) $217 million less (y) any amounts paid by BTO pursuant to an Order or settlement in connection with the BTO Information Commitment Letter related to the Merger Agreement (as defined below).
Share Purchase BTO Limited Guaranty
In connection with the Share Purchase Agreement, BTO has agreed to provide a limited guaranty in favor of the seller under the Share Purchase Agreement (the “Share Purchase BTO Limited Guaranty” and together with the Merger BTO Limited Guaranty, the “BTO Limited Guaranties”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, BTO has guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such Order or settlement.
In no event will BTO’s aggregate liability under the Share Purchase BTO Limited Guaranty to the seller under the Share Purchase Agreement exceed (x) $8 million less (y) any amounts paid by BTO pursuant to an Order or settlement in connection with the BTO Information Commitment Letter related to the Share Purchase Agreement.
Merger FNF Limited Guaranty
In connection with the Merger Agreement, FNF has agreed to provide a limited guaranty in favor of FGL (the “Merger FNF Limited Guaranty,”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, FNF has guaranteed the due and punctual payment when due of 2.63% of the amount of such Order or settlement.
In no event will FNF’s aggregate liability under the Merger FNF Limited Guaranty to FGL exceed (x) $48,300,000 less (y) any amounts paid by FNF pursuant to an Order or settlement in connection with the FNF Information Commitment Letter related to the Merger Agreement.
Share Purchase FNF Limited Guaranty
In connection with the Share Purchase Agreement, FNF has agreed to provide a limited guaranty in favor of the seller under the Share Purchase Agreement (the “Share Purchase FNF Limited Guaranty” and together with the Merger FNF Limited Guaranty, the “GSO Limited Guaranties”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, FNF has guaranteed the due and punctual payment when due of 2.63% of the amount of such Order or settlement.
In no event will FNF’s aggregate liability under the Share Purchase FNF Limited Guaranty to the seller under the Share Purchase Agreement exceed (x) $1,700,000 less (y) any amounts paid by FNF pursuant to an Order or settlement in connection with the FNF Information Commitment Letter related to the Share Purchase Agreement.
Merger GSO Limited Guaranty
In connection with the Merger Agreement, certain GSO funds (the “GSO Guarantors”) have agreed to provide a limited guaranty in favor of FGL (the “Merger GSO Limited Guaranty”), pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of $1.085 billion or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of  $1.085 billion, each GSO Guarantor has guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such Order or settlement exceeds $1.085 billion.
In no event will a GSO Guarantor’s aggregate liability under the Merger GSO Limited Guaranty to FGL exceed its pro rata percentage of 20% of  $750 million.
Share Purchase GSO Limited Guaranty
In connection with the Share Purchase Agreement, the GSO Guarantors have agreed to provide a limited guaranty in favor of the seller under the Share Purchase Agreement (the “Share Purchase GSO Limited Guaranty” and together with the Merger GSO Limited Guaranty, the “GSO Limited Guaranties”), pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of  $40 million or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any Action brought as a result of CF Corp. or Parent’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of  $40 million, each GSO Guarantor has guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such Order or settlement exceeds $40 million.
In no event will a GSO Guarantor’s aggregate liability under the Share Purchase GSO Limited Guaranty to the seller under the Share Purchase Agreement exceed its pro rata percentage of 20% of $25 million.

Merger Fee Reimbursement Letter
In connection with the Merger Agreement, Messrs. Chu and Foley have agreed, on the terms and subject to the conditions described in a letter agreement with FGL (the “Merger Fee Reimbursement Letter”), in the event of the termination of the Merger Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, FGL for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:
•
a final, non-appealable Order of Damages owing by CF Corp., Parent or Merger Sub as a result of such parties’ intentional and material breach of the Merger Agreement or fraud; or

•
damages owing to FGL from a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud (the “Merger Fee Reimbursement Commitment”).

The obligation of Messrs. Chu and Foley to act in accordance with the Merger Fee Reimbursement Commitment will terminate automatically and immediately as of the earlier to occur of  (i) the consummation of the Closing and (ii) the six-month anniversary of any termination of the Merger Agreement in accordance with its terms (unless FGL has made a claim under the Merger Agreement or the Merger Fee Reimbursement Letter prior to such date, in which case the relevant date will be the date that such claim is finally satisfied or otherwise resolved).
Share Purchase Fee Reimbursement Letter
In connection with the Share Purchase Agreement, Messrs. Chu and Foley have agreed, on the terms and subject to the conditions described in a letter agreement with the seller under the Share Purchase Agreement (the “Share Purchase Fee Reimbursement Letter” and, together with the BTO Limited Guaranties, the FNF Limited Guaranties and the Merger Fee Reimbursement Letter, the “Limited Guaranties”), in the event of the termination of the Share Purchase Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, the seller under the Share Purchase Agreement for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:
•
a final, non-appealable Order of Damages owing by CF Corp. or Parent as a result of such parties’ intentional and material breach of the Share Purchase Agreement or fraud; or

•
damages owing to the seller under the Share Purchase Agreement from a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud (the “Share Purchase Fee Reimbursement Commitment”).

The obligation of Messrs. Chu and Foley to act in accordance with the Share Purchase Fee Reimbursement Commitment will terminate automatically and immediately as of the earlier to occur of (i) the consummation of the Closing and (ii) the six-month anniversary of any termination of the Share Purchase Agreement in accordance with its terms (unless the seller under the Share Purchase Agreement has made a claim under the Share Purchase Agreement or the Share Purchase Fee Reimbursement Letter prior to such date, in which case the relevant date will be the date that such claim is finally satisfied or otherwise resolved).
BTO Information Commitment Letters
Commitment
In furtherance of the obligation of CF Corp. to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to CF Corp., Parent and Merger Sub pursuant to the Merger Agreement and to CF Corp. and Parent pursuant the Share Purchase Agreement, we obtained information letters from BTO (the “BTO Information Commitment Letters”), pursuant to which BTO has agreed, among other things, on the terms and subject to the conditions set forth in the BTO Information Commitment Letters, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement and Share Purchase Agreement relating to BTO (including its directors, officers, employees, partners, members or shareholders and GSO, including its officers and directors) and all Persons who are deemed or may be deemed to “control” BTO within the meaning of applicable insurance Laws, or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders (“BTO Information Commitment”).
Termination
The obligation of BTO to act in accordance with the BTO Information Commitment will terminate automatically and immediately, with respect to BTO, upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or the seller under the Share Purchase Agreement, as applicable, or any of their affiliates or Representatives asserting any claim against BTO in connection with the Merger Agreement or the Share Purchase Agreement, as applicable, or in connection with or any of the transactions contemplated by the BTO Information Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the applicable BTO Information Commitment Letter or the Confidentiality Agreement, any claim under the applicable BTO Limited Guaranty or any claim by FGL or the seller under the Share Purchase Agreement, as applicable, seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or against CF Corp. under the Share Purchase Agreement, as applicable, (ii) against CFS Holdings under the forward purchase agreement by and among CF Corp., CFS Holdings and our Sponsor, (iii) against BTO under the applicable BTO Equity Commitment Letter, (iv) against GSO under the applicable GSO Equity Commitment Letter, (v) against BTO under the applicable Forward Purchase Backstop Equity Commitment Letter and (vi) with respect to the BTO Information Commitment relating to the Merger Agreement, against CFS Holdings under the Voting Agreement).
CC Capital and Chu Information Commitment Letters
Commitment
In furtherance of the obligation of CF Corp. to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to CF Corp., Parent and Merger Sub pursuant to the Merger Agreement and to CF Corp. and Parent pursuant the Share Purchase Agreement, we obtained information commitment letters from Mr. Chu and CC Capital (the “Chu Information Commitment Letters”), pursuant to which Mr. Chu and CC Capital agreed, on the terms and subject to the conditions set forth in Chu Information Commitment Letters, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement and the Share Purchase Agreement relating to Mr. Chu and CC Capital (the “Chu Information Commitment”).
Termination
The obligation of Mr. Chu and CC Capital to act in accordance with the Chu Information Commitment will terminate automatically and immediately, with respect to Mr. Chu and CC Capital, upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or the Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or the seller under the Share Purchase Agreement, as applicable, or any of their affiliates or Representatives asserting any claim against BTO in connection with the Merger Agreement or the Share Purchase Agreement, as applicable, or in connection with or any of the transactions contemplated by the

BTO Information Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the applicable Chu Information Commitment Letter or the Confidentiality Agreement, any claim under the applicable Fee Reimbursement Letter or any claim by FGL or the seller under the Share Purchase Agreement, as applicable, seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or against Parent under the Share Purchase Agreement, as applicable, (ii) against CC Capital under the forward purchase agreement by and among CF Corp., CC Capital and our Sponsor or (iii) with respect to the Chu Information Commitment relating to the Merger Agreement, against CC Capital under the Voting Agreement).
FNF and Foley Information Commitment Letters
Commitment
In furtherance of the obligation of CF Corp. to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to CF Corp., Parent and Merger Sub pursuant to the Merger Agreement and to CF Corp. and Parent pursuant the Share Purchase Agreement, we obtained information commitment letters from Mr. Foley and FNF (the “FNF Information Commitment Letters” and, together with the BTO Information Commitment Letters and the Chu Information Commitment Letters, the “Information Commitment Letters”), pursuant to which Mr. Foley and FNF have agreed, on the terms and subject to the conditions set forth in the FNF Information Commitment Letters, promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) in connection with their review of the transactions contemplated by the Merger Agreement and the Share Purchase Agreement relating to Mr. Foley and FNF (including its directors, officers, employees, partners, members or shareholders) and all Persons who are deemed or may be deemed to “control” FNF within the meaning of applicable insurance Laws, or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders (the “FNF Information Commitment”).
Termination
The obligation of Mr. Foley and FNF to act in accordance with the FNF Information Commitment will terminate automatically and immediately, with respect to Mr. Foley and FNF upon the earliest to occur of  (a) the Closing (at which time the obligation will be discharged), (b) the termination of the Merger Agreement or the Share Purchase Agreement, as applicable, in accordance with its terms and (c) FGL or the seller under the Share Purchase Agreement, as applicable, or any of their affiliates or Representatives asserting any claim against BTO in connection with the Merger Agreement or the Share Purchase Agreement, as applicable, or in connection with or any of the transactions contemplated by the BTO Information Commitment Letters or the Merger Agreement or Share Purchase Agreement, as applicable (other than any claim relating to a breach or seeking to prevent a breach of the applicable FNF Information Commitment Letter or the Confidentiality Agreement, any claim under the applicable FNF Limited Guaranty or the applicable Fee Reimbursement Letter or any claim by FGL or the seller under the Share Purchase Agreement, as applicable, seeking an injunction or other specific performance (i) against CF Corp., Parent or Merger Sub under the Merger Agreement or against CF Corp. under the Share Purchase Agreement, (ii) against FNF under the applicable FNF Equity Commitment Letter, (iii) against FNF under the applicable Forward Purchase Backstop Equity Commitment Letter, (iv) against BilCar under the forward purchase agreement by and among CF Corp., FNF and our Sponsor or (v) with respect to the FNF Information Commitment relating to the Merger Agreement, against FNF or BilCar under the Voting Agreement).
338(h)(10) Letter Agreement
Pursuant to a letter agreement, HRG, FS Holdco, CF Corp. and Parent agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any.
Investment Management Agreement
Appointment
In connection with the business combination and subject to regulatory approval, FGLIC will enter into the Investment Management Agreement with a newly formed, wholly-owned subsidiary of Blackstone, as the Investment Manager.
Pursuant to the Investment Management Agreement, on the terms and subject to the conditions set forth therein, FGLIC will appoint the Investment Manager as investment manager of the FGL Account with discretionary authority to manage the investment and reinvestment of the funds and assets of the FGL Account in accordance with the investment guidelines specified in the agreement.
The Investment Manager may, in its own discretion, but with the prior verbal or written consent of FGLIC, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations under the Investment Management Agreement to one or more investment advisers, referred to as Sub-Managers, including Sub-Managers that are affiliates of the Investment Manager.
In addition, the Investment Manager will appoint a newly-formed entity, to be owned by affiliates of our Co-Executive Chairmen, as Sub-Adviser with respect to the FGL Account. See “Investment Management Agreement — Appointment of an Affiliate of our Sponsor as Sub-Adviser.”
Compensation and Expenses
Under the Investment Management Agreement, it is expected that FGLIC will pay, from the assets of the FGL Account, the Investment Manager or its designee a Management Fee equal to 0.30% per annum of the Average Month-End Net Asset Value of the assets of FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears. The “Average Month-End Net Asset Value” is the average of the month-end net asset values of the FGL Account during the calendar quarter with adjustments for contributions to, or withdrawals from, the FGL Account during the quarter. FGLIC will also bear the cost of any Sub-Manager fees of Sub-Managers engaged by the Investment Manager with the consent of FGLIC. In the event any Sub-Manager Fees are paid by the Investment Manager with respect to the FGL Account, FGLIC will reimburse the Investment Manager, from the assets of the FGL Account, for such Sub-Manager Fees.
The Investment Manager will be responsible for all fees and expenses incurred by it in performing its obligations under the Investment Management Agreement except, for the avoidance of doubt, Account Trading and Investment Expenses, which will be paid by FGLIC out of the assets of the FGL Account. For purposes of the Investment Management Agreement, “Account Trading and Investment Expenses” means all out-of-pocket brokerage fees, brokerage commissions and all other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, custodial fees, reasonable transaction legal expenses, regulatory fees or taxes payable in respect of the FGL Account, professional expenses (including fees in connection with the use of proxy voting services) and any other fees and expenses related to the trading and investment activity of the FGL Account as determined by the Investment Manager (or any Sub-Manager) in good faith.
Term
The initial term of the Investment Management Agreement will be three (3) years, commencing on the date of such agreement (the “Initial Term”), and thereafter will renew on each anniversary for an additional one (1) year term unless the agreement is terminated in accordance with its terms.
Termination
At the conclusion of the Initial Term and annually thereafter, subject to certain conditions, FGLIC may make an election to terminate the Investment Management Agreement. Such termination shall not be effective any earlier than the second anniversary of the date on which the termination election is made. FGLIC may not approve any election to terminate the Investment Management Agreement, subject to certain conditions, unless authorized by its chief executive officer and unless at least two-thirds (2/3) of its directors who are not employees or officers of the Investment Manager or its affiliates (the “Non-Affiliated Directors”) determine that one of the following two events has occurred and is continuing:
•
unsatisfactory long term performance of the Investment Manager under the Investment Management Agreement, that is materially detrimental to FGLIC; or

•
the fees charged by the Investment Manager are unfair and excessive compared to those that would be charged by a comparable asset manager.

If a termination election is made, the Investment Manager shall have the right to seek to address the performance concerns over the two-year period until the termination becomes effective, subject to the Non-Affiliated Directors’ satisfaction, or to reduce its fees to match those of the comparable manager, in either case with the result that the termination will be automatically rescinded.
Subject to certain conditions, FGLIC may, with the consent of two-thirds of the Non-Affiliated Directors, independent of the termination mechanism described immediately above, also terminate the Investment Management Agreement at any time by providing written notice to the Investment Manager that it has determined that either:
•
the Investment Manager is no longer able to carry on its investment advisory business as a going concern under the Investment Advisers Act of 1940; or

•
the Investment Manager is unable to manage the FGL Account in all material respects as provided for in the Investment Management Agreement; or

•
the Investment Manager is performing its obligations under the Investment Management Agreement with gross negligence, willful misconduct or reckless disregard of any of such obligations.

The Investment Manager may also terminate the Investment Management Agreement upon 30 days written notice in the event of  (i) material and continuing breach by FGLIC; (ii) bankruptcy or insolvency of FGLIC; or (iii) the inability for regulatory reasons of the Investment Manager to perform its services under the agreement.
Appointment of an Affiliate of our Sponsor as Sub-Adviser
The Investment Manager will appoint a newly-formed entity owned by affiliates of our Co-Executive Chairmen as Sub-Adviser with respect to the FGL Account. Under the Sub-Advisory Agreement, the Sub-Adviser will provide investment advisory services, portfolio review, and consultation with regard to the FGL Account and the asset classes and markets contemplated by the Investment Guidelines, including such recommendations as the Investment Manager shall reasonably request.
The Investment Manager will pay the Sub-Adviser, pursuant to the Subadvisory Agreement, a sub-advisory fee of approximately 15% of certain fees paid by FGLIC to the Investment Manager and its affiliates. FGLIC is not responsible for payment or reimbursement of the subadvisory fee to the Sub-Adviser, which is solely the obligation of the Investment Manager.
The Sub-Advisory Agreement will be on terms consistent with the Investment Management Agreement. Subject to certain conditions, the Sub-Advisory Agreement cannot be terminated unless FGLIC terminates the Investment Management Agreement.
Voting Agreement
In connection with the Merger Agreement, FGL entered into the Voting Agreement with the Voting Agreement Parties, each a beneficial owner of ordinary shares, pursuant to which each such Voting Agreement Party agreed that at CF Corp.’s general meeting to consider the Proposals, (i) such Voting Agreement Party will appear at such meeting or otherwise cause their ordinary shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Voting Agreement Party will vote or cause to be voted at such meeting any of its ordinary shares in favor of the Business Combination Proposal and the NASDAQ Proposal. Under the Voting Agreement, each of the Voting Agreement Parties also granted an irrevocable proxy to FGL to vote such Voting Agreement Party’s shares at the general meeting.
The Voting Agreement and all rights and obligations of the parties thereunder will automatically terminate, without further action by any party hereto, upon the earliest of  (a) the Outside Termination Date, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms and (d) with respect to any Voting Agreement Party, the mutual written agreement of such Voting Agreement Party and FGL.
Amendments to Forward Purchase Agreements
On May 24, 2017, CF Corp. entered into the FPA Amendments, pursuant to which the Amendment Parties agreed, among other things, to add FGL as a third party beneficiary of such forward purchase agreements, to prohibit assignments and amendments of such forward purchase agreements without FGL’s consent and to entitle FGL to specific performance of such forward purchase agreements. Furthermore, the FPA Amendment to the forward purchase agreement with CFS Holdings provides that CFS Holdings will not be excused from its obligation to purchase the Forward Purchase Securities (as defined in the forward purchase agreements) in connection with the business combination without the consent of FGL.
Modified Coinsurance Agreement
In connection with the business combination, on or immediately following the Closing and subject to regulatory approval, FGLIC intends to enter into the Modco Agreement with Bermuda Re, a reinsurance company to be organized under the laws of Bermuda as a wholly owned subsidiary of CF Bermuda. Pursuant to the Modco Agreement, on the terms and subject to the conditions set forth therein, FGLIC plans to cede to Bermuda Re, on a modified coinsurance basis, approximately a 60% quota share of certain of its liabilities in respect of its fixed indexed, multi-year guaranteed and deferred annuities businesses.
In addition, in connection with the formation of Bermuda Re, upon the written request of CF Corp., FGL will take, or cause to be taken, all actions reasonably necessary for FGLIC to declare and pay to FGLH that extraordinary dividend that is subject to an Accommodation Filing in the amount (if any) approved by the Insurance Commissioner of the State of Iowa, at Closing.
Background of the Business Combination
CF Corp. is a blank check company incorporated in the Cayman Islands on February 26, 2016 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of CF Corp.’s management team and board of directors. The terms of the business combination were the result of extensive negotiations between representatives of CF Corp. and FGL. The following is a brief description of the background of these negotiations, the business combination and related transactions.
Prior to the consummation of the IPO, neither CF Corp., nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with CF Corp.
After the IPO, CF Corp. commenced an active search for prospective business combination candidates. Representatives of CF Corp. contacted and were contacted by a number of individuals and entities with respect to business combination opportunities.
During that period, CF Corp.’s management:
•
developed a list of potential business combination candidates by screening several hundred companies;

•
considered and conducted analyses of approximately 60 potential business combination candidates;

•
engaged in preliminary discussions with representatives of approximately 40 potential business combination candidates; and

•
engaged in detailed discussions, due diligence and negotiations with five potential business combination candidates or their representatives under nondisclosure agreements.

The five potential targets included (i) a fintech database company (“Company A”), (ii) a software company (“Company B”), (iii) an insurance brokerage business (“Company C”), (iv) a financial technology company (“Company D”) and (v) a processing business (“Company E”).
From June 2016 through early 2017, CF Corp. engaged in various discussions with Company A, although discussions ended in November 2016 given valuation issues. CF Corp. was engaged in discussions with Company B when, in August 2016, Company B informed CF Corp. that it chose to remain a private company. CF Corp. was engaged in negotiations with Company C in August 2016 when CF Corp. determined that it would not be able to provide Company C with its desired valuation, which included a structure favoring preferred shareholders. In October 2016, following an exclusive and extensive due diligence process, CF Corp. determined to pause negotiations with Company D to review additional information and further analyze its financial performance. In April 2017, Company E advised CF Corp. that it had decided to postpone its auction sale process, terminating negotiations with CF Corp.
Between September and October 2016, CF Corp.’s management engaged in a comprehensive analysis of companies in the insurance sector to identify potential business combination candidates.
In early March 2017, Credit Suisse Securities (USA) LLC (“Credit Suisse”), financial advisor to FGL, approached BTO regarding a potential transaction involving FGL.
On March 14, 2017, BTO executed a confidentiality and non-disclosure agreement with FGL and commenced due diligence efforts on the business, the sector, comparable companies, and other customary due diligence for a transaction of this nature.
By March 16, 2017, BTO was provided access to an electronic data room prepared by FGL’s management team, including confidential materials subject to the confidentiality and nondisclosure agreement, in order to facilitate a due diligence review of FGL, including financial information, an actuarial appraisal, as well as other comprehensive information regarding the business customarily provided for a transaction of this nature.
Subject to the terms of the nondisclosure agreement, BTO secured the consent of FGL to approach CF Corp. regarding a potential transaction. As a result, in late March 2017, Chinh E. Chu, CF Corp.’s Co-Executive Chairman, was informed by Menes Chee, Senior Managing Director of BTO, of a potential transaction involving FGL. Messrs. Chu and Chee had previously reviewed FGL’s business in prior years, during prior processes and subject to independent nondisclosure agreements, while Mr. Chu was at Blackstone and unrelated to CF Corp. and the current transaction.
On April 6, 2017, to facilitate CF Corp.’s due diligence review with respect to a potential business combination involving FGL, CF Corp. entered into a joinder to BTO’s nondisclosure agreement with FGL and began reviewing preliminary due diligence materials. Following the execution of the nondisclosure agreement, CF Corp.’s management team commenced due diligence efforts based on information provided by FGL and conducted research on FGL, the industry in which FGL operates and companies in the same sector as FGL.
On April 7, 2017, HRG submitted a letter to FGL indicating that the successful acquiror of FGL would be provided the option, exercisable in the sole discretion of the successful bidder, to acquire FSR, an indirect wholly-owned subsidiary of HRG and sister company to FGL (but, as stated in such letter, the sale of FSR was not to be a condition to the closing of the acquisition of FGL). FSR reinsures a portion of FGL’s business; as a result, CF Corp. deemed it appropriate to pursue the acquisition of FSR subsequent to the acquisition of FGL and therefore commenced a due diligence review of FSR.
On April 9, 2017, CF Corp. obtained access to the electronic data room, which contained a draft Merger Agreement regarding the potential transaction.

On April 11, 2017, CF Corp. began to hold teleconferences with representatives from Credit Suisse regarding the due diligence review discussed above.
On April 12, 2017, CF Corp. and BTO submitted a first bid to FGL pursuant to the terms of FGL’s bid process, proposing a price of  $30.60 per share in cash and requesting exclusivity, which was not granted.
On April 13, 2017, Messrs. Chu of CF Corp. and Chee of BTO spoke via conference call with representatives from Credit Suisse regarding terms of the Merger Agreement. Also on April 13, 2017, representatives of CF Corp. called Credit Suisse to reiterate CF Corp.’s request for exclusivity.
On April 14, 2017, CF Corp. and BTO submitted a markup to Credit Suisse of the draft Merger Agreement prepared by Debevoise & Plimpton LLP (“Debevoise”), counsel to CF Corp. and BTO.
On April 17, 2017, FGL terminated its Agreement and Plan of Merger with Anbang Insurance Group Co., Ltd. and its affiliates (the “Anbang Agreement”). FGL filed a Form 8-K with the SEC disclosing the termination of the Anbang Agreement, which included a press release indicating that the FGL board of directors was continuing to evaluate strategic alternatives to maximize shareholder value, had received interest from a number of third parties and, as a result of the termination of the Anbang Agreement, FGL had no remaining obligations and could enter into an alternative definitive transaction with other parties.
From April 18 through April 26, 2017, CF Corp.’s management continued an in-depth due diligence review of FGL and FSR, including their respective assets and liabilities, capital ratios and requirements, the legal, accounting and regulatory aspects of their respective businesses, as well as comparable companies in the sector.
On April 24, 2017, CF Corp. and BTO received a revised draft Merger Agreement from Credit Suisse, and CF Corp. discussed certain preliminary structural and legal matters relating to the transaction and related process with CF Corp.’s legal counsel, Winston & Strawn LLP (“Winston”).
On April 26, 2017, CF Corp. delivered a follow-up letter to FGL, together with revised drafts of the Merger Agreement and related documentation and reiterated its request for exclusivity. On this day, CF Corp. also submitted a bid for FSR.
On April 28, 2017, representatives of FGL and representatives of CF Corp. discussed matters related to CF Corp.’s equity commitments.
On April 30, 2017, representatives from Debevoise met with representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), counsel to FGL, to discuss the Merger Agreement and contemplated transaction. Following the meeting, CF Corp.’s management, BTO and Debevoise continued their in-depth due diligence and legal documentation review in order to prepare an additional submission.
On May 2, 2017, representatives of CF Corp., including CF Corp. management, BTO and representatives of CF Corp.’s financial advisor, BofA Merrill Lynch, attended a meeting with FGL management and FGL’s legal and financial advisors at which FGL management reviewed, among other things, business and financial matters related to FGL and transaction-related matters.
On May 4, 2017 and May 5, 2017, members of CF Corp.’s management team held conference calls with representatives of Credit Suisse to discuss CF Corp.’s bid.
On May 5, 2017, CF Corp. also delivered the additional submission to FGL, which included drafts of additional legal documentation related to the proposed transaction. In addition, Debevoise delivered to Davis Polk & Wardwell LLP (“Davis Polk”), counsel to FSR, a markup of a draft share purchase agreement for FSR. Representatives of Davis Polk and Debevoise held an introductory telephone conference call on May 7, 2017.
On May 7, 2017, Messrs. Chu and Chee, and other representatives of CF Corp. and BTO, attended an in-person meeting with representatives from FGL, HRG, Skadden, Debevoise, Credit Suisse and Jefferies LLC (“Jefferies”), financial advisor to FGL. At the meeting, the parties discussed certain terms of the proposed transaction. In addition, HRG proposed that, at the election of HRG, certain wholly owned subsidiaries of HRG and CF Corp. would agree to make a 338(h)(10) tax election (i.e., an election that the tax laws permits HRG, but not other shareholders of FGL, to make) with respect to the proposed transaction. As part of such proposal, HRG proposed that HRG would bear the cost of such election and that such election would not affect the value to be received by the stockholders of FGL.
On May 8, 2017, subject to the terms of the nondisclosure agreement, BTO informed GSO of the potential transaction, and GSO commenced due diligence efforts related to the structuring of a preferred equity investment in FGL. Also on May 8, 2017, representatives of Winston, Debevoise and Skadden discussed via telephone conference call CF Corp.’s shareholder approval process.
On May 10, 2017, CF Corp. delivered an updated proposal to FGL, reflective of due diligence conclusions related to transaction structuring, tax considerations, and business matters, together with revised drafts of the Merger Agreement and related documentation. Also on May 10, 2017, CF Corp. provided a revised proposal, including updated transaction documents, to Credit Suisse and Jefferies proposing a lower price of  $30.00 per share in cash.
On May 12, 2017, CF Corp. proposed an increased purchase price of $31.10 per share in cash if no 338(h)(10) tax election was made with respect to a proposed transaction and a purchase price of  $30.60 per share in cash if such election was made and if exclusivity was granted. Thereby, CF Corp.’s offer valued the cost of such election at approximately $30 million. CF Corp. also requested exclusivity, which was not granted, and indicated that its offer was its highest and best offer for FGL.
Also on May 12, 2017, representatives of Debevoise and Skadden discussed via telephone conference call the transaction documents.
Between May 12, 2017 and May 24, 2017, representatives of Davis Polk and Debevoise exchanged several drafts of the FSR share purchase agreement and related documentation and participated in a meeting and numerous telephone conference calls regarding document status and open points.
On May 13, 2017, a representative of Skadden sent a revised draft of the Merger Agreement and related documentation to representatives of Debevoise. Such related documentation included a draft of the Voting Agreement from certain shareholders of CF Corp. that FGL had requested in connection with CF Corp.’s required shareholders’ approval of the proposed transaction. Also on May 13, 2017, representatives of HRG discussed the cost of the 338(h)(10) tax election with representatives of BTO and that, in any agreed transaction where this election was made, HRG would bear the cost so that the value to be received by the other stockholders of FGL would not be reduced.
On May 14, 2017, a representative of Debevoise sent a revised draft of the Merger Agreement and related documentation to representatives of Skadden.
On May 15, 2017, representatives from Skadden and Debevoise met in person and discussed the transaction and the transaction documents. Messrs. Chu and Chee and representatives of FGL also participated in the meeting. Later on May 15, 2017, a representative of Skadden sent a revised draft of the Merger Agreement and related documentation to representatives of Debevoise.
On May 16, 2017, a representative of Debevoise sent a revised draft of the Merger Agreement and related documentation to representatives of Skadden.
On May 17, 2017, Messrs. Chu and Chee, and other representatives of CF Corp. and BTO, attended an in-person meeting with representatives from FGL, Skadden, Debevoise and Credit Suisse. At the meeting, the parties discussed certain terms of the proposed transaction. During this time, CF Corp. was provided general guidance that if CF Corp. continued to finalize the transaction documents, it could likely be selected as the winning bidder.
Between May 17, 2017 and May 24, 2017, CF Corp., BTO, GSO and FNF reached final agreement on transaction terms with FGL, including the purchase price of  $31.10 per share. Also during this period, representatives of Skadden and Debevoise exchanged several drafts of the Merger Agreement and related documentation and participated in numerous telephone conference calls regarding document status and related matters.
On May 19, 2017, Messrs. Chu and Chee, representatives from FNF, FGL, and representatives from Skadden and Debevoise attended an in-person meeting with the Iowa Insurance Division at which the parties discussed the general terms of the proposed transaction, CF Corp.’s plans for FGL and a listing of other regulatory approvals needed for the proposed transaction. Also on May 19, 2017, representatives of CF Corp., BTO, FGL, Skadden and Debevoise participated in a telephonic meeting with officials from the New York State Department of Financial Services in which the parties discussed the general terms of the proposed transaction, CF Corp’s plans for FGL and a listing of other required regulatory approvals for the proposed transaction.
On May 21, 2017, representatives from FGL, CF Corp., BTO, Skadden and Debevoise discussed via telephonic conference the status of the transaction documentation and related matters.
Also on May 21, 2017, CF Corp.’s board of directors held a telephonic meeting at which Messrs. Chu, Foley, Massey, Quella, Keith W. Abell and Douglas B. Newton and representatives from Winston were in attendance. Messrs. Chu and Foley updated CF Corp.’s board of directors on the status of the potential business combination and discussed certain proposed terms of the transaction. The board of directors engaged in extensive discussions with management regarding the proposed transaction, the proposed equity investments and related transactions.
Between May 21, 2017 and May 24, 2017, CF Corp. (represented by Winston), BTO (represented by Debevoise), GSO (represented by Sullivan & Cromwell LLP) and FNF (represented by its general counsel, Michael Gravelle) negotiated documentation regarding the terms of the equity investments to be made in CF Corp. by BTO, GSO and FNF in connection with the transaction, including the terms of the preferred securities to be issued to GSO and FNF.
On May 22, 2017, representatives from FGL, CF Corp., BTO, Skadden and Debevoise discussed via telephonic conference the status of the transaction documentation and the remaining open points, including, among other things, CF Corp.’s final sources of funding and mechanics for the funding of the transaction, as well as a debt commitment letter of CF Corp., which was being obtained by CF Corp. at the request of FGL, in connection with the possible refinancing of FGL’s existing credit agreement and/or its outstanding senior notes.
On May 23, 2017, CF Corp.’s board of directors held a telephonic meeting at which Messrs. Chu, Foley, Massey, Quella, Abell, Newton, David Ducommun and representatives from Winston were in attendance. Messrs. Chu and Foley updated CF Corp.’s board of directors on the status and terms of the potential business combination. BofA Merrill Lynch reviewed with CF Corp.’s board of directors BofA Merrill Lynch’s financial analysis of the business combination consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated May 23, 2017, to CF Corp.’s board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the business combination consideration to be paid by CF Corp. was fair, from a financial point of view, to CF Corp. After extensive discussions, CF Corp.’s board of directors unanimously approved the business combination, the Share Purchase and the documents and transactions related thereto. In addition, CF Corp.’s board of directors also discussed that, at the option of FS Holdco, Parent and FS Holdco would make a joint election under Section 338(h)(10) of the Code with respect to the business combination and the deemed share purchases of FGL’s subsidiaries, in which case FS Holdco would be required to pay Parent $30 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and Parent would be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any (and such election would not affect the value to be received by FGL shareholders).
On May 24, 2017, CF Corp. and FGL executed the Merger Agreement and related documentation, and CF Corp., BTO, GSO and FNF executed the documentation regarding the terms of the equity investments to be made in CF Corp. by BTO, GSO and FNF in connection with the transaction. CF Corp. and RBC also executed a debt commitment letter providing for commitments for an aggregate principal amount of up to $425 million. In addition, on such date CF Corp. and HRG and the other parties thereto executed the Share Purchase Agreement and related documentation and CF Corp., HRG and the other parties thereto executed a letter agreement in connection with the 338(h)(10) tax election. Shortly after execution of the Merger Agreement, FS Holdco, a wholly-owned subsidiary of HRG and the direct holder of HRG’s 80.4% ownership interest in FGL, delivered a written consent, which constituted the requisite approval of FGL’s stockholders approving and adopting the Merger Agreement. On that same day, FGL and CF Corp. issued a joint press release announcing the transaction and CF Corp. filed a Current Report on Form 8-K with the SEC disclosing the execution of the Merger Agreement.
On June 8, 2017, CF Corp. filed a premerger notification with the Federal Trade Commission requesting early termination of the waiting period under the HSR Act. On June 16, 2017, the Federal Trade Commission granted CF Corp.’s request for such early termination.
On June 21, 2017, CF Corp. entered into equity purchase agreements with certain accredited investors in connection with the rights of first offer under the forward purchase agreements, pursuant to which such investors agreed to purchase, on the terms and subject to the conditions specified therein, an aggregate of 20,000,000 Class A ordinary shares of CF Corp. for a purchase price of  $10.00 per share, immediately prior to the Closing.
On June 23, 2017, CF Corp.’s board of directors held a telephonic meeting at which Messrs. Chu, Foley, Massey, Quella and Abell were present. Mr. Newton and representatives from Winston were also present. At the meeting, the board of directors discussed the proposed amendment to the Merger Agreement, which would adjust the treatment of certain outstanding performance restricted stock unit awards of FGL under the Merger Agreement. After discussing the amendment, the board of directors unanimously approved the amendment.
On June 30, 2017, CF Corp. and FGL executed the amendment to the Merger Agreement.
CF Corp.’s Board of Directors’ Reasons for Approval of the Business Combination
CF Corp.’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, CF Corp.’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of CF Corp.’s board of directors may have given different weight to different factors. CF Corp.’s reasons for the board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Before reaching its decision, CF Corp.’s board of directors reviewed the results of due diligence conducted by CF Corp.’s management, which included, among other things:
•
research on comparable public companies;

•
research on comparable transactions;

•
extensive meetings and calls with FGL’s management team regarding operations and forecasts;

•
review of FGL’s material contracts and financial, tax, legal, and accounting due diligence;

•
consultation with CF Corp.’s management and legal and financial advisors and industry experts;

•
financial review and analysis of FGL and the business combination;

•
FGL’s audited and unaudited financial statements;

•
FGL’s public filings with the SEC; and

•
financial projections prepared by CF Corp.

The factors considered by our board of directors include, but are not limited to, the following:
•
Efficient Reinsurance Structure.   FGL has a proven reinsurance structure, and the business combination would result in a structural uplift in earnings power.

•
Enhanced Asset Performance through Relationship with Blackstone.    FGL will form a strategic and long-term relationship with Blackstone, and Blackstone’s asset origination and investment management capabilities are expected to accelerate growth and enhance portfolio yield for FGL.

•
Strong Sponsorship.   The combined company will have long-term blue chip shareholders and sponsors. The combined company also will have a permanent capital and public platform suitable for the combined company’s long-term success, providing stability to all stakeholders.

•
Significant Growth Potential.   Growth in the fixed indexed annuity and index universal life policies sector is expected, driven by the growing United States retirement population. FGL will serve as a platform to make accretive and low risk acquisitions of annuity and life businesses and blocks.

•
Significant Sponsor Investment.   Over $900 million has been invested by Messrs. Chu and Foley, FNF and Blackstone entities.

•
Terms of the Merger Agreement.   Our board of directors reviewed the financial and other terms of the Merger Agreement and determined that they were the product of arm’s-length negotiations among the parties.

•
Shareholder approval.   Our board of directors considered the fact that in connection with the business combination our shareholders have the option to (i) remain shareholders of CF Corp., (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

•
Deal Certainty: Equity financing.   BTO, FNF and GSO have committed to purchase equity in CF Corp. in an aggregate amount equal to $710 million with respect to the business combination with FGL.

•
Redemption rights.   FNF and GSO have committed to purchase additional preferred shares of CF Corp. in the event any public shareholders elect to have their public shares redeemed in connection with the business combination.

•
Forward Purchaser Backstop.   BTO and GSO have agreed to purchase additional newly issued ordinary shares of CF Corp. in the event any anchor investors fail to fund their equity commitments under the forward purchase agreements.

•
Opinion of BofA Merrill Lynch.   CF Corp.’s board of directors received an opinion, dated May 23, 2017, of BofA Merrill Lynch as to the fairness, from a financial point of view and as of such date, to CF Corp. of the business combination consideration to be paid by CF Corp., which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described in the section entitled “— Opinion of CF Corp.’s Financial Advisor.” The full text of BofA Merrill Lynch’s opinion is attached to this proxy statement as Annex C.

In the course of its deliberations, our board of directors also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the transaction, including, among others, the following:
•
The risk that the amount of statutory capital that FGL’s insurance subsidiaries have and the amount of statutory capital that they must hold to maintain their financial strength ratings and meet other requirements can vary significantly from time to time due to a number of factors outside of FGL’s control.

•
The fact that FGL’s business is highly regulated and subject to numerous legal restrictions and regulations.

•
The fact that financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

•
The risk that FGL’s reinsurers could fail to meet assumed obligations, increase their rates, or become subject to adverse developments that could materially adversely affect FGL’s business, financial condition and results of operations.

•
The risk that restrictions on FGL’s ability to use captive reinsurers could adversely impact its competitive position and results of operations.

•
The risk that interest rate fluctuations and withdrawal demands in excess of FGL’s assumptions could negatively affect its business, financial condition and results of operations.

•
The risk that FGL’s investments are subject to market and credit risks, which could be heightened during periods of extreme volatility or disruption in financial and credit markets.

•
The fact that FGL operates in a highly competitive industry, which could limit its ability to gain or maintain its position in the industry and could materially adversely affect its business, financial condition and results of operations.

•
The fact that FGL’s business model depends on the performance of various third parties, including independent distributors, underwriters, actuarial consultants and other service providers.

•
The fact that FGL’s ability to maintain competitive policy expense costs is dependent upon the level of new sales and persistency of existing business.

•
The risk that if FGL is unable to attract and retain national marketing organizations and independent agents, sales of its products may be reduced.

•
The risk that key employees of FGL might not remain with FGL following the Closing.

•
The challenge of attracting and retaining senior management personnel.

•
The tax risks associated with operating an offshore reinsurance company, including risks relating to an offshore company being deemed to have effectively connected income for U.S. federal income tax purposes and risks relating to the PFIC, CFC and RPII rules discussed herein.

•
The risk that the business combination might not be consummated in a timely manner or that the Closing might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of CF Corp.’s shareholders.

•
The risk that the transactions contemplated by the Merger Agreement would not be completed in accordance with its terms or at all.

•
The significant fees and expenses associated with completing the business combination and related transactions and the substantial time and effort of management required to complete the business combination.

After considering the foregoing potentially negative and potentially positive reasons, our board of directors concluded, in its business judgment, that the potentially positive reasons relating to the business combination outweighed the potentially negative reasons. In connection with its deliberations, our board of directors did not consider the fairness of the consideration to be paid by CF Corp. in the business combination to any person other than CF Corp.
Satisfaction of 80% Test
It is a requirement under our charter and NASDAQ listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination.
As of the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately $691,352,158 (excluding approximately $24,100,000 of deferred underwriting commissions and taxes payable on the income earned on the trust account) and 80% thereof represents approximately $553,081,726. In reaching its conclusion that the business combination meets the 80% asset test, the board of directors looked at the enterprise value of FGL of approximately $2,240 million implied by adding: (1) $1,835 million for the existing F&G Common Stock and (2) $405 million of existing long term debt. In determining whether the enterprise value described above represents the fair market value of FGL, our board of directors considered all of the factors described above in this section and the fact that the purchase price for FGL was the result of an arm’s length negotiation. As a result, our board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the business combination meets the 80% asset test. Our board of directors did not seek or obtain an opinion of an outside financial advisor as to whether the 80% asset test has been met.
Opinion of CF Corp.’s Financial Advisor
CF Corp. has engaged BofA Merrill Lynch as CF Corp.’s financial advisor in connection with the business combination. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. CF Corp. selected BofA Merrill Lynch as CF Corp.’s financial advisor in connection with the business combination on the basis of BofA Merrill Lynch’s experience in similar transactions, its reputation in the investment community and its familiarity with CF Corp. and its business.
At the May 23, 2017 meeting of CF Corp.’s board of directors held to evaluate the business combination, BofA Merrill Lynch rendered an oral opinion, confirmed by delivery of a written opinion dated May 23, 2017, to CF Corp.’s board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the business combination consideration to be paid by CF Corp. was fair, from a financial point of view, to CF Corp.
The full text of BofA Merrill Lynch’s written opinion, dated May 23, 2017, delivered to CF Corp.’s board of directors is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to CF Corp.’s board of directors for the benefit and use of CF Corp.’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the business combination consideration from a financial point of view to CF Corp. BofA Merrill Lynch’s opinion did not address any related transactions or any terms or other aspects or implications of the business combination (other than the business combination consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the business combination or related transactions in comparison to other strategies or transactions that might be available to CF Corp. or in which CF Corp. might engage or as to the underlying business decision of CF Corp. to proceed with or effect the business combination or related transactions. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the business combination, any related transactions or any other matter.
In connection with its opinion, BofA Merrill Lynch, among other things:
(i)
reviewed certain publicly available business and financial information relating to FGL;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of FGL furnished to or discussed with BofA Merrill Lynch by the management of FGL, including certain financial forecasts relating to FGL prepared by the management of FGL (such forecasts referred to as the “FGL Forecasts”), reviewed an alternative version of the FGL Forecasts incorporating certain adjustments thereto prepared by the management of CF Corp. (such forecasts, as adjusted, referred to as the “Adjusted FGL Forecasts”), and discussed with the management of CF Corp. its assessments as to the relative likelihood of achieving the future financial results reflected in the FGL Forecasts and the Adjusted FGL Forecasts;

(iii)
reviewed certain estimates provided by the management of CF Corp. as to the amount and timing of potential cost savings and operational and tax benefits (collectively, the “Synergies”) anticipated by such management to result from the business combination and related transactions;

(iv)
discussed the past and current business, operations, financial condition and prospects of FGL with members of the senior managements of CF Corp. and FGL;

(v)
reviewed the trading history for FGL Common Stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(vi)
compared certain financial and stock market information of FGL with similar information of other companies BofA Merrill Lynch deemed relevant;

(vii)
compared certain financial terms of the business combination to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(viii)
reviewed a draft, provided to BofA Merrill Lynch on May 23, 2017, of the Merger Agreement (prior to its amendment); and

(ix)
performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the managements of CF Corp. and FGL that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the FGL Forecasts, BofA Merrill Lynch was advised by FGL, and BofA Merrill Lynch assumed, with the consent of CF Corp., that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of FGL as to the future financial performance of FGL. With respect to the Adjusted FGL Forecasts and the Synergies, BofA Merrill Lynch was advised by CF Corp., and BofA Merrill Lynch assumed, with the consent of CF Corp., that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CF Corp. as to, and were a reasonable basis upon which to evaluate, the future financial performance of FGL, the Synergies and the other matters covered thereby. Based on the assessments of the management of CF Corp. as to the relative likelihood of achieving the future financial results reflected in the FGL Forecasts and the Adjusted FGL Forecasts, BofA Merrill Lynch relied, at the direction of CF Corp., on the Adjusted FGL Forecasts for purposes of BofA Merrill Lynch’s analyses and opinion. BofA Merrill Lynch also relied, at the direction of CF Corp., on the assessments of the management of CF Corp. as to CF Corp.’s ability to achieve the Synergies and BofA Merrill Lynch was advised by CF Corp., and BofA Merrill Lynch assumed, with the consent of CF Corp., that such Synergies would be realized in the amounts and at the times projected. BofA Merrill Lynch expressed no opinion or view as to any financial forecasts, estimates or other financial or operating information or the assumptions on which they were based.
At the direction of CF Corp., BofA Merrill Lynch relied upon the assessments of the managements of CF Corp. and FGL as to, among other things, (i) transactions related to the business combination, including with respect to the timing thereof and assets, liabilities and financial and other terms involved, (ii) the potential impact on FGL of certain market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the insurance industry, including the retail fixed and fixed index annuity and life insurance sectors thereof, (iii) FGL’s financial strength ratings and strategic capital requirements, the amount of statutory capital of FGL’s insurance subsidiaries, the fair value and expected future performance of FGL’s investments and related matters, (iv) existing and future contracts and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, reinsurers, distributors, underwriters and other third party service providers and commercial relationships of FGL and (v) the ability of CF Corp. to integrate the operations of FGL and to realize the Synergies anticipated by the management of CF Corp. to result from the business combination and related transactions. BofA Merrill Lynch assumed, with the consent of CF Corp., that there would be no developments with respect to any such matters or changes in the pro forma capitalization of FGL or CF Corp. as reflected in the Adjusted FGL Forecasts that would have an adverse effect on FGL, CF Corp., the business combination or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion.

BofA Merrill Lynch did not make and, except for certain third-party prepared actuarial appraisals, was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of FGL or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of FGL or any other entity. BofA Merrill Lynch did not evaluate the solvency or fair value of FGL or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch are not actuaries and its services did not include any actuarial determination or evaluation by BofA Merrill Lynch or any attempt to evaluate actuarial assumptions or allowances for losses with respect thereto and, accordingly, BofA Merrill Lynch made no analysis of, and expressed no opinion as to, the adequacy of reserves for losses or other matters. BofA Merrill Lynch assumed, at the direction of CF Corp., that the business combination and related transactions would be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the business combination or related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed or occur that would have an adverse effect on FGL, CF Corp., the business combination or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to BofA Merrill Lynch’s analyses or opinion. BofA Merrill Lynch also assumed, at the direction of CF Corp., that the final executed Merger Agreement would not differ in any material respect from the draft reviewed by BofA Merrill Lynch.
BofA Merrill Lynch expressed no opinion or view as to any related transactions or any terms or other aspects or implications of the business combination (other than the business combination consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the business combination, the form or structure, or financial or other terms, of any related transactions, any terms, aspects or implications of any irrevocable written consent, voting agreement, guaranty, forward purchase agreement (and related financings), redemption of securities of CF Corp., any asset management agreement or other arrangements, agreements or understandings entered into in connection with, related to or contemplated by the business combination, related transactions or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the business combination consideration to be paid by CF Corp. and no opinion or view was expressed with respect to any asset management fee or any consideration received in connection with the business combination or any related transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, BofA Merrill Lynch expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the business combination or any related entities, or class of such persons, relative to the business combination consideration or otherwise. Furthermore, BofA Merrill Lynch expressed no opinion or view as to the relative merits of the business combination or related transactions in comparison to other strategies or transactions that might be available to CF Corp. or in which CF Corp. might engage or as to the underlying business decision of CF Corp. to proceed with or effect the business combination or related transactions. BofA Merrill Lynch did not express any opinion as to the prices at which FGL Common Stock or any other securities would trade or otherwise be transferable at any time, including following announcement or consummation of the business combination or related transactions. BofA Merrill Lynch also expressed no opinion or view with respect to, and BofA Merrill Lynch relied, at the direction of CF Corp., upon the assessments of representatives of CF Corp. regarding, legal, regulatory, accounting, tax and similar matters relating to FGL, CF Corp., the business combination and related transactions, as to which BofA Merrill Lynch understood CF Corp. obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the business combination, any related transactions or any other matter.
BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, CF Corp. imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.
In connection with its opinion, BofA Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below and certain factors considered is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. BofA Merrill Lynch believes that the analyses and factors summarized below must be considered as a whole and in context. BofA Merrill Lynch further believes that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion.
In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of CF Corp. and FGL. The estimates of the future performance of FGL and other estimates in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the business combination consideration to be paid by CF Corp. and were provided to CF Corp.’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual value of FGL or otherwise.
The type and amount of consideration payable in the business combination was determined through negotiations between CF Corp. and FGL, rather than by any financial advisor, and was approved by CF Corp.’s board of directors. The decision to enter into the Merger Agreement was solely that of CF Corp.’s board of directors. BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by CF Corp.’s board of directors in its evaluation of the business combination and should not be viewed as determinative of the views of CF Corp.’s board of directors or management with respect to the business combination or the business combination consideration.
Financial Analyses
The following is a summary of the material financial analyses provided by BofA Merrill Lynch in connection with its opinion, dated May 23, 2017, to CF Corp.’s board of directors. The summary set forth below is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. Given that the Adjusted FGL Forecasts prepared by CF Corp. management reflect pro forma aspects of the business combination, in evaluating FGL on a standalone basis, BofA Merrill Lynch utilized (i) for purposes of its selected public companies analysis and selected precedent transactions analysis, the FGL Forecasts and (ii) for purposes of its discounted cash flow analysis, a version of the Adjusted FGL Forecasts excluding the Synergies and incorporating certain other adjustments (the “Prior Adjusted FGL Forecasts”). Subsequent to the delivery of BofA Merrill Lynch’s opinion, CF Corp. management advised BofA Merrill Lynch that such management did not view the Prior Adjusted FGL Forecasts as appropriate given the overstatement of certain expenses. Accordingly, the approximate implied per share equity value reference range for FGL on a standalone basis derived from BofA Merrill Lynch’s discounted cash flow analysis summarized below based on the Prior Adjusted FGL Forecasts should be understood in that context. BofA Merril Lynch confirmed to CF Corp. that the view of CF Corp. management regarding the Prior Adjusted FGL Forecasts would not change the conclusion reached in BofA Merrill Lynch’s opinion.
Selected Public Companies Analysis.   BofA Merrill Lynch reviewed publicly available financial and stock market information of FGL and the following 12 selected companies with operations in the insurance industry that BofA Merrill Lynch considered generally relevant, consisting of two selected publicly traded companies with operations primarily in the fixed and fixed indexed annuity insurance industry (referred to as the “primary selected companies”) and ten selected publicly traded companies with operations in the life insurance industry (referred to as the “secondary selected companies” and, together with the primary selected companies, collectively, the “selected companies”):
Primary Selected Companies	Secondary Selected Companies
• American Equity Investment Life Holding Company • Athene Group Ltd.
•
Ameriprise Financial, Inc.

•
CNO Financial Group, Inc.

•
Lincoln National Corporation

•
MetLife, Inc.

•
Principal Financial Group, Inc.

•
Primerica, Inc.

•
Prudential Financial, Inc.

•
Torchmark Corporation

•
Unum Group

•
Voya Financial, Inc.

BofA Merrill Lynch reviewed, among other information, closing stock prices on May 22, 2017 as a multiple of calendar year 2017, next 12 months and calendar year 2018 estimated earnings per share (referred to as “EPS”). BofA Merrill Lynch also reviewed closing stock prices on May 22, 2017 as a multiple of latest quarter book value per share excluding accumulated other comprehensive income (referred to as “book value per share”). Financial data of the selected companies were based on research analysts’ estimates available to BofA Merrill Lynch, public filings and other publicly available information. Financial data of FGL was based on or derived from the FGL Forecasts and public filings and calendarized (as applicable) for comparative purposes.
The overall low to high calendar year 2017 estimated EPS, next 12 months estimated EPS and calendar year 2018 estimated EPS multiples observed for the primary selected companies were 9.9x to 11.0x, 9.7x to 10.7x and 9.5x to 10.3x, respectively, and the overall low to high latest quarter book value per share multiples observed for the primary selected companies was 1.08x to 1.43x. The overall low to high calendar year 2017 estimated EPS, next 12 months estimated EPS and calendar year 2018 estimated EPS multiples observed for the secondary selected companies were 8.9x to 15.9x, 8.8x to 15.5x and 7.8x to 14.8x, respectively, and the overall low to high latest quarter book value per share multiples observed for the secondary selected companies were 0.62x to 3.19x. BofA Merrill Lynch then applied selected ranges of calendar year 2017 estimated EPS, next 12 months estimated EPS, calendar year 2018 estimated EPS and latest quarter book value per share multiples derived from the selected companies of 10.0x to 11.0x, 9.5x to 10.5x, 9.5x to 10.5x and 1.10x to 1.30x, respectively, to the calendar year 2017 estimated EPS, next 12 months (as of March 31, 2017) estimated EPS, calendar year 2018 estimated EPS and latest quarter (as of March 31, 2017) book value per share of FGL, respectively. This analysis indicated an overall approximate implied per share equity value reference range for FGL based on such calendar year 2017 estimated EPS, next 12 months estimated EPS, calendar year 2018 estimated EPS and latest quarter book value per share of $26.08 to $35.98, from which BofA Merrill Lynch selected the following approximate implied per share equity value reference range for FGL, as compared to the business combination consideration:

Selected Approximate Implied Per Share Equity Value Reference Range	Business Combination Consideration
$26.00 − $32.00	$31.10
No company or business used in this analysis is identical or directly comparable to FGL. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which FGL was compared.
Selected Precedent Transactions Analysis.   BofA Merrill Lynch reviewed publicly available financial information relating to the following six selected transactions that BofA Merrill Lynch considered generally relevant involving target companies with operations in the life insurance industry (collectively referred to as the “selected transactions”):
Announcement Date	Acquiror	Target
• 11/9/2015	• Anbang Insurance Group Co., Ltd.	• Fidelity & Guaranty Life
• 8/11/2015	• Sumitomo Life Insurance Company	• Symetra Financial Corporation
• 6/3/2014	• Dai-ichi Life Insurance Company, Limited	• Protective Life Corporation
• 12/21/2012	• Athene Holding Ltd.	• Aviva USA Corporation
• 7/13/2012	• Athene Holding Ltd.	• Presidential Life Corporation
• 10/7/2011	• Guggenheim Partners, LLC	• EquiTrust Life Insurance Company
BofA Merrill Lynch reviewed, among other information and to the extent publicly available to BofA Merrill Lynch, transaction values, based on the consideration payable in the selected transactions, as a multiple of the target company’s latest 12 months EPS and forward estimated EPS. BofA Merrill Lynch also reviewed transaction values, based on the consideration payable in the selected transactions, as a multiple of latest quarter book value per share. Financial data for the selected transactions were based on research analysts’ estimates available to BofA Merrill Lynch, public filings and other publicly available information. Financial data of FGL was based on or derived from the FGL Forecasts and public filings and calendarized (as applicable) for comparative purposes.
The overall low to high latest 12 months EPS and forward estimated EPS multiples observed for the selected transactions were 7.9x to 26.0x and 12.1x to 23.3x, respectively. The overall low to high book value per share multiples observed for the selected transactions were 0.69x to 1.68x. BofA Merrill Lynch then applied selected ranges of latest 12 months EPS, forward estimated EPS and latest quarter book value per share multiples derived from the selected transactions of 13.0x to 15.0x, 12.0x to 14.0x, and 1.10x to 1.30x, respectively, to the latest 12 months EPS and forward estimated EPS (in each case, as of March 31, 2017), and latest quarter (as of March 31, 2017) book value per share, of FGL, respectively. This analysis indicated an overall approximate implied per share equity value reference range for FGL based on such latest 12 months EPS, forward estimated EPS and latest quarter book value per share of  $30.44 to $42.45, from which BofA Merrill Lynch selected the following approximate implied per share equity value reference range for FGL, as compared to the business combination consideration:
Selected Approximate Implied Per Share Equity Value Reference Range	Business Combination Consideration
$31.00 − $37.00	$31.10
No company, business or transaction used in this analysis is identical or directly comparable to FGL or the business combination. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, businesses or transactions to which FGL and the business combination were compared.

Discounted Cash Flow Analysis.   BofA Merrill Lynch performed a discounted cash flow analysis of FGL by calculating the estimated present value of the distributable cash flows that FGL was forecasted to generate during the fiscal years ending September 30, 2018 through September 30, 2022 based on the Prior Adjusted FGL Forecasts on a standalone basis and on the Adjusted FGL Forecasts pro forma for the transaction after taking into account the potential Synergies anticipated by the management of CF Corp. to result from the business combination and related transactions. BofA Merrill Lynch calculated terminal values for FGL by applying to the fiscal year 2023 estimated earnings of FGL a selected range of EPS multiples of 9.5x to 10.5x. The cash flows and terminal values were then discounted to present value using a selected range of discount rates of 12.0% to 14.5%. This analysis indicated overall approximate implied per share equity value reference ranges for FGL both on a standalone basis and pro forma for the transaction after taking into account the potential Synergies anticipated by the management of CF Corp. to result from the business combination and related transactions of  $29.64 to $33.80 and $36.11 to $43.55, respectively, from which BofA Merrill Lynch selected the following approximate implied per share equity value reference ranges for FGL, both on a standalone basis and pro forma for the transaction after taking into account such Synergies, as compared to the business combination consideration:
Selected Approximate Implied Per Share Equity Value Reference Ranges:		Business Combination Consideration
Standalone	Pro Forma for Transaction
$30.00 − $34.00	$36.00 − $43.00	$31.10
Miscellaneous
CF Corp. has agreed to pay BofA Merrill Lynch for its services in connection with the business combination an aggregate fee of  $7 million, of which a portion was payable upon delivery of its opinion and the principal portion is contingent upon consummation of the business combination. As CF Corp.’s board of directors was aware, BofA Merrill Lynch and certain of its affiliates have been requested, and have committed, to participate in the Bridge Loans as joint lead arranger, joint bookrunner and lender, for which services BofA Merrill Lynch and its affiliates expect to receive aggregate fees of up to approximately $6 million depending on, among other things, the utilization and commitment levels under the Bridge Loans. CF Corp. also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of business, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of CF Corp., Blackstone, FGL, HRG, and/or certain of their respective affiliates (and portfolio companies, as applicable).
BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Blackstone and/or certain of its affiliates and portfolio companies, including CF Corp., and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Blackstone and/or certain of its affiliates and portfolio companies in connection with certain mergers and acquisitions, (ii) having acted or acting as administrative agent, collateral agent, arranger and/or bookrunner for, and/or lender under, certain term loans, letters of credit, leasing, revolving and other credit facilities of Blackstone and/or certain of its affiliates and portfolio companies (including acquisition financing), (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Blackstone and/or certain of its affiliates and portfolio companies, including having acted as joint bookrunner and underwriter for CF Corp.’s initial public offering and placement agent for a related CF Corp. private placement of warrant securities, (iv) having provided or providing certain treasury management services and products for Blackstone and/or certain of its affiliates and portfolio companies and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services for Blackstone and/or certain of its affiliates and portfolio companies. As CF Corp.’s board of directors was aware, BofA Merrill Lynch deferred the principal portion of its underwriting fees and all of its private placement fees payable in respect of its services to CF Corp. referred to in clause (iii) above until an initial business combination by CF Corp. was consummated and that, upon consummation of the business combination, BofA Merrill Lynch will be entitled to payment of an aggregate of approximately $20 million for such services. From May 1, 2015 through April 30, 2017, BofA Merrill Lynch and its affiliates derived aggregate revenues from Blackstone and certain of its affiliates and/or portfolio companies (including CF Corp.) of approximately $500 million for corporate and investment banking services.
In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to HRG and/or certain of its affiliates, including FGL, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain term loans, letters of credit and other credit facilities of HRG and/or certain of its affiliates, (ii) having acted as a joint bookrunner for a debt offering undertaken by an affiliate of HRG, (iii) having provided or providing certain treasury management services and products for HRG and/or certain of its affiliates and (iv) having provided or providing certain commodity, derivatives and foreign exchange trading services for HRG and/or certain of its affiliates, including certain derivatives trading services for FGL. From May 1, 2015 through April 30, 2017, BofA Merrill Lynch and its affiliates derived aggregate revenues from HRG and/or certain of its affiliates (including FGL) of approximately $9 million for corporate and investment banking services.
Certain Projected Financial Information
Certain FGL Forecasts
FGL does not, as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, certain financial forecasts were prepared by FGL’s management and made available to its board of directors and financial advisors and to CF Corp. and its financial advisor.
The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to FGL’s business, all of which are difficult to predict and many of which are beyond FGL’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in FGL’s Form 10-K for the year ended September 30, 2016.
The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by FGL’s management. Neither FGL’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the projections is provided in this information statement only because the projections were made available to CF Corp. and its financial advisor. The inclusion of financial projections in this proxy statement should not be regarded as an indication that CF Corp., CF Corp.’s board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. No person has made or makes any representation or warranty to any CF Corp. shareholder regarding the information included in these financial projections. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, CF CORP. UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.
Year	2017	2018	2019
Adjusted Operating EPS(1)	$2.59	$2.90	$3.24
Adjusted Operating ROE, excluding AOCI(2)	9.8%	10.1%	10.4%
Book Value/Share, excluding AOCI(3)	$27.46	$29.82	$32.51

(1)
Adjusted Operating EPS is calculated as adjusted operating income (“AOI”) divided by weighted average diluted shares. AOI is a non-GAAP economic measure FGL uses to evaluate financial performance each period. AOI is calculated by adjusting net income to eliminate (i) the impact of net investment gains including OTTI losses recognized in operations, but excluding gains and losses on derivatives hedging our indexed annuity policies, (ii) the effect of changes in the interest rates used to discount the FIA embedded derivative liability, (iii) the effect of changes in fair value of reinsurance related embedded derivatives and (iv) the effect of class action litigation reserves. All adjustments to AOI are net of the corresponding VOBA, DAC and income tax impact (using an effective tax rate of 35%) related to these adjustments as appropriate. While these adjustments are an integral part of the overall performance of FGL, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, FGL believes using a measure which excludes their impact is effective in analyzing the trends of its operations. FGL’s non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as FGL does.

(2)
Adjusted Operating Return on Equity (“ROE”), excluding Accumulated Other Comprehensive Income (“AOCI”) is a non-GAAP measure. It is calculated by dividing AOI by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling, is the average of 5 points throughout the period.

(3)
Book value per share excluding AOCI is calculated as total stockholders’ equity excluding AOCI divided by the total number of shares of common stock outstanding.

Additional CF Corp.-Prepared Forecasts
In addition to the forecasts for FGL set forth and discussed above under “— Certain FGL Forecasts,” CF Corp. management prepared the Adjusted FGL Forecasts, which include FGL’s (i) total revenue, and (ii) net income, in each case for the fiscal years ending December 31, 2018 through December 31, 2022. The Adjusted FGL Forecasts were provided to CF Corp.’s board of directors in connection with its evaluation of the transaction and to BofA Merrill Lynch, which was directed to use and rely upon such forecasts for purposes of its analyses and opinion. The key elements of the Adjusted FGL Forecasts are summarized in the table below. The Adjusted FGL Forecasts were prepared by CF Corp. (and not by FGL) and reflect CF Corp.’s management’s conservative underwriting assumptions relative to FGL management’s view of long-term growth.
The Adjusted FGL Forecasts were prepared by, and are the responsibility of, CF Corp. WithumSmith+Brown, CF Corp.’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the Adjusted FGL Forecasts and, accordingly, expresses no opinion or any other form of assurance on them. The WithumSmith+Brown report incorporated by reference in this proxy statement relates to historical financial information of CF Corp. It does not extend to the Adjusted FGL Forecasts and should not be read as if it does.
	For the Year Ended September 30,
(in millions)	2018E	2019E	2020E	2021E	2022E
Total Revenue	$1,304.7	$1,384.3	$1,468.9	$1,510.2	$1,555.0
Net Income	$280.8	$318.8	$348.1	$349.9	$353.3
Interests of Certain Persons in the Business Combination
In considering the recommendation of our board of directors to vote in favor of the business combination, shareholders should be aware that, aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Shareholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:
•
the fact that 11,250,000 founder shares held by our Sponsor, for which it paid approximately $25,000, will convert into            ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $         , based on the closing price of our Class A ordinary shares on NASDAQ on            , 2017;

•
the fact that our Sponsor holds 15,800,000 warrants purchased in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated;

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by May 25, 2018;

•
the fact that our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may convert up to $1.5 million of any loans made to CF Corp. to pay costs and expenses in connection with the business combination into warrants of the post-business combination entity identical to the private placement warrants at a price of  $1.00 per warrant;

•
the fact that in connection with the IPO, we entered into the forward purchase agreements with the anchor investors, which include the directors of CF Corp., and CFS Holdings, an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of Blackstone, which provide for the purchase by the anchor investors of an aggregate of 51,000,000 ordinary shares, plus an aggregate of 19,083,333 forward purchase warrants, for an aggregate purchase price of  $10.00 per ordinary share, in a private placement to occur immediately prior to the closing of the business combination;

•
the fact that the anchor investors own 3,750,000 founder shares, which will convert into            ordinary shares upon the Closing, and such securities, if unrestricted and freely tradable would be valued at approximately $         , based on the closing price of our Class A ordinary shares on            , 2017;

•
the fact that to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, we obtained the following commitments for equity financing (see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements”):

•
FNF has committed to purchase newly issued ordinary shares and newly issued preferred shares of CF Corp. in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement provides that FNF’s commitment to purchase equity of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) the number that is equal to 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis);

•
Under the Forward Purchase Backstop Equity Commitment Letters, to the extent any anchor investors fail to consummate their purchases of forward purchase shares, FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million;

•
the fact that in connection with the rights of first offer set forth in the forward purchase agreements, certain accredited investors (including certain of our directors) have committed to purchase an additional 20,000,000 ordinary shares of CF Corp. at the Closing for $10.00 per share;

•
the fact that pursuant to an investment management agreement, following the Closing, affiliates of Blackstone will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that pursuant to a sub-advisory agreement, following the Closing, affiliates of Chinh E. Chu and William P. Foley, II will be entitled to fees for managing a portion of FGL’s investment assets (see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement”);

•
the fact that if CF Corp. consummates a business combination, any amounts outstanding under any loan made by our Sponsor or its affiliates to CF Corp. will be repayable in cash, and if CF Corp. fails to complete a business combination there may be insufficient assets outside the trust account to satisfy such loans;

•
the fact that our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if CF Corp. fails to complete an initial business combination by May 25, 2018;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the continuation of our current directors as directors of CF Corp.;

•
the continued indemnification of CF Corp.’s existing directors and officers and the continuation of CF Corp.’s directors’ and officers’ liability insurance after the business combination;

•
the fact that our Sponsor, officers and directors were not permitted to participate in the formation of, or become a director or officer of, any other blank check company until we entered into a definitive agreement regarding an initial business combination or failed to complete an initial business combination by May 25, 2018; and

•
the fact that our Sponsor, officers and directors will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by May 25, 2018.

Potential Purchases of Public Shares or Warrants
Prior to or in connection with the business combination, our Sponsor, directors, officers, or advisors or their respective affiliates may purchase public shares or warrants. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases of public shares may be in privately negotiated transactions with shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the trust account. If any such purchase of public shares is made following the record date for the general meeting, such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases of public shares may be effected at purchase prices that are in excess of the per share pro rata portion of the trust account.
The purpose of such purchases would be to increase the likelihood of obtaining shareholder approval of the Merger Agreement.
Total Company Shares to be Issued in the Business Combination
Assuming there are no redemptions of our public shares, it is anticipated that, upon completion of the business combination and related transactions, the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors will be as follows:
•
The public shareholders (other than FNF) would own 66,000,000 ordinary shares, representing 32.0% of our total outstanding ordinary shares;

•
BTO would own 37,128,906 ordinary shares, representing 18.0% of our total outstanding ordinary shares;

•
FNF would own 16,500,000 ordinary shares, representing 8.0% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 55,328,742 ordinary shares, representing 26.9% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 31,042,352 ordinary shares, representing 15.1% of our total outstanding ordinary shares.

The ownership percentages set forth above do not take into account (i) an aggregate of  $375 million of preferred shares that will be owned by GSO and FNF or (ii)  private placement warrants, public warrants and penny warrants that will be outstanding upon the Closing and may be exercised thereafter, but do include the founder shares (even though they and the Class A ordinary shares into which they convert upon completion of the business combination are subject to transfer restrictions). If the actual facts are different than these assumptions, the percentage ownership retained by CF Corp.’s existing shareholders in CF Corp. following the business combination will be different. For example, if we assume that all 34,500,000 public warrants, 15,800,000 private placement warrants, 19,083,333 forward purchase warrants and 8,370,000 penny warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of CF Corp. by our public shareholders, the parties providing the Equity Financing, FP Financing, ROFO Financing and our Sponsor, officers and directors would be as follows:
•
The public shareholders and holders of public warrants (other than FNF) would own 99,000,000 ordinary shares, representing 34.9% of our total outstanding ordinary shares;

•
BTO would own 43,378,906 ordinary shares, representing 15.3% of our total outstanding ordinary shares;

•
FNF would own 20,232,000 ordinary shares, representing 7.1% of our total outstanding ordinary shares;

•
GSO would own 6,138,000 ordinary shares, representing 2.2% of our total outstanding ordinary shares;

•
Investors under the FP Financing and ROFO Financing (other than BTO, our directors and entities controlled by our directors) would own 65,795,408 ordinary shares, representing 23.2% of our total outstanding ordinary shares; and

•
Our Sponsor, officers and directors would own 49,209,019 ordinary shares, representing 17.3% of our total outstanding ordinary shares.

The public warrants, private placement warrants and forward purchase warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation.
You should read “Summary of the Proxy Statement — Impact of the Business Combination on CF Corp.’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Sources and Uses for the Business Combination
The following table summarizes the sources and uses for funding the business combination and Share Purchase.
Sources of Funds(1)		Uses(1)
(in millions)
Debt Financing Commitment	$418	Debt	$405
Preferred Shares	375	FGL Equity Purchase Price	1,835
Public shares and forward purchase shares	1,200	FSR Equity Purchase Price	65
BTO & FNF equity financing	360	Fees & Other Adjustments(2)	99
338(h)(10) Rebate	30
ROFO shares	200	Cash to Balance Sheet	179
Total Sources	$2,583	Total Uses	$2,583

(1)
This sources and uses table assumes no public shares are elected to be redeemed.

(2)
Includes $13 million of certain fees incurred in connection with the business combination and Share Purchase will be paid from excess cash or other forms of liquidity at the various FGL holding companies. Such fees are reflected as a reduction of Cash to Balance Sheet in this table.

Debt Financing
On May 24, 2017, in connection with the Merger Agreement, Parent entered into the Initial Debt Commitment Letter with RBC and RBCCM, pursuant to which RBC committed to providing the Bridge Loans consisting of  $425 million of senior unsecured increasing rate loans, minus the amount of gross proceeds from the Senior Notes on or prior to the Closing Date and available on the Closing Date to fund the Debt Refinancing.
On May 31, 2017, Parent, RBC, RBCCM, Bank of America and BofA Merrill Lynch entered into the Debt Commitment Letter, which amended and restated the Initial Debt Commitment Letter to provide that each of RBC and Bank of America committed to provide 50% of the Bridge Loans.
The purpose of the Bridge Loans is to, among other things, repay and terminate the existing indebtedness of FGLH under its revolving credit facility and senior unsecured notes indenture, in the event that FGLH’s revolving credit facility is not replaced or amended to permit consummation of the business combination and the related transactions or its senior unsecured notes indenture is not so amended, in each case, as further described below.
FGL intends to seek to effect a Successful Bank Transaction and has agreed that it will, at the direction of BTO and/or its affiliates, seek to effect a Successful Bond Solicitation.
If there is no Successful Bank Transaction or there is no Successful Bond Amendment, the Borrowers (1) may issue an aggregate principal amount of the Senior Notes generating up to $425 million in gross cash proceeds, or (2) to the extent the Borrowers do not receive such amount of gross proceeds of Senior Notes on or prior to the Closing Date, may utilize the commitments of the Initial Lenders under the Debt Commitment Letter and borrow up to $425 million (minus the amount of gross proceeds from any Senior Notes issuance) of Bridge Loans. If there is a Successful Bank Transaction prior to the Closing Date, the Initial Lenders’ commitments in respect of the Bridge Loans will be automatically reduced on a dollar-for-dollar basis by an amount equal to $110 million. If there is a Successful Bond Amendment prior to the Closing Date, the Initial Lenders’ commitments in respect of the Bridge Loans will be automatically reduced on a dollar-for-dollar basis by the aggregate principal amount of senior unsecured notes issued by the Borrowers under the amended indenture.
Board of Directors of CF Corp. Following the Business Combination
Upon the Closing, assuming the election of each of the director nominees, CF Corp.’s board of directors will consist of           . See “Proposal No. 13 — The Director Election Proposal.”
Information about the current CF Corp. directors and executive officers can be found in the documents listed under the headings “CF Corp. SEC Filings” in the section entitled “Where You Can Find More Information; Incorporation by Reference.”
Redemption Rights
Pursuant to our charter, we are providing public shareholders with the opportunity to have their public shares redeemed at Closing at a per share price, payable in cash, equal to the aggregate amount then on deposit (calculated as of two business days prior to the Closing, including interest earned and not previously released to us to pay income taxes) in the trust account, divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2017 of approximately $691,352,158, the estimated per share redemption price would have been approximately $10.02. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in an amount in excess of 20% of the outstanding public shares. Holders of our outstanding warrants do not have redemption rights with respect to their warrants in connection with the business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than certain anchor investors, public shares in connection with the completion of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price.
If a holder exercises its redemption rights, then such holder will be exchanging its shares of our ordinary shares for cash and will no longer own shares of CF Corp. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Pursuant to our charter, we are required to pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the Closing. The Closing is subject to the satisfaction of a number of conditions, including receipt of certain regulatory approvals. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Each redemption of public shares by our public shareholders will decrease the amount in our trust account, which holds approximately $691 million as of March 31, 2017. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “General Meeting of CF Corp. Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
There are no appraisal rights available to our shareholders in connection with the business combination.
Accounting Treatment
The business combination and Share Purchase will be accounted for under ASC 805. Pursuant to ASC 805, CF Corp. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
CF Corp. will pay cash consideration in the business combination with FGL and the acquisition of all the equity of FSR; and

•
The existing shareholders of CF Corp. and new shareholders in CF Corp. will retain all of the voting rights in the combined company.

CF Corp.’s obtaining and exerting control over FGL and FSR supports the conclusion that CF Corp. is the accounting acquirer in the business combination and Share Purchase.
FGL and FSR both constitute businesses, with inputs, processes, and outputs. Accordingly, the acquisition of FGL and FSR both constitute the acquisition of a business for purposes of ASC 805, and due to the change in control of each of FGL and FSR, will be accounted for using the acquisition method. CF Corp. will record the fair value of assets acquired and liabilities assumed from FGL and FSR.
Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or our subsidiaries or by our shareholders in respect of our shares. Our Bermuda subsidiaries have obtained an assurance from the Minister under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our Bermuda subsidiaries or to any of our Bermuda subsidiaries’ operations or to our Bermuda subsidiaries’ shares, debentures or other obligations except insofar as such tax applies to persons ordinarily residing in Bermuda or is payable by our Bermuda subsidiaries in respect of real property owned or leased by our Bermuda subsidiaries in Bermuda.
Certain United States Federal Income Tax Considerations
General
The following discussion summarizes certain United States federal income tax considerations associated with the acquisition, ownership and disposition of our ordinary shares and warrants by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who hold their securities as capital assets under the Code. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:
•
anchor investors;

•
financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own ten percent or more of our voting shares;

•
persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares or warrants that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal

income taxation regardless of its source or (iv) a trust if   (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.
Taxation of CF Corp., CF Bermuda and Bermuda Re
In general, a non-U.S. corporation is subject to U.S. federal income tax on its taxable income which is effectively connected with the conduct of a trade or business in the United States, including a branch profits tax based upon its after-tax effectively connected earnings and profits, with certain adjustments. We currently intend to limit our U.S. activities so that CF Corp., CF Bermuda and Bermuda Re are not considered to be engaged in a U.S. trade or business. No definitive standards, however, are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that one or both of CF Corp., CF Bermuda or Bermuda Re is engaged in a U.S. trade or business. If any of CF Corp., CF Bermuda or Bermuda Re were found to be so engaged, it would be subject to U.S. federal income tax at regular corporate rates (currently up to 35%) and a 30% branch profits tax, except as described below with respect to the Bermuda Treaty. A non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. CF Corp., CF Bermuda and Bermuda Re may file such returns on a protective basis for each tax year. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation.
Bermuda Treaty Benefits
If Bermuda Re is entitled to the benefits of the Bermuda Treaty for a given taxable year, it will not be subject to U.S. federal income tax on certain of its business profits for that year unless those business profits are attributable to a permanent establishment in the United States. Bermuda Re currently intends to conduct its activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that it will be successful in that regard.
An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Bermuda Treaty only if  (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. It cannot be predicted whether Bermuda Re will qualify for the benefits of the Bermuda Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements described above.

Net Investment Income
Non-U.S. insurance companies carrying on an insurance business within the United States are treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If, contrary to CF Corp.’s intention, Bermuda Re is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Bermuda Treaty, a significant portion of its investment income could be subject to U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether it applies to other income such as investment income. Because the law is not clear, there is no assurance that if Bermuda Re is considered to be engaged in the conduct of an insurance business in the United States, a significant portion of its investment income would not be subject to U.S. federal income tax (including branch profits tax), even if it is entitled to the benefits of the Bermuda Treaty.
Withholding Tax
Non-U.S. corporations not engaged in a trade or business in the United States generally are subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States. Such income includes certain distributions from U.S. corporations and certain interest on investments but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. Because, as discussed above, it is uncertain whether the Bermuda Treaty applies to investment income, it is unclear whether the Bermuda Treaty would provide any relief from this tax, even if Bermuda Re is entitled to the benefits of the Bermuda Treaty. If any of CF Corp.’s U.S. subsidiaries makes a distribution to CF Corp. or CF Bermuda, the distribution will be treated as a dividend to which the 30% withholding tax will apply to the extent the distribution is paid out of the subsidiary’s current or accumulated earning and profits, as determined for U.S. federal income tax purposes.
Excise Tax
The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The applicable tax rates are 1% for life insurance and annuity contract premiums and 1% for reinsurance premiums. The Bermuda Treaty does not provide any relief from this excise tax. The person who pays the premium to the non-U.S. insurer or reinsurer is customarily responsible for the excise tax. If, however, the tax is not paid by the purchaser of the insurance or reinsurance, the non-U.S. insurer may be held liable for the tax. Accordingly, if our non-U.S. subsidiaries reinsure U.S. risks written by third-party insurance companies, and such insurance companies were not to pay this excise tax, we could be held liable for it.
Taxation of U.S. Holders
Redemption of Ordinary Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this proxy under “General Meeting of CF Corp. Shareholders — Redemption Rights,” the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as sale of the ordinary shares under Section 302 of the Code. If the redemption by us qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below (taking into account the PFIC rules discussed under “Passive Foreign Investment Company Rules” below). If the redemption or purchase by us does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below under “Taxation of Distributions” (taking into account the PFIC rules discussed under “Passive Foreign Investment Company Rules” below). Whether a redemption by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. The redemption by us of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” below (taking into account the PFIC rules discussed under “Passive Foreign Investment Company Rules” below). After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.
Taxation of Distributions
Subject to the PFIC and CFC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.
With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below) only if either our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. In addition, if CF Corp. is classified as a PFIC in a taxable year in which a dividend is paid or the prior year, this lower tax rate will not be available. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our ordinary shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants
Subject to the CFC and PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. It is unclear, however, whether a U.S. Holder’s redemption rights may have suspended the running of the applicable holding period for this purpose.
The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of ordinary shares or one-half of one warrant) reduced by any prior distributions treated as a return of capital. Long-term capital gains realized by a non-corporate U.S. Holder are currently eligible to be taxed at reduced rates. See “— Exercise or Lapse of Warrants” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.
Exercise or Lapse of a Warrant
Subject to the CFC and PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.
It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Passive Foreign Investment Company Rules
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business, however, is not treated as passive income provided that the corporation does not maintain financial reserves in excess of the reasonable needs of its insurance business.
We believe that we were a PFIC for the taxable year ending December 31, 2016. Even after taking into account the business combination described in this proxy statement, we may still be classified as a PFIC for the current taxable year ending December 31, 2017. We currently expect that, for purposes of the PFIC rules, Bermuda Re will be predominantly engaged in the active conduct of an insurance business and will not have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, the current expectation is that none of the income or assets of Bermuda Re will be treated as passive and that CF Corp. will not be treated as a PFIC for our taxable year ending December 31, 2018 or thereafter. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2017 or any future taxable year. Moreover, proposed regulations have recently been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect the characterization of CF Corp. and its subsidiaries. Additionally, legislation has been introduced in a previous Congress that, if enacted, would have characterized a non-U.S. insurance company with insurance liabilities of 25% or less of such company’s assets as a PFIC unless it could qualify for a temporary exception based on both an asset test and a facts and circumstances test. Members of Congress may re-introduce similar legislation in the new Congress or introduce other legislation that could affect our status under the PFIC rules. No prediction can be made as to what effect, if any, any new guidance or legislation would have on an investor that is subject to U.S. federal income taxation. As a result of these uncertainties in the present and future application of the PFIC rules to CF Corp. and its subsidiaries, there can be no assurance that the IRS will not assert that CF Corp. or any of its subsidiaries is a PFIC or that a court will not sustain such an assertion.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants and (ii) any “excess distribution” made to the

U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely and valid QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.
If we are a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which we intend our ordinary shares to continue to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

CFC Provisions
Each of CF Corp., CF Bermuda and Bermuda Re will be considered a CFC if, on any day of its taxable year, “10% U.S. Shareholders” (as defined below) own (directly, indirectly through non-U.S. entities or constructively through the application of certain constructive ownership rules (“constructively”)) more than 50% of the total combined voting power of all classes of its voting stock or more than 50% of the total value of all of its stock. For purposes of taking into account certain insurance income, however, Bermuda Re will be a CFC if more than 25% of the total combined voting power of all classes of its voting shares or more than 25% of the total value of all of its shares are owned by 10% U.S. Shareholders. Except as discussed below with respect to RPII, a U.S. Holder that is not a 10% U.S. Shareholder is not expected to experience adverse U.S. federal income tax consequences under the CFC provisions regardless of whether any of CF Corp., CF Bermuda or Bermuda Re is treated as a CFC.
A “10% U.S. Shareholder” of an entity treated as a non-U.S. corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively, including through ownership of our warrants) 10% or more of the total combined voting power of all classes of voting shares of the corporation. If the Voting Cutback Proposal is approved (see “Proposal No. 10 — Charter Proposal H” for a discussion regarding these provisions), among other factors (including the expected ownership of CF Corp.’s ordinary shares), a U.S. Holder is not expected to become a 10% U.S. Shareholder of CF Corp., CF Bermuda or Bermuda Re. However, because the attribution rules contained in the Code are complex and there is no definitive legal authority on whether the voting provisions included in CF Corp.’s organizational documents are effective for purposes of the CFC provisions, there can be no assurance that this will be the case.
If CF Corp., CF Bermuda or Bermuda Re is a CFC for an uninterrupted period of 30 days or more during a taxable year, any 10% U.S. Shareholder of CF Corp., CF Bermuda or Bermuda Re, respectively, who owns our ordinary shares directly, or indirectly through non-U.S. entities, on the last day in CF Corp., CF Bermuda’s or Bermuda Re’s taxable year on which it is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share (based on direct or indirect ownership of value) of CF Corp.’s, CF Bermuda’s or Bermuda Re’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year. The earnings and profits of a foreign corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons) directly or indirectly through a chain of non-U.S. entities be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).
If CF Corp., CF Bermuda or Bermuda Re is a CFC, the rules relating to PFICs generally would not apply to a 10% U.S. Shareholder of any such company.
Related Person Insurance Income — Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.
The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust, or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.

As a general matter, although we may have a small number of our RPII Shareholders that have purchased policies from one of our U.S. subsidiaries, we do not believe that Bermuda Re will earn more than a de minimis amount of RPII from insuring risks of RPII Shareholders. In order to strengthen our protection against Bermuda Re recognizing RPII from insuring risks of persons related to RPII Shareholders, Charter Proposal H would provide that no holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including our Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities, in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. If a member of the Blackstone Group or FNF Group were to own (directly, indirectly or constructively) more than 50% of the total voting power or total value of our outstanding shares, our subsidiaries may be treated as “related” to a member of the Blackstone Group or FNF Group, as applicable (or one of their affiliates) for these purposes. In such case, substantially all of our Bermuda reinsurance subsidiary’s income might constitute RPII, triggering the adverse RPII consequences to all U.S. persons that hold CF Corp. ordinary shares directly or indirectly through non-U.S. entities, as described below.
RPII Exceptions — The RPII rules will not apply with respect to Bermuda Re for a taxable year if (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of any such non-U.S. insurance subsidiary’s voting stock and less than 20% of the total value of all of its stock is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by such insurance subsidiary, respectively, or who are related persons to any such person or (2) its RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that one or both of these exceptions will apply to Bermuda Re, but because CF Corp. cannot be certain of its future ownership or its ability to obtain information about its shareholders to manage such ownership to ensure that it qualifies for one or both of these exceptions, there can be no assurance in this regard.
As a general matter, we do not believe that Bermuda Re will earn more than a de minimis amount of RPII from insuring risks of RPII Shareholders.
Apportionment of RPII to RPII Shareholders — If Bermuda Re does not qualify for either of the exceptions described above for a taxable year and such subsidiary was a RPII CFC for an uninterrupted period of 30 days or more during that taxable year, then a RPII Shareholder that owns, directly or indirectly through non-U.S. entities, any of our ordinary shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of such subsidiary’s RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the ordinary shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of such subsidiary’s current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by CF Corp. of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by CF Corp. of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders of the ordinary shares owned, directly or indirectly through non-U.S. entities, by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.
A RPII Shareholder who owns (directly or indirectly) our ordinary shares during a non-U.S. insurance subsidiary’s taxable year but not on the last day of the taxable year is not required to include in gross income any part of such subsidiary’s RPII for that taxable year solely by reason of such ownership.
Computation of RPII — For any year in which the RPII rules apply with respect to Bermuda Re, we may seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are RPII Shareholders so that the RPII may be determined and apportioned among such persons. We are not under any obligation to do so or to report any RPII to our RPII Shareholders. To the extent we are unable to determine whether a direct or indirect owner of our shares is a RPII Shareholder, we may assume that such owner is not a RPII Shareholder, thereby increasing the per-share RPII amount for all known RPII Shareholders. Calculating the amount of RPII CF Corp. may receive, and determining whether CF Corp. is eligible for the RPII exceptions, requires information about CF Corp.’s shareholders and insureds that CF Corp. may not have. Therefore, there can be no assurance that CF Corp. will be able to determine the availability of the RPII exceptions and the amount of insurance income that is RPII.
Uncertainty as to the Application of the RPII Provisions — The meaning of various RPII provisions and the application of those provisions to Bermuda Re is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.
Basis Adjustments — A U.S. Holder’s tax basis in its ordinary shares will be increased by the amount of any of CF Corp.’s, CF Bermuda’s or Bermuda Re’s subpart F income (including any RPII) that such U.S. Holder includes in income under the CFC and RPII rules by reason of its ownership of such shares. A U.S. Holder’s tax basis in its ordinary shares will be reduced by the amount of any distributions on the ordinary shares of previously taxed income that is excluded from the U.S. Holder’s gross income. If such distributions exceed the U.S. Holder’s tax basis in its ordinary shares, the excess will be treated as gain from the sale or exchange of our ordinary shares (see discussion above).
Tax-Exempt U.S. Holders — If a U.S. holder that is a tax-exempt organization is required to include any of Bermuda Re’s insurance income (including RPII) in its gross income under the CFC rules, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our ordinary shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.
Disposition of Ordinary Shares — Under Section 1248 of the Code, if a U.S. Holder sells or exchanges ordinary shares and the U.S. Holder owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of CF Corp. when CF Corp. was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the stock will be treated as a dividend to the extent of CF Corp.’s earnings and profits (determined under U.S. federal income tax principles) attributable to the stock accumulated during the period that the U.S. Holder held stock of CF Corp. while CF Corp. was a CFC (with certain adjustments). If the Charter Proposal H is approved (see “Proposal No. 10—Charter Proposal H” for a discussion regarding these provisions), among other factors (including the expected ownership of our ordinary shares following this offering), a U.S. Holder that owns ordinary shares is not expected to be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of CF Corp. and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our ordinary shares. However, because of the complexity of the attribution rules contained in the Code and the uncertainty of the effectiveness of the voting provisions in our organizational documents, there can be no assurance that this will be the case.
Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person is a 10% U.S. Shareholder) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).
CF Corp. does not directly engage in an insurance or reinsurance business, but Bermuda Re does. Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of Class A ordinary shares because CF Corp. is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. Holder of our ordinary shares. Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of our ordinary shares.
Foreign Tax Credits
In the event that U.S. persons own (directly, indirectly through non-U.S. entities or constructively) 50% or more of the total combined voting power of all classes of our voting ordinary shares or 50% or more of the total value of our ordinary shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC provisions and of any dividends paid by CF Corp. (including any gain from the sale or other taxable disposition of ordinary shares that is treated as a dividend under Code Section 1248) will be treated as non-U.S. source income for purposes of computing a U.S. Holder’s U.S. foreign tax credit limitation. It is likely that the “subpart F income,” RPII and dividends that are non-U.S. source income will constitute passive category income for foreign tax credit limitation purposes. Thus, shareholders might not be able to utilize any excess foreign tax credits from other sources to reduce U.S. tax on such income.
Net Investment Income Tax
A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. Holder’s share of dividends and gain on the sale or other taxable disposition of ordinary shares. Unless a U.S. Holder elects otherwise or holds ordinary shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. holder’s net investment income.
Reporting Requirements for U.S. Holders
Form 926 — A U.S. Holder who transfers cash to us may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if  (1) immediately after the transfer, such U.S. Holder holds, directly or indirectly, at least 10% of the total voting power or the total value of CF Corp., or (2) the amount of cash transferred by such U.S. Holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.
Form 5471 — A U.S. Holder who is a 10% U.S. Shareholder or RPII Shareholder of CF Corp., CF Bermuda or Bermuda Re will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and CF Corp., CF Bermuda and Bermuda Re.
Form 8621 — As discussed above, a U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If CF Corp. is a PFIC in any year, U.S. Holders may be required to file Forms 8621 with the IRS with respect to CF Corp. and any PFICs owned by CF Corp., directly or indirectly by application of certain attribution rules.
Form 8938 — U.S. Holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. Holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.

Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621 and 8938 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our ordinary shares. CF Corp. is not obligated to provide U.S. Holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our ordinary shares or warrants that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.
Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The United States federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and warrants.
Information Reporting and Backup Withholding
Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding
The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale or other disposition after December 31, 2018 of property of a type which can produce U.S. source interest or dividends, in each case to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.
The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the governments of Bermuda and the Cayman Islands (the “Bermuda IGA” and “Cayman IGA,” respectively). Under the Bermuda IGA and Cayman IGA, Bermuda and Cayman financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. CF Corp., CF Bermuda and Bermuda Re intend to comply with the obligations imposed on them under FATCA, the Bermuda IGA and the Cayman IGA to avoid withholding under FATCA on payments made to them.
CF Corp. is a foreign financial institution for purposes of FATCA. To avoid any withholding under FATCA, CF Corp. may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own ordinary shares or exercise control over shareholders to counterparties or governmental authorities, including the IRS or Cayman government. CF Corp. may also be required to withhold on payments and/or take other actions with respect to holders of our ordinary shares who do not provide CF Corp. with certain information or documentation required to fully comply with FATCA. However, our shareholders who own ordinary shares are not expected to be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, because the scope of such exception is not entirely clear and its availability will depend upon future trading activity with respect to our ordinary shares, no assurance can be provided in this regard. CF Corp. may become subject to withholding tax or penalties if CF Corp. is unable to comply with FATCA.
If CF Corp. is treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our ordinary shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which a shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of ordinary shares after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. We currently intend to limit our U.S. activities so that CF Corp. is not considered to be engaged in a U.S. trade or business. No definitive standards, however, are provided by the Code, U.S. Treasury regulations or court decisions regarding when a foreign corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that CF Corp. is engaged in a U.S. trade or business.

Proposed U.S. Tax Legislation
The tax treatment of non-U.S. companies and their U.S. and non-U.S. subsidiaries has been the subject of Congressional discussion and legislative proposals. Over the past several years, legislative proposals relating to the tax treatment of non-U.S. companies have been introduced in the past that could, if enacted, materially affect CF Corp. One legislative proposal would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United States. Additionally, legislation has been introduced in a previous Congress that, if enacted, would have characterized a non-U.S. insurance company with insurance liabilities of 35% or less of such company’s assets as a PFIC unless it could qualify for a temporary exception based on both an asset test and a facts and circumstances test.
Both the U.S. Congress and President Trump’s administration have indicated a desire to reform the Code. Although the 2016 U.S. House of Representatives Blueprint, “A Better Way” and President Trump’s recently proposed tax reform plan do not align on all tax reform proposals, substantial proposed changes to the U.S. corporate tax regime include: reduction of the maximum corporate tax rate, repeal of the corporate alternative minimum tax, elimination of net operating loss carryback, immediate expensing of business assets, and elimination of a deduction for net interest expense as well as substantial changes to the international tax system including border tax adjustments, a destination based cash flow tax and moving to a territorial based tax system. A reduction in the corporate tax rate would have a positive impact on the earnings and cash flow of our U.S. companies, but it could also reduce the value of our deferred tax assets. Although it is not known at this time how border tax adjustments will (if enacted) be applied to insurers and reinsurers, it is possible that such adjustments will involve denying a deduction to U.S. insurance companies for reinsurance premium paid to a foreign reinsurer, which would materially increase our overall U.S. tax expense.
No prediction can be made as to whether proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on CF Corp. In addition, it is not yet known whether potential tax reform will include further changes impacting the current tax treatment of insurance companies under the Code. It is also possible that other legislative proposals could emerge in the future that could also have an adverse impact on CF Corp.
Possible Changes in U.S. Tax Law
The U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Proposed PFIC regulations have been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect the characterization of CF Corp. and its subsidiaries. Furthermore, new regulations or pronouncements interpreting or clarifying the PFIC, RPII or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.
Regulatory Matters
The Closing is subject to certain regulatory approvals, including approval by the Iowa Insurance Division and the New York State Department of Financial Services. CF Corp. and FGL have made or will make the following filings:
•
“Form A” Acquisition of Control Statement with the Insurance Commissioner of the State of Iowa;

•
Section 1506 filing with the Superintendent of Financial Services of the State of New York;

•
a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the business combination and the other transactions contemplated by the Merger Agreement, requesting early termination of the waiting period under the HSR Act;

•
pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required; and

•
filing with the Vermont Department of Financial Regulation as may be required by Vermont Insurance Regulation C-81-2 Section 14.

On June 16, 2017, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.
Pursuant to the Merger Agreement, CF Corp. is required to use reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Order that may be entered by, any Governmental Authority with respect to the business combination and related transactions so as to enable the Closing to occur as promptly as practicable, including using reasonable best efforts to take all actions requested by any Governmental Authority, or otherwise necessary, proper or appropriate. Certain Accommodation Filings will be made by CF Corp. and/or FGL, including with respect to the Modco Agreement and the Investment Management Agreement. Pursuant to the Merger Agreement, upon the written request of CF Corp., FGL is required to take, or cause to be taken, all actions reasonably necessary for FGLIC to declare and pay to FGLH that extraordinary dividend that is subject to an Accommodation Filing in the amount (if any) approved by the Insurance Commissioner of the State of Iowa, at Closing. The approval of the Accommodation Filings is not a condition to Closing, and CF Corp. may be required to close the business combination even if any such filing is not approved or is subject to regulatory conditions.
Neither CF Corp. nor FGL is aware of any other material regulatory approvals or actions that are required for completion of the business combination. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
This Business Combination Proposal (and consequently, the Merger Agreement and the business combination) will be approved and adopted only if the holders of at least a majority of the ordinary shares voted at the general meeting, voting as a single class, vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.
As of the record date, our initial shareholders and FNF have agreed to vote any ordinary shares owned by them in favor of the business combination.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL
Overview
In connection with the business combination and Share Purchase, we will issue the following ordinary shares and warrants:
•
35,000,000 ordinary shares to BTO pursuant to the BTO Equity Commitment Letter, Investor Agreement and its forward purchase agreement;

•
13,500,000 ordinary shares to FNF pursuant to the FNF Equity Commitment Letter and the Investor Agreement;

•
Up to 58,500,000 ordinary shares to certain accredited investors (other than BTO) pursuant to the forward purchase agreements (including shares issuable pursuant to the rights of first offer contained therein);

•
19,083,333 forward purchase warrants to the anchor investors pursuant to the forward purchase agreements; and

•
Penny warrants constituting 4.5% of the issued and outstanding ordinary shares of the combined company (on a fully diluted basis) to GSO and FNF pursuant to the GSO Equity Commitment Letter, FNF Equity Commitment Letter and GSO Fee Letter.

In addition, we may, pursuant to the Backstop Commitments, issue the following ordinary shares and warrants:
•
Up to 20,000,000 ordinary shares and up to 6,666,666 warrants to FNF pursuant to the Forward Purchase Backstop Equity Commitment Letters and the Investor Agreement, plus the number of additional ordinary shares equal to two-thirds (2/3) of the ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares);

•
Up to 10,000,000 ordinary shares and up to 3,333,333 warrants to BTO pursuant to the Forward Purchase Backstop Equity Commitment Letters and the Investor Agreement, plus the number of additional ordinary shares equal to one-third (1/3) of the ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares); and

•
Penny warrants constituting up to 5.0% of the issued and outstanding ordinary shares of the combined company (on a fully diluted basis) to GSO and FNF pursuant to the GSO Equity Commitment Letter, FNF Equity Commitment Letter and GSO Fee Letter.

The proceeds of the issuances will be used to finance the business combination and Share Purchase and the costs and expenses incurred in connection therewith, with any balance used for working capital purposes. The investors in the Equity Financing, the FP Financing, ROFO Financing and Backstop Commitments will be entitled to certain customary registration rights with respect to the preferred shares, ordinary shares and warrants issued to them.
Why CF Corp. Needs Shareholder Approval
We are seeking shareholder approval in order to comply with NASDAQ Listing Rules 5635(a), (b) and (d).
Under NASDAQ Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20%

of the number of ordinary shares outstanding before the issuance of the shares or securities. CF Corp. will issue shares representing 20% or more of the number of its outstanding ordinary shares prior to the issuance, or 20% or more of its voting power prior to the issuance, in connection with the business combination.
Under NASDAQ Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although NASDAQ has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), NASDAQ has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.
Under NASDAQ Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the stock if the number of the common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Shareholder approval of the NASDAQ Proposal is also a condition to Closing in the Merger Agreement.
Effect of Proposal on Current Shareholders
If the NASDAQ Proposal is adopted and the business combination is consummated, we may issue up to an aggregate of 107,000,000 ordinary shares, 19,083,333 forward purchase warrants and penny warrants representing up to approximately up to 9.5% of the issued and outstanding ordinary shares of the combined company on a fully diluted basis. The issuance of such shares and the exercise of such warrants would result in significant dilution to CF Corp.’s shareholders, and result in CF Corp.’s shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of CF Corp.
Vote Required for Approval
The NASDAQ Proposal is conditioned on the approval of the Business Combination Proposal at the general meeting.
Approval of the NASDAQ Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on the NASDAQ Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — CHARTER PROPOSAL A
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve Charter Proposal A, which would, upon the Closing, (i) change our name from “CF Corporation” to            and (ii) eliminate certain provisions relating to an initial business combination that will no longer be applicable to us following the consummation of the business combination.
The proposed charter does not contain provisions related to a blank check company (including those related to operation of our trust account, winding up of our operations should we not complete a business combination by a specified date, and other such blank check-specific provisions as are currently present in our charter) because following the consummation of the business combination, CF Corp. will not be a blank check company.
The elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the business combination. For example, the proposed charter does not include the requirement to dissolve CF Corp. and allows it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for CF Corp. following the business combination. In addition, certain other provisions in our charter require that proceeds from the IPO be held in the trust account until a business combination or liquidation of CF Corp. has occurred. These provisions cease to apply once the business combination is consummated and are therefore not included in the proposed charter.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Vote Required for Approval
Charter Proposal A is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal A requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal A.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL A.

PROPOSAL NO. 4 — CHARTER PROPOSAL B
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve Charter Proposal B, which would, upon the Closing, increase the authorized share capital of CF Corp. from $45,100 divided into 400,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $           divided into            ordinary shares, par value $0.0001 per share, and            preferred shares, par value $0.0001 per share, by the creation of an additional            shares, par value $0.0001 per share, each with the rights set out in our second amended and restated memorandum and articles of association.
In order to ensure that CF Corp. has sufficient authorized capital for future issuances after the consummation of the business combination, including those pursuant to the Incentive Plan, our board of directors has approved, subject to shareholder approval, that the proposed second and restated memorandum and articles of association provide for authorized share capital of            ordinary shares and            preferred shares.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Our board of directors has determined that amending and restating the authorized share capital of CF Corp. is necessary in order to ensure that CF Corp. has sufficient authorized capital for future issuances after the consummation of the business combination, including pursuant to the Incentive Plan.
Vote Required for Approval
Charter Proposal B is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal B requires an ordinary resolution, meaning the affirmative vote (in person or by proxy) of holders of at least a majority of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal B.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL B.

PROPOSAL NO. 5 — CHARTER PROPOSAL C
Our charter currently provides that until the consummation of the business combination, our board of directors will be divided into three classes, with each class generally serving for a term of three years and with only one class of directors being elected in each year. Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are being asked to approve Charter Proposal C, pursuant to which our board of directors will continue to be divided into three classes following the Closing, with each class generally serving for a term of three years and with only one class of directors being elected in each year.
Upon the Closing, assuming the Director Election Proposal and the other Charter Proposals are approved, our board of directors will be divided into three classes. At each annual general meeting of shareholders thereafter, we will nominate one class of directors for election to serve for a three year term and, in each case, until their successors are elected and qualified or until their earlier death, resignation or removal. As a result, only one class may be elected in any given year, which may make it more difficult for a shareholder or group of shareholders to gain control of our board of directors.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Our board of directors believes that a classified board of directors (i) increases board continuity and the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (ii) ensures that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (iii) makes it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors.
Vote Required for Approval
Charter Proposal C is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal C requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal C.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL C.

PROPOSAL NO. 6 — CHARTER PROPOSAL D
Our charter currently provides that following the Closing, directors may be removed by ordinary resolution. Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are being asked to approve Charter Proposal D, pursuant to which, upon the Closing, directors of CF Corp. may only be removed for cause, as defined in the proposed charter.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Our board of directors believes that allowing the removal of directors only for cause would (i) increase board continuity and the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (ii) ensure that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (iii) make it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors.
Vote Required for Approval
Charter Proposal D is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal D requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal D.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL D.

PROPOSAL NO. 7 — CHARTER PROPOSAL E
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are being asked to approve Charter Proposal E, which establishes, upon the Closing, advance notice procedures (“Advance Notice Procedures”) with regard to the nomination by shareholders of candidates for election as directors.
If Charter Proposal E is adopted, the Advance Notice Procedures will fix a deadline by which shareholders must submit notice of director nominations to CF Corp. prior to any general meeting of shareholders (a “Shareholder Notice”), and set forth the information that shareholders must include in the proper form of notice to CF Corp.
Nominations of persons for election as directors of CF Corp. may be made at an annual general meeting only by (a) CF Corp.’s board of directors or (b) by any shareholder of CF Corp. who (1) is a shareholder of record of CF Corp. meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time at the time of giving of the notice and at the time of the annual general meeting, (2) is entitled to vote for the election of directors at such annual general meeting and (3) complies with the Advance Notice Procedures.
Pursuant to the Advance Notice Procedures, to be timely, the Shareholder Notice must be delivered, either by personal delivery or express or registered mail (postage prepaid), to the Secretary at CF Corp.’s registered office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder Notice must be received by the Secretary at CF Corp.’s registered office not later than the later of  (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event will the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Shareholder Notice. Shareholders may nominate a person or persons (as the case may be) for election to CF Corp.’s board of directors only as provided by the Advance Notice Procedures and only for such class(es) or slate(s) as are specified in CF Corp.’s notice of meeting as being up for election at such annual general meeting.
To be in proper written form, each Shareholder Notice must set forth, among other things: (a) as to the shareholder giving notice and any beneficial owner on whose behalf the nomination is made, (1) the name and address of such shareholder (as it appears in the register of shareholders) and any such beneficial owner on whose behalf the nomination is made, (2) the class and number of equity securities which are, directly or indirectly, owned beneficially and of record by such shareholder and any such beneficial owner, respectively, or their respective affiliates (naming such affiliates), as of the date of such notice, (3) a description of certain agreements with respect to CF Corp.’s equity securities which such shareholder or beneficial owner, or their respective affiliates, directly or indirectly, is a party as of the date of such notice, (4) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (5) a representation that the shareholder is a holder of record of shares of CF Corp. entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Shareholder Notice; (b) a description of all arrangements or understandings between the shareholder or any beneficial owner, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (c) a representation whether the shareholder or the beneficial owner is or intends to be part of a Group (as defined under Rule 13d-5 promulgated under the Exchange Act) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CF Corp.’s ordinary shares (or other equity securities) required to elect the director or directors nominated and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination or nominations; (d) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) a description of certain agreements with respect to CF Corp.’s equity securities to which such nominee or any of his or her affiliates is a party as of the date of such notice, (3) the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a director if so elected and (4) whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by CF Corp.’s board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by CF Corp.’s board of directors; and (e) an undertaking by the shareholder of record and each beneficial owner, if any, to (i) notify CF Corp. in writing of the information set forth in clauses (a) (2), (a)(3), (b) and (d) above as of the record date for the meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) business days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.
In addition, to be eligible to be a nominee for election or reelection as a director pursuant to foregoing procedures, a person must deliver (not later than the deadline prescribed for delivery of notice) to the Secretary at CF Corp.’s registered office a written questionnaire prepared by CF Corp. with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to CF Corp. or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than CF Corp. with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of CF Corp. that are applicable to directors generally and (iv) if elected as a director, will act in the best interests of CF Corp. and its shareholders and not in the interest of any individual constituency. The board of directors will review all such information submitted by the shareholder with respect to the proposed nominee and determine whether such nominee is eligible to act as a director. The board of directors may require any proposed nominee to furnish such other information as may reasonably be required by CF Corp. to determine the eligibility of such proposed nominee to serve as an independent director within the meaning of NASDAQ listing rules or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Our board of directors believes establishing advance notice procedures with regard to the nomination by shareholders of candidates for election as directors would (i) enable our board of directors to more effectively plan for shareholder meetings, (ii) result in better information being made available to our shareholders in advance of any meetings of shareholders with respect to such director nominees, (iii) increase the likelihood that experienced board members with familiarity of CF Corp.’s business operations would serve on the board at any given time, (iv) help ensure that control of the board would not abruptly shift in the event of a sudden acquisition of a substantial portion of CF Corp.’s ordinary shares by an unrelated person, group or entity and (v) make it more difficult for a potential acquiror or other person, group or entity to gain control of CF Corp.’s board of directors.

Vote Required for Approval
Charter Proposal E is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal E requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal E.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL E.

PROPOSAL NO. 8 — CHARTER PROPOSAL F
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are being asked to approve Charter Proposal F, which, upon the Closing, removes the ability of shareholders to call a meeting of shareholders.
Our charter currently provides that directors may call general meetings, and that they will also convene an extraordinary general meeting on a requisition of shareholders holding at the date of deposit of such requisition not less than 30% in par value of the issued shares which as at that date carry the right to vote at general meetings of CF Corp.
If Charter Proposal F is approved, unless required by law, extraordinary general meetings may only be called by the board of directors. Under the proposed charter, CF Corp.’s shareholders have no power to call an extraordinary general meeting.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Limiting shareholders’ ability to call an extraordinary general meeting limits the opportunities for minority shareholder to remove directors, amend organizational documents or take other actions without the board of directors’ consent or to call an extraordinary general meeting to otherwise advance minority shareholders’ agenda.
Removing the ability of shareholders to call a meeting of shareholders is intended to avoid the expense and distraction of management caused by holding meetings in addition to the annual meeting unless the board of directors or chairman of the board of directors determine that such expense and distraction is warranted.
Vote Required for Approval
Charter Proposal F is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal F requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal F.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL F.

PROPOSAL NO. 9 — CHARTER PROPOSAL G
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are being asked to approve Charter Proposal G, which, upon the Closing, removes the ability of shareholders to act by written consent in lieu of a meeting.
Our charter currently provides that ordinary resolutions and special resolutions may be passed by unanimous written consent of CF Corp.’s shareholders. If Charter Proposal G is approved, shareholders will not have the ability to act by written consent and all actions required or permitted to be taken by the shareholders of CF Corp. must be effected at a duly convened extraordinary general meeting or annual general meeting.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
CF Corp.’s shareholders will have the ability to propose items of business (subject to the restrictions set forth in the proposed charter) at duly convened shareholder meetings; this Charter Proposal G does not foreclose that right, but does limit shareholders’ ability to take such and other actions by written consent. Eliminating the right of shareholders to act by written consent limits the circumstances under which shareholders can act on their own initiative to remove directors, or alter or amend CF Corp.’s organizational documents outside of a duly called extraordinary or annual meeting of the shareholders of CF Corp. Further, our board of directors believes continuing to limit shareholders’ ability to act by written consent will reduce the time and effort our board of directors and management would need to devote to shareholder proposals, which time and effort could distract our directors and management from other important company business.
In addition, the elimination of the shareholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the board of directors only at a duly called special or annual meeting. However, this Proposal is not in response to any effort of which CF Corp. is aware to obtain control of CF Corp. Further, the board of directors does not believe that the effects of the elimination of shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of CF Corp. Inclusion of these provisions in the proposed charter might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the board of directors and thereby help protect shareholders from the use of abusive and coercive takeover tactics.
Vote Required for Approval
Charter Proposal G is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal G requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal G.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL G.

PROPOSAL NO. 10 — CHARTER PROPOSAL H
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve Charter Proposal H, pursuant to which, upon the Closing, our second amended and restated memorandum and articles of association would include voting cutback provisions that would limit the voting rights of certain persons or groups so that they would be deemed not to have more than 9.5% of the total voting power of our ordinary shares and would impose certain restrictions on the acquisition of control on our outstanding shares.
Pursuant to Charter Proposal H, our ordinary shares may be subject to a cap of the voting power attributable to such shares or may be deemed to be non-voting depending upon whether a holder of such shares is subject to the restrictions set forth in our charter, as amended pursuant to Charter Proposal H. These restrictions would be applicable to certain holders only and such ordinary shares would not be subject to such restrictions to the extent that our ordinary shares are held by persons not subject to such restrictions.
The voting power attributable to our ordinary shares would be limited so that no “United States person” (as defined in Section 957 of the Code) holds, directly, indirectly or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total voting power of our ordinary shares. This limitation is intended to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as CFCs in any taxable year. This limitation would not apply to reduce the voting power of ordinary shares held by members of (a) the Blackstone Group without the consent of a majority of the Blackstone Group shareholders (as determined based on their ownership of the common shares) or (b) the FNF Group without the consent of the applicable member of the FNF Group. These provisions are intended to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as CFCs in any taxable year.
If this provision is not adopted and CF Corp. and its non-U.S. subsidiaries are treated as CFCs in a taxable year, each U.S. person treated as a “10% U.S. Shareholder” with respect to CF Corp. and the non-U.S. subsidiaries that held our ordinary shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that such entity was a CFC would generally be required to include in gross income as ordinary income its pro rata share of the CFC’s insurance and reinsurance income and certain other investment income, regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). For these purposes, a “10% U.S. Shareholder” of a non-U.S. corporation generally is any U.S. person that owns (or is treated as owning) stock of the non-U.S. corporation possessing 10% or more of the total voting power of such non-U.S. corporation’s stock. In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to 25% for purposes of taking into account the insurance income of a non-U.S. corporation.
In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person was a 10% U.S. Shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned.
Charter Proposal H would also provide that no shareholder or holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including our Derivative Securities, that is a “United States person” (as defined in Section 957 of the Code) shall knowingly permit itself to hold (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total voting power or of the total value of our outstanding shares, including our Derivative Securities, in order to reduce the likelihood of us recognizing RPII. This limitation would not apply to a shareholder or holder of Derivative Securities that is a member of the Blackstone Group or FNF Group. In the event that any holder of our shares or Derivative Securities to whom this limitation applies contravenes such limitation, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Derivative Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate.

If this provision were not adopted, there would be a greater risk that Bermuda Re would recognize a substantial amount of RPII. If Bermuda Re were a CFC for RPII purposes for an uninterrupted period of 30 days or more during a taxable year, then a U.S. person who owns (directly or indirectly through non-U.S. entities) any of our ordinary shares on the last day of that taxable year will be required to include in gross income the U.S. person’s pro rata share of such subsidiary’s RPII for the entire taxable year, whether or not distributed, even if that U.S. person did not own the ordinary shares throughout the period.
Charter Proposal H provides that our board of directors may determine that certain shares will not carry voting rights or will have reduced voting rights to the extent that the board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates. However, any such determination of the board of directors would not apply to reduce the voting power of ordinary shares held by members of (a) the Blackstone Group without the consent of a majority of the Blackstone Group shareholders (determined based on their ownership of the common shares) or (b) the FNF Group without the consent of the applicable member of the FNF Group.
We would also have the authority to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to our charter. If, after a reasonable cure period, a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we in our reasonable discretion, may reduce or eliminate the shareholder’s voting rights.
Any of the foregoing adjustments are likely to result in a shareholder having voting rights in excess of one vote per share. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding ordinary shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
Charter Proposal H is intended to reduce the likelihood that CF Corp. will be treated as a CFC in any taxable year (other than for purposes of taking into account RPII). If we are characterized as a CFC, any United States Person beneficially owning, directly or indirectly, 10% or more of the voting power of all ordinary shares would be required to recognize income with respect to CF Corp.’s shareholder approval of Charter Proposal H is required under our charter and Cayman Islands law.
Vote Required for Approval
Charter Proposal H is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal H requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal H.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL H.

PROPOSAL NO. 11 — CHARTER PROPOSAL I
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve Charter Proposal I, which would redesignate, upon completion of the business combination and the conversion of all Class B ordinary shares into Class A ordinary shares in accordance with our charter, all issued Class A ordinary shares as ordinary shares, and redesignate all unissued Class A and Class B ordinary shares as ordinary shares.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
In connection with the consummation of the business combination, the founder shares, which represent all of the Class B ordinary shares issued and outstanding, will automatically convert into Class A ordinary shares in accordance with our charter. Thereafter, no Class B ordinary shares will be issued and outstanding, and no other purpose would be served by providing for distinct classes of ordinary shares. Thus, our board of directors has concluded that upon the consummation of the business combination, it is no longer necessary to maintain separate classes of ordinary shares and that only a single class of ordinary shares is required.
Vote Required for Approval
Charter Proposal I is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
Approval of Charter Proposal I requires an ordinary resolution, meaning the affirmative vote (in person or by proxy) of holders of at least a majority of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal I.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL I.

PROPOSAL NO. 12 — CHARTER PROPOSAL J
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve Charter Proposal J, which would amend and restate our charter by the deletion of the amended and restated memorandum and articles of association in their entirety and the substitution of our second amended and restated memorandum and articles of association in their place following the consummation of the business combination to (among other matters) reflect the changes effected by Charter Proposals A through I. If Charter Proposal J is approved, our second amended and restated memorandum and articles of association will reflect only the other Charter Proposals that are also approved.
This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Vote Required for Approval
Charter Proposal J is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting. Approval of Charter Proposal J requires a special resolution, meaning the affirmative vote (in person or by proxy) of holders of at least two-thirds of the issued and outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on Charter Proposal J.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF CHARTER PROPOSAL J.

PROPOSAL NO. 13 — THE DIRECTOR ELECTION PROPOSAL
If the Charter Proposals are approved, following the Closing, our board of directors will continue to be divided into three classes, with only one class of directors being elected in each year. Each class of directors will generally serve for a three year term. In connection with the Closing, we will expand our board of directors to nine members. Our board of directors has nominated William P. Foley, II, Keith W. Abell and Richard M. Massey to serve as Class A directors upon the Closing, with terms expiring at our 2020 annual general meeting of shareholders and, in each case, until their successors are elected and qualified or until their earlier death, resignation or removal. Pursuant to our charter, prior to the closing of the business combination, only holders of Class B ordinary shares can elect or remove directors. As such, only holders of Class B ordinary shares will be entitled to vote at the general meeting to elect Messrs. Foley, Abell and Massey to our board as Class A directors.
The following sets forth information regarding each nominee.
Nominees for Election to the Board of Directors — Class A Directors (with terms expiring at our 2020 annual general meeting of shareholders)
William P. Foley, II, 72, has been our Co-Executive Chairman since April 16, 2016. Mr. Foley has over 32 years of experience as a director and executive officer of FNF. Today, FNF is organized into two groups, FNF Group (NYSE:FNF) and FNFV Group (NYSE:FNFV). FNF is a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. Under Mr. Foley’s leadership, FNF is the nation’s largest title insurance company through its title insurance underwriters –  Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York – that collectively issue more title insurance policies than any other title company in the United States. FNF also provides industry-leading mortgage technology solutions and transaction services, including MSP, the leading residential mortgage servicing technology platform in the United States, through its majority-owned subsidiaries Black Knight Financial Services, Inc., or Black Knight (NYSE:BKFS), and ServiceLink Holdings, LLC. FNFV holds majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC, Ceridian HCM, Inc., Fleetcor Technologies, Inc., Digital Insurance, Inc. and Del Frisco’s Restaurant Group, Inc.
Mr. Foley has served as the Chairman (and at times Executive Chairman) of FNF since 1984, and Executive Chairman of Black Knight since January 2014. Mr. Foley served as FNF’s Chief Executive Officer from 1984 to 2007.
In addition to his experience at FNF and Black Knight, from 2006 to 2011 Mr. Foley served as Executive Chairman of FIS, served as FIS’s non-executive Chairman from 2011 to 2012 and served as FIS’s Vice Chairman from 2012 to May 2017. Under Mr. Foley’s leadership, FIS became a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of FIS’s solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries and has a market capitalization of approximately $19 billion.
Mr. Foley has experience as a board member and executive officer of public and private companies in a wide variety of industries and a strong track record of building and maintaining stockholder value and successfully negotiating and implementing mergers and acquisitions. Mr. Foley has driven favorable outcomes due to his operational expertise, disciplined industry consolidation and rapid execution on cost-reduction opportunities in connection with mergers and acquisitions.
Mr. Foley is the founder and Chairman, CEO and President of Foley Family Wines Holdings, Inc., which has grown to become a major producer, marketer and distributor of highly-acclaimed, handmade wines from some of the world’s greatest vineyards. From 2007 to 2014, Mr. Foley also served as Chairman of Remy International, Inc., a leading global manufacturer, remanufacturer, and distributor of alternators, starter motors, and electric traction motors for the automotive and commercial vehicle industry.
Mr. Foley devotes time to many educational and community organizations. He serves as an advisory board member for the University of Washington School of Law and on the Florida Forum Advisory Board for the Women’s Board of Wolfson Children’s Hospital. Mr. Foley and his wife are active philanthropists for many causes, especially in support of children’s education. Mr. Foley serves as a trustee on the boards of the Folded Flag Foundation, the Jacksonville Chamber of Commerce and the Cummer Museum of Arts and Gardens.

After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley received an M.B.A. degree from Seattle University and earned a J.D. degree from the University of Washington School of Law. In February 2016, Mr. Foley received the Distinguished Graduate Award from the United States Military Academy at West Point based on his character, distinguished service, and stature drawing wholesome comparison to the qualities for which West Point strives, in keeping with its motto: “Duty, Honor, Country.” Mr. Foley is one of only 121 West Point graduates who have received this prestigious award.
Mr. Foley’s qualifications to serve on our board of directors include: his over 32 years of experience as a director and executive officer of FNF; his experience as a board member and executive officer of public and private companies in a wide variety of industries; and his strong track record of building and maintaining stockholder value and successfully negotiating and implementing mergers and acquisitions.
Keith W. Abell, 60, has been a member of our board of directors since May 17, 2017. Mr. Abell is the co-founder of Sungate Properties, LLC, a real estate investment company, which he co-founded in 2010, and is the founder of Snowridge Investments, which establishes strategic partnerships between U.S. fund managers and Chinese financial institutions, which he founded in 2015. From 1994 to 2007, Mr. Abell was a co-founder of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. From 1990 to 1994, Mr. Abell was a managing director at Blackstone (NYSE: BX) where he, among other things, founded the firm’s first Hong Kong office. From 1986 to 1990, Mr. Abell was a vice president at Goldman, Sachs & Co. (NYSE: GS) where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Throughout his career, Mr. Abell has served as a director of a number of public, private and not-for-profit entities. Mr. Abell brings extensive experience in corporate finance, private equity and mergers and acquisitions to the Board.
Mr. Abell’s qualifications to serve on our board of directors include: his extensive experience in corporate finance, private equity and mergers and acquisitions.
Richard N. Massey, 60, has been a member of our board of directors since May 19, 2016. Since 2009, Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation, or Alltel, from 2006 to 2009. Alltel, the fifth-largest wireless carrier in the United States as of 2009, was acquired by its management and a consortium of private equity investors in 2007 and sold to Verizon Communications, Inc. in 2009 for approximately $29 billion. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Since 2006, Mr. Massey has served as a director of FNF. Mr. Massey also serves as a director of Black Knight and ServiceLink Holdings, LLC, as Chairman of the board of directors of Bear State Financial, Inc., and as a director of Oxford American Literary Project, a non-profit literary publication, and the Arkansas Razorback Foundation. Mr. Massey served as a director of Fidelity National Information Services, Inc. (NYSE: FIS) (“FIS”) until May 2017 and has also served as a director of various other private companies. Mr. Massey received a B.A. and a J.D., with high honors, from the University of Arkansas.
Mr. Massey’s qualifications to serve on the board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.
Directors Continuing in Office
Class B Directors (with terms expiring at our 2018 annual general meeting of shareholders)
Chinh E. Chu, 50, has been our Co-Executive Chairman since April 16, 2016. Mr. Chu is the Founder and a Senior Managing Director at CC Capital, a private investment firm which he founded in 2015. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to 2015. Blackstone is a leading global alternative asset manager, with total assets under management of  $336.4 billion as of December 31, 2015. Mr. Chu was a Senior Managing Director at Blackstone since 2000, and previously served as Co-Chair of

Blackstone’s Private Equity Executive Committee and was a member of Blackstone’s Executive Committee. Mr. Chu currently serves as a Director of Catalent, Inc., Stearns Mortgage, and NCR Corporation. Mr. Chu previously served as a Director of Kronos Incorporated, SunGard Data Systems, Inc., Stiefel Laboratories, Freescale Semiconductor, Ltd. Biomet, Inc., Alliant, Celanese Corporation, Nalco Company, DJO Global, Inc., HealthMarkets, Inc., Nycomed, Alliant Insurance Services, Inc., the London International Financial Futures and Options Exchange, or LIFFE, Graham Packaging, and AlliedBarton Security Services. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. Mr. Chu received a B.S. in Finance from the University of Buffalo.
Mr. Chu’s qualifications to serve on our board of directors include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.
James A. Quella, 67, has been a member of our board of directors since May 19, 2016. Since 2013, Mr. Quella has served as a Senior Advisor at Blackstone. On June 30, 2013, Mr. Quella retired as a Senior Managing Director and Senior Operating Partner at Blackstone, where he worked since 2004. Mr. Quella was responsible for monitoring the strategy and operational performance of Blackstone’s portfolio companies and providing direct assistance in the oversight of large investments. Mr. Quella has been a Director of Michaels Stores, Inc. since 2006 and has been an Independent Director of The Michaels Companies, Inc. since 2013. Mr. Quella has been a Director of Catalent, Inc. since 2009 and a Director of DJO Finance LLC and DJO Global Inc. since 2012. Mr. Quella has been a Director of Lionbridge Technologies Inc. since 2015.
While at Blackstone, Mr. Quella also served as a Director at The Columbia House Company from 2004 to 2005. Mr. Quella served as a Director of Celanese Emulsions GmbH and Celanese Corporation from 2004 to 2007. He served as a Director of Houghton Mifflin Harcourt Publishing Company from 2005 to 2006. Mr. Quella served as a Director of Allied Waste Industries, Inc. from 2005 to 2008. He served as a Director and Vice President, Assistant Secretary and Assistant Treasurer Graham Packaging Holdings Company from 2005 to 2010. Mr. Quella served as Member of Supervisory Board at Nielsen Holdings plc (also known as Nielsen Holdings N.V.) from 2006 to 2009. He served as a Director of Intelenet Global Services from 2007 to 2011, a Director of Vanguard Health Systems Inc. from 2007 to 2011, a Director of Freescale Semiconductor, Ltd. from 2008 to February, 2011 and from August, 2011 to 2015.
Previous to his experience at Blackstone, Mr. Quella held various positions at Donaldson, Lufkin & Jenrette Merchant Banking Partners-CSFB Private Equity. Mr. Quella served as Managing Director and Senior Operating Partner at Credit Suisse Private Equity, LLC (formerly, CSFB Private Equity) from 2000 to 2004. While at DLJ Merchant Banking Partners-CSFB Private Equity, Mr. Quella served as a member of various private equity company Boards including as a Director of Merrill Corporation from 2000 to 2004. He served as a Director of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation from 2000 to 2004. Mr. Quella served as a Director of Advanstar Holdings Inc., from 2000 to 2004, a Director of DeCrane Aerospace, Inc. (formerly Decrane Aircraft Holdings Inc.) and DeCrane Holdings Co. from 2003 to 2004, and a Director of Jostens, Inc. from 2003 to 2004.
From 1981 to 2000, Mr. Quella worked at Oliver Wyman, Inc., (Mercer Management Consulting and Strategic Planning Associates) where he served as a Senior Consultant to Chief Executive Officers and senior management teams and served as a Co-Vice Chairman from 1997 to 2000 with shared responsibility for overall management of the global firm. In 1992, he founded the Financial Services Practice Group and also managed it until 1995.
Mr. Quella is a co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella received his Masters of Business Administration, with Dean’s honors, from the University of Chicago Graduate School of Business, and a B.A. in International Studies from the University of Chicago and University of Wisconsin-Madison.
Mr. Quella’s qualifications to serve on our board of directors include: his substantial experience in managing businesses; his experience in mergers and acquisitions; his familiarity with corporate finance and strategic business planning activities; and his extensive experience serving as a director for various public and private companies.

Patrick S. Baird, 63, will serve as a member of the board of directors upon the consummation of the business combination. From March 2002 until his retirement in January 2010, Mr. Baird served as the President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of AEGON N.V., a leading multinational insurance organization (“AEGON”). He continues to serve AEGON with certain projects and is currently assisting AEGON with its expansion activities in Latin America. Mr. Baird joined the AEGON USA companies in 1976, and during his career also served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer. Mr. Baird currently serves as Chairman of QCR Holdings, Inc., a publicly traded community bank holding company in Moline, Illinois, and two of its subsidiaries, Cedar Rapids Bank and Trust Company and m2 Lease Funds. He is also a director of Lombard International, a specialty life insurance company based in Luxembourg and Philadelphia, Pennsylvania. Mr. Baird is a Commissioner for the Eastern Iowa Airport, a founding board member and Treasurer of the Zach Johnson Foundation and a member of the board of directors of the Creative Corridor Economic Development Partnership. He also served as a director of National Financial Partners Corp. until its sale in 2013. Mr. Baird holds a Bachelor of Business Administration from the University of Iowa and is a Certified Public Accountant (inactive).
Mr. Baird’s qualifications to serve on our board of directors include: his wide-ranging experience in the insurance industry; his extensive financial and accounting knowledge; his strong track record as an executive officer of AEGON; and his experience as a board member of various companies.
Class C Directors (with terms expiring at our 2019 annual general meeting of shareholders)
Christopher J. Littlefield, 50, will serve as our Chief Executive Officer and President and has been nominated to serve as a member of our board of directors upon the consummation of the business combination. Mr. Littlefield has served as the President of FGL since October 2014 and assumed the position of Chief Executive Officer of FGL in May 2015. He has also served on the board of directors of FGL since April 1, 2015. Mr. Littlefield has extensive financial services and public company experience, having served as President and Chief Executive Officer from February 2009 to October 2013 and Chief Operating Officer from February 2008 to September 2009 of Aviva USA Corporation, a provider of indexed universal life and indexed annuity products. He served as Executive Vice-President, General Counsel and Secretary from January 2006 to February 2008 of AmerUs Group Co., a provider of individual life insurance and annuity products, which was acquired by Aviva plc in November 2006. He also served as Senior Vice-President and General Manager-Food Products from November 2004 to January 2006 and Senior Vice-President, General Counsel and Secretary from January 1998 to January 2006 of The Dial Corporation. Mr. Littlefield received a B.S. in Business Administration, cum laude, from University of Arizona and a J.D. with high distinction from the University of Iowa.
Mr. Littlefield’s qualifications to serve on our board of directors include: his extensive knowledge of the insurance industry and his substantial public company experience, including as Chief Executive Officer of FGL and a member of FGL’s board of directors.
Menes O. Chee, 40, will serve as a member of our board of directors upon the consummation of the business combination. Mr. Chee is a Senior Managing Director and founding member of Blackstone’s Tactical Opportunities Group. He is responsible for sourcing, evaluating and executing investments in private opportunities and capital markets. Mr. Chee is a member of the investment committees of Tactical Opportunities and Tactical Opportunities Residential Opportunities. Mr. Chee joined Blackstone in 2009 as a Managing Director of GSO and transferred to Tactical Opportunities in 2012.
Before joining Blackstone, Mr. Chee was a Principal in TPG-Axon Capital, where he invested globally in equity and credit public markets and private transactions. Prior to that, he was a private equity investment professional with Texas Pacific Group. Before TPG, Mr. Chee worked at Credit Suisse First Boston in the Merchant Banking Group and at Donald Lufkin & Jenrette in the Leveraged Finance Group.
Mr. Chee currently serves on the boards of Lombard International, Philadelphia Financial Group, Finance of America, DRB Capital, Viva Capital, Blackstone TORO and Ellington Residential Mortgage REIT. He graduated magna cum laude from the University of Pennsylvania with a B.S. in Economics from the Wharton School and a B.A. from the College of Arts and Sciences, where he was elected Phi Beta Kappa.

Mr. Chee’s qualifications to serve on our board of directors include: his strong track record as Senior Managing Director of Blackstone’s Tactical Opportunities Group and his extensive experience in corporate finance and private equity.
Timothy M. Walsh, 54, will serve as a member of our board of directors upon the consummation of the business combination. He is currently a Director of Strategic Relationships for Owl Rock Capital Partners, a direct lending business development corporation. In addition, he is an investment advisor to the $55 billion Alaska Permanent Fund Corporation and an independent trustee of Blackstone TORO. From 2013 to 2015, he served as President of Gaw Capital USA, a California-based private equity real estate firm. He served as Chief Investment Officer for the State of New Jersey’s Division of Investment from 2010 to 2013, where he served as the chief fiduciary for the approximately $70 billion New Jersey pension fund as well as approximately $15 billion in money market funds, deferred compensation plans and college savings plans. Prior to joining the State of New Jersey, he was the Chief Investment Officer managing the $8 billion Indiana State Teachers’ Retirement Fund. Before joining the Indiana State Teachers’ Retirement Fund, he was head of investor relations for a global macro hedge fund, VARA Capital Management, and a vice president and senior trader in fixed income securities and foreign currencies for several large money center banks in Chicago, Illinois. Mr. Walsh founded an investment advisory firm, Walsh Financial Services that provided wealth management services for individuals, private trusts and corporate clients. He served on the board of directors of Ambassadors Corp. from 2012 to 2014 and has also been a board member of various privately held companies, a trustee of the Indiana State Teachers’ Retirement Fund and a Commissioner of the Indiana Gaming Commission. Mr. Walsh holds a B.S. from Merrimack College and an MBA from the Kellogg School of Management at Northwestern University.
Mr. Walsh’s qualifications to serve on our board of directors include: his over 30 years in the investment business, with extensive experience in fixed income, equities, private equity and real estate, and his substantial experience on the boards of directors of various companies.
Vote Required for Approval
The election of the each director nominee pursuant to the Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and Charter Proposal C at the general meeting.
Pursuant to our charter, until the closing of the business combination, only holders of Class B ordinary shares can elect or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominees requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Class B ordinary shares entitled to vote and actually cast thereon at the general meeting. Abstentions and broker non-votes will not affect the outcome of the election. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the election of the director nominees.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 14 — THE INCENTIVE PLAN PROPOSAL
Overview
Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, CF Corp.’s shareholders are also being asked to approve and adopt the Incentive Plan. A total of            ordinary shares will be reserved for issuance under the Incentive Plan. Our board of directors approved the Incentive Plan on     , 2017, subject to shareholder approval at the general meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement as Annex D. If approved by our shareholders, the Incentive Plan will be administered by the compensation committee of our board of directors, which will have the authority to make awards under the Incentive Plan. In addition, our board of directors is asking shareholders to approve the Incentive Plan, including the performance goals thereunder, which approval is necessary to qualify performance awards for the performance-based compensation exemption under Section 162(m) of the Code.
After careful consideration, our board of directors believes that approving the Incentive Plan is in the best interests of CF Corp. The Incentive Plan promotes ownership in CF Corp. by its employees, directors and consultants, and aligns incentives between these service providers and shareholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our ordinary shares. Therefore, our board of directors recommends that our shareholders approve the Incentive Plan.
Summary of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex D to this proxy statement.
Purpose; Types of Awards.   The purpose of the Incentive Plan is to promote our long-term growth and profitability by (i) providing incentives to individuals who provide services to CF Corp. in order to improve shareholder value and contribute to our growth and financial success and (ii) enabling us to attract, retain and reward the best available persons to provide services to CF Corp. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of qualified stock options (also known as incentive stock options), non-qualified stock options (also known as non-statutory stock options), restricted stock, restricted stock units, stock appreciation rights, unrestricted stock, performance-based awards, dividend equivalents, cash awards and any combination of the foregoing.
Shares Subject to the Incentive Plan.   A total of            ordinary shares will be reserved and available for issuance under the Incentive Plan. If an award granted under the Incentive Plan is canceled, forfeited, expires, terminates, or otherwise lapses, or the award is settled in cash the ordinary shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld to pay withholding taxes or (iii) shares repurchased on the open market with the proceeds of an option exercise The aggregate number of ordinary shares with respect to options or stock appreciation rights that may be granted under the Incentive Plan to any single individual during a fiscal year may not exceed            shares. The aggregate number of ordinary shares with respect to performance awards that may be granted under the Incentive Plan to any single individual during a fiscal year may not exceed            shares. The maximum amount payable to any individual under any cash based award performance award granted for any performance period shall not exceed $          . Non-employee directors may only be granted and paid up to $           in compensation, per fiscal year.
Administration of the Incentive Plan.   The Incentive Plan will be administered by the compensation committee of our board of directors. Subject to the terms of the Incentive Plan and any necessary board authorization, our compensation committee may approve grants to employees, consultants and directors under the Incentive Plan, and determine the participants, the dates of grant, the numbers and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to an award and interpret any of the foregoing. In addition, our compensation committee may interpret the Incentive Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Incentive Plan or any awards granted under the Incentive Plan as it deems to be appropriate. Our compensation committee may also delegate certain of its powers, responsibilities or duties in respect of the Incentive Plan to our Chief Executive Officer or our other senior officers or employee if permitted by law. In addition, a sub-committee may be established under the terms of the Incentive Plan to comply with Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.
Participation.   Participation in the Incentive Plan will be open to all of our officers, employees, directors and consultants, or of any subsidiary or affiliate of CF Corp., as may be selected from time to time by the compensation committee. Awards of qualified stock options, however, shall be limited to employees of CF Corp. or any subsidiary of CF Corp.
Types of Awards.   The types of awards that may be made under the Incentive Plan are described below. These awards may be made singly or in combination, as part of compensation awards or performance awards, or both. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by our compensation committee, in its sole discretion subject to certain limitations provided in the Incentive Plan. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Performance Awards.   An award may be conditioned on satisfaction of certain performance measures. Such awards may take the form of qualified stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, unrestricted stock or cash awards.
Performance Measure.   Performance awards may be based on one or more of the following objective performance criteria, or such other objective operating objectives, selected by the compensation committee and set forth in an award agreement, to measure performance of CF Corp. or any subsidiary or affiliate or other business division, operating unit, segment, reporting segment or individual measures of such entity for a performance period, whether in absolute or relative terms, subject to adjustment based on the compensation committee’s business judgment:
Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; stock price or performance; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.
Restricted Stock.   A restricted stock award is an award of our ordinary shares that is subject to transfer and/or forfeiture restrictions for a period of time. During the period that any restrictions apply, the transfer of restricted shares is generally prohibited. Participants holding restricted shares will generally have the same voting and dividend rights as any other shareholder.
Restricted Stock Units.   A restricted stock unit is an unfunded, unsecured contractual right to receive ordinary shares or cash at a future date, subject to such terms and conditions as our compensation committee may determine.

Non-Qualified Stock Options.   A non-qualified stock option entitles the recipient to purchase our shares at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of an ordinary share on NASDAQ on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.
Qualified Stock Option.   A qualified stock option is a stock option that meets the requirements of Section 422 of the Code. Qualified stock options may be granted only to employees and the aggregate fair market value of an ordinary share determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   A stock appreciation right (“SAR”) entitles the recipient to receive an amount equal to the difference between the fair market value of an ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our ordinary shares on the grant date), multiplied by the number of ordinary shares subject to the stock appreciation right. SARs may be granted to a recipient in tandem with non-qualified options (or, in the case of qualified stock options, with consent from the participant) or on a free-standing basis. Tandem stock appreciation rights will generally have substantially similar terms and conditions as the options with which they are granted. The participant has none of the rights of a shareholder with respect to any ordinary share represented by a SAR prior to the exercise of the SAR.
Unrestricted Shares.   We may grant or sell to any participant unrestricted ordinary shares under the Incentive Plan.
Dividend Equivalents.   A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our ordinary shares. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards.
Cash Awards.   We may grant cash awards under the Incentive Plan, including cash awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.
Adjustments.   In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares of ordinary shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and our compensation committee will make such adjustments as it deems appropriate and equitable in the number, kind and price of ordinary shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control.   In the event of any proposed change in control (as defined in the Incentive Plan), our compensation committee will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the ordinary share subject to such award as of the date of  (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award, unless an option or SAR is underwater, in which case it may be outright cancelled for no consideration; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to our ordinary shares, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

Clawback/Recoupment.   Awards under the Incentive Plan may be subject to recoupment or clawback (including on a retroactive basis) as may be required by applicable law, or any recoupment or clawback policy we may institute.
Amendment and Termination.   Our board of directors, without further approval of the shareholders, may amend or terminate the Incentive Plan or any portion of the Incentive Plan at any time and from time to time; however, no amendment will become effective without prior approval of our shareholders to increase the number of ordinary shares subject to the Incentive Plan or if shareholder approval is required under the terms of the Incentive Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which our ordinary shares are listed or quoted (including for this purpose shareholder approval that is required for continued compliance with Rule 16b-3) or shareholder approval that is required to enable the compensation committee to grant qualified stock options under the Incentive Plan. Our compensation committee may make minor or administrative amendments to the Incentive Plan as well as amendments that may be dictated by requirements of U.S. federal or state laws applicable to us or that may be authorized or made desirable by such laws. Our compensation committee may amend any outstanding award in any manner as provided in the Incentive Plan and to the extent that the compensation committee would have had the authority to make such award as so amended. No amendment to the Incentive Plan or any award may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options.   The Code requires that, for treatment of an option as a qualified stock option, ordinary shares stock acquired through the exercise of a qualified stock option cannot be disposed of before the later of  (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if a qualified stock option becomes first exercisable in any one year for shares having an aggregate value in excess of  $100,000 (based on the grant date value), the portion of the qualified stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as a qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs.   No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock.   A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units.   A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Section 162(m).   Section 162(m) of the Code generally provides that compensation provided by a publicly held corporation to any covered employee is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million.
This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m) of the Code, including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s shareholders not less frequently than every five years. Under Section 162(m) of the Code, the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. Although shareholder approval is one of the requirements for exemption under Section 162(m) of the Code, even with shareholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m) of the Code. The rules and regulations promulgated under Section 162(m) of the Code are complicated and may change from time to time, sometimes with retroactive effect. Therefore, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code will so qualify. Further, the compensation committee will continue to have authority and discretion to provide for compensation that is not exempt from the limits on deductibility under Section 162(m) of the Code.
New Plan Benefits
Awards under the Incentive Plan will be made at the discretion of the compensation committee of our board of directors (or a sub-committee thereof, if necessary for Section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act). There are no awards currently pending or contemplated under the Incentive Plan and it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan at this time.
Equity Compensation Plan Information
CF Corp. did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2016.

Vote Required for Approval
The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting.
The approval of the Incentive Plan Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on the Incentive Plan Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 15 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the general meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by CF Corp.’s shareholders, the board of directors may not be able to adjourn the general meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Election Proposal or the Incentive Plan Proposal.
Vote Required for Approval
The Adjournment Proposal is not conditioned on the approval of any other Proposal at the general meeting.
The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding ordinary shares entitled to vote and actually cast thereon at the general meeting, voting as a single class. Failure to vote by proxy or to vote in person at the general meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OFFICERS AND DIRECTORS OF CF CORP. AFTER THE BUSINESS COMBINATION
Set forth below are the names, ages and positions of each of the individuals who will serve as directors and executive officers of CF Corp. following the business combination, assuming the election of each of the director nominees pursuant to the Director Election Proposal:
Name	Age	Position
Chinh E. Chu	50	Co-Executive Chairman
William P. Foley, II	72	Co-Executive Chairman
Christopher J. Littlefield	50	President, Chief Executive Officer and Director
Dennis R. Vigneau	50	Chief Financial Officer
Eric L. Marhoun	55	General Counsel and Secretary
James A. Quella	67	Director
Keith W. Abell	60	Director
Richard N. Massey	60	Director
Menes O. Chee	40	Director
Patrick S. Baird	63	Director
Timothy M. Walsh	54	Director
Information regarding Chihn E. Chu, William P. Foley, II, Christopher J. Littlefield and our board of directors is set forth above in the section entitled “Proposal No. 13 — The Director Election Proposal.”
Executive Officers Expected to be Appointed Upon the Closing of the Business Combination
Dennis R. Vigneau will serve as our Chief Financial Officer upon the consummation of the business combination. Mr. Vigneau currently serves as Executive Vice President and Chief Financial Officer of FGL. Mr. Vigneau joined FGL as Senior Vice President in January 2014 and began serving as its Chief Financial Officer in February 2014. During fiscal 2015, Mr. Vigneau was promoted to Executive Vice President of FGL. Mr. Vigneau brings extensive public company experience, having served as Senior Vice President and Chief Financial Officer from November 2010 to March 2013 at Kemper Corporation, a multi-line insurance holding company offering life, health, auto, and homeowners insurance, Senior Vice President and Chief Financial Officer and Deputy Chief Financial Officer from August 2008 to May 2010 at American Life Insurance Company, an insurance company subsidiary during such time of American International Group operating primarily in the foreign life insurance market, and Senior Vice President and Chief Financial Officer, Retirement and Protection division of Genworth Financial, a life and health insurance company, from January 2007 to July 2008. Mr. Vigneau received his Bachelor of Science degree in Accounting from New Hampshire College, summa cum laude.
Eric L. Marhoun will serve as our General Counsel and Secretary upon the consummation of the business combination. Mr. Marhoun currently serves as Executive Vice President, General Counsel and Secretary of FGL. Mr. Marhoun joined FGL in 2007 as Senior Vice President and General Counsel. Mr. Marhoun was promoted to Executive Vice President of FGL in November 2013. In his current position, Mr. Marhoun oversees Legal and Compliance matters for the U.S. life and annuity businesses of HRG. Mr. Marhoun has 30 years of legal experience in U.S. and non-U.S. insurance markets. Mr. Marhoun was previously Senior Vice President and General Counsel to Old Mutual US Life and managed the Legal and Compliance departments for the U.S. and Bermuda life and annuity businesses of Old Mutual plc of the United Kingdom from 2007 to 2011. Prior to joining Old Mutual US Life, Mr. Marhoun was Vice President, Lead Group Counsel and Secretary of American Express Financial Advisors, Inc., a financial services company, from 1995 to 2006 where he oversaw the legal operations of the insurance division of American Express. He was also Of Counsel with Lord, Bissell & Brook in 2006 and an Associate with the firm at the beginning of his career. Mr. Marhoun received his J.D., cum laude, from DePaul University College of Law and is admitted to practice law in the states of Illinois, Minnesota, Wisconsin and Georgia as well as various federal courts.
Board Committees Following the Business Combination
Following the business combination, CF Corp. will have two standing committees: an audit committee and a compensation committee. Our audit committee will be comprised of            and our

compensation committee will be comprised of           . Each of            is an independent director within the meaning of NASDAQ listing rules.
The information set forth under “Item 10. Directors, Executive Officers and Corporate Governance.” in CF Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016 is incorporated by reference herein.
Audit Committee Report
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm CF Corp.’s audited financial statements for the year ended December 31, 2016. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Respectfully submitted,
AUDIT COMMITTEE
Richard N. Massey
James A. Quella
Keith W. Abell
The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of CF Corp. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
CF Corp. Executive Officer and Director Compensation
The information regarding CF Corp.’s executive and director compensation set forth under the caption “Executive Compensation” in CF Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016, is incorporated by reference herein. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”
FGL Executive Officer and Director Compensation
The information regarding FGL’s executive and director compensation set forth under the caption “Executive Compensation” in FGL’s Annual Report on Form 10-K/A for the year ended September 30, 2016, is incorporated by reference herein. See the section entitled “Where You Can Find More Information; Incorporation by Reference.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Incorporated by reference herein is the information set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in CF Corp.’s Annual Report on Form 10-K for the year ended December 31, 2016.
Related Person Transactions
Equity Commitment Letters and Related Agreements
In connection with the business combination and related transactions, CF Corp. has entered into the following:
•
The BTO Equity Commitment Letters, pursuant to which BTO has committed to purchase ordinary shares of CF Corp. at the Closing in a private placement for $10.00 per share, or an aggregate cash purchase price of  $225 million. BTO is an investment fund managed by an indirect subsidiary of Blackstone. CFS Holdings, a shareholder of CF Corp. and a party to one of the forward purchase agreements, is an investment vehicle owned by certain investment funds (including BTO) managed by indirect subsidiaries of Blackstone. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — BTO Equity Commitment Letters.”

•
The FNF Equity Commitment Letters, pursuant to which FNF has committed to purchase newly issued ordinary shares and preferred shares of CF Corp. in a private placement for an aggregate cash purchase price equal to (x) $235 million plus (y) up to an aggregate of  $195 million to offset redemptions of public shares, if any, in connection with the business combination. CF Corp.’s Co-Executive Chairman, William P. Foley, II, is also the non-executive Chairman of the Board of FNF. The Investor Agreement provides that FNF’s commitment to purchase equity of CF Corp. will be allocated as follows: (i) $135 million to newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus any amounts funded to backstop redemptions of public shares, to preferred shares. The preferred shares will have a 30-year maturity, a dividend rate of 7.5% per annum (subject to increase to a maximum of 12.0% per annum as described herein), payable quarterly in cash or additional preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In addition, in exchange for the commitment with respect to preferred shares, FNF will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $2.0 million, plus (ii) $2.925 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 1.2% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of such backstop equity that is funded, multiplied by (2) 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — FNF Equity Commitment Letters.”

•
The GSO Equity Commitment Letters, pursuant to which GSO, the credit platform of Blackstone, has committed to purchase, or cause the purchase of, newly issued preferred shares of CF Corp. at the Closing for an aggregate cash purchase price equal to (x) $275 million plus (y) up to an aggregate of  $465 million to offset redemptions of public shares, if any, in connection with the business combination. In addition, in exchange for the commitment with respect to preferred shares, GSO will be entitled to fees of  (i) the original issue discount on the issuance of the preferred shares, equal to $5.5 million, plus (ii) $6.975 million, plus (iii) penny warrants that are exercisable, in the aggregate, for 3.3% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis) plus (iv) if, and to the extent, any amount of the preferred shares are issued with respect to the backstop commitment, (x) a funding fee of 0.5% of the amount of the equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of (1) the proportion of such backstop equity that is funded, multiplied by (2) 3.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis). For more information, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — GSO Equity Commitment Letters.”
•
The Forward Purchase Backstop Equity Commitment Letters, pursuant to which, on the terms and subject to the conditions set forth therein, (i) BTO has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to one-third (1/3) of the FPA Shortfall, up to an aggregate amount of  $100 million and (ii) FNF has committed to purchase, or cause the purchase of, newly issued ordinary shares of CF Corp. at the Closing for an aggregate cash purchase price equal to two-thirds (2/3) of the FPA Shortfall, up to an aggregate amount of  $200 million. Pursuant to the Forward Purchase Backstop Equity Commitment Letters and the Investor Agreement, FNF and BTO will together purchase ordinary shares and warrants of CF Corp. equal to the number of ordinary shares and warrants that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares previously issued to such purchasers into ordinary shares). In exchange for providing the Forward Purchase Backstop Commitments, CF Corp. agreed to pay to BTO or its designated affiliate the amount of  $1.5 million and to FNF the amount of  $3.0 million promptly following the Closing, with such amounts payable whether or not any portion of the Forward Purchase Backstop Commitment is ultimately required to be funded. BTO and FNF have agreed to forego receiving such fees in light of the additional commitments of certain accredited investors to purchase 20,000,000 ordinary shares in connection with the rights of first offer set forth in the forward purchase agreements. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Equity Commitment Letters — Forward Purchase Backstop Equity Commitment Letters.”

Investor Agreement
As an inducement for each of BTO, GSO and FNF to enter into certain Limited Guaranties in connection with the business combination, CF Corp. entered into the Investor Agreement with such Investor Agreement Parties, pursuant to which CF Corp. agreed that, without the Investor Agreement Parties’ prior written consent, CF Corp. would not amend, modify, grant any waiver under or seek to terminate any of the transaction agreements relating to the business combination, or take any action concerning settlements, stipulations or judgments relating to government authorities or make any regulatory filings contemplated by the Merger Agreement, subject in each case to certain exceptions and qualifications.
Pursuant to the Investor Agreement, the terms of the equity to be issued pursuant to the Equity Commitment Letters will be as follows:
•
With respect to the BTO Commitment under the BTO Equity Commitment Letters, BTO will purchase ordinary shares. BTO will receive one ordinary share in exchange for each $10.00 funded pursuant to its equity commitment letters.

•
With respect to the FNF Commitment described in the FNF Equity Commitment Letters, FNF will purchase (i) $135 million of newly issued ordinary shares for $10.00 per share and (ii) $100 million, plus additional amounts, if any, pursuant to FNF’s commitment to offset redemptions of public shares in connection with the business combination, of preferred shares and warrants of CF Corp. on the same terms as set forth in the GSO Side Letter.

•
With respect to the GSO Commitment under the GSO Equity Commitment Letters, GSO will purchase preferred shares and be issued warrants of CF Corp. on the terms set forth in the GSO Side Letter.

•
In the event that public shareholders redeem their public shares in connection with the business combination, a certain portion of the GSO Commitment and the FNF Commitment, as described in their respective equity commitment letters, shall be allocated pro rata based on their aggregate commitments thereunder.

•
With respect to the Forward Purchase Backstop Equity Commitment Letters, each of FNF and BTO will purchase ordinary shares and one-third (1/3) of one detachable warrant (with such warrants having the same terms as the Forward Purchase Warrants). BTO will receive one ordinary share and one-third (1/3) of a warrant in exchange for each $10.00 funded pursuant to the Forward Purchase Backstop Equity Commitment Letters. In addition, FNF and BTO will together purchase ordinary shares equal to the number of ordinary shares that the purchasers under the forward purchase agreements who fail to fund, if any, would have acquired pursuant to the forward purchase agreements in connection with the business combination (including pursuant to the conversion of founder shares into ordinary shares). FNF will purchase two-thirds (2/3) of such ordinary shares, if any, and BTO will purchase one-third (1/3) of such ordinary shares, if any.

The Investor Agreement further provides that the Investor Agreement Parties will receive registration rights on customary terms with respect to the ordinary shares, preferred shares and warrants (and the ordinary shares underlying such warrants) issued pursuant to the Equity Commitment Letters. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investor Agreement.”
FNF Fee Letter
As consideration for the FNF Commitment (including the backstop commitment) and the agreements of FNF under the FNF Commitment Letters and limited guaranty, CF Corp. also entered into the FNF Fee Letter, pursuant to which CF Corp. has agreed to pay or issue to FNF the following at Closing:
•
the FNF OID of  $2.0 million in respect of the preferred shares issued to FNF;

•
the FNF Commitment Fee of  $2.925 million;

•
FNF Investment Warrants exercisable, in the aggregate, for 1.2% of CF Corp.’s ordinary shares (on a fully diluted basis); and

•
if, and to the extent, any amount of the FNF Backstop Equity is funded, (x) a funding fee of 0.5% of the amount of the FNF Backstop Equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the FNF Backstop Equity that is funded, multiplied by (2) 1.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis).

The FNF Closing Payments will be paid as a reduction of the purchase price payable by FNF for the preferred shares under the FNF Equity Commitment Letters. CF Corp. has also agreed to pay or reimburse FNF for fees and expenses of counsel in connection with FNF’s anticipated purchase of the preferred shares. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — FNF Fee Letter.”
GSO Side Letter
CF Corp. entered into the GSO Side Letter, which provides that the preferred shares to be issued to GSO and FNF under the GSO Side Letter and the Investor Agreement, respectively, will have a 30-year maturity, a dividend rate of 7.5% per annum, payable quarterly in cash or preferred shares of CF Corp., at CF Corp.’s option, and will not be convertible into ordinary shares of CF Corp. In the event that any material indebtedness of CF Corp. or any of its subsidiaries is accelerated, the dividend rate on all preferred shares will increase incrementally by 2.0%.
From the tenth anniversary of the funding date, upon GSO’s request, CF Corp. is required (subject to customary black-out provisions) to re-market the preferred shares on customary terms. CF Corp. must offer the re-marketed equity with (i) a dividend rate up to the 10-year treasury rate plus up to 8%; and (ii) up to 7 years of non-call protection. To the extent market conditions make such re-marketing impracticable, CF Corp. may temporarily delay such re-marketing provided that the preferred shares are re-marketed within six months of the date of GSO’s initial request. If the proceeds from any sales resulting from such re-marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in-kind and unpaid accrued dividends), CF Corp. will issue common equity to the holders of the preferred shares with an aggregate value (calculated at a 8% discount to the 30-day VWAP) equal to such difference.
In the event that preferred shares are issued pursuant to GSO’s and FNF’s commitments to offset redemptions of public shares, and only if such backstop commitments are funded, pursuant to their respective Equity Commitment Letters, the GSO Side Letter and the Investor Agreement, then the dividend rate on all preferred shares will increase incrementally and ratably up to a maximum of 12.0% on the following dates: first, on the funding date of the purchase of such preferred shares; second, on the six month anniversary of such funding date; and third, on the twelve month anniversary of such funding date.
The preferred shares will be callable at any time by CF Corp., subject to specified multiples on invested capital. The terms of the preferred equity are expected to include customary covenants for senior preferred equity, including limitations on debt incurrence, equity issuances and payments of dividends. The preferred equity will rank senior in priority to all other existing and future equity securities of CF Corp. with respect to distribution rights and liquidation preference. In addition, holders of preferred equity are expected to have board observation and customary registration rights with respect to such shares.
Pursuant to the GSO Side Letter, for the period from the date of the GSO Side Letter until the earlier of  (a) the mutual agreement by the parties thereto not to execute definitive documentation relating to the GSO Commitment, (b) the Closing Date and (c) the first anniversary of the GSO Side Letter, CF Corp. agreed (i) not to, directly or indirectly solicit, participate in any negotiations or discussion with or provide or afford access to information to any third party with respect to, or otherwise effect, facilitate, encourage or accept any offers for the purchase or provision of the GSO Preferred Shares or any alternative equity or debt financing arrangements, in each case, to be put in place in connection with the business combination in replacement of the GSO Preferred Shares or any portion thereof  (other than pursuant to the Equity Commitment Letters, forward purchase agreements or the debt commitment letter) and (ii) if the business combination is not consummated and CF Corp. pursues an alternative transaction with FGL within the period ending on the first anniversary of the GSO Side Letter, and another financing source or institution proposes to provide financing in connection with such alternative transaction, CF Corp. will provide GSO a reasonable opportunity to provide such financing in lieu of any other financing source or institution on equivalent terms.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Side Letter.”
GSO Fee Letter
As consideration for the GSO Commitment (including the backstop commitment) and the agreements of GSO under the GSO Commitment Letters, GSO Limited Guaranty and the GSO Side Letter, CF Corp. also entered into the GSO Fee Letter, pursuant to which CF Corp. agreed to pay or issue to GSO the following at Closing:
•
the GSO OID of  $5.5 million in respect of the preferred shares issued to GSO;

•
the GSO Commitment Fee of  $6.975 million;

•
GSO Investment Warrants exercisable, in the aggregate, for 3.3% of CF Corp.’s ordinary shares (on a fully diluted basis); and

•
if, and to the extent, any amount of the GSO Backstop Equity is funded, then (x) a funding fee of 0.5% of the amount of the GSO Backstop Equity that is funded and (y) penny warrants that are exercisable, in the aggregate, for the product of  (1) the proportion of the GSO Backstop Equity that is funded, multiplied by (2) 3.5% of CF Corp.’s issued and outstanding ordinary shares (on a fully diluted basis).

The GSO Closing Payments will be paid as a reduction of the purchase price payable by GSO for the preferred shares under the GSO Commitment Letters. CF Corp. has also agreed to pay or reimburse GSO for fees and expenses of counsel in connection with GSO’s anticipated purchase of the preferred shares.

See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — GSO Fee Letter.”
Merger BTO Limited Guaranty
In connection with the Merger Agreement, BTO has agreed to provide the Merger BTO Limited Guaranty, pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, BTO has guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such Order or settlement.
In no event will BTO’s aggregate liability under the Merger BTO Limited Guaranty to FGL exceed (x) $217 million less (y) any amounts paid by BTO pursuant to an Order or settlement in connection with the BTO Information Commitment Letter related to the Merger Agreement (as defined below).
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Merger BTO Limited Guaranty.”
Share Purchase BTO Limited Guaranty
In connection with the Share Purchase Agreement, BTO has agreed to provide the Share Purchase BTO Limited Guaranty, pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, BTO has guaranteed the due and punctual payment when due of twenty percent (20%) of the amount of such Order or settlement.
In no event will BTO’s aggregate liability under the Share Purchase BTO Limited Guaranty to the seller under the Share Purchase Agreement exceed (x) $8 million less (y) any amounts paid by BTO pursuant to an Order or settlement in connection with the BTO Information Commitment Letter related to the Share Purchase Agreement.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Share Purchase BTO Limited Guaranty.”
Merger FNF Limited Guaranty
In connection with the Merger Agreement, FNF has agreed to provide the Merger FNF Limited Guaranty, pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud, FNF has guaranteed the due and punctual payment when due of 2.63% of the amount of such Order or settlement.
In no event will FNF’s aggregate liability under the Merger FNF Limited Guaranty to FGL exceed (x) $48,300,000 less (y) any amounts paid by FNF pursuant to an Order or settlement in connection with the FNF Information Commitment Letter related to the Merger Agreement.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Merger FNF Limited Guaranty.”

Share Purchase FNF Limited Guaranty
In connection with the Share Purchase Agreement, FNF has agreed to provide the Share Purchase FNF Limited Guaranty, pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud, FNF has guaranteed the due and punctual payment when due of 2.63% of the amount of such Order or settlement.
In no event will FNF’s aggregate liability under the Share Purchase FNF Limited Guaranty to the seller under the Share Purchase Agreement exceed (x) $1,700,000 less (y) any amounts paid by FNF pursuant to an Order or settlement in connection with the FNF Information Commitment Letter related to the Share Purchase Agreement.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Share Purchase FNF Limited Guaranty.”
Merger GSO Limited Guaranty
In connection with the Merger Agreement, the GSO Guarantors have agreed to provide the Merger GSO Limited Guaranty, pursuant to which, in the event (a) of the termination of the Merger Agreement in accordance with its terms and (b)(i) FGL has obtained a final, non-appealable Order of damages owing by CF Corp., Parent or Merger Sub as a result of such party’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of  $1.085 billion or (ii) there is a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud in an amount in excess of  $1.085 billion, each GSO Guarantor has guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such Order or settlement exceeds $1.085 billion.
In no event will a GSO Guarantor’s aggregate liability under the Merger GSO Limited Guaranty to FGL exceed its pro rata percentage of 20% of  $750 million.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Merger GSO Limited Guaranty.”
Share Purchase GSO Limited Guaranty
In connection with the Share Purchase Agreement, the GSO Guarantors have agreed to provide the Share Purchase GSO Limited Guaranty, pursuant to which, in the event (a) of the termination of the Share Purchase Agreement in accordance with its terms and (b)(i) the seller under the Share Purchase Agreement has obtained a final, non-appealable Order of damages owing by CF Corp. or Parent as a result of such party’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of $40 million or (ii) there is a settlement (by written agreement of the parties to the Share Purchase Agreement) resolving any Action brought as a result of CF Corp. or Parent’s intentional and material breach of the Share Purchase Agreement or fraud in an amount in excess of  $40 million, each GSO Guarantor has guaranteed the due and punctual payment when due of its pro rata percentage (20% in the aggregate) of the amount by which the amount of such Order or settlement exceeds $40 million.
In no event will a GSO Guarantor’s aggregate liability under the Share Purchase GSO Limited Guaranty to the seller under the Share Purchase Agreement exceed its pro rata percentage of 20% of $25 million.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Share Purchase GSO Limited Guaranty.”
Merger Fee Reimbursement Letter
In connection with the Merger Agreement, Messrs. Chu and Foley have agreed, on the terms and subject to the conditions described in the Merger Fee Reimbursement letter, in the event of the termination of the Merger Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, FGL for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:
•
a final, non-appealable Order of Damages owing by CF Corp., Parent or Merger Sub as a result of such parties’ intentional and material breach of the Merger Agreement or fraud; or

•
damages owing to FGL from a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s, Parent’s or Merger Sub’s intentional and material breach of the Merger Agreement or fraud.

See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Merger Fee Reimbursement Letter.”
Share Purchase Fee Reimbursement Letter
In connection with the Share Purchase Agreement, Messrs. Chu and Foley have agreed, on the terms and subject to the conditions described in the Share Purchase Fee Reimbursement Letter, in the event of the termination of the Share Purchase Agreement in accordance with its terms, to jointly and severally promptly reimburse, or cause to be reimbursed, the seller under the Share Purchase Agreement for all of its reasonable out-of-pocket legal fees and expenses in connection with litigation giving rise to:
•
a final, non-appealable Order of Damages owing by CF Corp. or Parent as a result of such parties’ intentional and material breach of the Share Purchase Agreement or fraud; or

•
damages owing to the seller under the Share Purchase Agreement from a settlement (by written agreement of the parties to the Merger Agreement) resolving any Action brought as a result of CF Corp.’s or Parent’s intentional and material breach of the Share Purchase Agreement or fraud.

See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Limited Guaranties — Share Purchase Reimbursement Letter.”
Investment Management Agreement
Subject to regulatory approval, FGLIC will enter into an investment management agreement with an affiliate of Blackstone, pursuant to which it will manage a portion of the investment assets held by the FGL Account following the Closing. Under the Investment Management Agreement, it is expected that FGLIC will pay, from the assets of the FGL Account, the Investment Manager or its designee a Management Fee equal to 0.30% per annum of the Average Month-End Net Asset Value of the assets of the FGL Account being managed by the Investment Manager calculated and paid quarterly in arrears. The “Average Month-End Net Asset Value” is the average of the month-end net asset values of the FGL Account during the calendar quarter with adjustments for contributions to, or withdrawals from, the FGL Account during the quarter. FGLIC will also bear the cost of any fees of Sub-Managers engaged by the Investment Manager with the consent of FGLIC. In the event any Sub-Manager Fees are paid by the Investment Manager with respect to the FGL Account, FGLIC will reimburse the Investment Manager, from the assets of the FGL Account, for such Sub-Manager Fees. For more information about the Investment Management Agreement with an affiliate of Blackstone, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement.”
Sub-Advisory Agreement
The Investment Manager will appoint a newly-formed entity owned by affiliates of our Co-Executive Chairmen as Sub-Adviser with respect to the FGL Account. The Investment Manager will pay the Sub-Adviser, pursuant to the Subadvisory Agreement, a subadvisory fee of approximately 15% of certain fees paid by FGLIC to the Investment Manager and its affiliates. FGLIC is not responsible for payment or reimbursement of the subadvisory fee to the Sub-Adviser, which is solely the obligation of the Investment Manager. For more information about the Investment Management Agreement with an affiliate of Blackstone, see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Investment Management Agreement.”

ROFO Financing Purchase Agreements
In connection with the ROFO Financing, CF Corp. entered into equity purchase agreements with certain accredited investors, including Keith W. Abell, Richard N. Massey and James A. Quella, each of whom is an independent director of CF Corp. Messrs. Abell, Massey and Quella have subscribed for an aggregate of 969,697 shares under the equity purchase agreements for a purchase price of  $10.00 per share, to occur at the Closing. At CF Corp.’s option, such shares may be purchased from CF Corp. in a private placement and/or from public shareholders who have validly requested for their public shares to be redeemed in connection with the business combination. In addition, these individuals will be entitled to receive an aggregate of  $240,000, which represents their pro rata portion of the $4.95 million CF Corp. agreed to pay to certain anchor investors in connection with the waivers provided under the rights of first offer under the forward purchase agreements.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to CF Corp. regarding (i) the actual beneficial ownership of our ordinary shares at            , 2017 (prior to the business combination and the related transactions) and (ii) the expected beneficial ownership of our ordinary shares immediately following the consummation of the business combination and related transactions, assuming that no public shares of CF Corp. are redeemed, and alternatively that 46,000,000 public shares (assuming that purchasers under the ROFO Financing purchase 20,000,000 shares from public shareholders who have requested for their public shares to be redeemed in connection with the business combination) are redeemed, in each case, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•
each of our executive officers and directors;

•
each person who will become an executive officer or director of CF Corp. post-business combination; and

•
all our executive officers and directors as a group pre-business combination and post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The expected beneficial ownership of our ordinary shares immediately following consummation of the business combination and the related agreements, assuming none of our public shares are redeemed, has been determined based upon the following assumptions: (i) no public shareholder has exercised its redemption rights to receive cash from the trust account in exchange for its public shares, (ii) none of the investors set forth in the table below has purchased or purchases ordinary shares in the open market and (iii) there will be an aggregate of 206,000,000 ordinary shares issued and outstanding at the Closing (consisting of (v) 69,000,000 public shares, (w) 30,000,000 ordinary shares issued upon conversion of 15,000,000 founder shares upon the Closing, (x) 36,000,000 ordinary shares issued to BTO and FNF in connection with the Equity Financing, (y) 51,000,000 ordinary shares issued to the anchor investors in connection with the FP Financing and (z) 20,000,000 ordinary shares issued in connection with the ROFO Financing).
The expected beneficial ownership of our ordinary immediately following consummation of the business combination and the related transactions, assuming the maximum number of public shares are redeemed, has been determined based on the following assumptions: (i) public shareholders have exercised their redemption rights with respect to 46,000,000 public shares (assuming that purchasers under the ROFO Financing purchase 20,000,000 shares from public shareholders who have requested for their public shares to be redeemed in connection with the business combination), (ii) none of the investors set forth in the table below has purchased or purchases ordinary shares in the open market and (iii) there will be an aggregate of 140,000,000 ordinary shares issued and outstanding at the Closing (consisting of (v) 23,000,000 public shares held by FNF, (w) 30,000,000 ordinary shares issued upon conversion of 15,000,000 founder shares upon the Closing, (x) 36,000,000 ordinary shares issued to BTO and FNF in connection with the Equity Financing and (y) 51,000,000 ordinary shares issued to the anchor investors in connection with the FP Financing.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. In connection with the Merger Agreement, FGL entered into the Voting Agreement with the Voting Agreement Parties, pursuant to which each of the Voting Agreement Parties agreed that at CF Corp.’s general meeting to consider the Proposals, such Voting Agreement Party (i) will appear at such meeting or otherwise cause their ordinary shares to be counted as present thereat for the purpose of establishing a quorum and (ii) will vote or cause to be voted at such meeting any of its ordinary shares in favor of the Business Combination Proposal and the NASDAQ Proposal. Under the Voting Agreement, each of the Voting Agreement Parties also granted an irrevocable proxy to FGL to vote such Voting Agreement Party’s shares at the general meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Voting Agreement.”
			After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions(1)		Assuming No Redemption		Assuming Maximum Redemption
Directors and Executive Officers	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares
Chinh E. Chu(3)	11,452,206	13.6%	22,692,058(7)	8.0%	22,692,058	10.3%
William P. Foley, II(3)	11,452,206	13.6%	22,692,058(8)	8.0%	22,692,058	10.3%
Douglas B. Newton	—	—	—	—	—	—
Richard N. Massey	73,529	*	2,390,565	*	2,390,565	1.1%
James A. Quella	36,765	*	1,195,282(9)	*	1,195,282	*
Keith Abell	8,516	*	239,056	*	239,056	*
Menes O. Chee	—	—	—	—	—	—
Christopher J. Littlefield	—	—	—	—	—	—
Dennis R. Vigneau	—	—	—	—	—	—
Eric L. Marhoun	—	—	—	—	—	—
David Ducommun	—	—	—	—	—	—
Patrick S. Baird	—	—	—	—	—	—
Timothy M. Walsh	—	—	—	—	—	—
All officers and directors as a group (six individuals)	12,712,716	15.1%	49,209,019	17.3%	49,209,019	22.3%
Greater than 5% Shareholders
CF Capital Growth, LLC (our Sponsor)(3)	11,250,000	13.4%	45,384,116(10)	16.0%	45,384,116(10)	20.6%
BTO	919,118	—	43,378,906(11)	15.3%	43,378,906(11)	19.7%
FNF	—	—	20,232,000(12)	7.1%	24,580,855(12)	11.1%
Angelo, Gordon & Co., L.P.	5,800,000(4)	6.9%	8,700,000(13)	3.1%	2,900,000	1.3%
Blue Pool Capital Limited	5,000,000(5)	6.0%	7,500,000(14)	2.6%	2,500,000	1.1%
BlueMountain Capital Management, LLC	7,000,000(6)	8.3%	10,500,000(15)	3.7%	3,500,000	1.6%

*
Less than 1%.

(1)
This information is based on 84,000,000 ordinary shares outstanding at            , 2017, of which 69,000,000 were Class A ordinary shares and 15,000,000 were Class B ordinary shares. The ordinary shares vote together on all matters presented to shareholders for approval, except that prior to the consummation of an initial business combination, only holders of Class B ordinary shares will have the ability to elect our directors. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(2)
The interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our business combination.

Excludes ordinary shares issuable pursuant to the forward purchase agreements entered into at the time of the IPO with the anchor investors, including two affiliates of our Sponsor, pursuant to which the anchor investors agreed to purchase an aggregate of 51,000,000 ordinary shares and 19,083,333 redeemable warrants for $10.00 per ordinary share in a private placement to occur concurrently with our initial business combination.
(3)
CC Capital Management, LLC and BilCar, LLC are the members of our Sponsor. Mr. Chu is the managing partner of CC Capital Management, LLC. Mr. Foley is the manager of BilCar, LLC. Mr. Chu and Mr. Foley share voting and dispositive power over the founder shares held by our Sponsor.

(4)
According to Schedule 13G filed with the SEC on February 14, 2017 on behalf of Angelo, Gordon & Co., L.P. (“Angelo, Gordon”) and Michael L. Gordon (“Mr. Gordon”), each of Angelo, Gordon and Mr. Gordon holds sole voting and sole dispositive power with respect to 5,800,000 ordinary shares. Angelo, Gordon is the relevant entity for which Mr. Gordon may be considered a control person and Angelo, Gordon is an investment adviser registered under the Investment Advisers Act of 1940. The business address of Angelo, Gordon and Mr. Gordon is 245 Park Avenue, New York, New York 10167.

(5)
According to Schedule 13G filed with the SEC on February 14, 2017 on behalf of Blue Pool Capital Limited (“BPCL”), Blue Pool Management Ltd. (“BPM”), Alexander Gustav Lennart West (“Mr. West”), and Oliver Paul Weisberg (“Mr. Weisberg”), each of BPCL, BPM, Mr. West and Mr. Weisberg holds shared voting and shared dispositive power with respect to 5,000,000 ordinary shares. The ordinary shares are held for the account of Absolute Partners Master Fund Limited, an exempted company organized under the laws of the Cayman Islands. BPCL provides investment advisory services to the investment manager of the Absolute Partners Master Fund Limited and, in such capacity, exercises voting and investment power over the ordinary shares represented by the units held for the account of Absolute Partners Master Fund Limited. BPM is the sole shareholder of BPCL. Each of Mr. West and Mr. Weisberg is a shareholder and a director of BPM. The business address of BPCL, BPM, Mr. West and Mr. Weisberg is 3208 Two Exchange Square, Central, Hong Kong.

(6)
According to Schedule 13G filed with the SEC on June 8, 2016, on behalf of BlueMountain Capital Management, LLC (“BMCM”) and Blue Mountain Credit Alternatives Master Fund L.P. (“BMCA”), BMCM holds shared voting and shared dispositive power with respect to 7,000,000 ordinary shares and BMCA holds shared voting and shared dispositive power with respect to 3,396,511 ordinary shares. BMCM acts as investment manager to, and exercises investment discretion with respect to the ordinary shares directly owned by, the following entities: BMCA, with respect to the 3,396,511 ordinary shares directly owned by it; BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, with respect to the 346,428 ordinary shares directly owned by it; BlueMountain Guadalupe Peak Fund L.P., a Delaware limited partnership, with respect to the 128,318 ordinary shares directly owned by it; BlueMountain Logan Opportunities Master Fund L.P., a Cayman Islands exempted limited partnership, with respect to the 262,927 ordinary shares directly owned by it; BlueMountain Montenvers Master Fund SCA SICAV-SIF, an investment company with variable capital organized as a specialized investment fund in the form of a corporate partnership limited by shares under the laws of Luxembourg, with respect to the 209,444 ordinary shares directly owned by it; BlueMountain Kicking Horse Fund L.P., a Cayman Islands exempted limited partnership, with respect to the 218,343 ordinary shares directly owned by it; and BlueMountain Long/Short Equity Master Fund L.P., a Cayman Islands exempted limited partnership, with respect to the 2,438,029 ordinary shares directly owned by it. The business address of BMCM and BMCA is 280 Park Avenue, 12th Floor, New York, New York 10017.

(7)
Includes 13,875,391 ordinary shares and 8,816,667 warrants, each exercisable for one ordinary share.

(8)
Includes 13,875,391 ordinary shares and 8,816,667 warrants, each exercisable for one ordinary share.

(9)
Includes 2,057,232 ordinary shares and 333,333 warrants, each exercisable for one ordinary share.

(10)
Includes 27,750,782 ordinary shares and 17,633,334 warrants, each exercisable for one ordinary share.

(11)
Includes 37,128,906 ordinary shares and 6,250,000 warrants, each exercisable for one ordinary share. Includes 12,500,000 ordinary shares held by CFS Holdings.

(12)
Includes 16,500,000 ordinary shares and 3,732,000 warrants, each exercisable for one ordinary share.

(13)
Includes 5,800,000 ordinary shares and 2,900,000 warrants, each exercisable for one ordinary share.

(14)
Includes 5,000,000 ordinary shares and 2,500,000 warrants, each exercisable for one ordinary share.

(15)
Includes 7,000,000 ordinary shares and 3,500,000 warrants, each exercisable for one ordinary share.

On March 2, 2016, we issued the 15,000,000 founder shares to our Sponsor in exchange for a capital contribution of  $25,000. On April 19, 2016, our Sponsor surrendered 3,750,000 founder shares to us for no consideration, which we cancelled. We then issued 3,750,000 founder shares to the anchor investors for an aggregate price of approximately $7,000 in connection with the forward purchase agreements. Our Sponsor and the anchor investors currently own 11,250,000 and 3,750,000 founder shares, respectively.
Our initial shareholders beneficially own approximately 18% of our issued and outstanding ordinary shares and have the right to elect all of our directors prior to our business combination as a result of holding all of the founder shares. In addition, because of their ownership block, our Sponsor, officers and directors and the anchor investors may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our charter and approval of significant corporate transactions.
Our Sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

HOUSEHOLDING INFORMATION
Unless CF Corp. has received contrary instructions, CF Corp. may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of CF Corp.’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. We will promptly provide separate copies upon written or oral request. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of CF Corp.’s disclosure documents, the shareholders should follow these instructions:
•
If the shares are registered in the name of the shareholder, the shareholder should contact CF Corp. at its offices at CF Corporation, 1701 Village Center Circle, Las Vegas, Nevada 89134 or (702) 323-7331 to inform CF Corp. of his or her request; or

•
If a bank, broker or other nominee holds the share, the shareholder should contact the bank, broker or other nominee directly.

SUBMISSION OF SHAREHOLDER PROPOSALS
CF Corp.’s board of directors is aware of no other matter that may be brought before the general meeting. Under Cayman Islands law, only business that is specified in the notice of general meeting to shareholders may be transacted at the general meeting.
We expect to hold our next annual meeting of shareholders in 2018 (the “2018 Annual Meeting”). If you wish to submit a shareholder proposal that is requested to be included in our proxy statement for our 2018 Annual Meeting, we must receive the proposal at our principal executive offices at 1701 Village Center Circle, Las Vegas, Nevada 89134 within a reasonable time before we begin to print and mail the proxy statement for the 2018 Annual Meeting. The proposal must also comply with all applicable statutes and regulations and must be sent to the attention of our Secretary.
SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to CF Corp. within a reasonable time before we send our proxy materials for the 2018 Annual Meeting, the proxies solicited by our board of directors for the 2018 Annual Meeting of shareholders will confer authority on the proxy holders to vote the shares in accordance with the recommendations of the board of directors if the proposal is presented at the 2018 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
The SEC allows CF Corp. to incorporate by reference information in this document. This means that CF Corp. can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference CF Corp.’s and FGL’s filings listed below and any additional documents that CF Corp. or FGL may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.
CF Corp. SEC Filings
•
Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

•
Current Reports on 8-K filed with the SEC on May 18, 2017, May 31, 2017 and June 27, 2017; and

•
The description of CF Corp.’s Class A ordinary shares contained in CF Corp.’s Form 8-A filed on May 18, 2016, including any amendments or reports filed for the purpose of updating the description.

FGL SEC Filings
•
Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on November 21, 2016, as amended by the Form 10-K/A filed with the SEC on January 27, 2017;

•
Quarterly Reports on Form 10-Q for the quarter ended December 31, 2016, filed with the SEC on February 6, 2017, and for the quarter ended March 31, 2017, filed with the SEC on May 4, 2017;

•
Current Reports on 8-K filed with the SEC on October 4, 2016, October 12, 2016, November 4, 2016, November 14, 2016, December 23, 2016, February 2, 2017, February 9, 2017, March 22, 2017, April 14, 2017, April 17, 2017, May 1, 2017 and May 24, 2017; and

•
The description of FGL Common Stock contained in FGL’s Form 8-A filed on December 6, 2013, including any amendments or reports filed for the purpose of updating the description.

CF Corp. has supplied all information contained or incorporated by reference in this document relating to CF Corp., as well as all pro forma financial information, and FGL has supplied all information relating to FGL. Information provided by either CF Corp. or FGL does not constitute any representation, estimate or projection of any other party.
You can read CF Corp. and FGL’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document CF Corp. or FGL files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If you would like additional copies of this proxy statement or if you have questions about the business combination or the Proposals to be presented at the general meeting, you should contact CF Corp.’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali
470 West Avenue
Stamford, Connecticut 06902
Telephone: (800) 662-5200
(banks and brokers call collect at (203) 658-9400)
Email: CFCO.info@morrowco.com
If you are a CF Corp. shareholder and would like to request documents, please do so by            , 2017, in order to receive them before the general meeting. If you request any documents from CF Corp., CF Corp. will mail them to you by first class mail, or another equally prompt means.
This document is a proxy statement of CF Corp. for the general meeting. CF Corp. has not authorized anyone to give any information or make any representation about the business combination, CF Corp. or FGL that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FSR COMBINED FINANCIAL STATEMENTS
FRONT STREET RE LTD AND FRONT STREET RE (CAYMAN) LTD

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
CONDENSED COMBINED BALANCE SHEETS
(In millions)
	March 31, 2017	September 30, 2016
	(Unaudited)
ASSETS
Related party investments	$95.2	$98.4
Cash and cash equivalents	25.4	32.1
Funds withheld receivables at fair value	1,626.0	1,650.4
Income tax receivable	8.2	16.5
Other assets	22.1	19.0
Total assets	$1,776.9	$1,816.4
LIABILITIES AND EQUITY
Insurance reserves at fair value	$1,664.8	$1,685.9
Other liabilities	11.2	9.9
Total liabilities	1,676.0	1,695.8
Commitments and contingencies
Shareholder’s equity:
Common stock	0.4	0.4
Additional paid-in capital	177.7	177.7
Accumulated deficit	(77.2)	(57.7)
Accumulated other comprehensive income (loss)	—	0.2
Total shareholder’s equity	100.9	120.6
Total liabilities and equity	$1,776.9	$1,816.4

See accompanying notes to condensed combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Net investment income	$0.1	$0.6	$0.1	$1.5
Net investment gains	40.9	40.3	12.2	28.6
Total revenues	41.0	40.9	12.3	30.1
Operating costs and expenses:
Benefits and other changes in policy reserves	42.0	38.5	26.3	26.1
Acquisition and operating expenses	3.1	3.8	5.5	5.4
Total operating costs and expenses	45.1	42.3	31.8	31.5
Operating loss	(4.1)	(1.4)	(19.5)	(1.4)
Other income, net	0.1	—	0.1	—
Loss before income taxes	(4.0)	(1.4)	(19.4)	(1.4)
Income tax expense (benefit)	0.1	(0.5)	0.1	(1.8)
Net (loss) income	$(4.1)	$(0.9)	$(19.5)	$0.4

See accompanying notes to condensed combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(In millions)
	Six months ended March 31,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(19.5)	$0.4
Adjustments to reconcile net (loss) income to operating cash flows:
Deferred income taxes	0.1	0.2
Net recognized gains on investments and derivatives	(0.6)	(3.9)
Changes in operating assets and liabilities	14.3	(4.4)
Net change in cash due to operating activities	(5.7)	(7.7)
Cash flows from investing activities:
Proceeds from investments sold, matured or repaid	2.4	17.4
Cost of investments acquired	(3.8)	(3.2)
Net asset-based loan repayments	0.4	0.6
Other investing activities, net	—	7.9
Net change in cash due to investing activities	(1.0)	22.7
Net change in cash and cash equivalents	(6.7)	15.0
Cash and cash equivalents at beginning of period	32.1	18.0
Cash and cash equivalents at end of period	$25.4	$33.0

See accompanying notes to condensed combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in millions, except unit measures or as otherwise specified)
(1)
Description of Business

Front Street Re (Cayman) Ltd. (“FSRC”) was incorporated in the Cayman Islands with effect from March 22, 2010. On October 24, 2012, FSRC was licensed under the Cayman Islands Insurance Law to carry on business and subsequently classified as a Class B (iii) Insurer under the Law.
Front Street Re Ltd (“FSRB”) was incorporated on March 23, 2010 under the laws of Bermuda to provide life and annuity reinsurance. FSRB is licensed as a Class C long-term insurer under The Insurance Act 1978, amendments thereto and related Regulations insofar as such provisions relate to accounting and financial reporting matters. FSRB has not entered into any reinsurance agreements as of March 31, 2017.
FSRC was established as a long-term reinsurer to provide reinsurance on asset intensive, long duration life and annuity liabilities, including but not limited to fixed, deferred and payout annuities, long-term care, group long-term disability and cash value life insurance.
FSRC and FSRB are wholly owned subsidiaries of Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation, which is ultimately owned and managed by HRG Group, Inc. (“HRG”). FSRD is a wholly owned subsidiary of FS Holdco II Ltd. (“FS Holdco”), a Delaware-domesticated direct, wholly owned subsidiary of HRG. FS Holdco is a holding company with holdings in primarily financial services related industries. HRG is a diversified holding company focused on obtaining controlling equity stakes in companies that operate across a diversified set of industries. HRG’s shares of common stock trade on the New York Stock Exchange (“NYSE”) under the ticker symbol HRG.
HRG also owns 80.4% of Fidelity & Guaranty Life (“FGL”). Through its wholly-owned subsidiaries, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”) and Fidelity & Guaranty Life Insurance Company of New York, FGL is a provider of various types of fixed annuities and life insurance products in the U.S.
(2)
Basis of Presentation, Significant Accounting Policies and Recent Accounting Pronouncements

The accompanying unaudited Condensed Combined Financial Statements included herein reflect FSRC and FSRB (the “Company”), which are both under the common control of FS Holdco and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and note disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), have been condensed or omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company’s annual combined financial statements and notes for the fiscal year ended September 30, 2016 incorporated by reference in this Proxy Statement. The results of operations for the six months ended March 31, 2017 are not necessarily indicative of the results for any subsequent periods or the entire fiscal year ending September 30, 2017.
The Company’s fiscal year ends on September 30 and the quarters end on the last calendar day of the months of December, March and June.
The Company has implemented all new accounting pronouncements that are in effect and that may impact its Condensed Combined Financial Statements and does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial condition, results of operations or liquidity.

(3)
Significant Risks and Uncertainties

Use of Estimates and Assumptions
The preparation of the Company’s Condensed Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions used.
Concentration of Securities Included in Funds Withheld Receivables
As of March 31, 2017 and September 30, 2016, the Company’s most significant exposure related to the securities underlying the funds withheld receivables was to the financial sector and the energy, mining and metals industries.
As of March 31, 2017 and September 30, 2016, the carrying value of the fixed maturity securities in the financial sector was $243.2, or 15.0%, and $232.8, or 14.1%, respectively, of the Company’s funds withheld receivables. At March 31, 2017 and September 30, 2016, the holdings in this sector included investments in 92 and 81 different issuers, respectively, with the top ten investments accounting for 47.7% and 48.0%, respectively, of the total holdings in this sector.
As of March 31, 2017 and September 30, 2016, the carrying value of the fixed maturity securities in the energy, mining and metals industries was $168.5, or 10.4%, and $188.6, or 11.4%, respectively, of the Company’s funds withheld receivables. At March 31, 2017 and September 30, 2016, the holdings in these industries included investments in 66 and 74 different issuers, respectively, with the top ten investments accounting for 42.0% and 43.4%, respectively, of the total holdings in these industries.
There were no holdings in a single issuer included in the funds withheld receivables that exceeded 10% of the Company’s stockholders’ equity as of March 31, 2017 and September 30, 2016.
Concentrations of Financial and Capital Markets Risk
The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which can have an adverse effect on the Company’s results of operations, financial condition and liquidity. The Company expects to continue to face challenges and uncertainties that could adversely affect its results of operations and financial condition.
The Company’s exposure to such financial and capital markets risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of the Company’s fund withheld receivables and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the Company’s reinsured products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring the Company to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by surrender charge protection provided by the products reinsured by the Company.
Insurance Counterparty Risk
The Company is exposed to insurance counterparty risk, which is the potential to incur losses due to a reinsurance counterparty becoming distressed or insolvent. This includes run-on-the-bank risk and collection risk. The run-on-the-bank risk is that a client’s in force block incurs substantial surrenders and/or lapses due to credit impairment, reputation damage or other market changes affecting the counterparty. Substantially higher than expected surrenders and/or lapses could result in inadequate in force business to recover cash paid out for acquisition costs. The collection risk for reinsurance counterparties includes their inability to satisfy a reinsurance agreement because the right of offset is disallowed by the receivership court; the reinsurance contract is rejected by the receiver, resulting in a premature termination of the contract; and/or the security supporting the transaction becomes unavailable to the Company. To date, the

Company has not experienced a material default in connection with reinsurance arrangements, nor has it experienced any material difficulty in collecting claims recoverable from reinsurance counterparties; however, no assurance can be given as to the future performance of such reinsurance counterparty or as to the recoverability of any such claims.
(4)
Derivative Financial Instruments

The fair value of outstanding derivatives recorded in the accompanying Condensed Combined Balance Sheets were as follows:
Asset Derivatives	Classification	March 31, 2017	September 30, 2016
Derivatives not designated as hedging instruments:
Call option receivable from FGL	Funds withheld receivables	$13.3	$11.3
Call options	Other assets	10.5	5.9
Total asset derivatives		$23.8	$17.2

The Company recognizes all derivative instruments as assets or liabilities in the accompanying Condensed Combined Balance Sheets at fair value.
During the three and six months ended March 31, 2017 and 2016, the Company recognized the following gains and losses on its derivatives:
		Three months ended March 31,		Six months ended March 31,
Classification	Derivatives Not Designated as Hedging Instruments	2017	2016	2017	2016
Revenues:
Net investment gains	Call options	$5.8	$(1.4)	$8.9	$0.5
Additional Disclosures
Call options.   Derivative financial instruments included within the funds withheld receivables at fair value in the accompanying Condensed Combined Balance Sheets are in the form of call options receivable. The Company hedges exposure to product related equity market risk by entering into derivative transactions. These options hedge the Company’s share of the FIA index credit. The change in fair value is recognized within “Net investment gains” in the accompanying Condensed Combined Statements of Operations.
Call option receivable from FGL.   Under the terms of the coinsurance arrangement between the Company and FGL, FGL is required to pay the Company a portion of the net cost of equity option purchases and the proceeds from expirations related to the equity options which hedge the index credit feature of the reinsured FIA contracts. Accordingly, the receivable from FGL is reflected in “Funds withheld receivables” as of the balance sheet date with changes in fair value recognized within “Net investment gains” in the accompanying Condensed Combined Statements of Operations.
Credit Risk
The Company is exposed to credit risk in the event of non-performance by its counterparties on call options. The Company seeks to reduce the risk associated with such agreements by purchasing such options from large, well-established financial institutions, but there can be no assurance that we will not suffer losses in the event of counterparty non-performance. No collateral was posted by its counterparties; accordingly, at March 31, 2017, the maximum amount of loss due to credit risk that the Company would incur if parties to the call options failed completely to perform according to the terms of the contracts was $10.5.

(5)
Fair Value of Financial Instruments

The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). The Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:
Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.
Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.
The Company’s combined assets and liabilities measured at fair value are summarized according to the hierarchy previously described as follows:
	March 31, 2017				September 30, 2016
Assets	Level 1	Level 2	Level 3	Fair Value	Level 1	Level 2	Level 3	Fair Value
Fixed maturity and equity securities included in funds withheld receivables	$80.5	$1,413.8	$49.1	$1,543.4	$69.9	$1,387.1	$78.1	$1,535.1
Call option receivable from FGL included in funds withheld receivables	—	13.3	—	13.3	—	11.3	—	11.3
Related party investments	—	2.0	93.2	95.2	—	—	98.4	98.4
Other invested assets included in other assets	—	—	5.5	5.5	—	—	5.5	5.5
Total financial assets	$80.5	$1,429.1	$147.8	$1,657.4	$69.9	$1,398.4	$182.0	$1,650.3
Liabilities
Insurance reserves	$—	$—	$1,664.8	$1,664.8	$—	$—	$1,685.9	$1,685.9
Total financial liabilities	$—	$—	$1,664.8	$1,664.8	$—	$—	$1,685.9	$1,685.9

Valuation Methodologies
Reinsurance agreements
The Company elected to apply the fair value option to account for its funds withheld receivables, non-funds withheld assets and insurance reserves related to its assumed reinsurance business. The Company measures fair value of the funds withheld receivables based on the fair values of the securities in the underlying funds withheld portfolio held by the cedant. The non-funds withheld assets, backing the insurance reserves, are measured at fair value. Policy loans included in the funds withheld receivables are measured at amortized cost, which approximates fair value.
The Company uses a discounted cash flows approach to measure the fair value of the insurance reserves. The cash flows associated with future policy premiums and benefits are generated using best estimate assumptions (plus a risk margin, where applicable) and are consistent with market prices, where available. Risk margins are typically applied to non-observable, non-hedgeable market inputs such as mortality, morbidity, lapse, discount rate for non-performance risk, discount rate for risk margin, surrenders, etc. Mortality relates to the occurrence of death. Mortality assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Morbidity relates to the occurrence of a claim status and is a key assumption for the long term care business. Morbidity assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Mortality and morbidity assumptions may be different by sex, underwriting class and policy type. Assumptions are also made for future mortality and morbidity improvements.
The Company determines the discount rate based on the market yields on the underlying assets backing the insurance reserves plus a risk margin to reflect uncertainty and adjusts the discount rate to reflect the credit risk the Company. Policies are terminated through surrenders and maturities, where surrenders represent the voluntary terminations of policies by policyholders and maturities are determined by policy contract terms. Surrender assumptions are based upon cedant experience adjusted for expected future conditions. The Company discounts the insurance reserves cash flows by using the market yields on the underlying assets backing the insurance reserves plus a risk margin to reflect uncertainty and adjusts the discount rate to reflect the credit risk of the Company.
The significant unobservable inputs used in the fair value measurement of the insurance reserves are non-performance risk spread and risk spread to reflect uncertainty. Significant increases (decreases) in non-performance risk spread and risk margin to reflect uncertainty would result in a lower (higher) fair value measurement.
Funds Withheld Receivables
The Company measures the fair value of its securities included in the funds withheld receivables portfolio based on assumptions used by market participants in pricing the security. The appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company will then consistently apply the valuation methodology to measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators and industry and economic events are monitored and further market data will be acquired when certain thresholds are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. Management believes the broker quotes are prices at which trades could be executed based on historical trends executed at broker-quoted or slightly higher prices. The Company did not adjust prices received from third parties as of March 31, 2017. However, the Company does analyze the third-party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy.

Derivatives
The Company has not changed its valuation techniques in measuring the fair value of any derivative assets and liabilities during the quarter.
Quantitative information regarding significant unobservable inputs used for recurring Level 3 fair value measurements of financial instruments carried at fair value as of March 31, 2017 and September 30, 2016 were as follows:
	Fair Value at				Range (Weighted average)
Assets	March 31, 2017	September 30, 2016	Valuation Technique	Unobservable Input(s)	March 31, 2017	September 30, 2016
Related party investments − HGI Energy	$91.7	$91.0	Discounted Cash Flow	Discount rate	1.31%	0.79%
Related party investments − Salus preferred equity	1.2	6.7	Market- approach	Yield	1% – 3%	11%
				RadioShack Corp. Recovery	—%	5.5%
				Discount rate	7% – 9%	15%
				Salus CLO Equity	11.9%	28.4%
Related party investments − Salus CLO equity tranche	0.3	0.7	Third party valuation	Offered quote	11.9%	28.4%
				Discount rate	15%	15%
				RSH Recovery	—%	5.5%
				Other loan recoveries	0% – 100%	0% – 100%
Other invested assets included in other assets	5.5	5.5	Discounted Cash Flow	Probability of collection	100%	100%
				Discount rate	10%	10%
Funds withheld receivables:
Fixed maturity securities	33.6	35.2	Matrix pricing	Quoted prices	100% – 117% (106%)	98% – 122% (109%)
Fixed maturity securities	5.1	5.4	Loan Recovery Value	Recovery rate	56% – 100% (81%)	56% – 100% (82%)
Fixed maturity securities	10.0	35.7	Broker- quoted	Offered quotes	99% – 105% (100%)	97% – 100% (100%)
Loan participations	0.4	1.8	Loan Recovery Value	Recovery rate	56%	52% – 100% (71%)
Total	$147.8	$182.0
Liabilities
Insurance reserves	$1,664.8	$1,685.9	Discounted cash flow	Non-performance risk spread	0.35%	0.32%
				Risk margin to reflect uncertainty	0.50%	0.50%
Total	$1,664.8	$1,685.9

The following tables summarize changes to the Company’s financial instruments carried at fair value and classified within Level 3 of the fair value hierarchy for the three and six months ended March 31, 2017 and 2016. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.
	Three months ended March 31, 2017
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3(a)	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Related party investments	$93.1	$0.1	$—	$—	$—	$—	$—	$93.2
Other invested assets included in other assets	5.5	—	—	—	—	—	—	5.5
Funds withheld receivables	46.4	—	—	6.1	(1.0)	—	(2.4)	49.1
Total assets at fair value	$145.0	$0.1	$—	$6.1	$(1.0)	$—	$(2.4)	$147.8

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,653.3	$44.3	$—	$—	$—	$(32.8)	$—	$1,664.8
Total liabilities at fair value	$1,653.3	$44.3	$—	$—	$—	$(32.8)	$—	$1,664.8

(a)
During the three months ended March 31, 2017, the net transfer out of Level 3 was exclusively to Level 2.

	Six months ended March 31, 2017
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3(a)	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Related party investments	$98.4	$(5.2)	$—	$—	$—	$—	$—	$93.2
Other invested assets included in other assets	5.5	—	—	—	—	—	—	5.5
Funds withheld receivables	78.1	(1.3)	—	9.1	(7.3)	—	(29.5)	49.1
Total assets at fair value	$182.0	$(6.5)	$—	$9.1	$(7.3)	$—	$(29.5)	$147.8

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,685.9	$30.9	$—	$—	$—	$(52.0)	$—	$1,664.8
Total liabilities at fair value	$1,685.9	$30.9	$—	$—	$—	$(52.0)	$—	$1,664.8

(a)
During the six months ended March 31, 2017, the net transfer out of Level 3 was exclusively to Level 2.

	Three months ended March 31, 2016
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Related party investments	$61.8	$(2.5)	$—	$—	$—	$—	$—	$59.3
Other invested assets included in other assets	5.5	—	—	—	—	—	—	5.5
Funds withheld receivables	65.1	(0.3)	—	3.1	(3.4)	—	—	64.5
Total assets at fair value	$132.4	$(2.8)	$—	$3.1	$(3.4)	$—	$—	$129.3

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,682.5	$40.6	$—	$—	$—	$(36.6)	$—	$1,686.5
Total liabilities at fair value	$1,682.5	$40.6	$—	$—	$—	$(36.6)	$—	$1,686.5

	Six months ended March 31, 2016
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Corporate fixed maturity securities AFS	$14.1	$(0.5)	$—	$—	$(13.6)	$—	$—	$—
Related party investments	61.7	(2.4)	—	—	—	—	—	59.3
Other invested assets included in other assets	2.8	2.7	—	—	—	—	—	5.5
Funds withheld receivables	74.7	(1.9)	—	8.1	(16.4)	—	—	64.5
Total assets at fair value	$153.3	$(2.1)	$—	$8.1	$(30.0)	$—	$—	$70.0

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,731.9	$28.5	$—	$—	$—	$(73.9)	$—	$1,686.5
Total liabilities at fair value	$1,731.9	$28.5	$—	$—	$—	$(73.9)	$—	$1,686.5

The Company reviews the fair value hierarchy classifications each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3, or between other levels, at the beginning fair value for the reporting period in which the changes occur. There were no transfers between Level 1 and Level 2 for the three and six months ended March 31, 2017 and 2016 and there were no transfers in or out of Level 3 for the three and six months ended March 31, 2016. For the three and six months ended March 31, 2017, the transfers out of Level 3 were related to changes in the primary pricing source and changes in the observability of external information used in determining fair value.

Financial Assets and Liabilities Not Measured at Fair Value
The carrying amount, estimated fair value and the level of the fair value hierarchy of the Company’s financial instrument assets and liabilities which are not measured at fair value in the accompanying Condensed Combined Balance Sheets are summarized as follows:
	March 31, 2017
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assetss(a)
Policy loans, included in funds withheld receivables	$—	$—	$8.3	$8.3	$8.3
Total financial assets	$—	$—	$8.3	$8.3	$8.3

	September 30, 2016
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets(a)
Policy loans, included in funds withheld receivables	$—	$—	$8.5	$8.5	$8.5
Total financial assets	$—	$—	$8.5	$8.5	$8.5

(a)
The carrying value of cash and cash equivalents, trade receivables, accounts payable and accrued investment income approximate fair value due to their short duration and, accordingly, they are not presented in the tables above.

(6) Funds Withheld Receivables
The Company’s funds withheld receivables, excluding related party investments of  $72.2 and $74.9 at March 31, 2017 and September 30, 2016, respectively, are summarized as follows:
	March 31, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$661.1	$10.0	$(25.8)	$645.3	$645.3
Asset/Mortgage-backed securities	197.8	1.1	(4.9)	194.0	194.0
Municipals	12.0	0.1	(0.3)	11.8	11.8
Government bonds	1.1	—	(0.1)	1.0	1.0
Preferred stock	8.5	0.1	(0.4)	8.2	8.2
Total funds withheld receivables with FGL	880.5	11.3	(31.5)	860.3	860.3
Funds withheld receivables with third parties
Corporates	404.4	5.9	(7.2)	403.1	403.1
Asset/Mortgage-backed securities	135.4	2.4	(1.1)	136.7	136.7
Municipals	56.2	0.7	(0.4)	56.5	56.5
Government bonds	83.0	—	(3.5)	79.5	79.5
Agency bonds	7.3	—	—	7.3	7.3
Total funds withheld receivables with third parties	686.3	9.0	(12.2)	683.1	683.1
Total fixed maturity and equity securities included in funds withheld receivables	1,566.8	20.3	(43.7)	1,543.4	1,543.4
Call option receivable from FGL included in funds withheld receivables	8.9	4.4	—	13.3	13.3
Accrued interest	17.0	—	—	17.0	17.0
Net receivables	44.0	—	—	44.0	44.0
Policy loans and other	8.3	—	—	8.3	8.3
Total funds withheld receivables	$1,645.0	$24.7	$(43.7)	$1,626.0	$1,626.0

	September 30, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$638.5	$18.2	$(29.5)	$627.2	$627.2
Asset/Mortgage-backed securities	238.8	0.6	(7.9)	231.5	231.5
Municipals	12.1	0.7	—	12.8	12.8
Government bonds	1.1	—	—	1.1	1.1
Preferred stock	8.8	0.3	(0.9)	8.2	8.2
Total funds withheld receivables with FGL	899.3	19.8	(38.3)	880.8	880.8
Funds withheld receivables with third parties
Corporates	390.0	18.8	(2.7)	406.1	406.1
Asset/Mortgage-backed securities	118.7	1.9	(1.7)	118.9	118.9
Municipals	49.5	4.1	—	53.6	53.6
Government bonds	67.7	1.3	(0.2)	68.8	68.8
Agency bonds	6.6	0.3	—	6.9	6.9
Total funds withheld receivables with third parties	632.5	26.4	(4.6)	654.3	654.3
Total fixed maturity and equity securities included in funds withheld receivables	1,531.8	46.2	(42.9)	1,535.1	1,535.1
Call option receivable from FGL included in funds withheld receivables	9.8	1.5	—	11.3	11.3
Accrued interest	17.8	—	—	17.8	17.8
Net receivables	77.7	—	—	77.7	77.7
Policy loans and other	8.5	—	—	8.5	8.5
Total funds withheld receivables	$1,645.6	$47.7	$(42.9)	$1,650.4	$1,650.4

Maturities of Funds Withheld Receivables
The amortized cost and fair value of fixed maturity and equity securities included in funds withheld receivables by contractual maturities, as applicable, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.
	March 31, 2017
	Amortized Cost	Fair Value
Corporate, Non-structured Hybrids, Municipal and Preferred stock:
Due in one year or less	$18.6	$18.6
Due after one year through five years	201.6	198.0
Due after five years through ten years	498.0	496.2
Due after ten years	496.3	481.6
Subtotal	1,214.5	1,194.4
Other securities which provide for periodic payments:
Asset/Mortgage-backed securities	333.2	330.7
Structured hybrids	19.1	18.3
Total fixed maturity and equity securities included in funds withheld receivables	$1,566.8	$1,543.4

Net investment gains
The major sources of  “Net investment gains” reported in the accompanying Condensed Combined Statements of Operations were as follows:
	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Realized losses on available-for-sale securities not included in funds withheld receivables	$—	$—	$—	$(0.5)
Realized and unrealized (losses) gains on related party investments and other invested assets not included in funds withheld receivables	(0.3)	—	(3.7)	4.4
Realized and unrealized gains (losses) on derivative instruments not included in funds withheld receivables	5.8	(1.4)	8.9	0.5
Realized and unrealized gains (losses) on funds withheld receivables	35.4	41.7	7.0	24.2
Net investment gains (losses)	$40.9	$40.3	$12.2	$28.6

(7)
Income Taxes

For the three and six months ended March 31, 2017, the Company’s effective tax rate of  (2.5)% and (0.5)%, respectively, differed from the expected U.S. statutory tax rate of 35.0% and was primarily impacted by U.S. pretax losses where the tax benefits were not more-likely-than-not to be realized resulting in the recording of an increase in the valuation allowance of  $1.8 and $5.6 for the three and six months ended March 31, 2017, respectively. The increase in income tax expense for the three and six months ended March 31, 2017 was principally due to current year losses in the U.S. that were not more-likely-than-not to be realized.
For the three and six months ended March 31, 2016, the Company’s effective tax rate of 35.7% and 128.6%, respectively, differed from the expected U.S. statutory tax rate of 35.0% and was impacted by the release of  $1.6 of the uncertain tax provision liability in the six months ended March 31, 2016 as a result of settlements of certain tax matters.
(8)
Related Party Transactions

See the Company’s annual Combined Financial Statements and notes for the fiscal year ended September 30, 2016 for nature and terms of related party arrangements summarized below.
The Company’s related party investments as of March 31, 2017 and September 30, 2016, and related Statements of Operations impact for the three and six months periods ended March 31, 2017 and 2016, are summarized as follows:
Description	Balance Sheet Classification	March 31, 2017	September 30, 2016
Assets:
HGI Energy Notes	Related party investments	$91.7	$91.0
Spectrum Brands(a)	Related party investments	2.0	—
Salus Preferred Equity	Related party investments	1.2	6.7
EIC Preferred Equity	Related party investments	—	—
Salus CLO	Related party investments	0.3	0.7
Funds withheld receivables with FGL	Funds withheld receivable	930.4	978.8
Liabilities:
Insurance reserves	Insurance reserves	1,003.6	1,054.1
Accounts payable to FGL	Other liabilities	—	—
Accounts payable to HRG	Other liabilities	0.2	0.2

(a)
In October 2016, FGL purchased bonds of Spectrum Brands, Inc., a wholly owned subsidiary of HRG.

	Three months ended March 31,		Six months ended March 31,
Statement of Operations	2017	2016	2017	2016
Net investment income	$—	$0.7	$0.1	$1.5
Net investment gains (losses)	26.5	16.4	21.5	4.3
Benefits and other changes in policy reserves	22.7	15.7	21.0	6.4
Acquisition and operating expenses	0.2	—	0.3	—
(9)
Subsequent Events

On May 24, 2017, FGL entered into a definitive agreement and plan of merger (the “FGL Merger Agreement”) with CF Corporation (“CF Corp”), FGL US Holdings Inc., an indirect wholly owned subsidiary of CF Corp (“Parent”), FGL Merger Sub Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which CF Corp will acquire FGL for $31.10 per share through the merger of Merger Sub with and into FGL (the “FGL Merger”).
On May 24, 2017, FSRD entered into a share purchase agreement (the “Front Street Purchase Agreement” and together with the “FGL Merger, the “Insurance Operations Agreements”) pursuant to which, subject to the terms and conditions set forth therein, FSRD has agreed to sell to Parent all of the issued and outstanding shares of  (i) FSRC and (ii) FSRB. The purchase price is $65.0 million, subject to customary adjustments for transaction expenses. The definitive documentation contains customary representations, warranties and indemnification obligations. HRG has further agreed to reduce the purchase price, and to indemnify the buyer, for dividends and other value transfers by the Company to HRG and its affiliates from December 31, 2016 through the closing. The closing of the transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, as well as the consummation of the FGL Merger.

Independent Auditor’s Report
The Board of Directors
Front Street Re (Cayman) Ltd and Front Street Re Ltd:
We have audited the accompanying combined financial statements of Front Street Re (Cayman) Ltd. and Front Street Re Ltd., which comprise the combined balance sheets as of September 30, 2016 and 2015, and the related combined statements of comprehensive (loss) income, changes in shareholder’s equity, and cash flows for the three-year period ended September 30, 2016, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Front Street Re (Cayman) Ltd. and Front Street Re Ltd. as of September 30, 2016 and 2015, and the results of their operations and their cash flows for the three-year period ended September 30, 2016 in accordance with U.S. generally accepted accounting principles.
Other Matter
Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The supplementary information included in Schedules I, III and IV are presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audits of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.
/s/ KPMG Audit Limited
Hamilton, Bermuda
June 16, 2017

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
COMBINED BALANCE SHEETS
(In millions)
	September 30,
	2016	2015
ASSETS
Related party investments (Note 9)	$98.4	$75.4
Cash and cash equivalents	32.1	18.0
Funds withheld receivables at fair value (Note 6)	1,650.4	1,710.1
Income tax receivable	16.5	22.5
Deferred tax assets (Note 8)	—	23.6
Other assets (Note 7)	19.0	34.3
Total assets	$1,816.4	$1,883.9
LIABILITIES AND SHAREHOLDER’S EQUITY
Insurance reserves at fair value	$1,685.9	$1,731.9
Other liabilities	9.9	12.6
Total liabilities	1,695.8	1,744.5
Commitments and contingencies
Shareholder’s equity:
Common stock ($1 par value, 425,000 shares authorized, 377,400 shares issued and outstanding at September 30, 2016 and 2015)	0.4	0.4
Additional paid-in capital	177.7	178.0
Accumulated deficit	(57.7)	(39.0)
Accumulated other comprehensive income	0.2	—
Total shareholder’s equity	120.6	139.4
Total liabilities and shareholder’s equity	$1,816.4	$1,883.9

See accompanying notes to combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
COMBINED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In millions)
	Year ended September 30,
	2016	2015	2014
Revenues:
Net investment income	$2.4	$8.9	$9.3
Net investment gains (losses)	148.0	(107.7)	135.0
Total revenues	150.4	(98.8)	144.3
Benefits and expenses:
Benefits and other changes in policy reserves	153.2	(43.5)	92.8
Acquisition and operating expenses	9.7	13.4	11.4
Total benefits and expenses	162.9	(30.1)	104.2
Operating (loss) income	(12.5)	(68.7)	40.1
(Loss) income before income taxes	(12.5)	(68.7)	40.1
Income tax expense (benefit)	6.2	(24.0)	15.7
Net (loss) income	$(18.7)	$(44.7)	$24.4
Other comprehensive income:
Unrealized investment gains:
Changes in unrealized investment gains before reclassification adjustment	$0.3	$—	$—
Changes in unrealized investment gains after reclassification adjustment	0.3	—	—
Changes in deferred income tax asset/liability	(0.1)	—	—
Net unrealized gains on investments	0.2	—	—
Net change to derive comprehensive income for the period	0.2	—	—
Comprehensive (loss) income	$(9.9)	$(44.7)	$24.4

See accompanying notes to combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY
(In millions)
	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholder’s Equity
Balances at September 30, 2013	$0.4	$166.2	$(18.7)	$—	$147.9
Net income	—	—	24.4	—	24.4
Comprehensive income					24.4
Capital distributions	—	(12.2)	—	—	(12.2)
Balances at September 30, 2014	0.4	154.0	5.7	—	160.1
Net Loss	—	—	(44.7)	—	(44.7)
Comprehensive loss					(44.7)
Capital contributions	—	24.0	—	—	24.0
Balances at September 30, 2015	0.4	178.0	(39.0)	—	139.4
Net loss	—	—	(18.7)	—	(18.7)
Unrealized investment gains, net	—	—	—	0.2	0.2
Comprehensive loss					(18.5)
Stock Compensation	—	(0.3)	—	—	(0.3)
Balance at September 30, 2016	$0.4	$177.7	$(57.7)	$0.2	$120.6

See accompanying notes to combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
COMBINED STATEMENTS OF CASH FLOWS
(In millions)
	Fiscal
	2016	2015	2014
Cash flows from operating activities:
Net (loss) income	$(18.7)	$(44.7)	$24.4
Adjustments to reconcile net (loss) income to operating cash flows:
Deferred income taxes	23.6	(7.7)	6.3
Net recognized gains (losses) on investments and derivatives	4.5	57.0	(20.3)
Changes in operating assets and liabilities	(21.1)	(73.3)	(26.1)
Net change in cash due to operating activities	(11.7)	(68.7)	(15.7)
Cash flows from investing activities:
Proceeds from investments, sold, matured or repaid	33.0	16.9	78.7
Cost of investments acquired	(7.2)	(9.4)	(37.1)
Net change in cash due to investing activities	25.8	7.5	41.6
Cash flows from financing activities:
Capital contributions	—	24.0	—
Dividends paid	—	—	(12.2)
Net change in cash due to financing activities	—	24.0	(12.2)
Net change in cash and cash equivalents	14.1	(37.2)	13.7
Cash and cash equivalents at beginning of period	18.0	55.2	41.5
Cash and cash equivalents at end of period	$32.1	$18.0	$55.2
Supplemental disclosures of cash flow information
Taxes paid during the year	$—	$6.6	$16.0
Taxes received during the year	21.9	—	—
See accompanying notes to combined financial statements

FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Dollars in millions, except per share and unit figures)
(1)
Basis of Presentation and Nature of Operations

FSRC Holdings Ltd., an exempted company, was incorporated in the Cayman Islands with effect from March 22, 2010. Effective October 12, 2012, the company changed its name from FSRC Holdings Ltd. to Front Street Re (Cayman) Ltd. (“FSRC”). On October 24, 2012, FSRC was licensed under the Cayman Islands Insurance Law to carry on business and subsequently classified as a Class B (iii) Insurer under the law.
Front Street Re Ltd (“FSRB”) was incorporated on March 23, 2010 under the laws of Bermuda to provide life and annuity reinsurance. FSRB is licensed as a Class C long-term insurer under The Insurance Act 1978, amendments thereto and related regulations insofar as such provisions relate to accounting and financial reporting matters. FSRB has not entered into any reinsurance agreements as of September 30, 2016.
FSRC was established as a long-term reinsurer to provide reinsurance on asset intensive, long duration life and annuity liabilities, including but not limited to fixed, deferred and payout annuities, long-term care, group long-term disability and cash value life insurance.
FSRC and FSRB are wholly owned subsidiaries of Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation, which is ultimately owned and managed by HRG Group, Inc. (“HRG”). FSRD is a wholly owned subsidiary of FS Holdco II Ltd. (“FS Holdco”), a Delaware-domesticated direct, wholly owned subsidiary of HRG. Prior to March 4, 2014, FS Holdco was known as FS Holdco Ltd. (“FSH”), domesticated in the Cayman Islands. FS Holdco is a holding company with holdings in primarily financial services related industries. HRG is a diversified holding company focused on obtaining controlling equity stakes in companies that operate across a diversified set of industries. HRG’s shares of common stock trade on the New York Stock Exchange (“NYSE”) under the ticker symbol HRG.
The accompanying Combined Financial Statements included herein reflect FSRC and FSRB (the “Company”), which are both under the common control of FS Holdco, and have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of such information. All such adjustments are of a normal recurring nature.
Reinsurance Agreements
FSRC has entered into various reinsurance agreements on a funds withheld basis, meaning that funds are withheld by the ceding company from the coinsurance premium owed to FSRC as collateral for FSRC’s payment obligations. Accordingly, the collateral assets remain under the ultimate ownership of the ceding company. FSRC manages the assets supporting reserves in accordance with the internal investment policy of the ceding companies and applicable law. FSRC has entered into such reinsurance agreements with Fidelity & Guaranty Life Insurance Company (“FGL”), as well as third parties as further described below.
On December 31, 2012, following regulatory approval, FSRC entered into a coinsurance agreement (the “Cayman Reinsurance Agreement”) with FGL. Pursuant to the Cayman Reinsurance Agreement, FSRC reinsured a 10% quota share percentage of certain FGL annuity liabilities.
Effective September 17, 2014, FGL entered into a second reinsurance treaty (the “MYGA Treaty”, and together with the Cayman Reinsurance Agreement, the “Reinsurance Agreements with FGL”) with FSRC whereby FGL ceded 30% of any new business of its multi-year guaranteed deferred annuity (“MYGA”) block of business on a funds withheld basis. This treaty was subsequently terminated as to new business effective April 30, 2015, but remains in effect for policies ceded to FSRC with an effective date between September 17, 2014 and April 30, 2015.
At September 30, 2016 and 2015, FSRC had $978.8 and $1,058.0, respectively, of funds withheld receivables and $1,054.1 and $1,102.7, respectively, of insurance reserves related to the Reinsurance Agreements with FGL.

The funds withheld receivables portfolio related to the Reinsurance Agreements with FGL consists of investments in debt and equity securities that are carried at fair value. The funds withheld receivables portfolio also includes cash, derivatives and accrued income.
On December 16, 2013, FSRC closed a reinsurance treaty with Bankers Life Insurance Company. Under the terms of the treaty, Bankers Life Insurance Company ceded annuity business to FSRC, on a funds withheld basis. At September 30, 2016 and 2015, FSRC had $125.8 and $148.3, respectively, of funds withheld receivables and $119.0 and $145.7, respectively, of insurance reserves related to this transaction.
On October 31, 2014, FSRC purchased Ability Re from Ability Re Holdings. The Ability Re acquisition consisted of long-term care reinsurance business. The acquired reinsurance agreements complement FSRC’s existing in force long-duration insurance liabilities. At September 30, 2016 and 2015, FSRC had $295.6 and $357.5, respectively, of funds withheld receivables and $271.5 and $348.4, respectively, of insurance reserves related to this transaction.
During Fiscal 2015, FSRC also closed three additional reinsurance transactions with unaffiliated parties. At September 30, 2016 and 2015, FSRC had $250.2 and $146.3, respectively, of funds withheld receivables and $241.3 and $135.1, respectively, of insurance reserves related to these transactions.
(2)
Significant Accounting Policies and Practices and Recent Accounting Pronouncements

Fiscal Year End
The Company’s fiscal year ends on September 30 and the quarters end on the last calendar day of the months of December, March and June. References herein to Fiscal 2016, 2015 and 2014 refer to the fiscal years ended September 30, 2016, 2015 and 2014, respectively.
Cash and Cash Equivalents
The Company considers all highly liquid temporary instruments purchased with original maturities of three months or less from date of purchase to be cash equivalents.
Revenue Recognition
Net Investment Income
Dividends and interest income are recorded in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income and are recognized on an accrual basis. Amortization of premiums and accretion of discounts on investments in debt securities are reflected in “Net investment income” over the contractual terms of the investments in a manner that produces a constant effective yield. “Net investment income” is presented net of earned investment management fees.
Net investment gains (losses)
Net investment gains (losses) include realized losses and gains from the sale of investments, changes in the fair value of FSRC’s funds withheld receivables and gains and losses on derivative investments.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. See below for detailed discussion of the estimates used in the preparation of the accompanying Combined Financial Statements.
Investments
The Company’s investments, other than related party investments, are reflected in “Other assets” in the accompanying Combined Balance Sheets and consisted of investments in debt securities with amortized cost approximating fair value that were designated available-for-sale (“AFS”) and carried at fair value with unrealized gains and losses included in “Accumulated other comprehensive income” (“AOCI”), net of deferred income taxes. Refer to Note 7, Other Assets, for further detail.
Derivative Financial Instruments
Derivative assets and liabilities are reported at fair value in the accompanying Combined Balance Sheets. When hedge accounting is elected at inception, the Company formally designates the financial instrument as a hedge of a specific underlying exposure and documents both the risk management objectives and strategies for undertaking the hedge. Depending on the nature of derivatives designated as hedging instruments, changes in fair value are either offset against the change in fair value of the hedged assets or liability through earnings or recognized in equity through other comprehensive income until the hedged item is recognized. Any ineffective portion of a financial instrument’s change in fair value is recognized in earnings. For derivatives that do not qualify for hedge accounting treatment, the change in the fair value is recognized in earnings.
The Company hedges certain portions of its economic exposure to product related equity market risk by entering into derivative transactions. Such derivative instruments are not designated as hedging instruments in accordance with hedge accounting with change in fair value recognized within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income.
OTTI
A security is impaired when the fair value is below its cost. Securities classified as available for sale and held to maturity, as well as the preferred equity, are reviewed on a periodic basis to determine whether a decline in fair value below cost represents other-than-temporary impairments (“OTTI”). Several factors are considered in this assessment including, but not limited to: (1) the extent and duration of the decline; (2) the reason for the decline (e.g. credit spread widening, credit event); (3) the historical and implied future volatility of the fair value; (4) the financial condition and near-term prospects of the issuer; and (5) the collateral structure and credit support of the security, if applicable.
When preferred equity is considered to have suffered OTTI, the full amount of the impairment is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income.
For impaired available for sale and held to maturity debt securities where the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before its anticipated recovery, the full amount of the impairment is charged to earnings and is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. Where the Company intends to hold the impaired security, management estimates the anticipated credit loss of the security and recognize only this portion of the impairment in income, with the remaining non-credit related balance of the impairment (i.e. related to interest rates, market conditions, etc.) recognized in other comprehensive income.
Upon recognition of an OTTI, the new cost basis for the security is the previous amortized cost for a fixed maturity or cost for an equity security less the OTTI recognized in income. The new cost basis is not adjusted for subsequent recoveries in fair value; except for fixed maturities whereby the difference between the new cost basis and the expected cash flows is accreted on a quarterly basis to net investment income over the remaining life of the fixed maturity.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the income in the period that includes the enactment date. The Company has the ability and intent to recover in a tax-free manner assets (or liabilities) with book/tax basis differences for which no deferred taxes have been provided, in accordance with ASC Topic 740, Income Taxes.
The Company recognizes the effect of income tax positions only if those positions are more-likely-than-not to be sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in “Income tax expense (benefit)” in the accompanying Combined Statements of Comprehensive (Loss) Income.
Refer to Note 8, Income Taxes, for further detail.
Legal Matters and Contingencies
The Company records legal fees and accruals in accordance with ASC Topic 450, “Contingencies”. Contingencies arising from regulatory judgments, claims, assessments, guarantees, litigation, recourse reserves, fines, penalties and other sources are recorded when deemed probable and reasonably estimable.
Comprehensive Income (Loss)
Comprehensive income (loss) includes unrealized gains (losses) and non-credit related OTTI on investment securities classified as AFS of business held for sale. Net unrealized gains and losses on investment securities classified as AFS by the business held for sale are reduced by deferred income taxes and adjustments to intangible assets that would have resulted had such gains and losses been realized.
Fair Value Measurements
The Company’s measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which may include the Company’s own credit risk. The Company’s estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability (“exit price”) in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability (“entry price”). The Company categorizes financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:
Level 1  —  Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2  —  Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.
Level 3  —  Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lower level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.
Funds Withheld Receivables, Other Assets and Related Party Investments
The Company measures the fair value of its securities based on assumptions used by market participants in pricing the security. The appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and the Company will then consistently apply the valuation methodology to measure the security’s fair value. The Company’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. The Company uses observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators and industry and economic events are monitored and further market data will be acquired when certain thresholds are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For broker-quoted only securities, quotes from market makers or broker-dealers are obtained from sources recognized to be market participants. Management believes the broker quotes are prices at which trades could be executed based on historical trends executed at broker-quoted or slightly higher prices. The Company did not adjust prices received from third parties as of September 30, 2016 and 2015. However, the Company does analyze the third-party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy.
Insurance Reserves
At the inception date of the reinsurance transactions, FSRC elected to apply the fair value option to account for its funds withheld receivables, non-funds withheld assets and insurance reserves related to its assumed reinsurance.
FSRC measures fair value of the funds withheld receivables based on the fair values of the securities in the underlying funds withheld portfolio held by the cedant. The non-funds withheld assets held by FSRC, backing the insurance reserves, are measured at fair value. Policy loans included in the funds withheld receivables with third parties are measured at amortized cost, which approximates fair value.
FSRC uses a discounted cash flows approach to measure the fair value of the insurance reserves. The cash flows associated with future policy premiums and benefits are generated using best estimate assumptions (plus a risk margin, where applicable) and are consistent with market prices, where available. Risk margins are typically applied to non-observable, non-hedgeable market inputs such as mortality, morbidity, lapse, discount rate for non-performance risk, discount rate for risk margin, surrenders, etc. Mortality relates to the occurrence of death. Mortality assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Morbidity relates to the occurrence of a claim status and is a key assumption for the long term care business. Morbidity assumptions are based upon the experience of the cedant as well as past and emerging industry experience, when available. Mortality and morbidity assumptions may be different by sex, underwriting class and policy type. Assumptions are also made for future mortality and morbidity improvements.
Policies are terminated through surrenders and maturities, where surrenders represent the voluntary terminations of policies by policyholders and maturities are determined by policy contract terms. Surrender assumptions are based upon cedant experience adjusted for expected future conditions. As of December 31, 2015, FSRC began discounting the liability cash flows by using the market yields on the underlying assets backing the liabilities plus a risk margin to reflect uncertainty and adjusts the discount rate to reflect the credit risk of FSRC. In prior periods, the discount rate was based on risk free rates plus non-performance spreads plus a risk margin and a factor to reflect own credit risk. The change in discount rate methodology reduced the fair value of the FSRC insurance reserves by $7.0 at December 31, 2015.
The significant unobservable inputs used in the fair value measurement of the FSRC insurance reserves are non-performance risk spread and risk spread to reflect uncertainty. Significant increases (decreases) in non-performance risk spread and risk margin to reflect uncertainty would result in a lower (higher) fair value measurement.

Refer to Note 5, Fair Value of Financial Instruments, for further detail.
Use of Assumptions
FSRC periodically, and at least annually, reviews the assumptions associated with insurance reserves. With respect to the Reinsurance Agreements, as part of the assumption review process in Fiscal 2016, changes were made to the morbidity, surrender rates and earned rates to bring assumptions in line with current and expected future experience; in Fiscal 2015, changes were made to morbidity, the earned rates and the guaranteed option costs; and in Fiscal 2014, changes were made to the surrender rates, earned rates and future index credits. The assumption changes associated with the Reinsurance Agreements resulted in an decrease in insurance reserves of  $0.6 in Fiscal 2016, an increase in insurance reserves of  $12.8 in Fiscal 2015, and a decrease in insurance reserves of  $0.4 in Fiscal 2014.
(3)
Acquisitions

Ability Re
On November 3, 2014, FSRC purchased Ability Reinsurance (Bermuda) Limited (“Ability Re”) from Ability Reinsurance Holdings Limited for $19.2 in cash. Upon the purchase, Ability Re was concurrently merged into FSRC, where FSRC was the surviving entity. The Ability Re acquisition consisted of approximately $368.0 of assets supporting two closed block long-term care reinsurance agreements and the associated capital. The acquired reinsurance agreements complement FSRC’s existing in force long-duration insurance liabilities.
The Company elected to use October 31, 2014 as the closing date for accounting purposes as Ability Re’s accounting close process is based on a month end close, there were zero business days between October 31 and November 3 and no material transactions took place between the accounting close date and November 3, 2014.
The following table summarizes the consideration paid by FSRC for Ability Re:
Purchase Price
Cash paid at November 3, 2014 close	$17.9
Cash purchase price adjustments	(1.5)
Contingent consideration premium increase benefit	2.8
Total purchase price	$19.2

Purchase Price Allocation
Cash and cash equivalents	$8.5
Funds withheld receivables	359.5
Insurance reserves	(346.9)
Other liabilities	(1.9)
Total net assets acquired	$19.2

The Company performed a valuation of the assets acquired and liabilities assumed at October 31, 2014. A summary of key inputs is as follows:
Funds withheld receivables  —  The fair value of the funds withheld assets was based on the fair values of the securities in the underlying funds withheld portfolio held in trust by the cedant.
Insurance reserves  —  The fair value of insurance reserves was determined based on a discounted cash flow model, which included assumptions related to future premium rates and benefit costs, including assumptions for lapse, mortality, maintenance expense and a margin for potential adverse deviations. The discount rate was based on prevailing risk free rates adjusted for credit spreads and expected return on capital.

(4)
Derivative Financial Instruments

The fair value of outstanding derivatives recorded in the accompanying Combined Balance Sheets were as follows:
		September 30,
Derivatives not designated as hedging instruments:	Classification	2016	2015
Assets:
Call option receivable from FGL	Funds withheld receivables	$11.3	$5.4
Call options	Other assets	5.9	1.0
		$17.2	$6.4

During Fiscal 2016, 2015 and 2014, the Company recognized the following gains and losses on its derivatives:
		Fiscal
Classification	Derivatives Not Designated as Hedging Instruments	2016	2015	2014
Revenues:
Net investment gains (losses)	Call options	$3.8	$(7.6)	$25.7
Additional Disclosures
Call options. Derivative financial instruments included within the funds withheld receivables at fair value in the accompanying Combined Balance Sheets are in the form of call options receivable by FSRC. FSRC hedges exposure to product related equity market risk by entering into derivative transactions. These options hedge FSRC’s share of the FIA index credit. The change in fair value is recognized within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income.
Call option receivable from FGL. Under the terms of the coinsurance arrangement between FSRC and FGL, FGL is required to pay FSRC a portion of the net cost of equity option purchases and the proceeds from expirations related to the equity options which hedge the index credit feature of the reinsured FIA contracts. Accordingly, the receivable from FGL is reflected in “Funds withheld receivables” as of the balance sheet date with changes in fair value reflected in the Company’s accompanying Combined Statements of Comprehensive (Loss) Income.
Credit Risk
FSRC is exposed to credit risk in the event of non-performance by its counterparties on call options. FSRC seeks to reduce the risk associated with such agreements by purchasing such options from large, well-established financial institutions, but there can be no assurance that FSRC will not suffer losses in the event of counterparty non-performance. No collateral was posted by its counterparties; accordingly, at September 30, 2016, the maximum amount of loss due to credit risk that FSRC would incur if parties to the call options failed completely to perform according to the terms of the contracts was $5.9.

(5)
Fair Value of Financial Instruments

The Company’s combined assets and liabilities measured at fair value are summarized according to the hierarchy previously described as follows:
	September 30, 2016				September 30, 2015
	Level 1	Level 2	Level 3	Fair Value	Level 1	Level 2	Level 3	Fair Value
Assets
Fixed maturity and equity securities included in funds withheld receivables	$69.9	$1,387.1	$78.1	$1,535.1	$8.4	$1,555.0	$74.7	$1,638.1
Call option receivable from FGL included in funds withheld receivables	—	11.3	—	11.3	—	5.4	—	5.4
Related party investments	—	—	98.4	98.4	—	7.0	61.7	68.7
Corporate fixed maturity securities included in other assets	—	—	—	—	—	—	14.1	14.1
Other invested assets included in other assets	—	—	5.5	5.5	—	—	2.8	2.8
Total financial assets	$69.9	$1,398.4	$182.0	$1,650.3	$8.4	$1,567.4	$153.3	$1,729.1
Liabilities
Insurance reserves	$—	$—	$1,685.9	$1,685.9	$—	$—	$1,731.9	$1,731.9
Total financial liabilities	$—	$—	$1,685.9	$1,685.9	$—	$—	$1,731.9	$1,731.9

Quantitative information regarding significant unobservable inputs used for recurring Level 3 fair value measurements of financial instruments carried at fair value as of September 30, 2016 and 2015 were as follows:
	Fair Value at				Range (Weighted average)
Assets	September 30, 2016	September 30, 2015	Valuation Technique	Unobservable Input(s)	September 30, 2016	September 30, 2015
Corporate fixed maturity securities included in other assets	$—	$14.1	Broker-quoted	Offered quotes	—%	83%
Related party investments − HGI Energy	91.0	50.0	Discounted Cash Flow	Discount rate	0.79%	9%
Related party investments − Salus preferred equity	6.7	10.4	Market- approach	Yield	11%	11%
				RadioShack Corp. Recovery	5.5%	30%
				Discount Rate	15%	15%
				Salus CLO Equity	28.4%	41.8%
Related party investments − Salus CLO equity tranche	0.7	1.3	Third party valuation	Offered quote	28.4%	41.8%
				Discount rate	15%	15%
				Constant default rate	—	2%
				RSH Recovery	5.5%	30%
				Other loan recoveries	0% – 100%	4% – 100%

	Fair Value at				Range (Weighted average)
Assets	September 30, 2016	September 30, 2015	Valuation Technique	Unobservable Input(s)	September 30, 2016	September 30, 2015
Other invested assets included in other assets	5.5	2.8	Discounted Cash Flow	Probability of collection	100%	50%
				Discount rate	10%	10%
Funds withheld receivables:
Fixed maturity and equity securities	35.2	39.1	Matrix pricing	Quoted prices	98% – 122% (109%)	100% – 122% (112%)
Fixed maturity securities	5.4	19.2	Loan Recovery Value	Recovery rate	56% – 100% (82%)	6% – 12% (8%)
Fixed maturity securities	35.7	6.7	Broker-quoted	Offered quotes	97% – 100% (100%)	99% – 103% (101%)
Loan participations	1.8	9.7	Loan Recovery Value	Recovery rate	52% – 100% (71%)	100%
Total	$182.0	$153.3
Liabilities
Insurance reserves	$1,685.9	$1,731.9	Discounted cash flow	Non-performance risk spread	0.32%	0.16% – 0.46%
				Risk margin to reflect uncertainty	0.50%	0.50% – 1.00%
Total	$1,685.9	$1,731.9

See Note 2, Significant Accounting Policies and Practices and Recent Accounting Pronouncements, for additional discussion of the significant unobservable inputs used in for recurring Level 3 fair value measurements of financial instruments carried at fair value.
The following tables summarize changes to the Company’s financial instruments carried at fair value and classified within Level 3 of the fair value hierarchy for Fiscal 2016, 2015 and 2014. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.
	Fiscal 2016
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net Transfer In (Out) of Level 3s(a)	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Corporate fixed maturity securities	$14.1	$(0.5)	$—	$—	$(13.6)	$—	$—	$—
Related party investments	61.7	(9.3)	—	46.0	—	—	—	98.4
Other invested assets included in other assets	2.8	2.7	—	—	—	—	—	5.5
Funds withheld receivables	74.7	(3.6)	—	36.2	(34.4)	—	5.2	78.1
Total assets at fair value	$153.3	$(10.7)	$—	$82.2	$(48.0)	$—	$5.2	$182.0
Liabilities
Insurance reserves	$1,731.9	$162.7	$—	$—	$—	$(208.7)	$—	$1,685.9
Total liabilities at fair value	$1,731.9	$162.7	$—	$—	$—	$(208.7)	$—	$1,685.9

(a)
During Fiscal 2016, the net transfer to Level 3 was exclusively from Level 2. The transfers into Level 3 were related to changes in the primary pricing source and changes in the observability of external information used in determining the fair value.

	Fiscal 2015
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net Transfer In (Out) of Level 3(a)	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Corporate fixed maturity securities	$16.3	$(2.2)	$—	$—	$—	$—	$—	$14.1
Related party investments	115.2	(56.2)	—	—	—	—	2.7	61.7
Other invested assets included in other assets	—	(16.3)	—	—	—	—	19.1	2.8
Funds withheld receivables	58.9	(0.5)	—	30.4	(14.1)	—	—	74.7
Total assets at fair value	$190.4	$(75.2)	$—	$30.4	$(14.1)	$—	$21.8	$153.3

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,408.9	$(46.2)	$—	$444.7	$—	$(75.5)	$—	$1,731.9
Total liabilities at fair value	$1,408.9	$(46.2)	$—	$444.7	$—	$(75.5)	$—	$1,731.9

(a)
During Fiscal 2015, the net transfer to Level 3 was related to a loan receivable previously classified as a related party loan.

	Fiscal 2014
	Balance at Beginning of Period	Total Gains (Losses)		Purchases	Sales	Settlements	Net Transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Assets
Corporate fixed maturity securities	$—	$—	$—	$16.3	$—	$—	$—	$16.3
Related party investments	—	—	—	115.2	—	—	—	115.2
Funds withheld receivables	34.6	1.5	—	23.5	(0.7)	—	—	58.9
Total assets at fair value	$34.6	$1.5	$—	$155.0	$(0.7)	$—	$—	$190.4

	Balance at Beginning of Period	Total (Gains) Losses		Purchases	Sales	Settlements	Net transfer In (Out) of Level 3	Balance at End of Period
		Included in Earnings	Included in AOCI
Liabilities
Insurance reserves	$1,316.5	$106.2	$—	$150.6	$—	$(164.4)	$—	$1,408.9
Total liabilities at fair value	$1,316.5	$106.2	$—	$150.6	$—	$(164.4)	$—	$1,408.9

The Company reviews the fair value hierarchy classifications each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3, or between other levels, at the beginning fair value for the reporting period in which the changes occur. There were no transfers between Level 1 and Level 2 for Fiscal 2016, 2015 and 2014.

Financial Assets and Liabilities Not Measured at Fair Value
The carrying amount, estimated fair value and the level of the fair value hierarchy of the Company’s financial instrument assets and liabilities which are not measured at fair value in the accompanying Combined Balance Sheets are summarized as follows:
	September 30, 2016
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets(a)
Policy loans, included in funds withheld receivables	$—	$—	$8.5	$8.5	$8.5
Total financial assets	$—	$—	$8.5	$8.5	$8.5

	September 30, 2015
	Level 1	Level 2	Level 3	Fair Value	Carrying Amount
Assets(a)
Policy loans, included in funds withheld receivables	$—	$—	$9.0	$9.0	$9.0
Other invested assets, included in other assets	—	—	2.5	2.5	2.5
Related party investments	—	—	6.7	6.7	6.7
Total financial assets	$—	$—	$18.2	$18.2	$18.2

(a)
The carrying amounts of cash and cash equivalents, trade receivables, accounts payable and accrued investment income approximate fair value due to their short duration and, accordingly, they are not presented in the tables above.

(6)
Funds Withheld Receivables

FSRC’s funds withheld receivables, excluding related party investments of  $74.9 and $31.7 at September 30, 2016 and 2015, respectively, are summarized as follows:
	September 30, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$638.5	$18.2	$(29.5)	$627.2	$627.2
Asset/Mortgage-backed securities	238.8	0.6	(7.9)	231.5	231.5
Municipals	12.1	0.7	—	12.8	12.8
Government bonds	1.1	—	—	1.1	1.1
Preferred stock	8.8	0.3	(0.9)	8.2	8.2
Total funds withheld receivables with FGL	899.3	19.8	(38.3)	880.8	880.8
Funds withheld receivables with third parties
Corporates	390.0	18.8	(2.7)	406.1	406.1
Asset/Mortgage-backed securities	118.7	1.9	(1.7)	118.9	118.9
Municipals	49.5	4.1	—	53.6	53.6
Government bonds	67.7	1.3	(0.2)	68.8	68.8
Agency bonds	6.6	0.3	—	6.9	6.9
Total funds withheld receivables with third parties	632.5	26.4	(4.6)	654.3	654.3
Total fixed maturity and equity securities included in funds withheld receivables	1,531.8	46.2	(42.9)	1,535.1	1,535.1
Call option receivable from FGL included in funds withheld receivables	9.8	1.5	—	11.3	11.3
Accrued interest	17.8	—	—	17.8	17.8
Net receivables	77.7	—	—	77.7	77.7
Policy loans and other	8.5	—	—	8.5	8.5
Total funds withheld receivables	$1,645.6	$47.7	$(42.9)	$1,650.4	$1,650.4

	September 30, 2015
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Funds withheld receivables with FGL
Corporates	$740.4	$4.5	$(67.9)	$677.0	$677.0
Asset/Mortgage-backed securities	274.6	1.3	(6.6)	269.3	269.3
Municipals	28.5	0.1	(0.6)	28.0	28.0
Preferred stock	38.9	1.4	(1.0)	39.3	39.3
Total funds withheld receivables with FGL	1,082.4	7.3	(76.1)	1,013.6	1,013.6
Funds withheld receivables with third parties
Corporates	420.8	3.7	(18.5)	406.0	406.0
Asset/Mortgage-backed securities	125.4	1.3	(1.0)	125.7	125.7
Municipals	72.9	0.8	(0.7)	73.0	73.0
Government bonds	8.3	0.1	—	8.4	8.4
Agency bonds	11.5	—	(0.1)	11.4	11.4
Total funds withheld receivables with third parties	638.9	5.9	(20.3)	624.5	624.5
Total fixed maturity and equity securities included in funds withheld receivables	1,721.3	13.2	(96.4)	1,638.1	1,638.1
Call option receivable from FGL included in funds withheld receivables	12.3	—	(6.9)	5.4	5.4
Accrued interest	20.5	—	—	20.5	20.5
Net receivables	41.1	—	—	41.1	41.1
Policy loans and other	5.0	—	—	5.0	5.0
Total funds withheld receivables	$1,800.2	$13.2	$(103.3)	$1,710.1	$1,710.1

Maturities of Funds Withheld Receivables
The amortized cost and fair value of fixed maturity and equity securities included in funds withheld receivables by contractual maturities, as applicable, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or pre-pay obligations.
	September 30, 2016
	Amortized Cost	Fair Value
Corporate, Non-structured Hybrids, Municipal and Preferred stock:
Due in one year or less	$12.8	$11.9
Due after one year through five years	231.4	228.2
Due after five years through ten years	420.8	429.3
Due after ten years	487.1	493.3
Subtotal	1,152.1	1,162.7
Other securities which provide for periodic payments:
Asset/Mortgage-backed securities	357.5	350.4
Structured hybrids	22.2	22.0
Total fixed maturity and equity securities included in funds withheld receivables	$1,531.8	$1,535.1

Net investment gains (losses)
“Net investment gains (losses)” reported in the accompanying Combined Statements of Comprehensive (Loss) Income were as follows:
	Fiscal
	2016	2015	2014
Realized losses on available-for-sale securities not included in funds withheld receivables	$(0.5)	$(2.2)	$—
Realized (losses) gains on equity securities not included in funds withheld receivables	—	(4.7)	15.4
Realized and unrealized (losses) gains on related party investments and other invested assets not included in funds withheld receivables	(5.6)	(49.8)	2.8
Realized and unrealized gains (losses) on derivative instruments not included in funds withheld receivables	3.8	(7.6)	25.7
Realized and unrealized gains (losses) on funds withheld receivables	150.3	(43.4)	91.1
Net investment gains (losses)	$148.0	$(107.7)	$135.0

Concentration of Securities Included in Funds Withheld Receivables
As of September 30, 2016 and 2015, FSRC’s most significant exposure related to the securities underlying the funds withheld receivables was to the financial sector and the energy, mining and metals industries.
As of September 30, 2016 and 2015, the carrying value of the fixed maturity securities in the financial sector was $232.8, or 14.1%, and $269.7, or 15.8%, respectively, of FSRC’s funds withheld receivables. At September 30, 2016 and 2015, the holdings in this sector included investments in 81 and 107 different issuers, respectively, with the top ten investments accounting for 48.0% and 41.0%, respectively, of the total holdings in this sector.
As of September 30, 2016 and 2015, the carrying value of the fixed maturity securities in the energy, mining and metals industries was $188.6, or 11.4%, and $236.6, or 13.8%, respectively, of FSRC’s funds withheld receivables. At September 30, 2016 and 2015, the holdings in these industries included investments in 74 and 98 different issuers, respectively, with the top ten investments accounting for 43.4% and 39.7%, respectively, of the total holdings in these industries.
There were no holdings in a single issuer included in the funds withheld receivables that exceeded 10% of the Company’s stockholders’ equity as of September 30, 2016 and 2015.
Concentrations of Financial and Capital Markets Risk
The Company is exposed to financial and capital markets risk, including changes in interest rates and credit spreads which can have an adverse effect on the Company’s results of operations, financial condition and liquidity. The Company expects to continue to face challenges and uncertainties that could adversely affect its results of operations and financial condition.
The Company’s exposure to such financial and capital markets risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of FSRC’s fund withheld receivables and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of the FSRC’s reinsured products may be exposed to disintermediation risk. Disintermediation risk refers to the risk that policyholders may surrender their contracts in a rising interest rate environment, requiring FSRC to liquidate assets in an unrealized loss position. This risk is mitigated to some extent by surrender charge protection provided by the products reinsured by FSRC.

Insurance Counterparty Risk
Through FSRC, the Company is exposed to insurance counterparty risk, which is the potential for FSRC to incur losses due to a client, retrocessionaire, or partner becoming distressed or insolvent. This includes run-on-the-bank risk and collection risk. The run-on-the-bank risk is that a client’s in force block incurs substantial surrenders and/or lapses due to credit impairment, reputation damage or other market changes affecting the counterparty. Substantially higher than expected surrenders and/or lapses could result in inadequate in force business to recover cash paid out for acquisition costs. The collection risk for clients and retrocessionaires includes their inability to satisfy a reinsurance agreement because the right of offset is disallowed by the receivership court; the reinsurance contract is rejected by the receiver, resulting in a premature termination of the contract; and/or the security supporting the transaction becomes unavailable to FSRC. FSRC has never experienced a material default in connection with retrocession arrangements, nor has it experienced any material difficulty in collecting claims recoverable from retrocessionaires; however, no assurance can be given as to the future performance of such retrocessionaires or as to the recoverability of any such claims.
(7)
Other Assets

“Other assets” in the accompanying Combined Balance Sheets consist of the following:
	September 30,
	2016	2015
Other invested assets	$8.4	$7.2
Derivatives	5.9	1.0
Asset-based loans	1.7	4.5
Corporate fixed-maturity securities, available-for-sale	—	14.1
Other assets	3.0	7.5
Total other assets	$19.0	$34.3

Other investments
The Company’s combined other investments included in “Other assets” at September 30, 2015, can be summarized as follows:
	September 30, 2015
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
Corporate fixed-maturity securities, available-for-sale	$14.1	$—	$—	$14.1	$14.1
Total	$14.1	$—	$—	$14.1	$14.1

(8) Income Taxes
FSRC has received undertakings from the Governor-in-Cabinet of the Cayman Islands to the provisions of the Tax Concession Law, as amended (1999 Revision), that until the year 2030: (1) no subsequently enacted Cayman Islands law imposing any tax on profits, income, gains or appreciation shall apply to FSRC and (2) no such tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of FSRC. Beginning with the tax year ended December 31, 2012, FSRC made an election under Section 953 (d) of the Internal Revenue Code (“IRC”) to be treated as a U.S. domestic life insurance corporation for tax purposes.
FSRB has received undertakings from the Minister of Finance of Bermuda pursuant to Section 2 of the Exempted Undertakings Tax Protection Act 1966, that until the year 2035: (1) no subsequently enacted Bermuda legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation shall apply to FSRB and (2) no such tax in the nature of our estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of FSRB. FSRB did not make a Section 953 (d) election.

FSRC has historically filed its own U.S. Federal income tax returns. Income tax expense (benefit) was calculated based upon the following components of  (loss) income before income taxes:
	Fiscal
	2016	2015	2014
(Loss) income from continuing operations before income taxes:
United States	$(12.5)	$(68.7)	$40.1
Outside the United States	—	—	—
Total (loss) income before income taxes	$(12.5)	$(68.7)	$40.1

The components of income tax expense (benefit) were as follows:
	Fiscal
	2016	2015	2014
Current:
Federal	$(17.4)	$(16.4)	$9.4
Deferred:
Federal	23.6	(7.6)	6.3
Income tax expense (benefit)	$6.2	$(24.0)	$15.7

The differences between income taxes expected at the U.S. federal statutory income tax rate of 35.0% and reported income tax expense (benefit) are summarized as follows:
	Fiscal
	2016	2015	2014
Expected income tax (benefit) expense at Federal statutory rate	$(4.4)	$(24.0)	$14.0
Valuation allowance for deferred tax assets	12.0	—	—
State and local income taxes, net of federal income tax benefit	(1.7)	—	1.7
Other	0.3	—	—
Reported income tax expense (benefit)	$6.2	$(24.0)	$15.7
Effective tax rate	(49.6)%	34.9%	39.2%
For Fiscal 2016, the Company’s effective tax rate of  (49.6)% differed from the expected U.S. statutory tax rate of 35.0% and was primarily driven by FSRC establishing a full valuation allowance against its net deferred tax asset, as described below.
For Fiscal 2015, the Company’s effective tax rate was 34.9%.
For Fiscal 2014, the Company’s effective tax rate of 39.2% differed from the expected U.S. statutory tax rate of 35.0% and was primarily driven by the establishment of a liability for uncertain tax positions, which increased income tax expense.
The following table summarizes the components of deferred income tax assets and liabilities:
	September 30,
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$4.4	$—
Unrealized tax losses on securities	12.2	17.1
Insurance receivables	0.4	21.2
Other	—	0.2
Total deferred tax assets	17.0	38.5
Less: Valuation allowance	(12.0)	—
Net deferred tax assets	5.0	38.5
Deferred tax liabilities:
Insurance reserves and claim related adjustments	(4.9)	(14.9)
Other	(0.1)	—
Total deferred tax liabilities	(5.0)	(14.9)
Net deferred tax asset	$—	$23.6

At September 30, 2016, FSRC had gross U.S. Federal operating loss carryforwards of  $12.5 which, if unused, will expire in years 2031.
In accordance with ASC Topic 740, the Company establishes valuation allowances for deferred tax assets that, in its judgment, are not more-likely-than-not realizable. These judgments are based on projections of future income, including tax-planning strategies, by individual tax jurisdiction. Changes in industry and economic conditions and the competitive environment may impact the accuracy of these projections. In accordance with ASC Topic 740, during each reporting period, the Company assesses the likelihood that its deferred tax assets will be realized and determines if adjustments to its valuation allowances are appropriate. As a result of this assessment, for Fiscal 2016, FSRC established an increase in the valuation allowance to earnings totaling $12.0, as more fully described below.
The deferred tax assets of FSRC were evaluated for each of the reporting periods, including an assessment of cumulative income over the prior three-year period. Beginning with the tax year ended December 31, 2012, FSRC made an election under the Internal Revenue Code (“IRC”) Section 953(d) to be treated as a U.S. domestic life insurance corporation for Federal income tax purposes. As of September 30, 2016, FSRC was in a three-year cumulative gain position for U.S. Federal tax purposes, excluding certain non-recurring losses incurred in Fiscal 2015, but has insufficient projected future taxable income to support a more likely than not assessment of the recoverability of the deferred tax asset. FSRC considered both positive and negative evidence in its assessment of the realizability of its deferred tax asset and determined the significant negative evidence of primarily insufficient projected future taxable income and lack of capital and operating loss carryback capacity outweighed the positive evidence. Therefore, based on its assessment, FSRC determined it was not more-likely-than-not that the entire $12.0 of FSRC’s net deferred tax asset at September 30, 2016, will be realized. Thus, a $12.0 valuation allowance was established against FSRC’s deferred tax assets at September 30, 2016.
Uncertain Tax Positions
The Company applies the accounting guidance for uncertain tax positions which prescribes a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The guidance also provides information on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes the effect of income tax positions only if those positions are more-likely-than-not sustainable. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
The total amount of unrecognized tax benefits (“UTBs”) at September 30, 2016 was $0.5. If recognized in the future, $0.5 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2016, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.1.
The total amount of UTBs at September 30, 2015 were $1.9. If recognized in the future, $1.2 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2015, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.7.
The total amount of UTBs at September 30, 2014 were $1.2. If recognized in the future, $1.2 of UTBs would impact the effective tax rate. The Company records interest and penalties related to uncertain tax positions in income tax expense. At September 30, 2014, the Company’s accrued balances of interest and penalties on uncertain tax positions were $0.6.
The Company believes its income tax reserves for UTBs are adequate, consistent with the principles of ASC Topic 740. The Company regularly assesses the likelihood of additional tax assessments by jurisdiction and, if necessary, adjusts its tax reserves based on new information or developments.

The following table summarizes changes to the Company’s UTB reserves, excluding related interest and penalties:
	Fiscal
	2016	2015	2014
Unrecognized tax benefits at beginning of year	$1.9	$1.2	$—
Gross increase — tax positions in prior period	—	0.7	1.2
Gross decrease — tax positions in prior period	(1.9)	—	—
Gross increase — tax positions in current period	0.5	—	—
Unrecognized tax benefits at end of year	$0.5	$1.9	$1.2

All U.S. Federal income tax returns of FSRC from 2013 and forward are subject to examination by the taxing authorities. In 2017, the Internal Revenue Service (“IRS”) has begun an examination of FSRC’s U.S. Federal Income Tax Returns for its calendar tax years 2012 through 2015. FSRC expects to ultimately sustain its tax positions, it is reasonably possible that previously recognized tax benefits could change within the next 12 months. No estimate of the range can be made at this time given the early stage of the IRS exam.
(9)
Related Party Transactions

On September 15, 2012, Harbinger Asset Management Holdings, LLC (“HAMCO”), an affiliated company, transferred its account interest in Salus Capital Partners LLC (“Salus”), to FSH; these interests were subsequently transferred from FSH to the Company on December 31, 2012. The account interest consists of HAMCO’s contributed capital to Salus, an affiliated company indirectly owned by HRG that provides asset-based financing, of  $32.0 and an annual preferred dividend of 8% (“Preferred Return Account I”). HAMCO retained its interest in Salus’ residual profits and its ability to direct Salus’ operations. After the transfer of the account interest, Salus is considered to be a variable-interest entity. The Company was determined not to be the primary beneficiary of Salus owing to its inability to direct the operating activities of Salus that most significantly impact Salus’ performance and the fact that it was determined not to be closely related to Salus per the VIE tie breaker test prescribed under U.S. GAAP and therefore continues to not consolidate Salus. The Company’s loss exposure at Salus is limited to the recoverability of the interest and principal of preferred equity and interest carried in the accompanying Combined Balance Sheets.
On February 15, 2013, $15.0 was provided to Salus in exchange for an interest in a newly created preferred return account (“Preferred Return Account II”) with an interest rate of 10% per annum.
On April 16, 2013, an additional $15.0 was provided to Salus in exchange for an interest in a newly created preferred return account (“Preferred Return Account III”) with an interest rate of 10% per annum. On January 8, 2014, Preferred Return Account II and Preferred Return Account III were sold to FGL and realized a gain of  $3.3. During Fiscal 2014, a capital repayment of  $0.9 was made on the Preferred Return Account I investment.
During Fiscal 2015, the Company recognized an OTTI of  $26.0 on the Preferred Return Account I. Any investment income accrued on this investment was deemed not recoverable; the Company subsequently stopped accruing for investment income from April 2015 and wrote off  $1.3 of accrued investment income. The total realized loss on this investment during Fiscal 2015 was $27.3. Investment income related to the Salus Preferred Return Account I investment is included in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income. The total realized loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. During Fiscal 2015, the Company also realized a loss of  $25.1 in relation to the investments in Salus Preferred Return Accounts II and III, which are held in the FGL funds withheld account. This loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. The total loss recognized in Fiscal 2015 in relation to the Salus Preferred Return accounts was $52.4. No accrued investment income was included in the accompanying Combined Balance Sheets.

During Fiscal 2016, the Company recognized an OTTI of  $1.7 on the Preferred Return Account I. The Company also recognized a loss of  $1.6 in relation to the investments in Salus Preferred Return Accounts II and III, which are held in the FGL funds withheld account. This loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. The total loss recognized in Fiscal 2016 in relation to the Salus Preferred Return accounts was $3.3. No accrued investment income is included in the accompanying Combined Balance Sheets.
On March 28, 2014, the Company purchased $1.4 worth of account interests with an annual preferred dividend of 8% (“EIC Preferred”) in Energy and Infrastructure Capital LLC (“EIC”), an affiliated company indirectly owned by HRG. On September 5, 2014, the Company purchased a further $2.0 of the EIC Preferred investment.
During Fiscal 2015, on January 23, 2015 and August 7, 2015, the Company purchased an additional $1.5 and $0.6, respectively, of EIC Preferred. During Fiscal 2015, the accompanying Combined Balance Sheets total related to this investment was $5.5. On January 14, 2016, the Company purchased an additional $1.4 of EIC Preferred, bringing the total investment in the accompanying Combined Balance Sheets to $6.9. During Fiscal 2016, HRG wound down the operations of EIC. The Company recognized an OTTI of  $6.9. Any investment income accrued on this investment was deemed not recoverable; the Company subsequently stopped accruing for investment income from June 2016 and wrote off  $0.7 of accrued investment income.
The Company’s loss exposure at EIC is limited to the recoverability of the interest and principal of preferred equity and interest carried on the accompanying Combined Balance Sheets. Investment income related to the EIC Preferred investment is included in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income. In prior years, the accrued investment income was included in “Other assets” in the accompanying Combined Balance Sheets. In the current year, no accrued investment income was included in the accompanying Combined Balance Sheets.
On April 24, 2013, FSRC entered into a master participation agreement (“Salus MPA”) with Salus; where Salus originates loans to third-party businesses and Salus sells a pro-rata participation interest to FSRC. On June 27, 2014, the Company subsequently entered into an Investment Management Agreement (“Salus IMA”) with Salus. Under the Salus IMA, Salus originates loans to third-parties and sells a pro-rata participation interest to FSRC. The loans sold to FSRC under the Salus IMA are similar in nature to those under the Salus MPA. Salus targets lending to an underserved mid-market due to few providers with limited access to capital; the loans are highly structured, low risk debt instruments through first-lien collateral lending.
During Fiscal 2015 in July 2015, FSRC sold $9.3 of these loans to FGL at cost price. As of year end, the total of these loans in the accompanying Combined Balance Sheets was $4.5. The Company recognized an OTTI of  $5.3 related to the RadioShack “RS” loan (RS filed for bankruptcy on February 5, 2015) and an OTTI of  $16.3 in respect of the Fredericks of Hollywood “FOH” loan (FOH filed for bankruptcy on April 20, 2015). Any investment income accrued on the RS and FOH loans was deemed not recoverable; the Company subsequently stopped accruing for investment income from the bankruptcy dates. The total realized loss on these loans during Fiscal 2015 was $21.6. The total realized loss is included within “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. The accrued investment income related to the Salus loans (excluding the RS and FOH loans) is included in “Other assets” in the accompanying Combined Balance Sheets. The balance payable for investment management fees is included in “Other liabilities” in the accompanying Combined Balance Sheets. Investment income as well as any asset management fees related to these loans is included in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income.
During Fiscal 2016, the total balance of these loans recognized in “Other assets” in the accompanying Combined Balance Sheets (excluding FOH) was $1.7. The Company recognized an OTTI of  $0.1 and a realized loss of  $0.1 on these investments.
The RS loan realized a gain of  $1.2 during the year and also recognized an unrealized pre-tax gain of $0.3 ($0.2 post tax) recorded in “Accumulated other comprehensive income” in the accompanying Combined Statement of Changes in Shareholder’s Equity.
As a result of the FOH liquidation, the Company received a stream of royalty income to replace the previous FOH loan. This royalty receivable asset has been classified as “Other assets” in the accompanying

Combined Balance Sheets valued at $5.5 as of September 30, 2016. An unrealized gain of  $2.7 was recognized on the royalty receivable and this was recorded in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. There was no accrued investment income related to the Salus loans in the accompanying Combined Balance Sheets. There was no balance payable for investment management fees in the accompanying Combined Balance Sheets.
Salus periodically consolidates their originated loans into a collateralized loan obligation (“CLO”) offering. On September 19, 2013, FSRC purchased a $2.4 Class F Note and a $3.0 Subordinated Note from the $260.0 CLO offering.
Accrued investment income related to the Class F Note and the Subordinate Note was recognized in “Related party investments” in the accompanying Combined Balance Sheets. Investment income on these investments was included in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income.
During Fiscal 2015 in January 2015, FSRC sold the $3.0 Subordinated Note to FGL and realized a loss of  $0.2 from the sale in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. As of year end, FSRC held the Class F Note at $2.3 in the accompanying Combined Balance Sheets.
During Fiscal 2015, the Company realized a loss of approximately $1.2 in relation to the investment in the Subordinated Note, which is held in the FGL funds withheld account. This loss is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income.
During Fiscal 2016, the Company’s investment in the Class F Note was redeemed at par of  $2.4 and a gain of  $0.1 was recognized in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. In the FGL funds withheld account, the Subordinated Note received a redemption of approximately 2% of par of  $0.1. As of year end, the FGL funds withheld account holds the subordinated note of  $2.9 par, at a market value of  $0.8. Any losses from the CLO in the FGL funds withheld are included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. There is no accrued investment income related to any CLO’s in the accompanying Combined Balance Sheets.
On December 31, 2012, the Company entered into its first reinsurance contract, a quota share agreement covering a 10% of FGL’s in force annuity block not already reinsured on a funds withheld basis. The reinsurance agreement covers individual fixed annuities, equity indexed and payout annuities.
Effective September 17, 2014, the Company entered into a second reinsurance contract with FGL, a 30% quota share agreement covering new business of FGL’s MYGA product on a funds withheld basis. This reinsurance agreement was terminated for new business as of April 30, 2015.
The accompanying Combined Balance Sheets accounts related to the above reinsurance contracts with FGL are “Related party investments”, “Funds withheld receivables”, and “Insurance reserves” and the accompanying Combined Statements of Operations transactions are included in “Net investment income”, “Net investment gains (losses)” and “Benefits and other changes in policy reserves”. The related party investments included in the FGL funds withheld asset at fair value in the accompanying Combined Balance Sheets for Fiscal 2016 and 2015 are as follows: Salus Preferred Return Accounts II and III of  $3.3 and $4.9, respectively; HGI Energy note of  $71.8 and $20.0, respectively; and Salus CLO’s of  $0.8 and $8.3, respectively.
Related to the reinsurance agreement with FGL, on December 31, 2012, the Company originally entered into an investment management agreement with HAMCO, an affiliated company indirectly owned by HRG, to provide investment manager services to the funds withheld account. In addition to the Salus IMA, the Company subsequently entered into investment management agreements, to provide investment manager services to the funds withheld account, with the following affiliated companies indirectly owned by HRG: Five Island Asset Management, LLC “FlAM” (subsequently ceased trading on February 20, 2015) and EIC (subsequently ceased trading around June 2016). Asset management fees recorded in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income for

FlAM, EIC and Salus were $Nil (2015: $2.0), $0.1, (2015: $0.2) and $Nil (2015: $0.1). In prior years, the balance payable for investment management fees was included in “Other liabilities” in the Combined Balance Sheets. There are no balance payables as at the end of the current fiscal year.
During Fiscal 2015, FSRC also entered into an IMA with EIC to provide investment manager services to the funds withheld account of one its non-affiliated treaties. EIC originates loans to third-parties and sells a pro-rata participation interest to FSRC. FSRC contributed $1.5 in December 2014 to its first loan participation with EIC. This investment was sold to one of the Company’s non-affiliated treaties in April 2015, where the Company realized a gain of  $0.1 from sale. The realized gain is included in “Net investment gains (losses)” in the accompanying Combined Statements of Comprehensive (Loss) Income. Investment income as well as any asset management fees related to these loans is included in “Net investment income” in the accompanying Combined Statements of Comprehensive (Loss) Income. As of September 30, 2016, the Company had no loan participations through EIC included in debt securities in the accompanying Combined Balance Sheets. Included in “Funds withheld receivables” in the accompanying Combined Balance Sheets during Fiscal 2016 and 2015, from one of the non-affiliated treaties, are loan participations through EIC of  $3.8 and $15.6, respectively.
In February 2013, in connection with the acquisition of EXCO Resources, Inc. by HGI Energy Holdings, LLC (“HGI Energy”), a wholly-owned subsidiary of HRG, HGI Energy entered into a note purchase agreement with two of its affiliates, FGL and the Company, for $100.0 notional aggregate principal amount due February 14, 2021. The notes paid interest at 9.0% per annum, payable semi-annually in arrears on January 1 and July 1. Following the sale of Compass Production Partners, a majority-owned subsidiary of HGI Energy, in Fiscal 2016, the notes were replaced with $92.0 notional aggregate amount of new notes due on August 22, 2017. FGL’s portion of the new notes of  $46.0 was then transferred to a reinsurance funds withheld account, for which FSRC bears the investment risk. In relation to the notes with HGI Energy, for Fiscal 2016, 2015 and 2014, the Company recognized $4.1, $4.5 and $4.5, respectively of net investment income.
On October 23, 2015, FSRC sold bonds issued by Phoenix Life Insurance Company and received approximately $14.0 in aggregate proceeds from the sale. Jefferies acted as the principal in the transaction.
On January 1, 2013, FSRC entered into a support services agreement with FSH and FSRB. The agreement allocates the cost of management services and office space between FSH, FSRB and the Company. Effective July 1, 2014, the support services agreement was revised by deleting FSH and adding FSRD. The expense and related revenue recorded by FSRB have been eliminated in the Combined Statements of Comprehensive (Loss) Income. On October 1, 2015, the Company entered into a support services agreement with HRG. The agreement charges the cost of support services provided to the Company at a fee of  $0.2 per quarter. This expense is included in “Acquisition and operating expenses” in the accompanying Combined Statements of Comprehensive (Loss) Income. The payable due is included in “Other liabilities” in the accompanying Combined Balance Sheets.

The Company’s related party investments as of September 30, 2016 and 2015, and related Statements of Comprehensive (Loss) Income impact for the years ended September 30, 2016, 2015, and 2014 are summarized as follows:
	September 30,
Description	Balance Sheet Classification	2016	2015
Assets:
HGI Energy Notes	Related party investments	$91.0	$50.0
Salus Preferred Equity	Related party investments	6.7	10.4
EIC Preferred Equity	Related party investments	—	6.7
Salus CLO	Related party investments	0.7	8.3
Funds withheld receivables with FGL	Funds withheld receivable	978.8	1,058.0
Liabilities:
Insurance reserves	Insurance reserves	1,054.1	1,102.7
Accounts payable to FGL	Other liabilities	—	7.8
Accounts payable to HRG	Other liabilities	0.2	—
	September 30,
Statement of Comprehensive (Loss) Income Classification	2016	2015	2014
Net investment income	$2.4	$6.1	$7.4
Net investment gains (losses)	101.1	(57.2)	123.5
Benefits and other changes in policy reserves	96.5	(70.1)	86.0
Acquisition and operating expenses	0.6	—	—
(10)
Statutory Requirements

FSRC is required to maintain a minimum net worth of  $0.2 in accordance with its approved business plan with the Cayman Islands Monetary Authority (“CIMA”). The minimum level of net worth was met by FSRC as of September 30, 2016 and 2015.
CIMA has statutory powers that enable it to use its discretion to require FSRC to conduct its operations in accordance with general or specific conditions which may be imposed by CIMA or may be agreed between CIMA and FSRC. Generally, such matters are set out in the business plan which FSRC files with CIMA and, amongst others, includes reference to the risks assumed and retained by FSRC, the premium funding and capitalization levels, and FSRC’s investment policies.
(11)
Subsequent Events

ASC Topic 855, “Subsequent Events” (“ASC 855”), establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires the Company to evaluate events that occur after the balance sheet date through the date the Company’s financial statements are issued and to determine whether adjustments to or additional disclosures in the financial statements are necessary. The Company has evaluated subsequent events through the date these financial statements were issued.
On May 24, 2017, FGL entered into a definitive agreement and plan of merger (the “FGL Merger Agreement”) with CF Corporation (“CF Corp”), FGL US Holdings Inc., an indirect wholly owned subsidiary of CF Corp (“Parent”), FGL Merger Sub Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which CF Corp will acquire FGL for $31.10 per share through the merger of Merger Sub with and into FGL (the “FGL Merger”).
On May 24, 2017, FSRD entered into a share purchase agreement (the “Front Street Purchase Agreement” and together with the “FGL Merger, the “Insurance Operations Agreements”) pursuant to which, subject to the terms and conditions set forth therein, FSRD has agreed to sell to Parent all of the issued and outstanding shares of  (i) FSRC and (ii) FSRB. The purchase price is $65.0 million, subject to customary adjustments for transaction expenses. The definitive documentation contains customary representations, warranties and indemnification obligations. HRG has further agreed to reduce the purchase price, and to indemnify the buyer, for dividends and other value transfers by the Company to HRG and its affiliates from December 31, 2016 through the closing. The closing of the transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, as well as the consummation of the FGL Merger.

Schedule I
FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
Summary of Investments — Other than Investments in Related Parties
September 30, 2016
(In millions)
	Amortized cost	Fair value	Amount at which shown in the balance sheet
Fixed maturities:
Bonds:
United States Government and government agencies and authorities	$72.8	$74.0	$74.0
States, municipalities and political subdivisions	61.6	66.4	66.4
Foreign governments	2.6	2.8	2.8
Public utilities	146.8	145.5	145.5
All other corporate bonds	881.7	887.8	887.8
Mortgage-backed, asset-backed and collateralized	357.5	350.4	350.4
Total fixed maturities	1,523.0	1,526.9	1,526.9
Equity securities:
Nonredeemable preferred stock	8.8	8.2	8.2
Policy loans	8.5	8.5	8.5
Short term investments	95.5	95.5	95.5
Derivative investments	9.8	11.3	11.3
Total investments included in funds withheld receivables(b)	$1,645.6	$1,650.4	$1,650.4

(a)
Represents (i) original cost reduced by repayments and other-than-temporary impairments and adjusted for amortization of premiums and accrual of discounts for fixed maturity securities, (ii) original cost reduced by other-than-temporary impairments for equity securities, (iii) original cost for derivative investments, and (iv) unpaid principal balance reduced by an allowance for credit losses for commercial-mortgage and asset-based loans.

(b)
This represents the underlying investments in FSRC’s funds withheld receivables portfolio.

See accompanying Independent Auditor’s Report.

Schedule III
FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
Supplementary Insurance Information
(In millions)
	As of or for the year ended September 30,
	2016	2015	2014
Life Insurance (single segment):
Future policy benefits, losses, claims and loss expenses	$1,751.3	$1,856.0	$1,418.4
Net investment income	148.0	(107.7)	135.0
Benefits, claims, losses and settlement expenses	153.2	(43.5)	92.8
Other operating expenses	(9.7)	(13.4)	(11.4)

See accompanying Independent Auditor’s Report.

Schedule IV
FRONT STREET RE (CAYMAN) LTD and FRONT STREET RE LTD
Reinsurance
(In millions)
Fiscal 2016	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$244.5	$244.5	100.0%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$—	$5.7	100.0%
Annuity product charges	—	—	96.3	96.3	100.0%
Total premiums and other considerations	$—	$—	$96.3	$102.0	100.0%

Fiscal 2015	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$255.5	$255.5	100.0%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$3.9	$3.9	100.0%
Annuity product charges	—	—	94.2	94.2	100.0%
Total premiums and other considerations	$—	$—	$98.1	$98.1	100.0%

Fiscal 2014	Gross Amount	Ceded to other companies	Assumed from other companies	Net Amount	Percentage of amount assumed to net
Life insurance in force	$—	$—	$—	$—	—%
Premiums and other considerations:
Traditional life insurance premiums	$—	$—	$0.9	$0.9	100.0%
Annuity product charges	—	—	5.3	5.3	100.0%
Total premiums and other considerations	$—	$—	$6.2	$6.2	100.0%

See accompanying Independent Auditor’s Report.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
CF CORPORATION,
FGL US Holdings Inc.,
FGL Merger Sub Inc.
and
FIDELITY & GUARANTY LIFE
Dated as of May 24, 2017

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (together with all annexes, letters, schedules and exhibits hereto, this “Agreement”), dated as of May 24, 2017, is by and among CF Corporation, a Cayman Islands exempted corporation (“CF Corp”), FGL US Holdings Inc., a Delaware corporation and wholly owned indirect subsidiary of CF Corp (“Parent”), FGL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company and Merger Sub each has determined that it is advisable, fair to and in the best interests of its respective stockholders to effect a merger (the “Merger”) of Merger Sub with and into the Company pursuant to the Delaware General Corporation Law (the “DGCL”) upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) shall be converted into the right to receive cash, as set forth herein, all upon the terms and subject to the conditions of this Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”) and (ii) adopted resolutions adopting and approving this Agreement, the Merger and the other transactions contemplated hereby, declaring its advisability and recommending the adoption by the Company Stockholders of this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, following the execution and delivery of this Agreement, and as a condition and material inducement to CF Corp’s, Parent’s and Merger Sub’s willingness to enter into this Agreement, a certain stockholder of the Company is executing and delivering to the Company and CF Corp an irrevocable written consent pursuant to which such holder shall approve and adopt this Agreement in accordance with Sections 228 and 251(c) of the DGCL;
WHEREAS, the Board of Directors of Merger Sub has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of Merger Sub and its sole stockholder and (ii) adopted resolutions adopting and approving this Agreement, the Merger and the other transactions contemplated hereby, declaring its advisability and recommending the adoption by its sole stockholder of this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, the Board of Directors of each of CF Corp and Parent, and Parent, as the sole stockholder of Merger Sub, in each case has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, concurrently with the execution and delivery of this Agreement, CF Corp is delivering to the Company the Equity Commitment Letters whereby Blackstone Tactical Opportunities Fund II L.P. (the “Blackstone Fund”), GSO Capital Partners LP (the “GSO Fund”) and Fidelity National Financial, Inc. (“FNF”) have each committed to provide or cause to be provided to CF Corp a portion of the equity financing necessary to fund the transactions contemplated hereby;
WHEREAS, concurrently with the execution and delivery of this Agreement, CF Corp is delivering to the Company (i) a limited guaranty of the Blackstone Fund, dated as of the date hereof, in favor of the Company (the “Blackstone Fund Limited Guaranty”), whereby the Blackstone Fund has guaranteed certain obligations of CF Corp, Parent and Merger Sub under this Agreement, (ii) a limited guaranty of the GSO Guarantors, dated as of the date hereof, in favor of the Company (the “GSO Limited Guaranty”), whereby the GSO Guarantors have guaranteed certain obligations of CF Corp, Parent and Merger Sub under this Agreement, (iii) a limited guaranty of FNF, dated as of the date hereof, in favor of the Company (the “FNF Limited Guaranty”), whereby FNF has guaranteed certain obligations of CF Corp, Parent and

Merger Sub under this Agreement and (iv) a limited guaranty of Chinh E. Chu and William P. Foley in favor of the Company (the “Fee Reimbursement Letter” and together with the Blackstone Fund Limited Guaranty, the GSO Limited Guaranty and the FNF Limited Guaranty, the “Limited Guaranties”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, CF Corp is delivering to the Company (i) a letter agreement, dated as of the date hereof, by and among the Blackstone Fund, CF Corp and the Company (the “Blackstone Information Letter Agreement”), (ii) a letter agreement, dated as of the date hereof, by and among FNF, William P. Foley, CF Corp and the Company (the “FNF Information Letter Agreement”) and (iii) a letter agreement, dated as of the date hereof, by and among CC Capital Management, LLC, Chinh E. Chu, CF Corp and the Company (together with the Blackstone Information Letter Agreement and the FNF Information Letter Agreement, the “Information Letter Agreements”).
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
Article I
DEFINITIONS AND TERMS
Section 1.01 Defined Terms.
“Accommodation Filings” shall have the meaning set forth in Section 6.03(e).
“Action” shall mean any action, suit or proceeding by or before any Governmental Authority.
“Adverse Recommendation Change” shall have the meaning set forth in Section 6.06(b).
“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that Leucadia National Corporation and Fortress Investment Group LLC and their respective Affiliates, other than HRG Group, Inc. and its controlled Affiliates, shall not constitute “Affiliates” of the Company.
“Agreement” shall have the meaning set forth in the Preamble.
“Alternative Financing” shall have the meaning set forth in Section 6.10(c).
“Annual Financial Statements” shall have the meaning set forth in Section 6.10(a).
“Appraisal Shares” shall mean Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies with, the provisions of Section 262 of the DGCL.
“Benefit Plan” shall have the meaning set forth in Section 4.17(a).
“Blackstone Fund” shall have the meaning set forth in the Recitals.
“Blackstone Fund Limited Guaranty” shall have the meaning set forth in the Recitals.
“Blackstone Information Letter Agreement” shall have the meaning set forth in the Recitals.
“Book-Entry Share” shall mean each entry in the books of the Company (or its transfer agent) representing uncertificated Shares.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Bermuda are authorized or obligated by Law or executive order to be closed.
“Certificate” shall mean each certificate representing one or more Shares or, in the case of uncertificated Shares, each Book-Entry Share.
“Certificate of Merger” shall mean the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.
“CF Corp” shall have the meaning set forth in the Preamble.

“CF Corp Balance Sheet” shall mean the balance sheet of CF Corp as of December 31, 2016 and the footnotes thereto set forth in CF Corp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
“CF Corp Class A Shares” shall have the meaning set forth in Section 5.03(a).
“CF Corp Class B Shares” shall have the meaning set forth in Section 5.03(a).
“CF Corp Disclosure Letter” shall mean the CF Corp Disclosure Letter dated the date hereof and delivered by CF Corp to the Company prior to the execution of this Agreement.
“CF Corp Financial Statements” shall mean all of the financial statements of CF Corp included in the CF Corp Reports.
“CF Corp Material Adverse Effect” shall mean a failure of, or a material impairment of, or material delay in, the ability of CF Corp and its Subsidiaries to perform their obligations under this Agreement.
“CF Corp Ordinary Shares” shall have the meaning set forth in Section 5.03(a).
“CF Corp Permits” shall mean all Permits necessary for the lawful conduct of the businesses of CF Corp and its Subsidiaries (but not including the Company or the Company Insurance Entities).
“CF Corp Preferred Shares” shall have the meaning set forth in Section 5.03(a).
“CF Corp Proxy Statement” shall mean a definitive proxy statement, including the related preliminary proxy statement, and any amendment or supplement thereto, relating to the Merger and this Agreement and the CF Corp Shareholder Proposals to be mailed to the CF Corp Shareholders in connection with the CF Corp Shareholders Meeting.
“CF Corp Reports” shall mean all forms, reports, statements, information, registration statements and other documents (as supplemented and amended since the time of filing) filed or required to be filed by CF Corp with the SEC.
“CF Corp Required Vote” shall mean the affirmative vote of the holders of a majority of the CF Corp Ordinary Shares voted at the CF Corp Shareholders Meeting to approve the CF Corp Shareholder Proposals.
“CF Corp Shareholder Proposals” shall have the meaning set forth in Section 6.05(b).
“CF Corp Shareholder Redemption” shall have the meaning set forth in Section 6.05(b).
“CF Corp Shareholders” shall mean the shareholders of CF Corp.
“CF Corp Shareholders Meeting” shall mean a meeting of the CF Corp Shareholders to be called to consider the CF Corp Shareholder Proposals, including giving effect to any adjournment or postponement thereof.
“CF Corp Shares” shall have the meaning set forth in Section 5.03(a).
“Change in Circumstance” shall mean any material event or development or material change in circumstance with respect to the Company or its Subsidiaries that was not known to the Company Board of Directors prior to the date hereof; provided, that for the avoidance of doubt the receipt or publication of a Takeover Proposal shall not constitute a Change in Circumstance.
“Closing” shall have the meaning set forth in Section 2.02.
“Closing Date” shall have the meaning set forth in Section 2.02.
“Code” shall mean the Internal Revenue Code of 1986.
“Committed Lenders” shall have the meaning set forth in Section 5.13(a).
“Company” shall have the meaning set forth in the Preamble.
“Company 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

“Company Balance Sheet” shall mean the consolidated balance sheet of the Company as of September 30, 2016 and the footnotes thereto set forth in the Company 10-K.
“Company Board of Directors” shall have the meaning set forth in the Recitals.
“Company By-laws” shall mean the Second Amended and Restated By-laws of the Company as amended and restated and as in effect as of the date hereof.
“Company Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as amended and restated and as in effect as of the date hereof.
“Company Common Stock” shall have the meaning set forth in the Recitals.
“Company Disclosure Letter” shall mean the Company Disclosure Letter dated the date hereof and delivered by the Company to CF Corp prior to the execution of this Agreement.
“Company Employee” shall have the meaning set forth in Section 6.13(a).
“Company Equity Plan” shall mean the 2013 Stock Incentive Plan and any other plan or award agreement pursuant to which outstanding Company Stock Options, Company Performance RSUs and Company Restricted Stock Rights have been granted.
“Company Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of August 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Fidelity & Guaranty Life Holdings, Royal Bank of Canada, as administrative agent, and the lenders party thereto, including any successor credit agreement having terms substantially similar to the terms of such Credit Agreement, as such terms may be amended or otherwise modified in accordance with the terms of this Agreement.
“Company Existing Credit Documents” shall mean, collectively, (a) the Company Existing Credit Agreement and (b) the Loan Documents (as defined in the Company Existing Credit Agreement).
“Company Existing Indenture” shall mean the Indenture, dated as of March 27, 2013 (as amended, supplemented or otherwise modified from time to time, including pursuant to the First Supplemental Indenture, dated as of March 27, 2013) by and among Fidelity & Guaranty Life Holdings, as issuer, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
“Company Existing Notes” means the 6.375% Senior Notes of the Company due March 27, 2021 issued under the Company Existing Indenture.
“Company Existing Notes Payoff Amount” means an amount sufficient to pay the redemption price of the Company Existing Notes, together with accrued interest thereon, on the Closing Date pursuant to Section 5.6 of the Company Existing Indenture.
“Company Financial Statements” shall mean all of the financial statements of the Company and its Subsidiaries included in the Company Reports.
“Company Insurance Entities” shall have the meaning set forth in Section 4.11(a).
“Company Material Adverse Effect” shall mean a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change, event, effect or circumstance that results from changes affecting the life insurance and annuity industry, or the United States economy, or from changes affecting worldwide economic or capital market conditions, (b) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself  (but not the underlying cause thereof), or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or any change in the price or trading volume of the Company Common Stock, in and of itself  (but not the underlying cause thereof), (c) any change, event, effect or circumstance arising out of the announcement of this Agreement and the transactions contemplated hereby or the pendency of the

Merger or the identity of the parties to this Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, agents, policyholders, partners or employees of the Company and its Subsidiaries, (d) any actions taken or omitted to be taken in connection with this Agreement (including pursuant to Section 6.03) to obtain any consent, approval, authorization or waiver under applicable Law in connection with the Merger and the other transactions contemplated by this Agreement, (e) any changes in global or national political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to any pandemic, natural disaster or other act of nature, (f) the entering into and performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or any action taken or omitted to be taken by the Company at the request or with the prior consent of CF Corp, Parent or Merger Sub, (g) the effects of any breach, violation or non-performance of any provision of this Agreement by CF Corp, Parent or any of their Affiliates, (h) changes in or adoption of any applicable Laws or regulations or applicable accounting regulations or principles or interpretations thereof  (including, changes in GAAP or in SAP prescribed or permitted by the applicable insurance regulatory authority and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), (i) any pending, initiated or threatened Action against the Company, any of its Affiliates or any of their respective directors or officers arising out of this Agreement or the transactions contemplated hereby, (j) changes in the value of the Investment Assets, (k) any change or development in the credit, financial strength or other rating of the Company, any of its Subsidiaries or its outstanding debt (but not the underlying cause thereof, unless the underlying cause thereof arises directly or indirectly from the proposed funding of the Merger Consideration or the proposed refinancing of any outstanding indebtedness of the Company or any of its Subsidiaries, in which case it shall not be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect), or (l) any item set forth in the Company Disclosure Letter; except with respect to clauses (a), (e) or (h), to the extent that such change, event or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate.
“Company Performance RSU” shall mean a performance restricted stock unit granted pursuant to a Company Equity Plan that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Company Common Stock or cash after the vesting or lapse of restrictions applicable to such performance restricted stock unit.
“Company Permits” shall mean all Permits necessary for the lawful conduct of the businesses of the Company and its Subsidiaries.
“Company Proxy Statement” shall mean a definitive proxy statement, including the related preliminary proxy statement, and any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Stockholders in connection with the Company Stockholders Meeting, in the event the Stockholder Written Consent is not delivered to CF Corp and CF Corp does not terminate this Agreement in accordance with Section 8.01(c).
“Company Related Parties” means the Company, its Affiliates and their respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives; it being understood that the Equity Providers, William P. Foley, Chinh E. Chu, CF Corp, Parent and Merger Sub, together with their respective Affiliates, shall not be Company Related Parties for any purposes hereunder.
“Company Reports” shall mean all forms, reports, statements, information, registration statements and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the SEC since September 30, 2016 through the date hereof.
“Company Required Vote” shall mean the affirmative vote of the holders of at least a majority of the outstanding Shares in favor of adoption of this Agreement.
“Company Restricted Stock Right” shall mean a share of Company Common Stock granted pursuant to a Company Equity Plan that vests solely on the basis of time.
“Company SAP Statements” shall have the meaning set forth in Section 4.11(a).

“Company Stock Option” shall mean each option to purchase shares of Company Common Stock granted pursuant to a Company Equity Plan.
“Company Stock Rights” shall mean any options, warrants, calls, redemption rights, preemptive rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company.
“Company Stockholders” shall have the meaning set forth in the Recitals.
“Company Stockholders Meeting” shall mean a meeting of the Company Stockholders to be called to consider the Merger, including giving effect to any adjournment or postponement thereof.
“Company Termination Fee” shall be $50,000,000.
“Confidentiality Agreement” shall mean the Confidentiality and Non-Disclosure Agreement between the Company and Blackstone Tactical Opportunities Advisors L.L.C. dated March 14, 2017.
“Consent Solicitation” shall have the meaning set forth in Section 6.10(d)(i).
“Consent Solicitation Documents” shall have the meaning set forth in Section 6.10(d)(i).
“Continuing Obligations” means obligations that survive the termination of the Company Existing Credit Documents and repayment of Indebtedness thereunder for which no claim has been asserted and which is not then due and owing.
“Contract” shall have the meaning set forth in Section 4.05(a).
“control” shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.
“Debt Commitment Letter” shall have the meaning set forth in Section 5.13(a).
“Debt Disclosed Conditions” shall have the meaning set forth in Section 5.13(e).
“Debt Documents” means, collectively, the definitive agreements with respect to the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.
“Debt Financing Sources” means the agents, arrangers, lenders and other Persons (including the Committed Lenders) that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing, any high-yield bonds being issued in lieu of any portion of the Debt Financing or any Alternative Financing in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns; it being understood that the Equity Providers, William P. Foley, Chinh E. Chu, CF Corp, Parent and Merger Sub, together with their respective Affiliates, shall not be Debt Financing Sources for any purposes hereunder.
“Debt Tender Offer” shall have the meaning set forth in Section 6.10(d)(ii).
“Debt Tender Offer Documents” shall have the meaning set forth in Section 6.10(d)(ii).
“Delaware Courts” shall have the meaning set forth in Section 9.07.
“Delaware Secretary” shall mean the Secretary of State of the State of Delaware.
“DGCL” shall have the meaning set forth in the Recitals.
“Disclosed Conditions” shall have the meaning set forth in Section 5.10(e).

“Effective Time” shall mean the effective time of the Merger, which shall be the time the Certificate of Merger is duly filed with and accepted by the Delaware Secretary, or such later time as agreed by the parties hereto and specified in such Certificate of Merger.
“Environmental Laws” shall mean any Laws governing pollution or the protection of human health or the environment.
“Equity Commitment Letters” shall have the meaning set forth in Section 5.10(a).
“Equity Financing” shall have the meaning set forth in Section 5.10(a).
“Equity Providers” shall have the meaning set forth in Section 5.10(a).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Exchange Fund” shall have the meaning set forth in Section 3.01.
“Fee Letter” shall have the meaning set forth in Section 5.13(a).
“Fee Reimbursement Letter” shall have the meaning set forth in the Recitals.
“Fidelity & Guaranty Life Holdings” shall mean Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation.
“FNF” shall have the meaning set forth in the Recitals.
“FNF Information Letter Agreement” shall have the meaning set forth in the Recitals.
“FNF Limited Guaranty” shall have the meaning set forth in the Recitals.
“Forward Purchase Agreements” shall have the meaning set forth in Section 5.11(a).
“Forward Purchasers” shall have the meaning set forth in Section 5.11(a).
“FP Disclosed Conditions” shall have the meaning set forth in Section 5.11(e).
“FP Financing” shall have the meaning set forth in Section 5.11(a).
“GAAP” shall mean United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” shall mean any United States federal, state or local or any foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.
“GSO Fund” shall have the meaning set forth in the Recitals.
“GSO Guarantors” means, collectively, GSO Capital Opportunities Fund III LP, GSO COF III Co-Investment Fund LP, GSO Credit Alpha Fund LP, GSO Aiguille des Grands Montets Fund II LP, GSO Churchill Partners II LP, GSO Credit-A Partners LP and GSO Harrington Credit Alpha Fund (Cayman) L.P.
“GSO Limited Guaranty” shall have the meaning set forth in the Recitals.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” shall have the meaning set forth in Section 6.01(h).
“Indemnified Parties” shall have the meaning set forth in Section 6.14(a).
“Indemnitees” shall have the meaning set forth in Section 6.10(b).
“Information Letter Agreements” shall have the meaning set forth in the Recitals.
“Information Statement” shall mean a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act, and any amendment or supplement thereto, relating to the Stockholder Written Consent, the Merger and this Agreement.

“Insurance Contract” shall mean any insurance policy or contract, or any annuity contract or certificate, whether or not registered under the Securities Act, in each case, together with all policies, binders, slips, certificates, participation agreements, applications, supplements, endorsements, riders and ancillary agreements in connection therewith that are issued by the Company Insurance Entities prior to the Closing.
“Insurance Laws” shall have the meaning set forth in Section 4.11(a).
“Intellectual Property Rights” shall mean trademarks, service marks, trade names and trade dress, whether registered or unregistered, and all applications for registrations thereof, and all goodwill associated with or symbolized by any of the foregoing; internet domain names; patents, including pending applications, provisional applications, continuations, divisionals, reissues, and reexaminations thereof and therefor; and copyrights, whether registered or unregistered, and all applications for registration thereof.
“Interim Financial Statements” shall have the meaning set forth in Section 6.10(a).
“Investment Assets” shall have the meaning set forth in Section 4.14(a).
“Investment Guidelines” shall have the meaning set forth in Section 4.14(a).
“IRS” shall mean the Internal Revenue Service.
“Knowledge” shall mean, with respect to (a) the Company as it relates to any fact or other matter, the actual knowledge of the natural Persons set forth in Section 1.01 of the Company Disclosure Letter of such fact or matter as of the date hereof and (b) CF Corp as it relates to any fact or other matter, the actual knowledge of the natural Persons set forth in Section 1.01 of the CF Corp Disclosure Letter of such fact or matter as of the date hereof.
“Law” shall mean any national, regional or local law, statute, ordinance, regulation, judgment, decree, injunction or other legally binding obligation imposed by or on behalf of a Governmental Authority.
“Lead Arrangers” shall have the meaning set forth in Section 5.13(a).
“Letter of Transmittal” shall have the meaning set forth in Section 3.02(a).
“Lien” shall mean any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or hypothecation.
“Limited Guaranties” shall have the meaning set forth in the Recitals.
“Material Contract” shall have the meaning set forth in Section 4.10(a).
“Maximum Premium” shall have the meaning set forth in Section 6.14(b).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 2.04(a).
“Merger Sub” shall have the meaning set forth in the Preamble.
“New Debt Commitment Letter” shall have the meaning set forth in Section 6.10(c).
“Notice of Superior Proposal” shall have the meaning set forth in Section 6.06(b).
“Optional Redemption” shall have the meaning set forth in Section 6.10(d)(iv).
“Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Outside Actuarial Analysis” shall have the meaning set forth in Section 4.12(b).
“Outside Termination Date” shall have the meaning set forth in Section 8.01(h).
“Parent” shall have the meaning set forth in the Preamble.

“Paying Agent” shall mean a bank or trust company reasonably satisfactory to the Company that is organized and doing business under the Laws of the United States or any state thereof appointed by CF Corp to act as paying agent for payment of the Merger Consideration.
“Permit” shall mean any authorization, license, permit, certificate, approval or order of any Governmental Authority.
“Permitted Investments” shall have the meaning set forth in Section 3.01.
“Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or Governmental Authority.
“Prior Transaction Merger Agreement” shall mean the Agreement and Plan of Merger by and among Anbang Insurance Group Co., Ltd., AB Infinity Holding, Inc., AB, Inc. and the Company, dated as of November 8, 2015, as amended.
“Producers” shall mean the agents, general agents, sub-agents, brokers, wholesale brokers, independent contractors, consultants, affinity groups, insurance solicitors, producers or other Persons who sell the Insurance Contracts.
“Prospectus” shall have the meaning set forth in Section 9.12.
“Refinancing” shall have the meaning set forth in Section 5.13(f).
“Reinsurance Contracts” shall have the meaning set forth in Section 4.13.
“Representatives” shall mean directors, officers, employees, auditors, attorneys and financial advisors and other agents or advisors.
“Required Information” shall have the meaning set forth in Section 6.10(a).
“Reserves” shall mean all reserves and other liabilities for claims, benefits, losses (including incurred but not reported losses and losses in the course of settlement), expenses and unearned premium arising under or in connection with an Insurance Contract issued by a Company Insurance Entity as required by SAP.
“Rule 14e-1” shall have the meaning set forth in Section 6.10(d)(ii).
“SAP” shall mean, as to any insurance or reinsurance company, the statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority of the jurisdiction in which it is domiciled.
“SEC” shall mean the Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933.
“Shares” shall have the meaning set forth in Section 2.04(a).
“Stockholder Written Consent” shall have the meaning set forth in Section 6.04(a).
“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock, equity interests or general partnership interests of such corporation, partnership, limited liability company, joint venture or other legal entity, as the case may be.
“Subsidiary Cancellation Amount” shall have the meaning set forth in Section 2.07(d)(i).
“Subsidiary Stock Plan” shall mean the Fidelity & Guaranty Life Holdings Amended and Restated Stock Incentive Plan, dated November 7, 2013.
“Subsidiary Stock Rights” shall mean any options, warrants, calls, redemption rights, preemptive rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.
“Superior Proposal” shall mean any Takeover Proposal that if consummated would result in a Third Party (or the shareholders of any Third Party) owning, directly or indirectly, (a) 50% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or (b) 50% or more (based on the fair market value thereof, as determined by the Company Board of Directors) of the assets of the Company and its Subsidiaries, taken as a whole, which, in either case, the Company Board of Directors determines (after consultation with its financial advisors and outside counsel), taking into account legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing term), would be more favorable to the stockholders of the Company than the Merger.
“Supplemental Indenture” shall have the meaning set forth in Section 6.10(d)(i).
“Surviving Corporation” shall mean the corporation surviving the Merger.
“Takeover Proposal” shall mean any inquiry, proposal or offer from any Third Party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of  (i) 15% or more of the outstanding shares of Company Common Stock or (ii) 15% or more (based on the fair market value thereof, as determined by the Company Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any Third Party owning, directly or indirectly, 15% or more of the outstanding shares of Company Common Stock or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any Third Party (or the shareholders of any Third Party) would own, directly or indirectly, 15% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated by this Agreement.
“Takeover Proposal Documentation” shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Takeover Proposal (other than a confidentiality agreement referred to in Section 6.06(a)).
“Tax” (and, with correlative meaning, “Taxes”) shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Authority.
“Tax Return” shall mean any return, report, information, filing, document or similar statement required to be filed with a Governmental Authority with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.
“Third Party” shall mean any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than CF Corp, Parent, Merger Sub or any Affiliates thereof.
“TIA” shall have the meaning set forth in Section 6.10(d)(ii).
“Topco” shall have the meaning set forth in Section 5.16(a).
“Trust Account” has the meaning given to such term in the Trust Agreement.
“Trust Agreement” shall mean the Investment Management Trust Agreement dated as of May 19, 2016, by and between CF Corp and the Trustee.
“Trustee” shall have the meaning set forth in Section 5.12(a).

“Voting Agreement” means the Voting Agreement, dated as of the date hereof, among the Company and the shareholders of CF Corp party thereto.
“WARN” shall have the meaning set forth in Section 6.13(g).
“Written Consent Delivery Period” shall have the meaning set forth in Section 6.04(a).
Section 1.02 Interpretation.
(a) As used in this Agreement, references to the following terms have the meanings indicated: (i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary; (ii) to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced from time to time; (iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law including any successor to such section; (iv) to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate; (v) to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof; (vi) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; (vii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to May 24, 2017; and (viii) to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Letter and the CF Corp Disclosure Letter) to this Agreement.
(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(c) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.
(d) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(e) References to a “party” hereto means CF Corp, Parent, Merger Sub or the Company and references to “parties” hereto means CF Corp, Parent, Merger Sub and the Company.
(f) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
(g) The parties hereto have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
(h) No summary of this Agreement prepared by or on behalf of any party hereto shall affect the meaning or interpretation of this Agreement.
(i) All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Letter and the CF Corp Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.

Article II
THE MERGER
Section 2.01 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation under the Laws of the State of Delaware.
(b) The Merger shall have the effects set forth in Section 259 of the DGCL and other applicable Law. Accordingly, from and after the Effective Time, the Surviving Corporation shall have all the properties, rights, privileges, powers, interests and franchises and shall be subject to all restrictions, disabilities, debts, duties and liabilities of the Company and Merger Sub.
Section 2.02 Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on the date that is the second (2nd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) set forth in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, unless another time, date or place is agreed to in writing by the parties. The actual time and date at which the Closing occurs are herein referred to as the “Closing Date.”
Section 2.03 Effective Time; Effect of the Merger.   On the Closing Date and subject to the terms and conditions hereof, the Certificate of Merger shall be filed with the Delaware Secretary by CF Corp. The Merger shall become effective at the Effective Time. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.
Section 2.04 Conversion of the Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of CF Corp, Parent, Merger Sub, the Company or the holders of any of the following securities:
(a) Except as provided in Section 2.04(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (the “Shares”) (excluding Appraisal Shares and Company Restricted Stock Rights) shall be canceled and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive, in cash, without interest, $31.10 (the “Merger Consideration”), upon surrender of the Certificate representing such Shares as provided in Article III, in the case of certificated Shares, and automatically, in the case of Book-Entry Shares. All Shares, when so converted, shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a Certificate representing Shares or Book-Entry Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such Shares have been converted, as provided herein.
(b) Each Share that is owned by the Company as treasury stock or otherwise or by any Subsidiary of the Company and each Share owned by CF Corp, Parent, Merger Sub or any other Subsidiary of CF Corp immediately prior to the Effective Time shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.
(c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.05 Organizational Documents.
(a) At the Effective Time, pursuant to the Merger, the certificate of incorporation of the Company shall be amended so as to read in its entirety as set forth on Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation. Thereafter, the certificate of incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by Law (subject to Section 6.14).

(b) At the Effective Time, pursuant to the Merger, the by-laws of the Company shall be amended so as to read in their entirety as set forth on Exhibit B, and, as so amended, shall be the by-laws of the Surviving Corporation. Thereafter, the by-laws of the Surviving Corporation may be amended in accordance with their terms and the certificate of incorporation of the Surviving Corporation and as provided by Law (subject to Section 6.14).
Section 2.06 Directors and Officers of the Surviving Corporation.   At the Effective Time, the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of the Company shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the certificate of incorporation and by-laws of the Surviving Corporation.
Section 2.07 Treatment of Company Stock Options, Company Performance RSUs, Company Restricted Stock Rights and Cash-Settled Awards.
(a) Company Stock Options.   At the Effective Time, each Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount, if any, equal to the product of  (i) the total number of Shares underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option. Each Company Stock Option issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, and the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(a). In the event the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any payment in respect thereof.
(b) Company Performance RSUs.   At the Effective Time, each Company Performance RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the product of  (i) the number of shares of Company Common Stock subject to such Company Performance RSU multiplied by (ii) the Merger Consideration; provided, that for purposes of clause (i), the number of shares of Company Common Stock in respect of such Company Performance RSU immediately prior to the Effective Time shall be deemed to be the target number of shares of Company Common Stock subject to such Company Performance RSU. Each Company Performance RSU issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, and the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(b).
(c) Company Restricted Stock Rights.   At the Effective Time, each Company Restricted Stock Right that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Right multiplied by (ii) the Merger Consideration. Each Company Restricted Stock Right issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, and the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(c).
(d) Cash-Settled Awards.
(i) Fidelity & Guaranty Life Holdings Stock Options.   At the Effective Time, any stock option under the Subsidiary Stock Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the product of  (A) the number of shares of Fidelity & Guaranty Life Holdings common stock underlying such stock option multiplied by (B) the excess, if any, of  $176.32 (the “Subsidiary Cancellation Amount”) over the exercise price per share of Fidelity & Guaranty Life Holdings common stock underlying such stock option. Each Fidelity & Guaranty Life Holdings stock option issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(d)(i). In the event the exercise price of any stock option under the Subsidiary Stock Plan is equal to or greater than the Subsidiary Cancellation Amount, such stock option under the Subsidiary Stock Plan shall be cancelled without any payment in respect thereof.
(ii) Fidelity & Guaranty Life Holdings Restricted Stock Units.   At the Effective Time, any restricted stock unit under the Subsidiary Stock Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the product of  (A) the number of shares of Fidelity & Guaranty Life Holdings common stock subject to such restricted stock units multiplied by (B) the Subsidiary Cancellation Amount. Each Fidelity & Guaranty Life Holdings restricted stock unit issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, and the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(d)(ii).
(iii) Fidelity & Guaranty Life Holdings Dividend Equivalents.   At the Effective Time, each dividend equivalent under the Fidelity & Guaranty Life Holdings 2012 Dividend Equivalent Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the applicable amount accrued with respect thereto. Each Fidelity & Guaranty Life Holdings dividend equivalent issued and outstanding immediately prior to the Effective Time, whether vested or unvested, shall thereafter be immediately canceled, and the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.07(d)(iii).
(e) Payment.   Except as otherwise required under the terms of the applicable award agreement or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the Company Equity Plans and the cash-settled awards described in Section 2.07(d) pursuant to Section 409A of the Code, Parent shall, or shall cause the Surviving Corporation to, pay in cash through its payroll systems all amounts payable pursuant to this Section 2.07 as promptly as practicable following the Effective Time, but in no event later than the later of  (i) the third (3rd) Business Day following the Effective Time and (ii) the end of the Company’s first payroll period following the Effective Time; provided, that any such amounts shall be paid without interest.
(f) Required Actions.   As promptly as reasonably practicable following the date hereof, the Company shall, or shall cause one of its Subsidiaries, as applicable, to (i) take all actions as may be necessary to implement the provisions of this Section 2.07, and (ii) if requested by Parent, take all actions as may be necessary to terminate the Company Equity Plan and/or the Subsidiary Stock Plan, effective as of and conditioned upon the occurrence of the Effective Time.
(g) No Other Payments.   Other than with respect to those Company Stock Rights and Subsidiary Stock Rights set forth in Section 4.03(b) of the Company Disclosure Letter and Section 4.03(c) of the Company Disclosure Letter, respectively, there will be no other payments with respect to any Company Stock Options, Company Performance RSUs and Company Restricted Stock Rights or any stock option, restricted stock unit or dividend equivalent under the Subsidiary Stock Plan pursuant to clauses (a) through (d) of this Section 2.07.
Section 2.08 Appraisal Shares.   Notwithstanding anything in this Agreement to the contrary, any Appraisal Shares shall not be converted into the right to receive the Merger Consideration as provided in Section 2.04(a), but instead at the Effective Time the holders of Appraisal Shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.04(a), without interest or any other payments. The Company shall serve prompt notice to CF Corp of any demands for appraisal of any of the Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and CF Corp shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of CF Corp (which consent shall not be unreasonably withheld, conditioned or delayed), or as otherwise required under the DGCL, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.
Section 2.09 Adjustments to Prevent Dilution.   Subject to the restrictions contained in Section 6.01, in the event that the Company changes the number of Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such change.
Article III
EXCHANGE OF CERTIFICATES
Section 3.01 Paying Agent.   Prior to the Effective Time, Parent shall enter into an agreement (in form and substance reasonably satisfactory to the Company) with the Paying Agent to act as paying agent for the payment of the Merger Consideration upon surrender of the Certificates pursuant to this Article III, in the case of certificated Shares, and automatically, in the case of Book-Entry Shares. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent cash in the aggregate amount required to pay the Merger Consideration in respect of the Shares (such cash amount being referred to herein as the “Exchange Fund”). The Exchange Fund shall be used solely for purposes of paying the Merger Consideration in accordance with this Article III and shall not be used to satisfy any other obligation of the Company or any of its Subsidiaries. Pending distribution of the Exchange Fund in accordance with this Article III, Parent may direct the Paying Agent to invest such cash; provided, that (a) no such investment or losses thereon shall affect the Merger Consideration payable to the Company Stockholders and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the Company Stockholders in the amount of any such losses and (b) such investments (i) shall be obligations of or guaranteed by the United States of America, commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $500,000,000 (collectively “Permitted Investments”) or money market funds that are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this Article III. Any income from investment of the Exchange Fund will be payable solely to Parent. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.
Section 3.02 Exchange Procedures.
(a) As promptly as practicable and in any event within two (2) Business Days after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates that, immediately prior to the Effective Time, represented outstanding Shares subsequently converted into the right to receive the Merger Consideration, as set forth in Section 2.04 (i) a letter of transmittal (a “Letter of Transmittal”) that (A) shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Paying Agent (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.06) and (B) shall be in such form and have such other provisions as the Surviving Corporation may specify, subject to the Company’s reasonable approval (to be sought prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration.
(b) Upon surrender of a Certificate for cancellation to the Paying Agent, together with a Letter of Transmittal, duly completed and executed, and any other documents reasonably required by the Paying Agent or the Surviving Corporation, (i) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to Section 2.04 and (ii) the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. Until surrendered as contemplated by this

Section 3.02, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.
(c) Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable and in any event within three (3) Business Days after the Effective Time, the Merger Consideration to which such holder is entitled to receive pursuant to this Article III.
(d) In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to a transferee if the Certificate representing such Shares is presented to the Paying Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid.
Section 3.03 No Further Ownership Rights.   All Merger Consideration paid upon the surrender for exchange of the Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III, subject to applicable Law in the case of Appraisal Shares.
Section 3.04 Termination of Exchange Fund.   Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Company Stockholders on the date twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any former holder of Shares who has not theretofore received any applicable Merger Consideration to which such Company Stockholder is entitled under this Article III shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws) for payment of claims with respect thereto.
Section 3.05 No Liability.   None of CF Corp, Parent, the Surviving Corporation or Merger Sub or any of their respective Representatives shall be liable to any holder of Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such Shares two years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law or Order, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Section 3.06 Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by and at the discretion of Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct, or the execution and delivery by such Person of an indemnity agreement in such form as Parent or the Surviving Corporation may direct, in each case as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the Merger Consideration.
Section 3.07 Withholding of Tax.   Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares, Appraisal Shares, Company Stock Options, Company Performance RSUs, Company Restricted Stock Rights or

cash-settled awards described in Section 2.07(d), such amounts as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, any Affiliate thereof, or the Paying Agent are paid over to the applicable Governmental Authority in accordance with applicable Law or Order, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, any Affiliate thereof, or the Paying Agent, as the case may be.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by the Company and publicly available prior to the date of this Agreement (but excluding any forward-looking disclosure set forth in any sections titled “Risk Factors” or “forward-looking statements” (or similarly captioned section) or in any other section to the extent the disclosure is a forward-looking statement or predictive, cautionary or forward-looking in nature), or set forth in the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the Company Disclosure Letter to the extent reasonably relevant to such Section or subsection), the Company represents and warrants to each of the other parties hereto as follows:
Section 4.01 Organization and Good Standing; Organizational Documents.
(a) Each of the Company and its Subsidiaries (i) is a corporation or other legal entity, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, except where any failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (ii) has full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) The copies of the Company Certificate of Incorporation and Company By-laws that are incorporated by reference into the Company 10-K are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company By-laws.
Section 4.02 Authority for Agreement.   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including the approval of the Company Board of Directors), and no other corporate proceedings on the part of the Company, and no other votes or approvals of any class or series of capital stock of the Company, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than, with respect to the consummation of the Merger and the adoption of this Agreement, the Company Required Vote). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by CF Corp, Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (b) the exercise by courts of equity powers. As of the date of this Agreement, the Company Board of Directors has (i) approved, and declared advisable, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (ii) determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its stockholders, (iii) directed that this Agreement be submitted to the Company Stockholders for adoption and (iv) recommended that the Company Stockholders adopt this Agreement and the transactions contemplated hereby, including the Merger, at the Company Stockholders Meeting, if required to be held pursuant to the terms of this Agreement. The only vote of the stockholders of the Company required to adopt this Agreement and approve the transactions contemplated hereby is the Company Required Vote.
Section 4.03 Capitalization.
(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock. As of May 5, 2017, 58,992,572 shares of Company Common Stock are issued and outstanding of which (i) 108,480 shares are Company Restricted Stock Rights, as set forth in Section 4.03(b), and (ii) 568,847 shares are held in the Company’s treasury, no shares of preferred stock are issued and outstanding and no shares of Company Common Stock or preferred stock are held by a Subsidiary of the Company. All outstanding Shares are, and any additional shares of Company Common Stock issued by the Company after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth in this Section 4.03(a) and for changes after the date hereof resulting from the vesting of awards granted pursuant to the Company Equity Plans outstanding on the date hereof, there are no outstanding shares of capital stock of or other voting securities or ownership interests in the Company.
(b) As of May 5, 2017, (i) 364,865 Company Stock Options are outstanding, (ii) 487,404 Company Performance RSUs are outstanding, (iii) 108,480 Company Restricted Stock Rights are outstanding and (iv) 1,090,260 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the Company Equity Plans. Section 4.03(b) of the Company Disclosure Letter sets forth a true and complete list (which shall be updated not later than five (5) days prior to the Effective Time) of each outstanding award granted pursuant to the Company Equity Plans, including, as applicable, the holder, date of grant, vesting schedule and number of shares of Company Common Stock subject thereto (assuming target level performance). Except as set forth in this Section 4.03(b), as of the date hereof, there are no Company Stock Rights.
(c) As of May 5, 2017, (i) 73,572 Fidelity & Guaranty Life Holdings stock options are outstanding, (ii) no Fidelity & Guaranty Life Holdings restricted stock units are outstanding, (iii) no Fidelity & Guaranty Life Holdings dividend equivalents are outstanding and (iv) no shares of Fidelity & Guaranty Life Holdings common stock are authorized and reserved for future issuance pursuant to the Subsidiary Stock Plans. Section 4.03(c) of the Company Disclosure Letter sets forth a true and complete list (which shall be updated not later than five (5) days prior to the Effective Time) of each outstanding award granted pursuant to the Subsidiary Stock Plan or the Fidelity & Guaranty Life Holdings 2012 Dividend Equivalent Plan, as applicable, including, as applicable, the holder, date of grant, exercise price, vesting schedule and number of shares of Fidelity & Guaranty Life Holdings common stock subject thereto. Except as set forth in this Section 4.03(c), there are no Subsidiary Stock Rights.
(d) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or Company Stock Rights or to pay any dividend or make any other distribution in respect thereof. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries.

(e) As of the date hereof, neither the Company nor any of its Subsidiaries has provided any guarantee with respect to material indebtedness of another Person, other than the Company or any wholly-owned Subsidiary of the Company.
Section 4.04 Company Subsidiaries.   A true and complete list of all the Subsidiaries of the Company as of the date hereof is set forth in Exhibit 21.1 to the Company 10-K. The Company or one of its wholly owned Subsidiaries is the owner of all outstanding shares of capital stock of each Subsidiary of the Company and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company free and clear of all Liens. There are no outstanding Subsidiary Stock Rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Subsidiary of the Company or any Subsidiary Stock Rights or to pay any dividend or make any other distribution in respect thereof.
Section 4.05 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger (subject to the approval of this Agreement by the Company Required Vote) and the other transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company By-laws, or the equivalent charter documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 4.05(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties contained in Section 5.04(b), conflict with or violate any Law applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which the Company or any of its Subsidiaries is entitled under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or authorization (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of the Company or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization, waiver or permit of, or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of  (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the New York Stock Exchange or Nasdaq, (iv) filing and recordation of the Certificate of Merger, as required by the DGCL, (v) the consents, approvals, authorizations, waivers, permits, filings and notifications set forth in Section 4.05(b) of the Company Disclosure Letter and (vi) such other consents, approvals, authorizations, waivers, permits, filings and notifications that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
Section 4.06 Compliance.   The Company and its Subsidiaries hold, and at all times since June 30, 2016 have held, all Company Permits material to the conduct of their respective businesses and are, and since June 30, 2016 have been, in compliance with the terms of such material Company Permits. All such material Company Permits are in full force and effect in all material respects. The business of the Company and its Subsidiaries is not being, and at all times since June 30, 2016 has not been, conducted in material violation of any Law or Order. Since June 30, 2016 through the date hereof, neither the Company nor any of its Subsidiaries has received any written notification or, to the Knowledge of the Company, oral notification from any Governmental Authority of any material violation of Law applicable to the Company or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound.
Section 4.07 Litigation.
(a) As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or their respective directors or officers in their capacities as such, that, if determined adversely, would reasonably be likely to have a Company Material Adverse Effect.
(b) As of the date hereof, there is no Order outstanding against the Company or any of its Subsidiaries or their respective businesses that would reasonably be likely to have a Company Material Adverse Effect. Since June 30, 2016, neither the Company nor any of its Subsidiaries has been advised in writing by any Governmental Authority that it is considering issuing any Order that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
Section 4.08 Company Reports; Financial Statements.
(a) The Company has filed all Company Reports required to be filed with the SEC. As of their respective filing date or, if amended, as of the date of that last such amendment, each Company Report has complied with the applicable requirements of the Securities Act and the Exchange Act, as applicable, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. None of the Company Reports contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted or omits or will omit, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
(b) The Company has made available (including via the SEC’s EDGAR system, as applicable) to CF Corp all of the Company Financial Statements. The Company Financial Statements fairly present, in conformity in all material respects with GAAP, in each case, consistently applied for the periods involved, the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the respective periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP).
(c) There are no liabilities of the Company or any of its Subsidiaries, whether fixed, contingent or otherwise, other than liabilities (i) disclosed and provided for in the Company Balance Sheet or in the balance sheets included in the Company Reports filed prior to the date of this Agreement, (ii) incurred in the ordinary course of business since June 30, 2016, (iii) incurred on behalf of the Company in connection with the transactions contemplated by this Agreement or (iv) which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(d) The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that information required to be disclosed by the Company in reports that its files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company Reports.
(e) The Company maintains a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management’s authorization, (ii) that transactions are recorded as necessary to permit the preparation of financial statements for external purposes in accordance with GAAP and (iii) regarding prevention and timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(f) The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board of Directors, (i) all “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. For the purposes of this Section 4.08(f), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(g) Since June 30, 2016, (i) neither the Company nor any of its Subsidiaries has received any material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board of Directors or any committee thereof or to any director or officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.
(h) There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act, to which the Company or any of its Subsidiaries is a party.
Section 4.09 Absence of Certain Changes or Events.   Except as contemplated by, or as disclosed in, this Agreement: (a) since September 30, 2016 through the date hereof, the Company and its Subsidiaries have conducted their businesses in the ordinary course in all material respects; and (b) since September 30, 2016, no Company Material Adverse Effect has occurred.
Section 4.10 Contracts.
(a) Except for this Agreement, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by: (i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b) (10) of Regulation S-K under the Securities Act (in each case, other than a Benefit Plan) ; (ii) any Contract containing covenants binding upon the Company or any of its Subsidiaries that materially restricts the ability of the Company or any of its Subsidiaries to compete in any business or in any geographic area that is material to the Company and its Subsidiaries, taken as a whole, as of the date hereof; (iii) any Contract with respect to a material joint venture or material partnership agreement; (iv) any Contract which provides for any guarantee of third party obligations, other than any guarantees by the Company of its Subsidiaries’ obligations or guarantees by the Subsidiaries of the Company of the Company’s obligations; or (v) any Contract which provides for material payments to be made by the Company or any of its Subsidiaries upon a change in control thereof  (other than a Benefit Plan), except in the case of clauses (i) through (v) for any (A) such Contract that may be canceled without material penalty by the Company or any of its Subsidiaries upon notice of one hundred and twenty (120) days or less and (B) information technology Contract. Each such Contract described in clauses (i) through (v) is referred to herein as a “Material Contract.”
(b) Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. There is no default under any Material Contract by the Company or any of its Subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
Section 4.11 Insurance Reports.
(a) A true and complete list as of the date hereof of all the Subsidiaries through which the Company conducts its material insurance operations (collectively, the “Company Insurance Entities”) is set forth in Section 4.11 of the Company Disclosure Letter. Since June 30, 2016, each of the Company Insurance Entities has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the “Company SAP Statements”), except for such failures to file which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The financial statements included in the Company SAP Statements fairly present, in conformity in all material respects with SAP, in each case, consistently applied for the periods involved, the statutory financial position of the relevant Company Insurance Entity at the respective dates thereof and the results of operations of such Company Insurance Entity for the respective periods indicated, and no material deficiency has been asserted by any Governmental Authority with respect to any Company SAP Statements that has not been resolved prior to the date hereof. Except as indicated therein, all assets that are reflected as admitted assets on the Company SAP Statements comply with all applicable federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, the “Insurance Laws”) with respect to admitted assets, as applicable, except for such failures to comply that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) The Reserves reported in the Company SAP Statements (i) were determined in accordance with generally accepted actuarial standards consistently applied throughout the specified period and (ii) are fairly stated in accordance with sound actuarial principles and applicable SAP, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company does not make any representation or warranty in this Section 4.11(b)or in any other provision of this Agreement to the effect that the Reserves will be sufficient or adequate for the purposes for which they were established or that such Reserves may not develop adversely or, subject to Section 4.13, that the reinsurance recoverables taken into account in determining the amount of the Reserves will be collectible.
Section 4.12 Insurance Business.
(a) All policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof  (including all applications, supplements, endorsements, riders and ancillary documents in connection therewith) that are issued by a Company Insurance Entity, and any and all marketing materials are, to the extent required under applicable Insurance Laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or, to the extent required by applicable Laws, have been filed with and not objected to by such authority within the period provided for objection, except that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) A true and complete copy of the actuarial report referenced in Section 4.12(b) of the Company Disclosure Letter has been made available to CF Corp (the “Outside Actuarial Analysis”). To the Knowledge of the Company, the information and data furnished by the Company or any Company Insurance Entity to its outside actuary and used in the preparation of the Outside Actuarial Analysis were accurate in all material respects for the periods covered in the Outside Actuarial Analysis.
(c) Except to the extent prohibited by applicable Law, the Company has made available to CF Corp true and complete copies of  (i) any material reports on financial examination (including draft reports where final reports are not yet available) and (ii) any material reports on market conduct examination (including draft reports where final reports are not yet available), in the case of each of  (i) and (ii) delivered by any insurance regulatory authority in respect of any Company Insurance Entity since June 30, 2016 through the date hereof.
(d) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, since June 30, 2016, to the Knowledge of the Company, (i) each Producer, at the time such Producer sold or produced any Insurance Contract, was duly and appropriately appointed by a Company Insurance Entity, in compliance with applicable Law, to act as a Producer for a Company Insurance Entity and was duly and appropriately licensed as a Producer (for the type of business sold or produced by such Producer on behalf of a Company Insurance Entity), in each jurisdiction in which such Producer was required to be so licensed and no such Producer violated any term or provision of applicable

Law relating to the sale or production of any Insurance Contract, (ii) no Producer has breached the terms of any agency or broker contract with a Company Insurance Entity or violated any Law or policy of a Company Insurance Entity in the solicitation, negotiation, writing, sale or production of business for any Company Insurance Entity and (iii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of applicable Law in connection with such Producer’s actions in his, her or its capacity as a Producer for a Company Insurance Entity or any enforcement or disciplinary proceeding alleging any such violation.
Section 4.13 Reinsurance.   Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (a) each Company Insurance Entity has appropriately taken credit in its Company SAP Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements (the “Reinsurance Contracts”) to which it is a party, (b) none of the applicable Company Insurance Entities or, to the Knowledge of the Company, any counterparty to any Reinsurance Contract is (with or without notice or lapse of time or both) in default or breach under the terms of such Reinsurance Contract, (c) none of the Company Insurance Entities or, to the Knowledge of the Company, any reinsurer under any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated and (d) no written notice of intended cancellation has been received by any Company Insurance Entity from any such reinsurer, and there are no disputes under any Reinsurance Contract.
Section 4.14 Investment Assets.
(a) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) each of the investment assets owned by a Company Insurance Entity (the “Investment Assets”) complied in all respects with the investment policies and guidelines as in effect at the time such Investment Asset was acquired by the applicable Company Insurance Entity (the “Investment Guidelines”) and (ii) the Company and each of its Subsidiaries has good and marketable title in and to all of the Investment Assets it purports to own, free and clear of all Liens.
(b) As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which the Company or any of its Subsidiaries may be subject upon or after the Closing.
Section 4.15 Taxes.
(a) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries:
(i) have timely filed or caused to be filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by such entities with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed, and all such Tax Returns are complete and correct;
(ii) have timely paid or caused to be paid all Taxes due and payable other than Taxes being contested in good faith and for which adequate reserves in accordance with GAAP have been established on the most recent Company Financial Statements; and
(iii) have complied with all applicable Tax Laws with respect to the withholding of Taxes.
(b) There are no pending audits with respect to any material Tax Returns of the Company or any of its Subsidiaries and no waivers of statutes of limitations in respect of material Taxes have been given or requested by the Company or any of its Subsidiaries that are currently outstanding.

(c) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, no Liens for Taxes have been filed against the Company or any of its Subsidiaries, except for Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith and for which adequate reserves in accordance with GAAP have been established on the most recent Company Financial Statements.
(d) With respect to all taxable periods in which the applicable statute of limitations has not expired, no material unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed in writing against the Company or any of its Subsidiaries.
(e) Since April 6, 2011 through the date hereof, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.
(f) There are no agreements relating to the allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party, other than agreements with the Company or any of its Subsidiaries and other than agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, the primary purpose of which does not relate to Taxes.
(g) Neither the Company nor any of its Subsidiaries is required to include any material amounts in income, or exclude any material item of deduction, after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date outside of the ordinary course of business, (iii) election under Section 108(i) of the Code or (iv) adjustment pursuant to Section 481(a) or Section 807 of the Code with respect to a change in accounting method that occurred before the date hereof.
(h) Neither the Company nor any of its Subsidiaries has entered into a closing agreement or other similar agreement with a Governmental Authority relating to Taxes of the Company or any of its Subsidiaries with respect to a taxable period for which the statute of limitations is still open.
(i) Neither the Company nor any of its Subsidiaries has any material liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, consolidated, combined or unitary group for Tax purposes under state, local or foreign Law (other than a group the common parent of which is the Company or any Subsidiary), or has any material liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor. None of Company Insurance Entities is included in any affiliated, consolidated, combined or unitary group for Tax purposes (other than a group the common parent of which is one of the Company Insurance Entities).
(j) Within the two-year period ending on the Closing Date, neither the Company nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.
(k) Each of the Company Insurance Entities is and has been a life insurance company under Section 816(a) of the Code and subject to United States federal income taxation under Section 801 of the Code. None of the Company Insurance Entities has a “policyholders surplus account” within the meaning of Section 815 of the Code which has a positive balance.
(l) Notwithstanding any other representation or warranty in this Article IV, the representations and warranties in this Section 4.15 and in Section 4.17 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to Taxes.
Section 4.16 Related Party Transactions.   Since June 30, 2016 through the date hereof, there has been no transaction, or series of related transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.17 Employee Benefit Plans.
(a) Section 4.17(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of  (i) each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries would reasonably be likely to have any material liability; and (ii) each other material employee benefit plan, program or arrangement, including any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan, or employment or consulting agreement, for the benefit of any current or former employee or director of the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that the Company or any of its Subsidiaries presently sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries would reasonably be likely to have any material liability (each, a “Benefit Plan”).
(b) With respect to each Benefit Plan, the Company has made available to CF Corp a true and complete copy of such Benefit Plan, including any amendments thereto, and a true and complete copy of the following items (in each case, only if applicable) (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed annual report on IRS Form 5500, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (v) the most recently received IRS determination letter.
(c) Neither the Company nor any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, in each case, as defined in Sections 414(b), (c), (m) or (o) of the Code maintains, contributes to or sponsors (or has in the past six (6) years maintained, contributed to, or sponsored) a multiemployer plan as defined in Section 3(37) of ERISA or an employee benefit plan that is subject to Section 302 or Title IV Plan of ERISA or Section 412 of the Code.
(d) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) each Benefit Plan has been operated and administered in accordance with its terms and applicable Law, including but not limited to ERISA and the Code, (ii) as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, as applicable, or otherwise involving any such Benefit Plan (other than routine claims for benefits), (iii) with respect to each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, (A) each such Benefit Plan has been determined to be so qualified and has received a favorable determination or opinion letter from the IRS with respect to its qualification, (B) the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code, and (C) no event has occurred that would reasonably be likely to result in disqualification or adversely affect such exemption and (iv) no Benefit Plan provides welfare benefits, including death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated solely by applicable Law.
(e) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former officer or employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such officer or employee and (ii) no amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.
Section 4.18 Labor Relations.   None of the Company or any of its Subsidiaries is a party to or bound by any collective bargaining agreement. Since June 30, 2016 through the date hereof, there has been no strike or lockout affecting the Company or any of its Subsidiaries.
Section 4.19 Intellectual Property.   Section 4.19 of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all patents and patent applications, trademark registrations and applications, copyright registrations and applications and domain name registrations, in each case which are owned by the Company or a Subsidiary of the Company as of the date hereof. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns, or is licensed or otherwise has the right to use, all Intellectual Property Rights that are used in and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as presently conducted. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, and, as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing that the Company or any of its Subsidiaries is infringing the Intellectual Property Rights of any Person, except for such infringements, misappropriations, violations and claims that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. To the Knowledge of the Company, no Person is infringing any Intellectual Property Rights owned by the Company or a Subsidiary of the Company in a manner that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
Section 4.20 Insurance Coverage.   The Company and its Subsidiaries maintain policies of insurance in such amounts and against such risks as the Company believes to be commercially reasonable. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, all such insurance policies are in full force and effect and neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy.
Section 4.21 Real Property.   Section 4.21 of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each lease and/or sublease to which the Company or any of its Subsidiaries is a party. Other than the leases and/or subleases set forth in Section 4.21 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns or holds any interest in any real property.
Section 4.22 Environmental Matters.   Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (a) neither the Company nor any Subsidiary has received written notice from any Governmental Authority or other Person alleging that the Company or any Subsidiary is in violation of any applicable Environmental Law and (b) the Company and its Subsidiaries are in compliance with applicable Environmental Laws.
Section 4.23 Proxy or Information Statement.   The Company Proxy Statement or the Information Statement, as applicable, will, if and when filed with the SEC and at the time it is mailed to the Company Stockholders comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the information provided by the Company to be included in the Company Proxy Statement, the CF Corp Proxy Statement or the Information Statement, as applicable, at the date it is first mailed to the Company Stockholders or the CF Corp Shareholders, and at the time of the Company Stockholders Meeting and/or the CF Corp Shareholders Meeting, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries shall occur which is required to be described in the Company Proxy Statement, the CF Corp Proxy Statement or the Information Statement, as applicable, such event shall be so described, and an amendment or supplement shall be filed with the SEC and, if required by Law, disseminated to the Company Stockholders and the CF Corp Shareholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by CF Corp, Parent or Merger Sub that is contained or incorporated by reference in any of the foregoing documents.
Section 4.24 Takeover Statutes.   Assuming the accuracy of the representations and warranties of CF Corp, Parent and Merger Sub contained in Section 5.18, the Company Board of Directors has taken or shall have taken all action prior to the Closing, to ensure that no restrictions included in any “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation (including Section 203 of the DGCL) enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

Section 4.25 Termination of Prior Transaction.   The Company has terminated the Prior Transaction Merger Agreement in accordance with its terms and, to the Knowledge of the Company, has no material further liabilities or obligations thereunder.
Section 4.26 Financial Advisor Opinion.   Each of Credit Suisse Securities (USA) LLC and Rothschild Inc. has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders (other than CF Corp, Parent and their respective Affiliates and FS Holdco II Ltd.) of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.
Section 4.27 Brokers.   No broker, finder or investment banker (other than Credit Suisse Securities (USA) LLC, Jefferies LLC and Rothschild Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.
Section 4.28 No Other Representation or Warranty.   Except for the representations and warranties expressly contained in this Article IV, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided to CF Corp, Parent, Merger Sub or their Representatives or Affiliates in connection with the transactions contemplated hereby. Neither the Company nor any other Person will have or be subject to any liability to CF Corp, Parent, Merger Sub or any other Person resulting from the distribution to CF Corp, Merger Sub or their respective Representatives or Affiliates, or CF Corp’s, Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of, any such information, including any information, documents, projections, forecasts or any other material made available to CF Corp, Parent, Merger Sub or their Representatives or Affiliates in certain “data rooms” or management presentations in connection with CF Corp’s, Parent’s and Merger Sub’s consideration and review of the transactions contemplated hereby, unless any such information is expressly included in a representation or warranty contained in this Article IV. Except for the representations and warranties contained in Article V, the Company acknowledges that none of CF Corp, Parent, Merger Sub or any Person on behalf of CF Corp, Parent or Merger Sub makes any other express or implied representation or warranty with respect to CF Corp, Parent or Merger Sub or with respect to any other information provided or made available to the Company in connection with the transactions contemplated by this Agreement.
Article V
REPRESENTATIONS AND WARRANTIES OF CF CORP, PARENT AND MERGER SUB
Except as set forth in the CF Corp Disclosure Letter (it being understood that any information set forth in one section or subsection of the CF Corp Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the CF Corp Disclosure Letter to the extent reasonably relevant to such Section or subsection), CF Corp, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.01 Organization and Good Standing.   Each of CF Corp and its Subsidiaries, including Parent and Merger Sub, (i) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, except where any failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect, (ii) has full corporate or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.

Section 5.02 Authority for Agreement.   Each of CF Corp, Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by CF Corp, Parent and Merger Sub of this Agreement, and the consummation by CF Corp, Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of CF Corp, Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock of CF Corp, Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than solely the CF Corp Required Vote). This Agreement has been duly executed and delivered by CF Corp, Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of CF Corp, Parent and Merger Sub enforceable against CF Corp, Parent and Merger Sub in accordance with its terms, except as enforcement thereof may be limited against CF Corp, Parent or Merger Sub by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (b) the exercise by courts of equity powers.
Section 5.03 Capitalization.
(a) The authorized capital stock of CF Corp consists of 400,000 shares of Class A ordinary shares, par value $0.0001 per share (“CF Corp Class A Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“CF Corp Class B Shares” and, together with the CF Corp Class A Shares, the “CF Corp Ordinary Shares”) and 1,000,000 preferred shares, par value $0.0001 per share (the “CF Corp Preferred Shares” and, together with the CF Corp Ordinary shares, the “CF Corp Shares”). As of the date hereof, 69,000,000 CF Corp Class A Shares, 15,000,000 CF Corp Class B Shares and no CF Corp Preferred Shares are issued and outstanding. All outstanding CF Corp Shares are, and any additional CF Corp Shares issued by CF Corp after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth in this Section 5.03(a), there are no outstanding shares of capital stock of or other voting securities or ownership interests in CF Corp.
(b) As of the date hereof, 50,300,000 warrants, each entitling the holder thereof to purchase one CF Corp Class A Share at a price of  $11.50, are issued and outstanding.
Section 5.04 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by CF Corp, Parent and Merger Sub do not, and the performance of this Agreement by CF Corp, Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not (subject to receipt of the CF Corp Required Vote), (i) conflict with or violate the certificate of incorporation, by-laws or the equivalent charter documents of CF Corp, Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 5.04(b)have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties contained in Section 4.05(b), conflict with or violate any Law applicable to CF Corp or its Subsidiaries or by which any property or asset of CF Corp or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which CF Corp or any of its Subsidiaries is entitled under, any Contract to which CF Corp or any of its Subsidiaries is a party or by which CF Corp or any of its Subsidiaries, or any property or asset of CF Corp or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of CF Corp or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.

(b) The execution and delivery of this Agreement by CF Corp, Parent and Merger Sub do not, and the performance of this Agreement by CF Corp, Parent and Merger Sub will not, require any action, consent, approval, authorization, waiver or permit of, or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of  (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the New York Stock Exchange or Nasdaq, (iv) filing and recordation of the Certificate of Merger, as required by the DGCL, (v) the consents, approvals, authorizations, waivers, permits, filings and notifications set forth in Section 5.04(b) of the CF Corp Disclosure Letter and (vi) such other consents, approvals, authorizations, waivers, permits, filings and notifications that would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.
Section 5.05 Compliance.   CF Corp and its Subsidiaries, including Merger Sub, hold all CF Corp Permits and are in compliance with the terms of such CF Corp Permits, except where the failure to hold or be in compliance with such CF Corp Permits would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect. The business of CF Corp and its Subsidiaries, including Merger Sub, is not being conducted in violation of any Law or Order, except for violations that would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect. No investigation or review by any Governmental Authority with respect to CF Corp or any of its Subsidiaries or their respective business is pending or, to the Knowledge of CF Corp, threatened in writing that would, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.
Section 5.06 Litigation.
(a) As of the date hereof, there is no Action pending or, to the Knowledge of CF Corp, threatened in writing against CF Corp or any of its Subsidiaries, including Merger Sub, that, if determined adversely, would, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.
(b) As of the date hereof, there is no Order outstanding against CF Corp or any of its Subsidiaries, including Merger Sub, or their respective businesses that would, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.
Section 5.07 No Regulatory Impediments.
(a) CF Corp has no reason to believe that any facts or circumstances related to its or its Affiliates’ identity, financial condition, jurisdiction of domicile or regulatory status will impair or delay its ability to promptly obtain the consents, approvals, authorizations and waivers set forth in Section 5.04(b).
(b) Since December 31, 2016, no CF Corp Material Adverse Effect has occurred.
Section 5.08 CF Corp Reports; Financial Statements.
(a) CF Corp has filed all CF Corp Reports required to be filed with the SEC. As of their respective filing date or, if amended, as of the date of that last such amendment, each CF Corp Report has complied with the applicable requirements of the Securities Act and the Exchange Act, as applicable, except as would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect. None of the CF Corp Reports contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted or omits or will omit, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
(b) CF Corp has made available (including via the SEC’s EDGAR system, as applicable) to the Company all of the CF Corp Financial Statements. The CF Corp Financial Statements fairly present, in conformity in all material respects with GAAP, in each case, consistently applied for the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of CF Corp at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the respective periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP).

(c) There are no liabilities of CF Corp or any of its Subsidiaries, whether fixed, contingent or otherwise, other than liabilities (i) disclosed and provided for in the CF Corp Balance Sheet or in the balance sheets included in the CF Corp Reports filed prior to the date of this Agreement, (ii) incurred in the ordinary course of business since June 30, 2016, (iii) incurred on behalf of CF Corp in connection with the transactions contemplated by this Agreement or (iv) which would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect.
(d) CF Corp maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that information required to be disclosed by CF Corp in reports that its files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the management of CF Corp as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the CF Corp Reports.
(e) CF Corp maintains a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management’s authorization, (ii) that transactions are recorded as necessary to permit the preparation of financial statements for external purposes in accordance with GAAP and (iii) regarding prevention and timely detection of the unauthorized acquisition, use or disposition of CF Corp’s assets that could have a material effect on the financial statements.
(f) Since June 30, 2016, (i) neither CF Corp nor any of its Subsidiaries has received any material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of CF Corp or any of its Subsidiaries or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that CF Corp or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing CF Corp or any of its Subsidiaries, whether or not employed by CF Corp or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by CF Corp or any of its Subsidiaries or their respective officers, directors, employees or agents to CF Corp’s Board of Directors or any committee thereof or to any director or officer of CF Corp pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.
(g) There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act, to which CF Corp is a party.
Section 5.09 Financial Capability.   The aggregate proceeds from the Equity Financing, together with the amounts to be contributed to CF Corp from the Trust Account and the proceeds of the FP Financing, constitute all of the financing required for the consummation of the transactions contemplated by this Agreement and are sufficient to permit CF Corp to fund the Merger Consideration set forth in Article II and any other amounts payable by CF Corp, Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with this Agreement and the transactions contemplated hereby.
Section 5.10 Equity Financing.
(a) CF Corp has delivered to the Company true, correct and complete copies of the fully executed equity commitment letters from each of the Blackstone Fund, GSO Fund and FNF (collectively, the “Equity Providers”), dated as of the date hereof  (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement, the “Equity Commitment Letters”) pursuant to which each of the Equity Providers has committed, subject to the terms and conditions therein, to provide equity financing to Parent in the amounts set forth therein for purpose of funding the transactions contemplated hereby (the “Equity Financing”). The Equity Commitment Letters provide, and will continue to provide, that the Company is a third party beneficiary thereof.
(b) The Equity Commitment Letters are in full force and effect and are legal, valid and binding obligations of CF Corp and the Equity Providers, enforceable in accordance with their respective terms. As of the date of this Agreement, the Equity Commitment Letters have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated.

(c) As of the date of this Agreement, neither CF Corp nor any Equity Provider has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Equity Commitment Letters, and to the Knowledge of CF Corp, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be likely to (i) constitute or result in a breach or default on the part of any Person under the Equity Commitment Letters, (ii) constitute or result in a failure by CF Corp or the Equity Providers to satisfy a condition precedent to or other contingency to be satisfied by CF Corp or the Equity Providers set forth in the Equity Commitment Letters, (iii) make any of the statements by CF Corp or the Equity Providers set forth in the Equity Commitment Letters inaccurate in any material respect or (iv) subject to the satisfaction (or waiver by CF Corp, CF Corp and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02, otherwise result in any portion of the Equity Financing not being available.
(d) As of the date of this Agreement, none of CF Corp, Parent or Merger Sub has received any notice or other communication from the Equity Providers with respect to (i) any actual or potential breach or default on the part of CF Corp or the Equity Providers, (ii) any actual or potential failure by CF Corp or the Equity Providers to satisfy any condition precedent or other contingency to be satisfied by CF Corp or the Equity Providers set forth in the Equity Commitment Letters or (iii) any intention of the Equity Providers to terminate the Equity Commitment Letters or to not provide all or any portion of the Equity Financing. As of the date hereof, subject to the satisfaction (or waiver by CF Corp, Parent and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02, CF Corp, Parent and Merger Sub (A) have no reason to believe CF Corp will not be able to satisfy on a timely basis each term and condition to be satisfied by CF Corp relating to the closing or funding of the Equity Financing, (B) know of no fact, occurrence, circumstance or condition that would reasonably be likely to (1) cause the Equity Commitment Letters to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective, (2) cause any of the terms or conditions to be satisfied by CF Corp relating to the closing or funding of any portion of the Equity Financing not to be met or complied with, or (3) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Equity Commitment Letters to not be available to CF Corp, Parent and Merger Sub on a timely basis (and in any event as of the Closing) and (C) know of no potential impediment to the funding of any of the payment obligations of CF Corp, Parent or Merger Sub under this Agreement.
(e) There are no, and there will not be any, conditions precedent or other contingencies related to the obligation of any party to the Equity Commitment Letters to fund or invest, as applicable, the full amount (or any portion) of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters as in effect on the date hereof  (the “Disclosed Conditions”). Other than the Disclosed Conditions, neither the Equity Providers nor any other Person has any right to impose, and none of the Equity Providers, CF Corp, Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the Equity Financing nor any reduction to the aggregate amount available under the Equity Commitment Letters (nor any term or condition which would have the effect of reducing the aggregate amount available under the Equity Commitment Letters). There are no side letters and (except for the Equity Commitment Letters) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Equity Providers or any other Person relating to the Equity Financing or the Equity Commitment Letters that, in each case, could permit the Equity Providers to reduce their commitments with respect to the Equity Financing. Other than as set forth in the Equity Commitment Letters, there are no conditions precedent relating to the funding of the full amount of the Equity Financing that would reasonably be likely to, (i) impair the validity of the Equity Commitment Letters, (ii) reduce the aggregate amount of the Equity Financing, (iii) prevent or delay the consummation of the transactions contemplated hereby, (iv) cause the Equity Commitment Letters to be ineffective, or (v) otherwise result in the Equity Financing not being available on a timely basis in order to consummate the transactions contemplated hereby.
Section 5.11 Forward Purchase Agreements.
(a) CF Corp has delivered to the Company true, correct and complete copies of the fully executed forward purchase agreements between CF Corp, solely for the purposes of Section 6 thereof, CF Capital Growth, LLC, and each of the counterparties parties thereto (collectively, the “Forward Purchasers”) (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement, the

“Forward Purchase Agreements”) pursuant to which each of the Forward Purchasers has committed, subject to the terms and conditions therein, to provide equity financing to CF Corp in the amounts set forth therein for purpose of funding the transactions contemplated hereby (the “FP Financing”).
(b) The Forward Purchase Agreements are in full force and effect and are legal, valid and binding obligations of CF Corp and the Forward Purchasers, enforceable in accordance with their respective terms. As of the date of this Agreement, the Forward Purchase Agreements have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated.
(c) As of the date of this Agreement, neither CF Corp nor the Forward Purchasers has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Forward Purchase Agreements, and to Knowledge of CF Corp no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be likely to (i) constitute or result in a breach or default on the part of any Person under the Forward Purchase Agreements, (ii) constitute or result in a failure by CF Corp or the Forward Purchasers to satisfy a condition precedent to or other contingency to be satisfied by CF Corp or the Forward Purchasers set forth in the Forward Purchase Agreements, (iii) make any of the statements by CF Corp or the Forward Purchasers set forth in the Forward Purchase Agreements inaccurate in any material respect or (iv) subject to the satisfaction (or waiver by CF Corp, Parent and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02 of this Agreement and the FP Disclosed Conditions, otherwise result in any portion of the FP Financing not being available.
(d) As of the date of this Agreement, none of CF Corp, Parent or Merger Sub has received any notice or other communication from the Forward Purchasers with respect to (i) any actual or potential breach or default on the part of CF Corp or the Forward Purchasers, (ii) any actual or potential failure by CF Corp or the Forward Purchasers to satisfy any condition precedent or other contingency to be satisfied by CF Corp or the Forward Purchasers set forth in the Forward Purchase Agreements or (iii) any intention of the Forward Purchasers to terminate the Forward Purchase Agreements or to not provide all or any portion of the FP Financing. As of the date hereof, subject to the satisfaction (or waiver by CF Corp, Parent and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02 of this Agreement and the FP Disclosed Conditions, CF Corp, Parent and Merger Sub (A) have no reason to believe CF Corp will not be able to satisfy on a timely basis each term and condition to be satisfied by CF Corp relating to the closing or funding of the FP Financing, (B) know of no fact, occurrence, circumstance or condition that would reasonably be likely to (1) cause the Forward Purchase Agreements to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective, (2) cause any of the terms or conditions to be satisfied by CF Corp relating to the closing or funding of any portion of the FP Financing not to be met or complied with, or (3) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Forward Purchase Agreements to not be available to CF Corp, Parent and Merger Sub on a timely basis (and in any event as of the Closing) and (C) know of no potential impediment to the funding of any of the payment obligations of CF Corp, Parent or Merger Sub under this Agreement.
(e) There are no, and there will not be any, conditions precedent or other contingencies related to the obligation of any party to the Forward Purchase Agreements to fund or invest, as applicable, the full amount (or any portion) of the FP Financing, other than as expressly set forth in the Forward Purchase Agreements as in effect on the date hereof  (the “FP Disclosed Conditions”). Other than the FP Disclosed Conditions, neither the Forward Purchasers nor any other Person has any right to impose, and none of the Forward Purchasers, CF Corp, Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the FP Financing nor any reduction to the aggregate amount available under the Forward Purchase Agreements (nor any term or condition which would have the effect of reducing the aggregate amount available under the Forward Purchase Agreements). There are no side letters and (except for the Forward Purchase Agreements) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Forward Purchasers or any other Person relating to the FP Financing or the Forward Purchase Agreements that, in each case, could permit the Forward Purchasers to reduce their commitments with respect to the FP Financing. Other than as set forth in the Forward Purchase Agreements, there are no conditions precedent relating to the funding of the full amount of the FP Financing that would reasonably be likely to, (i) impair the validity of the

Forward Purchase Agreements, (ii) reduce the aggregate amount of the FP Financing, (iii) prevent or delay the consummation of the transactions contemplated hereby, (iv) cause the Forward Purchase Agreements to be ineffective, or (v) otherwise result in the FP Financing not being available on a timely basis in order to consummate the transactions contemplated hereby.
Section 5.12 Trust Account.
(a) CF Corp has delivered to the Company a true, correct and complete copy of the fully executed Trust Agreement. As of the date of this Agreement, CF Corp has at least $690,000,000 in the Trust Account, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Trust Agreement.
(b) The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of CF Corp and the Trustee, enforceable in accordance with its terms. As of the date of this Agreement, the Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.
(c) There are no side letters and (except for the Trust Agreement) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the CF Corp Reports to be inaccurate in any material respect or (ii) entitle any Person (other than shareholders of CF Corp holding CF Corp Shares sold in CF Corp’s initial public offering who shall have elected to redeem their CF Corp Shares pursuant to CF Corp’s Amended and Restated Articles of Association) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account and (B) to redeem CF Corp Shares in accordance with the provisions of CF Corp’s Amended and Restated Articles of Association.
(d) There is no Action pending or, to the Knowledge of CF Corp, threatened in writing with respect to the Trust Account.
Section 5.13 Debt Financing.
(a) Parent has delivered to the Company true, correct and complete copies of a fully executed debt commitment letter, dated as of May 24, 2017 (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and as amended from time to time after the date hereof in compliance with Section 6.10(b), the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Committed Lenders”) and the arrangers party thereto (collectively, the “Lead Arrangers”), pursuant to which the Committed Lenders have committed, subject to the terms and conditions set forth therein, to provide to CF Corp the Debt Financing in cash in the aggregate amount set forth in the Debt Commitment Letter. A true, correct and complete copy of the fee letter related to the Debt Commitment Letter has been provided to the Company, except that the existence and/or amount of fees, flex provisions, pricing terms, pricing caps and other commercially sensitive numbers specified therein have been redacted; provided, however, that in no event shall any terms relating to conditions precedent to the funding of the Debt Financing be redacted (such fee letter, the “Fee Letter”).
(b) The Debt Commitment Letter is in full force and effect and is a legal, valid and binding obligation of CF Corp and, to the Knowledge of CF Corp, each other party thereto, enforceable in accordance with its terms. As of the date hereof, none of the commitments contained in the Debt Commitment Letter have been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated, except as permitted by Section 6.10 hereof.
(c) As of the date hereof, neither CF Corp nor, to the Knowledge of CF Corp, any other counterparty thereto, has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Debt Commitment Letter, and to the Knowledge of CF Corp, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be likely to (i) constitute or result in a breach or default on the part of any Person under the Debt Commitment

Letter, (ii) constitute or result in a failure to satisfy a condition precedent to or other contingency to be satisfied set forth in the Debt Commitment Letter, (iii) make any of the statements set forth in the Debt Commitment Letter inaccurate in any material respect or (iv) subject to the satisfaction (or waiver by CF Corp, Parent and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02, otherwise result in any portion of the Debt Financing not being available.
(d) As of the date hereof, none of CF Corp, Parent or Merger Sub has received any notice or other communication from any party to the Debt Commitment Letter with respect to (i) any actual or threatened breach or default on the part of CF Corp or any other party to the Debt Commitment Letter, (ii) any actual or threatened failure to satisfy any condition precedent to the availability of the Debt Financing pursuant to the terms of the Debt Commitment Letter or (iii) any intention of such party to terminate the Debt Commitment Letter or to not provide all or any portion of amount committed to be provided by such party pursuant to the terms of the Debt Financing. As of the date hereof, subject to the satisfaction (or waiver by CF Corp, Parent and Merger Sub) of the conditions set forth in Section 7.01 and Section 7.02, CF Corp, Parent and Merger Sub (both before and after giving effect to any “market flex” provisions contained in the Debt Commitment Letter): (A) have no reason to believe CF Corp, Parent, Merger Sub or any of their respective Affiliates will not be able to satisfy on a timely basis each term and condition to be satisfied by any of them relating to the closing or funding of the Debt Financing, (B) know of no fact, occurrence, circumstance or condition that would reasonably be likely to (1) cause the Debt Commitment Letter to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective, (2) cause any of the terms or conditions to be satisfied by CF Corp, Parent, Merger Sub or any of their respective Affiliates relating to the closing or funding of any portion of the Debt Financing not to be met or complied with, or (3) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Debt Commitment Letter to not be available to CF Corp, Parent and Merger Sub on a timely basis (and in any event as of the Closing) and (C) know of no potential impediment to the funding of any of the payment obligations of CF Corp, Parent or Merger Sub under this Agreement. CF Corp, Parent and/or Merger Sub have fully paid any and all commitment fees or other fees or deposits required by the Debt Commitment Letter to be paid on or before the date hereof, and CF Corp, Parent or Merger Sub will pay when due all other commitment or other fees arising under the Debt Commitment Letter as and when they become payable.
(e) There are no, and there will not be any, conditions precedent or other contingencies related to the Debt Financing as contemplated by the Debt Commitment Letter other than as expressly set forth in the Debt Commitment Letter or the Fee Letter (the “Debt Disclosed Conditions”). Other than the Debt Disclosed Conditions, no Debt Financing Source nor any other Person has any right to impose, and none of the Equity Providers, CF Corp, Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the Debt Financing nor any reduction to the aggregate amount available under the Debt Commitment Letter (nor any term or condition which would have the effect of reducing the aggregate amount available under the Debt Commitment Letter). Other than the Debt Commitment Letter and the Fee Letter, neither CF Corp nor any of its Affiliates has entered into any agreement, side letter or other contractual arrangement (in each case, whether oral or written), relating to the Debt Financing, other than (i) as set forth in the Debt Commitment Letters and the Fee Letter, (ii) customary administrative agent engagement letters or non-disclosure agreements which do not impact the conditionality of the Debt Financing or (iii) those that would not be reasonably expected to adversely affect the availability of any portion of the Debt Financing and which do not impact the conditionality of the Debt Financing. Other than as set forth in the Debt Commitment Letter or the Fee Letter, there are no conditions precedent relating to the funding of the full amount of the Debt Financing that would reasonably be likely to, (i) impair the validity of the Debt Commitment Letter, (ii) reduce the aggregate amount of the Debt Financing, (iii) prevent or delay the consummation of the transactions contemplated hereby, (iv) cause the Debt Commitment Letter to be ineffective, or (v) otherwise result in the Debt Financing not being available on a timely basis in order to consummate the transactions contemplated hereby.
(f) The aggregate proceeds from the Debt Financing constitute all of the financing required to (i) repay, redeem and/or refinance all outstanding amounts under the Company Existing Indenture and the Company Existing Credit Agreement (assuming all such amounts were required to be repaid or redeemed) and (ii) pay all fees, costs and expenses to be paid by CF Corp, Parent, Merger Sub or the Surviving Corporation relating to the Debt Financing (clauses (i) and (ii) are collectively referred to herein as the “Refinancing”).
Section 5.14 Limited Guaranties.   CF Corp has delivered to the Company true, correct and complete copies of the fully executed Limited Guaranties. Each of the Limited Guaranties is in full force and effect and is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with their respective terms.
Section 5.15 Information Letter Agreements.   CF Corp has delivered to the Company true, correct and complete copies of the fully executed Information Letter Agreements. The Information Letter Agreements are in full force and effect and are legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.
Section 5.16 Interim Operations.
(a) CF Bermuda Holdings Limited, a Bermuda exempted company (“Topco”), is a wholly owned direct subsidiary of CF Corp. Parent is a wholly owned direct subsidiary of Topco and Merger Sub is a wholly owned direct subsidiary of Parent. Topco, Parent and Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and have, and immediately prior to the Effective Time will have, engaged in no business or incurred any liabilities or obligations other than in connection with the transactions contemplated by this Agreement.
(b) CF Corp has not engaged in any business activity, other than (i) as described in the CF Corp Reports and (ii) in connection with the evaluation, negotiation and consummation of the transactions contemplated hereby.
Section 5.17 Ownership of Shares.   Neither CF Corp nor any of its Subsidiaries, including Merger Sub, beneficially owns (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any shares of Company Common Stock, or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.
Section 5.18 Vote/Approval Required.
(a) No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Agreement or the Merger or the transactions contemplated hereby.
(b) The CF Corp Required Vote is the only vote of the holders of any class of CF Corp’s capital stock necessary to approve the transactions contemplated by this Agreement.
Section 5.19 Proxy or Information Statement.   The CF Corp Proxy Statement will, when filed with the SEC and at the time it is mailed to the CF Corp Shareholders comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the information provided by CF Corp to be included in the Company Proxy Statement, the CF Corp Proxy Statement or the Information Statement, as applicable, at the date it is first mailed to the CF Corp Shareholders or the Company Stockholders, and at the time of the CF Corp Shareholders Meeting or the Company Stockholders Meeting, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to CF Corp shall occur which is required to be described in the Company Proxy Statement, the CF Corp Proxy Statement or the Information Statement, as applicable, such event shall be so described, and an amendment or supplement shall be filed with the SEC and, if required by Law, disseminated to the CF Corp Shareholders and Company Stockholders. Notwithstanding the foregoing, CF Corp makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

Section 5.20 CF Corp Nasdaq Listing.   The issued and outstanding CF Corp Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Action or investigation pending or, to the Knowledge of CF Corp, threatened against CF Corp by Nasdaq or the SEC with respect to any intention by such entity to deregister the CF Corp Class A Shares or prohibit or terminate the listing of CF Corp Class A Shares on Nasdaq. CF Corp has taken no action designed to terminate the registration of CF Corp Class A Shares under the Exchange Act.
Section 5.21 Brokers.   No broker, finder or investment banker (other than Lazard Frères & Co. LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of CF Corp, Parent or Merger Sub or any of their respective directors, officers or employees.
Section 5.22 No Other Representation or Warranty.   Except for the representations and warranties expressly contained in this Article V, none of CF Corp, Parent or Merger Sub nor any other Person on behalf of CF Corp, Parent or Merger Sub makes any express or implied representation or warranty with respect to CF Corp, Parent or Merger Sub or their respective Subsidiaries or their respective businesses or with respect to any other information provided to the Company or its Representatives or Affiliates in connection with the transactions contemplated hereby. Except for the representations and warranties contained in Article IV, each of CF Corp, Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided or made available to CF Corp, Parent or Merger Sub in connection with the transactions contemplated by this Agreement.
Article VI
COVENANTS
Section 6.01 Conduct of Business by the Company Pending the Merger.   During the period from the date of this Agreement until the Closing or earlier termination of this Agreement, except as otherwise expressly contemplated or permitted by this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter, as required by applicable Law or Order, or with the prior written consent of CF Corp (which consent shall not be unreasonably withheld, delayed or conditioned), (x) the Company shall and shall cause each of its Subsidiaries to conduct their respective businesses and operations in the ordinary course of business in all material respects consistent with past practices, (y) subject to the limitations, restrictions and prohibitions set forth in clauses (a) through (w) of this Section 6.01, the Company shall use its reasonable best efforts to preserve intact its business organization and, its assets, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, reinsurers, agents, service providers and others having business dealings with it, and (z) the Company shall not and shall cause each of its Subsidiaries not to:
(a) declare, set aside, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its or its Subsidiaries’ capital stock, other than (i) any dividends or distributions by a Subsidiary of the Company to the Company or to any other Subsidiary of the Company or (ii) quarterly cash dividends paid by the Company on the Company Common Stock not in excess of $0.065 per share, per quarter, with record and payment dates generally consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of this Agreement;
(b) adjust, split, combine, subdivide or reclassify any of its capital stock or that of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or that of its Subsidiaries;
(c) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any Company Stock Rights;
(d) issue, deliver, offer, grant or sell any shares of its capital stock, Company Stock Rights or Subsidiary Stock Rights, other than the issuance of shares of Company Common Stock upon the vesting or exercise of Company Stock Options, Company Performance RSUs or Company Restricted Stock Rights outstanding as of the date hereof in accordance with the terms thereof;

(e) amend the Company Certificate of Incorporation or Company By-laws or equivalent organizational documents of the Company’s Subsidiaries;
(f) purchase an equity interest in, or a portion of the assets of, any Person or any division or business thereof or merge, combine, amalgamate or consolidate with any Person, in each case, other than (i) any such action solely between or among the Company and its wholly-owned Subsidiaries or solely between or among two or more wholly-owned Subsidiaries of the Company, (ii) in the ordinary course of business consistent with past practice with consideration not to exceed $2,000,000 individually or in the aggregate or (iii) investment portfolio transactions in the ordinary course of business and not in violation of the Investment Guidelines in effect as of the date hereof;
(g) sell, lease, license, allow to lapse, abandon, mortgage, encumber or otherwise dispose of, discontinue, abandon or fail to maintain any of its properties or assets (including capital stock of any Subsidiary of the Company) that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, other than the sale or other disposition or any lease or license of assets (other than the capital stock of any Subsidiary of the Company) (i) solely between or among the Company and its wholly-owned Subsidiaries or solely between or among two or more wholly-owned Subsidiaries of the Company or (ii) investment portfolio transactions in the ordinary course of business and not in violation of the Investment Guidelines as in effect as of the date of this Agreement;
(h) incur, create or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), other than (i) guarantees by the Company of permitted Indebtedness of its wholly-owned Subsidiaries or guarantees by the wholly-owned Subsidiaries of the Company of permitted Indebtedness of the Company, (ii) investment portfolio transactions in the ordinary course of business and not in violation of the Investment Guidelines as in effect as of the date of this Agreement or (iii) borrowings under the Company Existing Credit Agreement; provided that the Company shall consult with CF Corp before making any such borrowings under the Company Existing Credit Agreement in excess of  $25,000,000;
(i) make any loans, advance or capital contributions to, or investments in, any Person, other than (i) the Company or any of its wholly-owned Subsidiaries, or (ii) investment portfolio transactions in the ordinary course of business and not in violation of the Investment Guidelines as in effect as of the date of this Agreement;
(j) settle, commence or discharge any material Action made or pending against the Company or any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, other than the settlement of Actions that would not reasonably be expected to prohibit or materially restrict the Company and its Subsidiaries from operating their business in substantially the same manner as operated on the date of this Agreement or require the waiver or release of any material rights or claims;
(k) cancel any material Indebtedness or waive any material benefits, claims or rights in connection therewith, in each case, other than in the ordinary course of business consistent with past practice;
(l) make any material change (i) in any accounting methods, principles or practices (including such methods, principles or practices relating to the estimation of Reserves), (ii) to the Investment Guidelines of the Company Insurance Entities as in effect as of the date of this Agreement, or (iii) to any of the actuarial, underwriting, claims administration or reinsurance policies, practices or principles of any Company Insurance Entity, in each case, except as required by GAAP or SAP;
(m) conduct any material revaluation of any asset, including any material writing-off of accounts receivable or reinsurance recoverables, other than as required by GAAP or SAP;
(n) except as required by a Benefit Plan as of the date hereof, grant any increases in the compensation or benefits of any of its directors, officers or employees;
(o) except as required by a Benefit Plan as of the date hereof, (i) make any grant of, or increase in, any severance or enter into any agreements or understandings concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to any acquisition, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company payable to any director, officer or employee, (ii) accelerate the time of payment or vesting of, or the lapsing of any restrictions with respect to, or fund or otherwise secure the payment of, any compensation or material benefits under any Benefit Plan, or (iii) establish, adopt, enter into, amend or terminate any material Benefit Plan (or any plan, program, agreement, or arrangement that would constitute a material Benefit Plan if in effect on the date hereof);
(p) make or change any material Tax election, settle or compromise any material Tax liability, change its method of accounting, file any material amended Tax Return, fail to file any material Tax Return when due, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to join any affiliated, consolidated, combined or unitary group for Tax purposes;
(q) enter into or amend or modify in any material respect, terminate, cancel or extend any Material Contract or enter into any contract or agreement that if in effect as of the date hereof would be a Material Contract or Reinsurance Contract, other than in the ordinary course of business consistent with past practice;
(r) enter into or amend in any significant manner any contract, agreement or commitment with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404(a) of Regulation S-K under the Securities Act, other than as would not be adverse to the Company and its Subsidiaries;
(s) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization with respect to the Company or any of its Subsidiaries;
(t) (i) enter into any new line of business or (ii) change in any material respect any material products or any material operating or enterprise risk management policies, in each case, except as required by Law or by policies imposed, or requests made, by a Governmental Authority;
(u) enter into any agreement or commitment with any insurance regulatory authority other than in the ordinary course of business consistent with past practice;
(v) enter into (i) any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets or (ii) any material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which the Company or any of its Subsidiaries may be subject upon or after the Closing, in each case, other than as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect; or
(w) agree to take any of the actions described in this Section 6.01.
Section 6.02 Access to Information and Employees; Confidentiality.
(a) From the date hereof to the Effective Time, the Company shall, and shall cause the Representatives of the Company to, afford the Representatives of CF Corp, Parent and Merger Sub, upon not less than two (2) days’ prior written notice, which shall be directed to the Company’s General Counsel, reasonable access during normal business hours to the officers, agents, properties, offices and other facilities, books and records of the Company. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be obligated to provide any such access or information to the extent that doing so (i) would be reasonably likely to cause a waiver of an attorney-client privilege or loss of attorney work product protection, (ii) would constitute a violation of any applicable Law, (iii) would violate any Contract to which the Company or any of its Subsidiaries is a party or bound or (iv) would interfere unreasonably with the business or operations of the Company or its Subsidiaries or would otherwise result in significant interference with the prompt and timely discharge by their respective employees of their normal duties.
(b) Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, CF Corp, Parent and Merger Sub shall hold, and shall cause their respective Representatives to hold, all information received, directly or indirectly, from the Company or its Representatives in confidence in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

Section 6.03 Reasonable Best Efforts to Consummate Merger; Notification.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of CF Corp, Parent, Merger Sub and the Company agrees to use, and shall cause their respective Subsidiaries to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) obtaining all necessary, proper or advisable actions or nonactions, consents, approvals, authorizations, waivers or qualifications from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and taking all steps as may be necessary to obtain a consent, approval, authorization, waiver or exemption from any Governmental Authority (including under Insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
(b) Without limiting the foregoing, CF Corp, Parent and Merger Sub shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Order that may be entered by, any Governmental Authority with respect to this Agreement, the Merger or any other transaction contemplated hereby so as to enable the Closing to occur as promptly as practicable, including using reasonable best efforts to take all actions requested by any Governmental Authority, or otherwise necessary, proper or appropriate to (i) obtain all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) resolve any objections that may be asserted by any Governmental Authority with respect to the Merger or any other transaction contemplated hereby and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the Merger or any other transaction contemplated hereby.
(c) CF Corp shall not, and shall cause its respective Subsidiaries not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license (or agree to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and secure the expiration or termination of any applicable waiting period under the HSR Act; (ii) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) otherwise impair or delay the ability of CF Corp, Parent and Merger Sub to perform their material obligations under this Agreement.
(d) In furtherance and without limiting the foregoing, (i) CF Corp shall file, or cause to be filed, a “Form A” Acquisition of Control Statement with all required applicants, together with all exhibits, affidavits and certificates, with the Insurance Commissioner of the State of Iowa, as attached to Section 6.03(d) (i) of the CF Corp Disclosure Letter, within two (2) Business Days of the date hereof; provided, however, that CF Corp shall have ten (10) Business Days from the date hereof to submit to the Insurance Commissioner of the State of Iowa required business plan and projections, a modified coinsurance agreement, required biographical affidavits and required financial statements of natural persons, (ii) CF Corp shall file, or cause to be filed, a Section 1506 filing with all required applicants, together with all exhibits, affidavits and certificates, with the Superintendent of Financial Services of the State of New York, as attached to Section 6.03(d) (ii) of the CF Corp Disclosure Letter, within two (2) Business Days of the date hereof; provided, however, that CF Corp shall have ten (10) Business Days from the date hereof to submit to the Superintendent of Financial Services of the State of New York required business plans and projections, required biographical affidavits and required financial statements of natural persons, (iii) each of CF Corp and the Company shall file a notification and report form pursuant to the HSR Act with the

Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within ten (10) Business Days of the date hereof, (iv) CF Corp shall file, or cause to be filed, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Laws with all required applicants, within ten (10) Business Days of the date hereof, (v) CF Corp shall make a filing with the Vermont Department of Financial Regulation as may be required by Vermont Insurance Regulation C-81-2 Section 14, within ten (10) Business Days of the date hereof, and (vi) the parties shall take, make or refrain from any other actions or nonactions, consents, approvals, authorizations, waivers, qualifications, registrations, filings and notices of, with or to Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, within ten (10) Business Days of the date hereof. All filing fees payable in connection with the foregoing shall be borne by CF Corp. CF Corp agrees promptly to provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority (including under New York Insurance Regulation 52) relating to CF Corp (including any of its directors, officers, employees, partners, members or shareholders) and all Persons who are deemed or may be deemed to “control” CF Corp within the meaning of applicable Insurance Laws, or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders.
(e) Upon the written request of CF Corp, the Company shall, and shall cause its Subsidiaries, to provide reasonable cooperation and assistance to CF Corp and its counsel, at CF Corp’s sole cost and expense, in the preparation of, and, at the direction of CF Corp, the filing of any application, consent, approval, authorization, waiver or exemption set forth on Section 6.03(e) of the CF Corp Disclosure Letter in connection with actions proposed to be taken or agreements proposed to be entered into by the Company on or following the Closing Date (the “Accommodation Filings”). CF Corp agrees to any modifications to the transactions or matters contemplated by the Accommodation Filings that may be required or requested by any Governmental Authority. Except for the transactions and matters set forth in Section 6.03(e) of the CF Corp Disclosure Letter, CF Corp and its Affiliates shall not at any time prior to the Closing, in connection with the transactions contemplated by this Agreement, file any application with or request for non-disapproval by any Governmental Authority with respect to any inter-affiliate transaction between any Company Insurance Entity, on the one hand, and CF Corp or any of its Affiliates, on the other hand, that would require approval or non-disapproval under applicable Law. Each of CF Corp, Parent and Merger Sub acknowledges and agrees that the effectiveness of the Accommodation Filings is not a condition to the Closing, including to the extent the transactions or matters contemplated thereby are included in any of the consents, approvals, authorizations or filings set forth in Schedule 7.01(d).
(f) Each of the Company, CF Corp, Parent and Merger Sub agrees that it shall consult with one another with respect to the obtaining of all consents, approvals, authorizations, waivers or exemptions of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each of the Company, CF Corp, Parent and Merger Sub shall keep the others apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations, waivers or exemptions. CF Corp, Parent and the Company shall have the right to review in advance, subject to redaction of personally identifiable information, and, to the extent practicable, and subject to any restrictions under applicable Law each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority or any Third Party in connection with the transactions contemplated by this Agreement and each party agrees to in good faith consider and reasonably accept comments of the other parties thereon. CF Corp and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws and subject to redaction of personally identifiable information.
(g) CF Corp, Parent, Merger Sub and the Company shall promptly (and in no event later than twenty-four (24) hours after receipt) advise each other upon receiving any communication from any Governmental Authority whose consent, approval, authorization, waiver or exemption is required for consummation of the transactions contemplated by this Agreement, including promptly furnishing each other copies of any written or electronic communications, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, authorization, waiver or exemption will not be obtained or that the receipt of any such consent, approval, authorization, waiver or exemption will be materially delayed or conditioned.
(h) None of CF Corp, Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates not to, permit any of their respective directors, officers, employees, partners, members, shareholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting.
(i) Notwithstanding anything in this Agreement to the contrary, in no event shall the Company or its Affiliates be required to agree to take or enter into any action which would be required to be taken in the event that the Closing does not occur.
(j) CF Corp’s or Parent’s breach of any of its obligations in this Section 6.03 that results in a failure of the Closing to occur shall constitute an intentional and material breach of this Agreement.
Section 6.04 Stockholder Consent; Information Statement; Proxy Statement.
(a) Immediately after the execution of this Agreement, the Company shall, in accordance with the DGCL, take all actions necessary to seek and obtain the Company Required Vote by irrevocable written consent of FS Holdco II Ltd. in the form attached hereto as Exhibit C (the “Stockholder Written Consent”). As promptly as practicable after receipt of the Stockholder Written Consent, the Company shall deliver to CF Corp a copy (including by facsimile or other electronic image scan transmission) of the executed Stockholder Written Consent. If the Stockholder Written Consent is not executed and delivered to CF Corp within forty-eight (48) hours after the execution of this Agreement (the “Written Consent Delivery Period”), CF Corp shall have the right to terminate this Agreement as set forth in Section 8.01(c). In connection with the Stockholder Written Consent, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, the Company Certificate of Incorporation and the Company By-laws, the Exchange Act, including Regulation 14C and Schedule 14C promulgated thereunder, and the rules and regulations of the New York Stock Exchange.
(b) In the event the Stockholder Written Consent is delivered to CF Corp, as promptly as practicable thereafter, the Company shall, in consultation with CF Corp, prepare, and the Company shall file with the SEC, an Information Statement (including therein a notice of appraisal rights in accordance with Section 262(d) of the DGCL). The Company shall notify CF Corp promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Information Statement or for additional information and shall consult with CF Corp regarding, and supply CF Corp with copies of, all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Information Statement. Prior to filing or mailing any proposed amendment of or supplement to the Information Statement, the Company shall provide CF Corp a reasonable opportunity to review and comment on such document. If any information relating to the Company or CF Corp, or any of their respective Affiliates, should be discovered by the Company or CF Corp which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, the Company shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Law, disseminate to the stockholders of the Company such amendment or supplement. The Company shall use reasonable best efforts to have the Information Statement cleared by the SEC as promptly as practicable and shall thereafter file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and thereafter the Company shall promptly mail to the Company Stockholders the Information Statement.

(c) As promptly as practicable after the date hereof, CF Corp shall, in consultation with the Company, prepare, and CF Corp shall file with the SEC, preliminary proxy materials which shall constitute the CF Corp Proxy Statement. CF Corp shall notify the Company promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the CF Corp Proxy Statement or for additional information and shall consult with the Company regarding, and supply the Company with copies of, all correspondence between CF Corp or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the CF Corp Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the CF Corp Proxy Statement, CF Corp shall provide the Company with a reasonable opportunity to review and comment on such document. If, at any time prior to the CF Corp Shareholders Meeting, any information relating to the Company or CF Corp, or any of their respective Affiliates, should be discovered by the Company or CF Corp which should be set forth in an amendment or supplement to the CF Corp Proxy Statement, so that the CF Corp Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, CF Corp shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Law, disseminate to the CF Corp Shareholders such amendment or supplement. CF Corp shall use reasonable best efforts to have the CF Corp Proxy Statement cleared by the SEC as promptly as practicable and thereafter CF Corp shall promptly mail to the CF Corp Shareholders the CF Corp Proxy Statement and all other proxy materials for the CF Corp Shareholders Meeting.
(d) In the event the Stockholder Written Consent is not delivered to CF Corp and CF Corp does not terminate this Agreement in accordance with Section 8.01(c), then as promptly as practicable after the expiration of the Written Consent Delivery Period, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Company Proxy Statement. The Company shall notify the CF Corp promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Company Proxy Statement or for additional information and shall consult with the CF Corp regarding, and supply the CF Corp with copies of, all correspondence between itself or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Company Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the Company Proxy Statement, the Company shall provide CF Corp with a reasonable opportunity to review and comment on such document. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company or CF Corp, or any of their respective Affiliates, should be discovered by the Company or CF Corp which should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, the Company shall promptly file an appropriate amendment or supplement describing such information promptly with the SEC and, to the extent required by Law, disseminate to the Company Stockholders such amendment or supplement. The Company shall use reasonable best efforts to have the Company Proxy Statement cleared by the SEC as promptly as practicable and thereafter the Company shall promptly mail to the Company Stockholders the Company Proxy Statement and all other proxy materials for the Company Stockholders Meeting.
(e) The Company and CF Corp shall make any necessary filings with respect to the Merger under the Exchange Act and shall provide reasonable cooperation to the other in connection therewith. In furtherance of the foregoing, the Company shall use commercially reasonable efforts to cooperate and provide to CF Corp information reasonably necessary in order to prepare the CF Corp Proxy Statement, including any amendment thereto. The Company shall use commercially reasonable efforts to provide CF Corp with reasonable access to the appropriate officers and employees of the Company and its Subsidiaries during normal business hours and upon reasonable advance notice to the Company in connection with the drafting of the CF Corp Proxy Statement and in responding in a timely manner to comments on the CF Corp Proxy Statement from the SEC. The Company shall use commercially reasonable efforts to assist CF Corp in obtaining any consents from the Company’s accounting advisors on customary terms consistent with such advisor’s past practice and shall use commercially reasonable efforts to make available the senior officers of the Company for a reasonable number of meetings, including management and other presentations and “road show” appearances, in each case on a reasonable and customary basis and upon reasonable advance notice to the Company. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall be required to (i) take any action that would unreasonably interfere with the normal business and operations of the Company or any of its Subsidiaries, (ii) take any action that would cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability or (iii) provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries. CF Corp shall promptly reimburse the Company for any out-of-pocket costs and expenses incurred by the Company and its Subsidiaries in connection with any cooperation contemplated by this Section 6.04(e).
Section 6.05 Stockholders Meetings.
(a) Company Stockholders Meeting.   In the event the Stockholder Written Consent is not delivered to CF Corp and CF Corp does not terminate this Agreement in accordance with Section 8.01(c), the Company, acting through the Company Board of Directors, shall take all actions in accordance with applicable Law, the Company Certificate of Incorporation, the Company By-laws and the rules of the New York Stock Exchange to duly call, give notice of, convene and promptly hold the Company Stockholders Meeting for the purpose of considering and voting upon the adoption of this Agreement. Subject to Section 6.06, to the extent permitted by applicable Law, (i) the Company Board of Directors shall recommend adoption of this Agreement and approval of the Merger by the Company Stockholders and include such recommendation in the Company Proxy Statement and (ii) neither the Company Board of Directors nor any committee thereof shall withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to CF Corp, the recommendation of the Company Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and approval of the Merger. Unless this Agreement has been duly terminated in accordance with the terms herein, the Company shall, subject to the right of the Company Board of Directors to modify its recommendation in a manner adverse to CF Corp under circumstances as specified in Section 6.06, take all lawful action to solicit from the Company Stockholders proxies in favor of the proposal to adopt this Agreement and approve the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of the Company Stockholders that are required by the rules of the New York Stock Exchange and the DGCL. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with CF Corp, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Company Proxy Statement is provided to the Company Stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Company Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.
(b) CF Corp Shareholders Meeting.   CF Corp, acting through its Board of Directors, shall take all actions in accordance with applicable Law, CF Corp’s Amended and Restated Articles of Association and the rules of Nasdaq to duly call, give notice of, convene and promptly hold the CF Corp Shareholders meeting for the purpose of considering and voting upon (i) the adoption of this Agreement and (ii) all shareholder approvals required by the rules of Nasdaq with respect to the issuance of CF Corp Shares in connection with the transactions contemplated hereby (together, the “CF Corp Shareholder Proposals”) and to provide the holders of CF Corp Class A Shares with the opportunity to redeem such CF Corp Class A Shares in accordance with CF Corp’s Amended and Restated Articles of Association (the “CF Corp Shareholder Redemption”). To the extent permitted by applicable Law, (i) CF Corp’s Board of Directors shall recommend adoption of this Agreement and approval of CF Corp Shareholder Proposals and include such recommendation in the CF Corp Proxy Statement, and (ii) neither CF Corp’s Board of Directors nor any committee thereof shall withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to the Company, the recommendation of CF Corp’s Board of Directors that the CF Corp Shareholders vote in favor of the CF Corp Shareholder Proposals. Unless this Agreement has been duly terminated in accordance with the terms herein, CF Corp shall take all lawful action to solicit from the CF Corp Shareholders proxies in favor of the proposal to adopt this Agreement and approve the CF Corp Shareholder Proposals and shall take all other action reasonably necessary or advisable to secure the vote or consent of the CF Corp Shareholders that are required by the rules of Nasdaq and the Cayman Island Companies Law (2013 Revision). Notwithstanding anything to the contrary contained in this Agreement, CF Corp, after consultation the Company, may adjourn or postpone the CF Corp Shareholders Meeting to the extent necessary to ensure that any legally required supplement or amendment to the CF Corp Proxy Statement is provided to the CF Corp Shareholders or, if as of the time for which the CF Corp Shareholders Meeting is originally scheduled (as set forth in the CF Corp Proxy Statement), there are insufficient shares of CF Corp Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CF Corp Shareholders Meeting. CF Corp hereby acknowledges that, pursuant to the Voting Agreement, each of the shareholders of CF Corp party thereto has irrevocably granted to and appointed the Company and any designee of the Company as such shareholder’s proxy to vote all of the CF Corp Shares held by such shareholder at the CF Corp Shareholders Meeting, solely on the matters and in the manner specified in the Voting Agreement. CF Corp further hereby acknowledges and agrees that during the term of the Voting Agreement, it shall recognize the grant of any such proxy and the exercise thereof by the Company or one of its designees in accordance with the terms thereof at the CF Corp Shareholders Meeting. CF Corp shall use its commercially reasonable efforts to cause CF Shareholders that hold CF Corp Shares as of the record date for the CF Corp Shareholders Meeting and are not a party to the Voting Agreement to deliver to the Company a duly authorized and executed joinder to the Voting Agreement.
Section 6.06 No Solicitation of Transactions.
(a) The Company agrees that (i) it and its directors and officers shall not, (ii) its Subsidiaries and its Subsidiaries’ directors and officers shall not and (iii) it shall use reasonable best efforts to ensure that its and its Subsidiaries’ other Representatives shall not, directly or indirectly, (A) solicit, initiate or knowingly encourage any inquiries regarding or the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Takeover Proposal, (C) enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated hereby, or (D) publicly propose or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and direct its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted prior to the date of this Agreement with respect to any Takeover Proposal. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Required Vote, in response to a bona fide written Takeover Proposal received after the date hereof that did not result from a material breach of this Section 6.06, if the Company Board of Directors determines after consultation with its financial advisors and outside counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, the Company may (and may authorize and permit its Subsidiaries and Representatives to), subject to compliance with Section 6.06(c), (1) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement containing provisions (including standstill provisions) not less restrictive with respect to the Person making such Takeover Proposal than those set forth in the Confidentiality Agreement are to CF Corp, provided that all such information has previously been provided to CF Corp or is provided to CF Corp prior to or substantially concurrently with the time it is provided to such Person, and (2) participate in discussions and negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal, if and only to the extent that in connection with the foregoing clauses (1) and (2) the Company Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under Delaware Law.
(b) Neither the Company Board of Directors nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to CF Corp), or publicly propose to withdraw or withhold (or modify in a manner adverse to CF Corp), the approval, recommendation or declaration of advisability by the Company Board of Directors or any such committee of this Agreement or the Merger or (B) recommend or endorse the approval or adoption of, or approve or adopt, or publicly propose to recommend, endorse, approve or adopt, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”; it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed to be an Adverse Recommendation Change) or (ii) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any Takeover Proposal Documentation. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Required Vote, the Company Board of Directors may, if, after consultation with its financial advisors and outside counsel, it determines that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law, (1) make an Adverse Recommendation Change or (2) cause or permit the Company to terminate this Agreement in order to enter into an agreement regarding a Superior Proposal if and only if  (I) the Company has complied in all material respects with this Section 6.06 and shall have given CF Corp written notice at least four (4) Business Days prior to taking such action (a “Notice of Superior Proposal”), that the Company Board of Directors intends to take such action in response to a Superior Proposal and specifying the reasons therefor, including the most current version of any proposed agreement or, if there is no such proposed written agreement, a reasonably detailed summary of the material terms and conditions of any such Superior Proposal and the identity of the Person making such Superior Proposal and (II) during such four (4) Business Day period, if requested by CF Corp, the Company and its Representatives shall engage in good faith negotiations with CF Corp and its Representatives to amend this Agreement in such a manner that any Takeover Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal taking into account any changes to the financial terms and other material terms of this Agreement proposed by CF Corp in writing to the Company following the Notice of Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with this Section 6.06(b), except that reference to the four (4) Business Day period shall be deemed a reference to a new two (2) Business Day period).
(c) In addition to the obligations of the Company set forth in Section 6.06(a) and Section 6.06(b), the Company shall as promptly as practicable advise CF Corp of the receipt of any Takeover Proposal after the date of this Agreement, the material terms and conditions of any such Takeover Proposal and the identity of the Person making any such Takeover Proposal. The Company shall, subject to the fiduciary duties of the Company Board of Directors under applicable Law, keep CF Corp reasonably informed of any material developments with respect to any such Takeover Proposal (including any material changes thereto).
(d) Prior to obtaining the Company Required Vote, the Company Board of Directors may make an Adverse Recommendation Change in response to a Change in Circumstance, if and only if  (i) the Company Board of Directors determines in good faith, after consultation with the Company’s outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, (ii) the Company shall have given CF Corp written notice at least four (4) Business Days prior to making any such Adverse Recommendation Change, (iii) during such four (4) Business Day period, if requested by CF Corp, the Company and its Representatives shall engage in good faith negotiations with CF Corp and its Representatives to amend this Agreement and (iv) after considering any proposed revisions to this Agreement made by CF Corp in writing during such four (4) Business Day period, if any, after consultation with its outside counsel, the Company Board of Directors shall have determined, in good faith, that the failure to make the Adverse Recommendation Change in response to such Change in Circumstance would be inconsistent with its fiduciary duties under applicable Law.
(e) Nothing contained in this Section 6.06 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors determines (after consultation with its outside counsel) that failure to do so would be inconsistent with its obligations under applicable Law, it being understood, however, that this clause (ii) shall not be deemed to permit the Company Board of Directors to make an Adverse Recommendation Change or take any of the actions referred to in clause (ii) of Section 6.06(b) except, in each case, to the extent permitted by Section 6.06(b).

Section 6.07 Equity Financing.
(a) CF Corp and its Subsidiaries acknowledge that they shall be, subject to the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, fully responsible for obtaining the Equity Financing and each shall take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to obtain the Equity Financing, including taking all actions necessary to (i) maintain in effect the Equity Commitment Letters, (ii) satisfy on a timely basis all conditions in such Equity Commitment Letters that are within CF Corp’s and its Subsidiaries’ control, (iii) subject to satisfaction of the conditions in the Equity Commitment Letters, consummate the Equity Financing at the Closing and (iv) fully enforce its rights under the Equity Commitment Letters (including through litigation). Any breach of the Equity Commitment Letters by CF Corp shall be deemed a breach by CF Corp of this Section 6.07. Prior to the Closing, CF Corp shall not agree to, or permit, any amendment or modification of, or waiver under, the Equity Commitment Letters without the prior written consent of the Company.
(b) CF Corp shall give the Company prompt (and in any event within two (2) Business Days) notice (i) of any breach or default, or threatened breach or default, related to the Equity Financing of which CF Corp becomes aware, (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any actual or potential breach of any provisions of the Equity Commitment Letters by CF Corp, or any default, termination or repudiation by any party to the Equity Commitment Letters and (iii) if at any time for any reason CF Corp believes that it will not be able to obtain all or any portion of the Equity Financing on the terms and conditions, in the manner or from the sources, contemplated by the Equity Commitment Letters. CF Corp shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(c) CF Corp and its Subsidiaries acknowledge and agree that the obtaining of the Equity Financing is not a condition to the Closing.
Section 6.08 Forward Purchase Agreements.
(a) CF Corp and its Subsidiaries acknowledge that they shall be, subject to the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, fully responsible for obtaining the FP Financing and each shall take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to obtain the FP Financing, including taking all actions necessary to (i) maintain in effect the Forward Purchase Agreements, (ii) satisfy on a timely basis all conditions in such Forward Purchase Agreements that are within CF Corp’s and its Subsidiaries’ control, (iii) subject to satisfaction of the conditions in the Forward Purchase Agreements, consummate the FP Financing at the Closing and (iv) fully enforce its rights under the Forward Purchase Agreements (including through litigation). Any breach of the Forward Purchase Agreements by CF Corp shall be deemed a breach by CF Corp of this Section 6.08. Prior to the Closing, CF Corp shall not agree to, or permit, any amendment or modification of, or waiver under, the Forward Purchase Agreements without the prior written consent of the Company.
(b) CF Corp shall give the Company prompt (and in any event within two (2) Business Days) notice (i) of any breach or default, or threatened breach or default, related to the FP Financing of which CF Corp, Parent or Merger Sub becomes aware, (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any actual or potential breach of any provisions of the Forward Purchase Agreements by CF Corp, Parent or Merger Sub or any default, termination or repudiation by any party to the Forward Purchase Agreements and (iii) if at any time for any reason CF Corp believes that it will not be able to obtain all or any portion of the FP Financing on the terms and conditions, in the manner or from the sources, contemplated by the Forward Purchase Agreements. CF Corp shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(c) CF Corp and its Subsidiaries acknowledge and agree that the obtaining of the FP Financing is not a condition to the Closing.
Section 6.09 Trust Account.   Upon the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 and provision of notice thereof to the Trustee (which notice CF Corp shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the

Trust Agreement, at the Closing, CF Corp (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use reasonable best efforts to cause the Trustee to (A) pay as and when due all amounts payable to shareholders of CF Corp holding CF Corp Shares sold in CF Corp’s initial public offering who shall have previously validly elected to redeem their CF Corp Shares pursuant to CF Corp’s Amended and Restated Articles of Association and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. Prior to the Closing, CF Corp shall not agree to, or permit, any amendment or modification of, or waiver under, the Trust Agreement without the prior written consent of the Company.
Section 6.10 Debt Financing.
(a) Subject to Section 6.10(b) and the remaining provisions of this Section 6.10(a), prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause any of their respective directors, officers, employees, managers, consultants, accountants or other agents or representatives to use their reasonable efforts to, at CF Corp’s sole expense, reasonably cooperate with CF Corp as necessary in connection with the arrangement and obtaining of the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, as may be reasonably requested by CF Corp, including: (i) (A) furnishing CF Corp, the Committed Lenders and the Lead Arrangers as promptly as practicable with (x) audited consolidated balance sheets of the Company and its Subsidiaries as of the end of the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, statements of income, cash flow and members’ equity of the Company and its Subsidiaries for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, together with all related notes and schedules thereto (the “Annual Financial Statements”) and (y) unaudited consolidated balance sheets and related statements of comprehensive income (loss), cash flow and changes in shareholders’ equity of the Company and its Subsidiaries prepared in accordance with GAAP for any subsequent interim period ended at least 45 (forty-five) days prior to the Closing Date and for the comparable period of the prior fiscal year, together with all related notes and schedules thereto (the “Interim Financial Statements”), in the case of each of clauses (x) and (y), prepared in accordance with GAAP and in compliance with Regulation S-X (other than Rules 3-03(e), 3-09, 3-10 and 3-16 of Regulation S-X and segment reporting and disclosure (including without limitation any required by Regulation S-K Item 101(b) and FASB Accounting Standards Codification Topic 280)), (B) furnishing CF Corp, the Committed Lenders and the Lead Arrangers as promptly as practicable with financial statements and all other financial information about the Company and its Subsidiaries reasonably necessary to allow CF Corp to prepare pro forma financial statements (including for the most recent four fiscal quarter period ended at least 45 (forty-five) days prior to the Closing Date) prepared in accordance with GAAP, which need not be prepared in compliance with Regulation S-X or include adjustments for purchase accounting to the extent not customary in private placements pursuant to Rule 144A promulgated under the Securities Act, financial data, business and other information regarding the Company of the type that would be required by Regulation S-X (including Item 3-05 thereof, but excluding Rules 3-03(e), 3-09, 3-10 and 3-16 of Regulation S-X) and Regulation S-K (other than Item 402 of Regulation S-K), in each case to the extent the same is of the type and form customarily included in, and subject to other exceptions that are customary for, an offering memorandum for private placements of non-convertible high-yield bonds under Rule 144A promulgated under the Securities Act, or otherwise necessary to receive from the independent auditors of the Company (and any other auditor (other than any auditor of CF Corp or its Affiliates) to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort) with respect to the financial information of the Company (on customary terms and consistent with the accountants’ customary practice) to be included in such offering memorandum and which, with respect to the Interim Financial Statements, shall have been reviewed by the independent auditors of the Company as provided in AU 722 and (C) using commercially reasonable efforts to cause to be furnished consents of auditors of the Company for use of their unqualified audit reports in any materials relating to the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing (the drafts of customary comfort letters referred to in clause (vii) below and all information specified in this clause (i), together with any replacements or restatements thereof, and supplements thereto (the “Required Information”)); provided that such information shall not include, and CF Corp and/or Parent shall be solely responsible for, the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information; provided, further, that the Company and its Affiliates shall not be required to provide any audited, unaudited or other financial statements except for the Annual Financial Statements and the Interim Financial Statements, (ii) the Company’s and its Subsidiaries’ management teams, with appropriate seniority and expertise, assisting in preparation for and participate in a reasonable number of, during normal business hours, at reasonable locations and upon reasonable advance notice, management and other meetings, lender presentations, due diligence sessions, drafting sessions, road shows and rating agency presentations in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, (iii) assisting CF Corp, the Committed Lenders and the Lead Arrangers with the preparation of materials for customary offering documents, lender presentations, high-yield roadshow presentations or memoranda, private placement memoranda, syndication memoranda, bank information memoranda and similar documents and rating agency presentations required in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing (provided that the Company’s obligation to provide information for such materials shall be limited to information about the Company and its Subsidiaries), including (w) business and financial projections with respect to the Company and its Subsidiaries reasonably requested by CF Corp, (x) records, data or other information with respect to the Company and its Subsidiaries necessary to support any statistical information or claims relating to the Company appearing in the aforementioned materials and (y) information to assist in the preparation of pro forma financial statements, subject to the limitation described above, (iv) permitting the Committed Lenders and the Lead Arrangers, to the extent practicable, to benefit from the existing lending relationships of the Company and its Subsidiaries, (v) providing customary authorization letters to the Committed Lenders and the Lead Arrangers authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations), (vi) at the request of CF Corp, disclosing, subject to customary confidentiality provisions, certain information (by posting such information on Debtdomain, IntraLinks, Syndtrak Online or similar electronic means) identified by CF Corp relating to the Company for purposes of permitting such information to be included in marketing materials or memoranda for the Debt Financing or any high yield bonds being issued in lieu of any portion of the Debt Financing to be provided to potential investors who do not wish to receive material non-public information with respect to the Company and its Subsidiaries or any of their respective securities, (vii) furnishing CF Corp, the Committed Lenders and the Lead Arrangers with drafts of customary comfort letters on customary terms and consistent with the accountants’ customary practice that the independent auditors of the Company (and any other auditor (other than of CF Corp or any of its Affiliates) to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum) are prepared to deliver upon “pricing” of any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, (viii) promptly, and in any event no later than three Business Days prior to the Closing, providing all documentation and information that any lender, provider or arranger of any Debt Financing or trustee for the high-yield bonds has reasonably requested at least ten (10) Business Days prior to the Closing Date in connection with such Debt Financing or high-yield bonds under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, (ix) facilitating the execution and delivery at the Closing of definitive documents related to the Debt Financing, including any credit agreements, indentures, notes, guarantees, pledge and security documents, hedging arrangements, other definitive financing documents and other certificates or documents and back-up therefor and for legal opinions as may be reasonably requested by CF Corp, the Committed Lenders or the Lead Arrangers, including by requesting that the appropriate members of the governing bodies of the Company, each of its Subsidiaries and the appropriate officers of the Company and each of its Subsidiaries be available to CF Corp and its counsel to sign resolutions, certificates and Debt Documents (in each case to be held in escrow pending the Closing) in connection with the authorization of the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing and the Debt Documents and the execution and delivery of the Debt Documents in anticipation of the Closing (provided that all such authorization, execution and delivery shall be deemed to become effective only if and when the Closing occurs and shall be based on authorizations (including appointment of directors and authorized officers) provided by, and derived exclusively from the authority of, CF Corp as the controlling equityholder of the Surviving Corporation as constituted after giving effect to the Closing), (x) using commercially reasonable efforts to cooperate with CF Corp and CF Corp’s efforts to obtain corporate and facilities ratings, (xi) (A) to the extent requested by Parent, CF Corp or Merger Sub after consultation with the Company or (B) in the event the Company Existing Credit Documents have not been modified to provide that consummation of the Merger and the other transactions contemplated by this Agreement will not constitute or result in a “change of control” or “default” thereunder prior to the fifth (5th) Business Day preceding the Effective Time, delivery of notices and certificates in respect of prepayment and commitment termination within the time periods required by the applicable Company Existing Credit Documents, and obtaining customary payoff letters to be delivered at Closing to allow for the payoff, discharge and termination in full (other than Continuing Obligations) on the Closing Date of all Indebtedness under the Company Existing Credit Documents, and (xii) furnishing to CF Corp’s legal counsel a certificate of the chief financial officer of the Company with respect to the financial condition and business of the Company upon which CF Corp’s legal counsel may rely in concluding that the Company is not an “investment company” as defined under the Investment Company Act of 1940, as amended; provided, in each case in clauses (i) through (xii) above, that (w) none of the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees, managers, consultants, accountants or other agents or representatives, in their capacity as such, shall be required to incur any liability whatsoever in connection with, the Debt Financing (except that the Company and its Subsidiaries may incur such liabilities only to the extent such liabilities become effective after the Effective Time), (x) nothing in this Section 6.10 shall require cooperation to the extent that it would (A) cause any condition to Closing set forth in Article VII to not be satisfied or otherwise cause any breach of this Agreement, (B) require the Company or any of its Subsidiaries to take any action that would reasonably be expected to conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Law, or result in, or could reasonably be expected to result in, the contravention in any material respect of, or result in a violation or breach in any material respect of, or default under, any agreement to which it is a party, (C) unreasonably interfere with the ongoing operations of the Company and the Subsidiaries of the Company and (D) cause any representation and warranty to be breached in this Agreement, (y) except as contemplated in clause (ix) above, the governing bodies of the Company and its Subsidiaries shall not be required prior to the Effective Time to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing is obtained (provided that the Company shall cooperate with CF Corp to appoint CF Corp’s designees to the governing bodies of the Company, its Subsidiaries immediately upon the Closing for purposes of approving resolutions contemplated in clause (ix) above) and (z) none of the Company nor any of its Subsidiaries shall be required to execute any Debt Documents (except (1) the authorization letters set forth in clause (v) above and (2) the representation letters required by the Company’s auditors in connection with the delivery of  “comfort letters” set forth in clause (vii) above, (2) the prepayment, termination and redemption notices set forth in clause (xi), (3) any certificate of the chief financial officer of the Company reasonably requested by CF Corp’s counsel and which may in good faith be delivered by such officer in connection with the delivery of any legal opinions such counsel may be required to deliver (including the certificate set forth in clause (xi) above) and (4) as otherwise set forth in clause (viii) above) prior to the Closing, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Debt Financing; provided, further, that, in each case of clauses (i) through (xii) above, none of the Company or any of its Subsidiaries shall be required to (A) enter into any binding agreement or commitment in connection with the Debt Financing (or any Alternative Financing) that is not conditioned on the occurrence of the Effective Time and does not terminate without liability to the Company or any of the Subsidiaries of the Company upon termination of this Agreement, (B) pay any commitment or other similar fee, (C) provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries, (D) prepare separate financial statements for any Subsidiary of the Company or change any fiscal period or provide financial or other information regarding the Company and its Subsidiaries (other than the financial statements described in clause (i) above) that is not in the possession of the Company or any of its Subsidiaries or (E) issue any offering or information document or provide any legal opinion or other opinion of counsel or any solvency certificate. The Company shall, upon the reasonable written request of CF Corp, use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its Subsidiaries to, supplement the Required

Information on a reasonably current basis to the extent that any such Required Information, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading. The Company and its counsel shall be given reasonable opportunity to review and comment upon any private placement memoranda, bank information memoranda or similar documents, or any materials for rating agencies, that include information about the Company or any of its Subsidiaries prepared in connection with the Debt Financing or any high yield bonds being issued in lieu of any portion of the Debt Financing, and CF Corp and Parent shall include in such memoranda, documents and other materials, comments reasonably proposed by the Company.
(b) CF Corp, Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that CF Corp, Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.10. CF Corp, Parent and Merger Sub shall, on a joint and several basis, indemnify, defend and hold harmless the Company and its Affiliates, and their respective pre-Closing directors, officers, employees, managers, consultants, accountants or other agents or representatives, in their capacity as such (collectively, the “Indemnitees”), from and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by any of the Indemnitees in connection with the arrangement of the Debt Financing or any high yield bonds being issued in lieu of any portion of the Debt Financing (or any Alternative Financing), any refinancing of indebtedness contemplated by this Agreement, any Consent Solicitation, Debt Tender Offer, Change of Control Offer (as defined in the Company Existing Indenture) or Optional Redemption as described in clauses (d)(i) through (d)(iv) below and/or any information utilized in connection therewith or the Company’s cooperation with respect thereto and any misuse of the logos, names or trademarks of the Company or its Subsidiaries, except to the extent that any of the foregoing arises from (x) the bad faith, gross negligence or willful misconduct of any Indemnitee, in each case as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) any Required Information provided by any of the Indemnitees, taken as a whole, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and in respect of which the Company has not provided supplemental Required Information as promptly as practicable upon discovery of such misstatement or omission in accordance with the last sentence of Section 6.10(a). CF Corp shall promptly, upon reasonable request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Subsidiaries and their respective officers, employees and other representatives in connection with the cooperation and assistance contemplated by this Section 6.10 (including, to the extent incurred at the request or consent of CF Corp, professional fees and expenses of accountants, legal counsel and other advisors). Subject to CF Corp’s indemnification obligations under this Section 6.10(b), the Company hereby consents to the use of all of its and its Subsidiaries’ corporate logos, names and trademarks in connection with the Debt Financing or any high-yield bonds being issued in lieu of any portion of the Debt Financing, provided that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective products, services, offerings or intellectual property rights. CF Corp, Parent and Merger Sub expressly acknowledge and agree that the Indemnitees shall be third party beneficiaries of this Section 6.10(b) and the provisions of this Section 6.10(b) shall be enforceable by each Indemnitee and the heirs and representatives of such Persons and shall be binding on all successors and assigns of CF Corp, Parent, Merger Sub, the Company and the Surviving Corporation. This Section 6.10(b) shall survive the consummation of the Merger and the Effective Time and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns, and shall be binding on all successors and assigns of CF Corp and Parent.

(c) CF Corp, Parent and Merger Sub each hereby agrees to use, and agrees to cause their Affiliates to use, their respective commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions, taken as a whole (including flex provisions) not materially less favorable to CF Corp, Parent and Merger Sub than those described in the Debt Commitment Letter, including using its commercially reasonable efforts to (i) comply in all material respects with and maintain in effect the Debt Commitment Letter (subject to the penultimate sentence of this Section 6.10(c)), (ii) satisfy, or cause their Representatives to satisfy (or obtain a waiver of) on a timely basis all conditions applicable to CF Corp, Parent, Merger Sub or their Affiliates set forth in the Debt Commitment Letter (including by consummating the financing pursuant to the terms of the Equity Commitment Letter and by effecting the Equity Contribution (as defined in the Debt Commitment Letter) in no less than the amount set forth in paragraph (b) (1) or Exhibit A to the Debt Commitment Letter and by paying any commitment, engagement or placement or other fees that become due and payable under or with respect to the Debt Commitment Letter), (iii) negotiate and enter into the Debt Documents (and maintain in effect and comply in all material respects with the terms thereof) on terms and conditions no less favorable to CF Corp, Parent and Merger Sub than those contemplated by the Debt Commitment Letter (including any related “market flex” provisions), which agreements shall be in effect as promptly as practicable after the date hereof, but in no event later than the Closing; provided, however, that, without limiting the foregoing, in no event shall any of the Debt Documents, other than as set forth in the penultimate sentence of this paragraph, without the prior written consent of the Company: (A) reduce the aggregate amount of the Debt Financing provided for in the Debt Commitment Letter (including by changing the amount of fees or original issue discount contemplated by the Debt Commitment Letter) ; (B) expand the conditions or other contingencies to the receipt or funding of the Debt Financing beyond those expressly set forth in the Debt Commitment Letter, amend or modify any of such conditions or other contingencies in a manner adverse to CF Corp, Parent, Merger Sub or their Affiliates (including by making any such conditions or other contingencies less likely to be satisfied) or impose any new or additional condition or other contingency to the receipt or funding of the Debt Financing; (C) contain terms (other than those terms expressly set forth in the Debt Commitment Letter) that would reasonably be expected to (1) prevent or delay the consummation of the transactions contemplated hereby or the date on which the Debt Financing would be obtained, or (2) make the funding of Debt Financing less likely to occur; (D) adversely impact in any material respect the ability of CF Corp, Parent, Merger Sub or their Affiliates to enforce its rights against the Debt Financing Sources; or (E) impose additional material obligations on the Company and its Subsidiaries and Affiliates, (iv) accept (and comply with) to the fullest extent all “market flex” provisions contemplated by the Debt Commitment Letter, (v) cause the Debt Financing Sources, the Equity Providers or any other Persons providing Debt Financing to fund its portion of the Debt Financing at the time the Closing is required to occur pursuant to the terms and conditions hereof and (vi) furnish the Company drafts of the Debt Documents (when available promptly following receipt thereof) and a reasonable time in advance of providing drafts to any third party, and the comments of the Company shall be considered in good faith and thereafter complete, correct and executed copies of the Debt Documents promptly upon their execution. CF Corp, Parent and Merger Sub shall give the Company prompt written notice (I) of any breach, default or threatened breach by any party to the Debt Commitment Letter of which CF Corp, Parent, Merger Sub or any of their Representatives or Affiliates becomes aware or any termination or threatened termination thereto, (II) if and when CF Corp, Parent or Merger Sub becomes aware that any portion of the Debt Financing may not be available to consummate the Refinancing, including the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any Debt Commitment Letter or other Debt Document or (B) dispute or disagreement between or among any parties to any Debt Commitment Letter or other Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing or Debt Documents), (III) of any termination of the Debt Commitment Letter or (IV) if at any time for any reason CF Corp or Parent believes that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources, contemplated by any of the Debt Commitment Letters or Debt Documents or will be unable to obtain Alternative Financing. If any portion of the Debt Financing becomes or could reasonably be expected to become unavailable on the terms and conditions (including any related “market flex” terms) contemplated in the Debt Commitment Letter or from the sources contemplated in the Debt Commitment Letter (other than as a result of the

Company’s breach of any provision of this Agreement, or the Company’s failure to satisfy the conditions set forth in Article VII) or the Debt Commitment Letter or the Debt Documents shall be withdrawn, repudiated, terminated or rescinded for any reason, CF Corp shall, as promptly as reasonably practicable following the occurrence of such event, without limiting the obligations of CF Corp set forth in the second succeeding sentence, use all commercially reasonable efforts to arrange or obtain alternative financing for any such portion from the same or alternative sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof  (the “Alternative Financing”) in an amount sufficient to consummate the Refinancing (or replace any unavailable portion of the Debt Financing) and to obtain a new financing commitment letter (including any associated engagement letter and related fee letter) with respect to such Alternative Financing (collectively, the “New Debt Commitment Letter”), copies of which shall be promptly provided to the Company but in any event no later than three Business Days prior to the execution thereof. Notwithstanding the foregoing, no New Debt Commitment Letter may expand the conditions precedent or contingencies to the funding of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letters in effect on the date hereof or otherwise include terms (including any “flex” provisions) that would reasonably be expected to make the likelihood that such Debt Financing would be funded less likely. In the event CF Corp, Parent, Merger Sub or any of their respective Affiliates enters into any Alternative Financing, (A) any reference in this Agreement to the “Debt Commitment Letter” shall be deemed to include the New Debt Commitment Letter, (B) any reference in this Agreement to the “Debt Financing” shall be deemed to include such Alternative Financing and (C) all references to the Committed Lenders and the Lead Arrangers shall include the persons providing or arranging such Alternative Financing. CF Corp, Parent and Merger Sub shall (1) enforce their rights (and the rights of any of their Affiliates) under the Debt Commitment Letter and (2) other than as set forth in the third preceding sentence, not permit or agree to permit, without the prior written consent of the Company, any material amendment or modification to be made to, or any material waiver of any provision or remedy under, the Debt Commitment Letter (it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall be deemed not to be an amendment, modification or waiver), in any such case if such amendment, modification or waiver would reasonably be expected to (w) impose new or additional conditions, or otherwise modify or expand any of the conditions, to the receipt of the Debt Financing, (x) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount) thereunder, (y) make it less likely that the Debt Financing would be funded (including by making the conditions to obtaining the Debt Financing less likely to occur) or otherwise prevent or delay or impair in any material respect the ability or likelihood of CF Corp, Parent or Merger Sub to timely consummate the Refinancing and (z) adversely impact the ability of CF Corp, Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter; provided, that CF Corp may amend, supplement or modify the Debt Commitment Letter to add lead arrangers, bookrunners, syndication agents or similar entities (which additional lead arrangers, bookrunners, syndication agents or similar entities may also become Committed Lenders). Each of CF Corp, Parent and Merger Sub acknowledges and agrees that the obtaining of the Debt Financing, or any Alternative Financing, is not a condition to the consummation of the transactions to be consummated at the Closing and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing or any Alternative Financing, subject to fulfillment of the conditions set forth in Article VII.
(d) Between the date of this Agreement and the Effective Time, as soon as promptly as practicable after receipt of any written request by CF Corp to do so, in consultation with CF Corp and at CF Corp’s sole expense, the Company shall use its commercially reasonable efforts to:
(i) (A) commence a consent solicitation to amend, eliminate or waive certain sections of the Company Existing Indenture as specified by CF Corp (a “Consent Solicitation”), with respect to all of the outstanding Company Existing Notes on such terms and conditions, including with respect to consent fees (which shall be paid by CF Corp), that are proposed by CF Corp; provided that CF Corp shall consult with the Company and afford the Company a reasonable opportunity to review the necessary consent solicitation statement, supplemental indenture and other related documents in connection with such Consent Solicitation (the “Consent Solicitation Documents”); (B) provide and use its commercially reasonable efforts to cause its respective Representatives to provide all cooperation reasonably requested by CF Corp in connection with the Consent Solicitation including appointing a solicitation agent reasonably selected by CF Corp; (C) waive any of the conditions to the Consent Solicitation as may be reasonably requested by CF Corp (other than the condition that any proposed amendments set forth therein shall not become operative unless and until the Closing has occurred), so long as such waivers would not cause the Consent Solicitation to violate applicable Law, and shall not, without the prior written consent of CF Corp, waive any condition to the Consent Solicitation or make any change, amendment or modification to the terms and conditions of any Consent Solicitation other than as directed by CF Corp or as required by applicable Law; and (D) promptly following the expiration of a Consent Solicitation, assuming the requisite consent from the holders of the Company Existing Notes (including from persons holding proxies from such holders) has been received, cause an appropriate supplemental indenture (the “Supplemental Indenture”) to become effective providing for the amendments of the Company Existing Indenture contemplated in the Consent Solicitation Documents; provided, that notwithstanding the fact that a Supplemental Indenture may become effective earlier, the proposed amendments set forth therein shall not become operative unless and until the Effective Time has occurred. The form and substance of the Supplemental Indenture shall be reasonably satisfactory to CF Corp;
(ii) (A) commence an offer to purchase, as specified by CF Corp, with respect to all of the outstanding Company Existing Notes, on such terms and conditions, including pricing terms, that are proposed, from time to time, by CF Corp and reasonably acceptable to the Company (“Debt Tender Offer”), and CF Corp shall assist the Company in connection therewith; provided that the party primarily responsible for drafting the necessary offer to purchase, related letter of transmittal, supplemental indenture and other related documents in connection with such Debt Tender Offer (the “Debt Tender Offer Documents”) shall afford such other party a reasonable opportunity to review the Debt Tender Offer Documents and the material terms and conditions of the Debt Tender Offer. The terms and conditions specified by CF Corp for the Debt Tender Offer shall be in compliance in all material respects with the Company Existing Indenture, the Company Existing Credit Documents or any applicable Law. The closing of a Debt Tender Offer, if any, shall be expressly conditioned on the occurrence of the Closing, and in accordance with the terms of the Debt Tender Offer, the Company shall accept for purchase and purchase the Company Existing Notes properly tendered and not properly withdrawn in the Debt Tender Offer (provided that such purchase price shall be paid by CF Corp; provided, further that the proposed amendments set forth in any Debt Tender Offer Document may not become effective unless and until the Closing has occurred) ; (B) provide and use its commercially reasonable efforts to cause its respective Representatives to provide all cooperation reasonably requested by CF Corp in connection with the Debt Tender Offer, including appointing a dealer manager reasonably selected by CF Corp. The Debt Tender Offer shall comply with the requirements of Rule 14e-1 promulgated under the Exchange Act (“Rule 14e-1”), the Trust Indenture Act of 1939, as amended (the “TIA”), if applicable, and any other applicable Law, it being understood that the Company shall not be required to take any action that, in the good faith judgment of the Company and after consultation with Company counsel, does not comply with Rule 14e-1, the TIA, if applicable, or other applicable Law; and (C) waive any of the conditions to a Debt Tender Offer as may be reasonably requested by CF Corp (other than the conditions that a Debt Tender Offer is conditioned on the Effective Time occurring), so long as such waivers would not cause a Debt Tender Offer to violate the Exchange Act, the TIA or other applicable Law, and shall not, without the prior written consent of CF Corp, waive any condition to a Debt Tender Offer or make any change, amendment or modification to the terms and conditions of a Debt Tender Offer (including any extension thereof) other than as directed by CF Corp or as required by applicable Law;
(iii) deliver a notice to each holder of the Company Existing Notes, in accordance with Section 3.9(b) of the Company Existing Indenture, with respect to a Change of Control Offer for the repurchase, on and subject to the occurrence of a Change of Control Payment Date (as defined in the Company Existing Indenture), to be mutually agreed by CF Corp and the Company, of all of the Company Existing Notes then outstanding and otherwise comply with the Company Existing Indenture with respect to such Change of Control Offer; and/or
(iv) effect (1) the redemption of the Company Existing Notes (the “Optional Redemption”), (2) the satisfaction and discharge of the Company Existing Indenture pursuant to Article VIII thereof and (3) the release of all obligations in respect of the Company Existing Notes subject to the payment of the Company Existing Notes Payoff Amount, including (A) delivery of an Officer’s Certificate (as defined in the Company Existing Indenture) in respect of the notice of redemption pursuant to Section 5.3 of the Company Existing Indenture in accordance with the terms of the Company Existing Indenture, (B) delivery of a notice of redemption pursuant to Sections 5.5 and 5.2(b) of the Company Existing Indenture in accordance with the terms of the Company Existing Indenture, which may be conditioned upon the occurrence of the Effective Time, and (C) delivery to CF Corp of a schedule setting forth the Company Existing Notes Payoff Amount (it being understood that (x) any such redemption, satisfaction and discharge shall not occur prior to the Effective Time, (y) the Company’s or CF Corp’s counsel will provide customary legal opinions required in connection with such redemption, satisfaction and discharge and (z) the Company and its Subsidiaries shall have no funding obligations in connection with such redemption, satisfaction and discharge);
(v) provided, in each case in clauses (i) through (iv) above, that (x) none of the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees, managers, consultants, accountants or other agents or representatives, in their capacity as such, shall be required to incur any liability whatsoever in connection with, the Consent Solicitation, Debt Tender Offer, Change of Control Offer or Optional Redemption (except that the Company and its Subsidiaries may incur such liabilities only to the extent such liabilities become effective after the Effective Time), (y) nothing in this Section 6.10(d) shall require cooperation to the extent that it would (A) cause any condition to Closing set forth in Article VII to not be satisfied or otherwise cause any breach of this Agreement, (B) require the Company or any of its Subsidiaries to take any action that would reasonably be expected to conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Law, or result in, or could reasonably be expected to result in, the contravention in any material respect of, or result in a violation or breach in any material respect of, or default under, any agreement, (C) unreasonably interfere with the ongoing operations of the Company and the Subsidiaries of the Company, (D) require the Company or any of its Subsidiaries to issue or purchase any securities during any “blackout periods” imposed by the Company or any of its Subsidiaries and (E) cause any representation and warranty to be breached, and (z) none of the Company or any of its Subsidiaries shall be required to (A) enter into any binding agreement or commitment in connection with the Consent Solicitation, Debt Tender Offer, Change of Control Offer or Optional Redemption that is not conditioned on the occurrence of the Effective Time and does not terminate without liability to the Company or any of the Subsidiaries of the Company upon termination of this Agreement, (B) pay any fee, (C) provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries, (D) prepare separate financial statements for any Subsidiary of the Company or change any fiscal period or provide financial or other information regarding the Company and its Subsidiaries that is not in the possession of the Company or any of its Subsidiaries or (E) issue any offering or information document or provide any legal opinion or other opinion of counsel or any solvency certificate (other than any offering or information document that would be customarily delivered in connection with the transactions referenced in clauses (i) and (ii) above).
Each of CF Corp, Parent and Merger Sub acknowledges and agrees that the consummation of any of the Consent Solicitation, Debt Tender Offer, Change of Control Offer or Optional Redemption is not a condition to the consummation of the transactions to be consummated at the Closing and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the consummation of the Consent Solicitation, Debt Tender Offer, Change of Control Offer or Optional Redemption, subject to fulfillment of the conditions set forth in Article VII.
Section 6.11 Public Announcements.   The Company and CF Corp shall agree on a press release announcing the entering into of this Agreement and the transactions contemplated hereby. Thereafter, the Company and CF Corp shall consult with each other before issuing any press release or otherwise making any public statements (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement

(a) as may be required by Law or Order, the applicable rules of the New York Stock Exchange or any listing agreement with the New York Stock Exchange or (b) to enforce its rights and remedies under this Agreement or, in the case of the Company, the Equity Commitment Letters, the Limited Guaranties, the Information Letter Agreements or the Forward Purchase Agreements.
Section 6.12 Resignation of Directors.   At the Closing, the Company shall deliver to CF Corp evidence reasonably satisfactory to CF Corp of the resignation or removal of all directors of the Company and its Subsidiaries specified by CF Corp in writing reasonably in advance of the Closing and in any event at least five (5) Business Days prior to Closing, in each case effective at the Effective Time.
Section 6.13 Employee Matters.
(a) For a period of no less than twelve (12) months following the Closing Date, CF Corp shall provide to each employee of the Company and its Subsidiaries who is an employee of the Company or a Subsidiary at the Closing Date (each such employee, a “Company Employee”), (i) base salary, annual incentive bonus opportunities and long-term incentive opportunities that are, in each case, no less than the base salary, target bonus opportunities and long-term incentive opportunities applicable to each such Company Employee immediately prior to the Closing Date and (ii) employee benefits that are no less favorable, in the aggregate, than those employee benefits provided to Company Employees immediately prior to the Closing Date.
(b) CF Corp shall provide each Company Employee who incurs a termination of employment during the twelve (12) month period following the Closing Date with severance payments and severance benefits that are no less favorable than the severance payments and severance benefits to which such employees would have been entitled with respect to such termination under the severance policies of the Company as in effect immediately prior to the Closing Date.
(c) From and after the Closing Date, CF Corp shall cause the Surviving Corporation and its Subsidiaries to honor all obligations under the Benefit Plans in accordance with their terms as in effect immediately prior to the Closing Date.
(d) CF Corp shall, or shall cause the Surviving Corporation or CF Corp’s or the Surviving Corporation’s Subsidiaries, as applicable, to give Company Employees full credit for Company Employees’ service with the Company and its Subsidiaries for purposes of eligibility, vesting and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals under a defined benefit pension plan, under any benefit plans made generally available to officers or employees or any class or level of officers or employees maintained by CF Corp, the Surviving Corporation or any of their respective Subsidiaries in which a Company Employee participates to the same extent recognized by the Company immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.
(e) CF Corp shall, or shall cause the Surviving Corporation or CF Corp’s or the Surviving Corporation’s Subsidiaries, as applicable, to (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of CF Corp or any Subsidiary of CF Corp that provides health benefits in which Company Employees may be eligible to participate following the Closing Date, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of CF Corp, the Surviving Corporation or any of their respective Subsidiaries in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Closing Date.

(f) Effective as of the Closing, CF Corp and its Affiliates (including the Surviving Corporation) shall be solely responsible for any and all obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to each individual who is an “M&A qualified beneficiary” (as defined in Treasury Regulation Section 54.4980B-9) in connection with the transactions contemplated by this Agreement.
(g) CF Corp shall cause the Surviving Corporation and its Subsidiaries, for a period commencing at the Closing Date and ending ninety (90) days thereafter, to not effectuate a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local law, “WARN”) affecting in whole or in part any site of employment, facility, operating unit or Company Employee, without complying with all provisions of WARN.
(h) This Section 6.13 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement and nothing in this Section 6.13 or any other provision of this Agreement or any other related Contract, express or implied: (i) shall be construed to establish, amend, or modify any Benefit Plan or any other benefit plan, program, agreement or arrangement; (ii) except as expressly provided by Section 6.13(b), shall alter or limit the ability of the Company or any of its Subsidiaries, or CF Corp or any of its Subsidiaries to amend, modify or terminate any benefit plan, program, agreement or arrangement; or (iii) is intended to or shall confer upon any current or former employee of the Company or its Subsidiaries or any other person any right to employment or continued employment or service for any period of time by reason of this Agreement or any other related agreement, or any right to a particular term or condition of employment.
Section 6.14 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless all past and present directors and officers of the Company and its Subsidiaries (the “Indemnified Parties”) for acts or omissions occurring at or prior to the Effective Time (including the declaration of the extraordinary dividend as contemplated by Section 6.20) to the fullest extent permitted by the DGCL or provided under the Company Certificate of Incorporation and the Company By-laws in effect on the date hereof. CF Corp shall guarantee such performance by the Surviving Corporation.
(b) From the Effective Time and for a period of six (6) years thereafter, CF Corp and the Surviving Corporation shall use reasonable best efforts to maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been made available or delivered to CF Corp) with terms, conditions, retentions and levels of coverage at least as favorable as those of such current insurance coverage; provided, however, that in no event will CF Corp or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the “Maximum Premium”), which Maximum Premium is set forth in Section 6.14(b) of the Company Disclosure Letter; and provided, further, that, if the annual premiums for such insurance coverage exceed the Maximum Premium, CF Corp and the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, however, that at the Company’s option in lieu of the foregoing insurance coverage, the Company may purchase, prior to the Effective Time, six (6) year “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above, provided that the Company does not pay more than the Maximum Premium.
(c) CF Corp and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company and its Subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Further, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the

Company Certificate of Incorporation and Company By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, except as amendments may be required by the DGCL during such period.
(d) This Section 6.14 shall survive the consummation of the Merger, is intended to benefit, and shall be enforceable by each Indemnified Party and their respective successors, heirs and representatives, shall be binding on all successors and assigns of CF Corp and the Surviving Corporation and shall not be amended without the prior written consent of the applicable Indemnified Party (including his or her successors, heirs and representatives).
(e) In the event that the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 6.13 and this Section 6.14. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.14.
(f) The rights of the Indemnified Parties under this Section 6.14 shall be in addition to, and not in substitute for, any rights such Indemnified Parties may have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and CF Corp shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.
Section 6.15 Section 16 Matters.   Prior to the Effective Time, the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.
Section 6.16 No Control of the Other Party’s Business.   Nothing contained in this Agreement shall give CF Corp, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct CF Corp’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and CF Corp shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.17 Stockholder Litigation.   The Company shall promptly advise CF Corp orally and in writing of any Action brought by any stockholder of the Company against the Company or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and shall keep CF Corp reasonably informed regarding any such litigation. The Company shall give CF Corp the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, shall give due consideration to CF Corp’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of CF Corp, such consent not to be unreasonably withheld, delayed or conditioned. CF Corp shall promptly advise the Company orally and in writing of any Action brought by any stockholder of CF Corp against CF Corp or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and shall keep the Company reasonably informed regarding any such litigation.
Section 6.18 Tax Matters.   Any and all existing Tax sharing agreements of the Company and its Subsidiaries (other than agreements solely between the Company and any of its Subsidiaries) shall be terminated as of the Closing Date. After the Closing Date, neither the Company nor its Subsidiaries shall have any further rights or liabilities thereunder and any amounts payable to the Company or any of its

Subsidiaries for any period prior to the Closing Date shall be paid to the Company or any of its applicable Subsidiaries at or prior to the Closing. Notwithstanding the foregoing, from the date of this Agreement until the Closing, the Company shall not and shall not permit any of its Subsidiaries to make any payment pursuant to any Tax sharing agreement (other than agreements solely between the Company and any of its Subsidiaries), except pursuant to the terms of any Tax sharing agreement set forth in Section 6.18 of the Company Disclosure Letter.
Section 6.19 Bermuda Reinsurer.   At least thirty (30) days prior to the Closing, CF Corp shall (a) organize a Bermuda exempted company as a direct or indirect wholly owned Subsidiary of CF Corp and (b) cause such entity to obtain all necessary Permits, including to operate as a Bermuda Class B reinsurance company. On the Closing Date, CF Corp shall cause its Subsidiary to contribute capital to such entity such that its company action level risk-based capital, calculated as if it were an Iowa life insurance company, is not less than 400%. The covenants set forth in clauses (f), (g) and (h) of Section 6.03 shall apply to the obtaining of all such Permits mutatis mutandis.
Section 6.20 Extraordinary Dividend.   Upon the written request of CF Corp, the Company shall take, or cause to be taken, all actions reasonably necessary for Fidelity & Guaranty Life Insurance Company to declare and pay to Fidelity & Guaranty Life Holdings that extraordinary dividend that is subject to an Accommodation Filing in the amount (if any) approved by the Insurance Commissioner of the State of Iowa, at Closing.
Article VII
CONDITIONS PRECEDENT
Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger.   The obligations of the parties to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Company Stockholder Approval.   The Company Required Vote shall have been obtained and if obtained by Stockholder Written Consent, the Information Statement shall have been cleared by the SEC and mailed to the Company Stockholders (in accordance with Regulation 14C of the Exchange Act) at least twenty (20) days prior to the Closing.
(b) CF Corp Shareholder Approval.   The CF Corp Required Vote shall have been obtained.
(c) No Order.   No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced that is in effect and that prevents or prohibits consummation of the Merger.
(d) Governmental Consents.   The consents, approvals, authorizations or filings set forth in Schedule 7.01(d)shall have been made or obtained and shall be in full force and effect. The applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.
Section 7.02 Additional Conditions to Obligations of CF Corp, Parent and Merger Sub.   The obligations of CF Corp, Parent and Merger Sub to effect the Merger on the Closing Date are also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties.   The representations and warranties of the Company contained in Article IV shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Company Material Adverse Effect” (other than with respect to Section 4.09(b)). CF Corp shall have received a certificate signed by an officer of the Company on its behalf to the foregoing effect.
(b) Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. CF Corp shall have received a certificate signed by an officer of the Company on its behalf to the foregoing effect.

Section 7.03 Additional Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger on the Closing Date is also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties.   The representations and warranties of CF Corp, Parent and Merger Sub contained in Article V shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a CF Corp Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “CF Corp Material Adverse Effect” (other than with respect to Section 5.07(b)). The Company shall have received a certificate signed by an officer of CF Corp on its behalf to the foregoing effect.
(b) Agreements and Covenants.   CF Corp, Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate signed by an officer of CF Corp on its behalf to the foregoing effect.
Article VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.01 Termination.   This Agreement may be terminated and the Merger (and the other transactions contemplated hereby) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote or the CF Corp Required Vote has been obtained):
(a) by the mutual written consent of the Company and CF Corp, which consent shall have been approved by the action of their respective boards of directors;
(b) by CF Corp or the Company, if any Governmental Authority shall have issued an Order, or there exists any Law, in each case, permanently preventing or prohibiting the Merger, and such Order shall have become final and nonappealable or such Law is in effect; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have complied with its obligations under this Agreement to use reasonable best efforts to remove such Order;
(c) by CF Corp, if the Stockholder Written Consent representing the Company Required Vote has not been executed and delivered to CF Corp prior to the expiration of the Written Consent Delivery Period;
(d) by CF Corp or the Company, if at the Company Stockholders Meeting, the Company Required Vote shall not have been obtained;
(e) by CF Corp or the Company, if, at the CF Corp Shareholders Meeting, the CF Corp Required Vote shall not have been obtained.
(f) by the Company, in accordance with Section 6.06(b);
(g) by CF Corp, if  (i) the Company Board of Directors shall have made an Adverse Recommendation Change, (ii) the Company Board of Directors shall have recommended to the Company Stockholders that they approve or accept a Superior Proposal or (iii) the Company shall have entered into, or publicly announced its intention to enter into, any Takeover Proposal Documentation with respect to a Superior Proposal;
(h) by CF Corp or the Company, if the Merger shall not have been consummated prior to January 24, 2018 (as such date may be extended pursuant to the proviso below or pursuant to Section 9.09, the “Outside Termination Date”); provided, that the right to terminate this Agreement under this Section 8.01(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date; provided, further, that, if on a date that would have been the Outside Termination Date the conditions set forth in Section 7.01(d) are the only conditions in Article VII (other than those conditions that by their nature are to be satisfied at the

Closing) that shall not have been satisfied or waived on or before such date, either the Company or CF Corp may unilaterally extend the Outside Termination Date by up to two (2) months, in which case the Outside Termination Date shall be deemed for all purposes to be such later date;
(i) by CF Corp, if  (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement (other than a breach by the Company of the representation and warranty contained in Section 4.09(b)) that would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.02(a) or Section 7.02(b) if continuing on the Closing Date, and (ii) such breach shall not have been cured (or is not capable of being cured) before the Outside Termination Date; provided, that CF Corp shall not have the right to terminate this Agreement pursuant to this Section 8.01(i) if CF Corp, Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;
(j) by the Company, if  (i) there has been a breach by CF Corp, Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.03(a) or Section 7.03(b) if continuing on the Closing Date and (ii) such breach shall not have been cured (or is not capable of being cured) before the Outside Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(j) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or
(k) by the Company, if  (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the Closing shall not have occurred on or prior to the second (2nd) Business Day after the satisfaction or waiver of said conditions set forth in Section 7.01 and Section 7.02 (other than by reason of the failure of the Company to fulfill any material obligation under this Agreement).
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than clause (a) hereof) shall give written notice of such termination to the other party in accordance with Section 9.02, specifying the provision or provisions hereof pursuant to which such termination is effected.
Section 8.02 Fees and Expenses.
(a) Expense Allocation.   Except as otherwise specified in Section 6.03 and this Section 8.02, all costs and expenses (including fees and expenses payable to Representatives) incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(b) Company Termination Fee.
(i) If this Agreement is terminated by the Company pursuant to Section 8.01(f) or by CF Corp pursuant to Section 8.01(c) or Section 8.01(g), the Company shall concurrently with such termination, pay CF Corp, as liquidated damages and not as a penalty and as the sole and exclusive remedy of CF Corp, Parent and Merger Sub against the Company and its Subsidiaries and any of their respective Affiliates, stockholders or Representatives for any loss or damage suffered as a result of the failure of the Merger to be consummated, the Company Termination Fee by wire transfer of immediately available funds.
(ii) If this Agreement is terminated by either CF Corp or the Company pursuant to Section 8.01(d) or by CF Corp pursuant to Section 8.01(i) and (A) at any time after the date hereof and prior to the Company Stockholders Meeting or the breach giving rise to CF Corp’s right to terminate under Section 8.01(i), respectively, a Takeover Proposal shall have been publicly announced or publicly made known to the Company Board of Directors or the stockholders of the Company or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and such Takeover Proposal or such intent has not been publicly withdrawn or repudiated by such Person prior to the Company Stockholders Meeting or the breach, respectively, and (B) within twelve (12) months after such termination, the Company either consummates such Takeover Proposal or enters into a definitive agreement to consummate such Takeover Proposal and the Company thereafter consummates such Takeover Proposal (whether or not within such twelve (12) month period), then the

Company shall upon the earliest of the consummation of such Takeover Proposal or the entry into such definitive agreement with respect thereto, pay CF Corp, as liquidated damages and not as a penalty and as the sole and exclusive remedy of CF Corp, Parent and Merger Sub against the Company and its Subsidiaries and any of their respective Affiliates, stockholders or Representatives for any loss or damage suffered as a result of the failure of the Merger to be consummated, the Company Termination Fee by wire transfer of immediately available funds; provided, that for the purposes of this Section 8.02(b)(ii), all references in the term Takeover Proposal to “15% or more” shall be deemed to be references to “more than 50%.”
(c) The parties acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated hereby and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.02, the Company shall also pay any costs and expenses (including reasonable legal fees and expenses) incurred by CF Corp in connection with an Action to enforce this Agreement that results in an Order for such amount against the Company. Any amount not paid when due pursuant to this Section 8.02 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. The parties agree and understand that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
Section 8.03 Effect of Termination.   In the event of termination of this Agreement by either the Company or CF Corp as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CF Corp, Parent and Merger Sub or the Company, except that (a) the provisions of Section 6.02(b), Section 8.02, this Section 8.03 and Article IX shall survive termination and (b) nothing herein shall relieve any party from liability for any intentional and material breach of this Agreement (it being acknowledged and agreed by the parties hereto that the failure to close the Merger by any party that was otherwise obligated to do so under the terms of this Agreement shall be deemed to be an intentional and material breach of this Agreement) or for fraud; provided, that the provisions of Section 8.02(b) providing for the Company Termination Fee shall constitute an exclusive remedy with respect to the circumstances set forth therein.
Section 8.04 Amendment.   This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Company Required Vote has been obtained and prior to the filing of the Certificate of Merger with the Delaware Secretary; provided, however, that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall change the amount or the form of the Merger Consideration to be delivered to the Company Stockholders or alter or change any other terms or conditions of this Agreement if such change would materially and adversely affect the Company or the Company Stockholders. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.
Section 8.05 Extension; Waiver.   At any time prior to the Effective Time, each of the Company, CF Corp, Parent and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the provisions of Section 8.04, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 8.06 Non-Recourse.   Notwithstanding anything to the contrary contained herein, (i) no Company Related Party shall have any rights or claims against any Debt Financing Source with respect to this Agreement or the Debt Financing, and no Debt Financing Source shall have any rights or claims against any Company Related Party with respect to this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the Merger, the foregoing will not limit the rights of the parties to the Debt Financing under the Debt Financing Commitment and (ii) no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

Article IX
GENERAL PROVISIONS
Section 9.01 Nonsurvival of Representations, Warranties, Covenants and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants or agreements contained herein that by their terms apply to or are to be performed in whole or in part after the Effective Time and (b) this Article IX.
Section 9.02 Notices.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (and duly received) if delivered personally, sent by overnight courier (providing proof of delivery and confirmation of receipt by email notice to the applicable contact person) to the parties or sent by facsimile (providing proof of transmission and confirmation of transmission by email notice to the applicable contact person) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):
if to CF Corp, to:
CF Corporation 1701 Village Center Circle Las Vegas, Nevada 89134
Facsimile:	212-588-8713
Email:	newton@cc.capital
Attention:	Douglas Newton
with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022
Facsimile:	212-909-6836
Email:	nfpotter@debevoise.com
Attention:	Nicholas F. Potter, Esq.
Winston & Strawn LLP 200 Park Avenue New York, New York 10166
Facsimile:	212-294-4700
Email:	jrubinstein@winston.com
Attention:	Joel L. Rubinstein, Esq.
if to Parent or Merger Sub, to:
c/o CF Corporation 1701 Village Center Circle Las Vegas, Nevada 89134
Facsimile:	212-588-8713
Email:	newton@cc.capital
Attention:	Douglas Newton

with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022
Facsimile:	212-909-6836
Email:	nfpotter@debevoise.com
Attention:	Nicholas F. Potter, Esq.
Winston & Strawn LLP 200 Park Avenue New York, New York 10166
Facsimile:	212-294-4700
Email:	jrubinstein@winston.com
Attention:	Joel L. Rubinstein, Esq.
if to the Company, to
Fidelity & Guaranty Life 601 Locust Street, 14th Floor Des Moines, IA 50309-3738
Email:	Eric.Marhoun@fglife.com
Attention:	General Counsel & Secretary
with a copy to (which shall not constitute notice) :
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Facsimile:	212-735-2000
Email:	Todd.Freed@skadden.com
Attention:	Todd E. Freed, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005
Facsimile:	202-393-5760
Email:	Chris.Ulery@skadden.com
Attention:	Christopher J. Ulery, Esq.
Section 9.03 Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or other electronic transmission) to the other parties.
Section 9.04 Entire Agreement; No Third-Party Beneficiaries.   This Agreement, the Confidentiality Agreement, the Equity Commitment Letters, the Limited Guaranties, the Information Letter Agreements and the Forward Purchase Agreements (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement and (b) are not intended to and do not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (i) the Persons intended to benefit from the provisions of Section 6.14, each of whom shall have the right to enforce such provisions directly, (ii) the right of the Company on behalf of its security holders to pursue damages in the event of CF Corp’s, Parent’s or Merger Sub’s breach of this Agreement (a claim with respect to which shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of the Company Stockholders), (iii) the right of the Company Stockholders to receive the Merger Consideration and the holders of Company Stock Rights, Fidelity & Guaranty Life Holdings stock options, Fidelity & Guaranty Life Holdings restricted stock units and Fidelity & Guaranty Life Holdings dividend equivalents to receive the payments to which they have the right to receive pursuant to Section 2.07 after the Closing (a claim with respect to which may not be made unless and until the Effective Time shall have occurred) and (iv) the Debt Financing Sources shall be express third party beneficiaries under Sections 8.03, 8.06, 9.01, 9.04, 9.06, 9.07 and 9.08, and each of such Sections shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely and enforce the rights expressly provided to them in the provisions of such Sections. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 8.05 without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.05 Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 9.06 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction; provided that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source with respect to this Agreement, the Debt Financing or the Debt Commitment Letter, or any dispute arising out of the Debt Financing or the performance thereof shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.
Section 9.07 Consent to Jurisdiction.   Each of the parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 9.02 or in any other manner permitted by applicable Law; provided that, notwithstanding the foregoing, each of the parties hereto hereby (i) agrees that it will not bring or support any Action, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt

Financing Sources with respect to this Agreement or the Debt Financing, including but not limited to any dispute arising out of or with respect to the Debt Financing Commitment or any other letter or agreement with respect to the Debt Financing or the performance thereof, in any forum other than exclusively in any State or Federal court sitting in the Borough of Manhattan in the City of New York, (ii) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in City of New York, Borough of Manhattan, and any appellate court from any thereof, as to any action or proceeding with respect to the Debt Commitment Letter or the Fee Letter and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to the Debt Commitment Letter or the Fee Letter in any court in which such venue may be laid in accordance with clause (ii) of this proviso, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.
Section 9.08 Waiver of Jury Trial.   EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS Section 9.08. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 9.09 Specific Performance.   The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting a bond or other undertaking, the parties hereto shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties hereto further agree that (a) by seeking any remedy provided for in this Section 9.09, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to such party hereto under this Agreement and (b) nothing contained in this Section 9.09 shall require any party hereto to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 9.09 before exercising any other right under this Agreement. If, prior to the Outside Termination Date, any party hereto brings any Action in accordance with this Agreement to enforce specifically the performance of the terms and provisions hereof against any other party, the Outside Termination Date shall be automatically extended (i) for the period during which such Action is pending, plus ten (10) Business Days or (ii) by such other time period established by the court presiding over such action on good cause shown, as the case may be.
Section 9.10 Exclusions from Representations and Warranties.   Except as expressly set forth in Section 4.11(b), notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of CF Corp, Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, of the Company or any of its Subsidiaries, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of (a) the adequacy or sufficiency of reserves, (b) the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document, (c) whether or not reserves were determined in accordance with any actuarial, statutory, regulatory or other standard or (d) the collectability of any amounts under any Reinsurance Contract. Furthermore, each of CF Corp, Parent and Merger Sub acknowledges, understands and agrees that no fact, condition, development or issue relating to the adequacy or sufficiency of reserves may be used, directly or indirectly, to demonstrate or support the breach or violation of any representation, warranty, covenant or agreement of or by the Company or its Subsidiaries contained in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith.
Section 9.11 Severability.   If any term, provision, covenant or restriction of this Agreement is held by the Delaware Courts or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 9.12 Trust Account Waiver.   The Company acknowledges that CF Corp is a blank check company with the powers and privileges to effect a Business Combination (as defined in CF Corp’s Amended and Restated Articles of Association). The Company further acknowledges that, as described in the prospectus dated May 19, 2016 (the “Prospectus”) available at www.sec.gov, substantially all of CF Corp’s assets consist of the cash proceeds of CF Corp’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of CF Corp, certain of its public shareholders and the underwriters of CF Corp’s initial public offering. The Company acknowledges that it has been advised by CF Corp that, except with respect to interest earned on the funds held in the Trust Account that may be released to CF Corp to pay its income taxes, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if CF Corp completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; and (ii) if CF Corp fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to CF Corp in limited amounts to permit CF Corp to pay the costs and expenses of its liquidation and dissolution, and then to CF Corp’s public shareholders. For and in consideration of CF Corp entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with CF Corp; provided that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against CF Corp for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for CF Corp to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account to the Company Stockholders in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect CF Corp’s ability to fulfill its obligation to effectuate the CF Corp Shareholder Redemption, or for fraud to the extent such a claim for fraud cannot be waived under applicable Law, and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against CF Corp’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of a Business Combination (except such amounts that are payable to shareholders of CF Corp holding CF Corp Shares sold in CF Corp’s initial public offering who shall have previously elected to redeem their CF Corp Shares pursuant to CF Corp’s Amended and Restated Articles of Association) and any assets that have been purchased or acquired with any such funds).
Section 9.13 CF Corp Undertaking.   CF Corp hereby fully, irrevocably and unconditionally guarantees the full, complete and timely performance of all agreements, covenants and obligations of its Subsidiaries, when performance of the same shall be required in accordance with the terms of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
CF CORPORATION
By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Co-Executive Chairman
FGL US Holdings Inc.
By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: President and Secretary
FGL Merger Sub Inc.
By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: President and Secretary
FIDELITY & GUARANTY LIFE
By:	/s/ Christopher J. Littlefield
Name: Christopher J. Littlefield
Title: President and Chief Executive Officer

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
This AMENDMENT, dated as of June 30, 2017 (this “Amendment”), amends the Agreement and Plan of Merger, dated as of May 24, 2017 (the “Agreement”), by and among CF Corporation, a Cayman Islands exempted corporation (“CF Corp”), FGL US Holdings Inc., a Delaware corporation and wholly owned indirect subsidiary of CF Corp (“Parent”), FGL Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent, and Fidelity & Guaranty Life, a Delaware corporation.
RECITALS:
WHEREAS, the parties to the Agreement desire to amend the Agreement in accordance with Section 8.04 of the Agreement and as set forth herein; and
WHEREAS, the respective board of directors of each of the parties to the Agreement has authorized and approved this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions, agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1. Definitions.   All capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Agreement and the interpretation provisions set forth in Section 1.02 of the Agreement shall also apply to this Amendment.
2. Amendment.   The first sentence of Section 2.07(b) of the Agreement is hereby amended and restated in its entirety as follows:
“At the Effective Time, each Company Performance RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive an amount equal to the product of  (i) the number of shares of Company Common Stock subject to such Company Performance RSU multiplied by (ii) the Merger Consideration; provided, that for purposes of clause (i), the number of shares of Company Common Stock subject to such Company Performance RSU immediately prior to the Effective Time shall be deemed to be (x) the actual number of shares of Company Common Stock earned with respect to any full plan year of employment completed by the holder of such Company Performance RSU in the applicable performance period, as determined, in consultation with CF Corp, by the Board or a committee thereof, plus (y) the target number of shares of Company Common Stock subject to any incomplete or remaining plan year in the applicable performance period.”
3. Miscellaneous
(a) Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.
(b) This Amendment, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(c) Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action arising out of or relating to this Amendment, including the negotiation, execution or performance of this Amendment and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Amendment or the negotiation, execution or performance of this Amendment in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 9.02 of the Agreement or in any other manner permitted by applicable Law.
(d) Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
(e) Section 9.02, Section 9.03, Section 9.04 (it being understood and agreed that nothing in this Section 3(e) shall invalidate, modify or otherwise affect any consent or waiver granted by any of the parties hereto in connection with the Agreement), Section 9.08, Section 9.09, Section 9.10, Section 9.11 Section 9.12 and Section 9.13 of the Agreement are each hereby incorporated by reference mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
CF CORPORATION
By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Co-Executive Chairman
FGL US HOLDINGS INC.
By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: President and Secretary
FGL MERGER SUB INC.
By:	/s/ Menes O. Chee
Name: Menes O. Chee
Title: President and Secretary
FIDELITY & GUARANTY LIFE
By:	/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel & Secretary

Annex B
Second Amended and Restated Memorandum and Articles of Association
B-1

Annex C
Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
May 23, 2017
The Board of Directors
CF Corporation
1701 Village Center Circle
Las Vegas, Nevada 89134
The Board of Directors:
We understand that CF Corporation (“CF”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among CF, FGL US Holdings Inc., a wholly owned indirect subsidiary of CF (“Parent”), FGL Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life (“Fidelity”) pursuant to which and as described to us by the management of CF, among other things, Merger Sub will merge with and into Fidelity (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Fidelity (“Fidelity Common Stock”) will be converted into the right to receive $31.10 in cash (the “Consideration”).
We also understand that pursuant to the Agreement and a Share Purchase Agreement (the “Share Purchase Agreement”) to be entered into among CF, Parent, HRG Group, Inc. (“HRG”), Front Street Re (Delaware) Ltd., a wholly owned indirect subsidiary of HRG (“Front Street”), Front Street Re (Cayman) Ltd. (“FSR Cayman”) and Front Street Re Ltd. (“FSR Bermuda”), among other things, (i) Parent will purchase from Front Street all of the issued shares of FSR Cayman and FSR Bermuda, (ii) CF will organize and capitalize a Bermuda exempted company as a direct or indirect wholly owned reinsurance subsidiary of CF and (iii) at the request of CF, Fidelity will cause Fidelity & Guaranty Life Insurance Company to declare and pay to Fidelity & Guaranty Life Holdings an extraordinary dividend (the transactions described in clauses (i) through (iii) above, together with the other transactions contemplated by the Agreement, the Share Purchase Agreement and related documents (other than the Merger), including any post-closing reorganization, reinsurance and other transactions described to us by the management of CF, the “Related Transactions”). The terms and conditions of the Merger and the Related Transactions are more fully set forth in the Agreement, the Share Purchase Agreement and related documents.
You have requested our opinion as to the fairness, from a financial point of view, to CF of the Consideration to be paid by CF in the Merger.
In connection with this opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to Fidelity;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Fidelity furnished to or discussed with us by the management of Fidelity, including certain financial forecasts relating to Fidelity prepared by the management of Fidelity (such forecasts, the “Fidelity Forecasts”), reviewed an alternative version of the Fidelity Forecasts incorporating certain adjustments thereto prepared by the management of CF (such forecasts, as adjusted, the “Adjusted Fidelity Forecasts”), and discussed with the management of CF its assessments as to the relative likelihood of achieving the future financial results reflected in the Fidelity Forecasts and the Adjusted Fidelity Forecasts;

(iii)
reviewed certain estimates provided by the management of CF as to the amount and timing of potential cost savings and operational and tax benefits (collectively, the “Synergies”) anticipated by such management to result from the Merger and the Related Transactions;

(iv)
discussed the past and current business, operations, financial condition and prospects of Fidelity with members of the senior managements of CF and Fidelity;

The Board of DirectorsCF CorporationMay 23, 2017Page 2
(v)
reviewed the trading history for Fidelity Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(vi)
compared certain financial and stock market information of Fidelity with similar information of other companies we deemed relevant;

(vii)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(viii)
reviewed a draft, provided to us on May 23, 2017, of the Agreement (the “Draft Agreement”); and

(ix)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of CF and Fidelity that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Fidelity Forecasts, we have been advised by Fidelity, and we have assumed, with the consent of CF, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Fidelity as to the future financial performance of Fidelity. With respect to the Adjusted Fidelity Forecasts and the Synergies, we have been advised by CF, and we have assumed, with the consent of CF, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CF as to, and are a reasonable basis upon which to evaluate, the future financial performance of Fidelity, the Synergies and the other matters covered thereby. Based on the assessments of the management of CF as to the relative likelihood of achieving the future financial results reflected in the Fidelity Forecasts and the Adjusted Fidelity Forecasts, we have relied, at the direction of CF, on the Adjusted Fidelity Forecasts for purposes of our analyses and opinion. We also have relied, at the direction of CF, on the assessments of the management of CF as to CF’s ability to achieve the Synergies and we have been advised by CF, and we have assumed, with the consent of CF, that such Synergies will be realized in the amounts and at the times projected. We express no opinion or view as to any financial forecasts, estimates or other financial or operating information or the assumptions on which they are based.
At the direction of CF, we have relied upon the assessments of the managements of CF and Fidelity as to, among other things, (i) the Related Transactions, including with respect to the timing thereof and assets, liabilities and financial and other terms involved, (ii) the potential impact on Fidelity of certain market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the insurance industry, including the retail fixed and fixed index annuity and life insurance sectors thereof, (iii) Fidelity’s financial strength ratings and strategic capital requirements, the amount of statutory capital of Fidelity’s insurance subsidiaries, the fair value and expected future performance of Fidelity’s investments and related matters, (iv) existing and future contracts and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, reinsurers, distributors, underwriters and other third party service providers and commercial relationships of Fidelity and (v) the ability of CF to integrate the operations of Fidelity and to realize the Synergies anticipated by the management of CF to result from the Merger and the Related Transactions. We have assumed, with the consent of CF, that there will be no developments with respect to any such matters or changes in the pro forma capitalization of Fidelity or CF as reflected in the Adjusted Fidelity Forecasts that would have an adverse effect on Fidelity, CF, the Merger or the Related Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

The Board of DirectorsCF CorporationMay 23, 2017Page 3
We have not made or, except for certain third-party prepared actuarial appraisals, been provided with any independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of Fidelity or any other entity, nor have we made any physical inspection of the properties or assets of Fidelity or any other entity. We have not evaluated the solvency or fair value of Fidelity or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions or allowances for losses with respect thereto and, accordingly, we have made no analysis of, and express no opinion as to, the adequacy of reserves for losses or other matters. We have assumed, at the direction of CF, that the Merger and the Related Transactions will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger or the Related Transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed or occur that would have an adverse effect on Fidelity, CF, the Merger or the Related Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at the direction of CF, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no opinion or view as to the Related Transactions or any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the form or structure, or financial or other terms, of any Related Transactions, any terms, aspects or implications of any irrevocable written consent, voting agreement, guaranty, forward purchase agreement (and related financings), redemption of securities of CF, any asset management agreement or other arrangements, agreements or understandings entered into in connection with, related to or contemplated by the Merger, the Related Transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid in the Merger by CF and no opinion or view is expressed with respect to any asset management fee or any consideration received in connection with the Merger or any Related Transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors or employees of any party to the Merger or any related entities, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger or the Related Transactions in comparison to other strategies or transactions that might be available to CF or in which CF might engage or as to the underlying business decision of CF to proceed with or effect the Merger or the Related Transactions. We are not expressing any opinion as to the prices at which Fidelity Common Stock or any other securities will trade or otherwise be transferable at any time, including following announcement or consummation of the Merger or the Related Transactions. We also are not expressing any opinion or view with respect to, and we have relied, at the direction of CF, upon the assessments of representatives of CF regarding, legal, regulatory, accounting, tax and similar matters relating to Fidelity, CF, the Merger and the Related Transactions, as to which we understand such advice has been obtained as deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger, any Related Transactions or any other matter.

The Board of DirectorsCF CorporationMay 23, 2017Page 4
We have acted as financial advisor to CF in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Merger. As you are aware, we and certain of our affiliates have been requested to participate in certain financings related to the Merger and may act as joint lead or joint arranger and/or as a lender in connection with a credit facility of CF and as bookrunner and/or underwriter or lender in connection with certain other financings for Fidelity, CF and/or Merger Sub, for which services we and our affiliates would receive significant compensation. In addition, CF has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of CF, The Blackstone Group L.P. (“Blackstone”), a significant investor in CF, Fidelity, HRG, a significant investor in Fidelity, and/or certain of their respective affiliates (and portfolio companies, as applicable).
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Blackstone and/or certain of its affiliates and portfolio companies, including CF, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Blackstone and/or certain of its affiliates and portfolio companies in connection with certain mergers and acquisitions, (ii) having acted or acting as administrative agent, collateral agent, arranger and/or bookrunner for, and/or lender under, certain term loans, letters of credit, leasing, revolving and other credit facilities of Blackstone and/or certain of its affiliates and portfolio companies (including acquisition financing), (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Blackstone and/or certain of its affiliates and portfolio companies, including having acted as joint bookrunner and underwriter for CF’s initial public offering and placement agent for a related CF private placement of warrant securities, (iv) having provided or providing certain treasury management services and products for Blackstone and/or certain of its affiliates and portfolio companies and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services for Blackstone and/or certain of its affiliates and portfolio companies.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to HRG and/or certain of its affiliates, including Fidelity, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain term loans, letters of credit and other credit facilities of HRG and/or certain of its affiliates, (ii) having acted as a joint bookrunner for a debt offering undertaken by an affiliate of HRG, (iii) having provided or providing certain treasury management services and products for HRG and/or certain of its affiliates and (iv) having provided or providing certain commodity, derivatives and foreign exchange trading services for HRG and/or certain of its affiliates, including certain derivatives trading services for Fidelity.
It is understood that this letter is for the benefit and use of the Board of Directors of CF (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

The Board of DirectorsCF CorporationMay 23, 2017Page 5
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be paid by CF in the Merger is fair, from a financial point of view, to CF.
Very truly yours,
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Annex D
2017 OMNIBUS INCENTIVE PLAN

D-i

1.   Establishment, Purpose and Types of Awards
[  ] (the “Company”) hereby establishes the [  ] 2017 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to individuals who provide services to the Company in order to improve stockholder value and contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons to provide services to the Company. The Plan permits the granting of Awards in the form of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, Performance Awards, Dividend Equivalents and Cash Awards, in each case as such term is defined below, and any combination of the foregoing.
2.   Definitions
Under this Plan, except where the context otherwise indicates, the following definitions apply:
“Affiliate” means any entity, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.
“Award” means an Incentive Stock Option, Non-Statutory Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Unrestricted Stock, Performance Award, Dividend Equivalents, Cash Award, and any combination of the foregoing.
“Award Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award denominated in cash that is granted under Section 11 of the Plan.
“Cause” means, with respect to a Participant’s Termination of Relationship: (i) if such Participant is at the time of termination a party to a written employment or similar agreement with the Company or any of its Subsidiaries or Affiliates, which defines such term, the meaning given in such employment or similar agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement, which was entered into under this Plan and defines such term, the meaning given in such Award Agreement; and (iii) in all other cases, a Termination of Relationship by the Company or any of its Subsidiaries or Affiliates based on such Participant’s (A) commission of a felony or a crime of moral turpitude (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction); (B) commission of a willful and material act of dishonesty involving the Company or any of its Subsidiaries or Affiliates; (C) material non-curable breach of the Participant’s obligations hereunder or any other agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (D) breach of the Company’s policies or procedures (or the policies or procedures of any of its Subsidiaries or Affiliates that are applicable to the Participant) that causes material harm to the Company or any of its Subsidiaries or Affiliates or any of their business reputations; (E) willful misconduct or gross negligence which causes material harm to the or any of its Subsidiaries or Affiliates or any of their business reputations; (F) violation of a fiduciary duty of loyalty to the Company or any of its Subsidiaries or Affiliates that causes material harm to the Company or any of its Subsidiaries or Affiliates; (G) knowing attempt to obstruct or knowing failure to cooperate with any investigation authorized by the Company or any of its Subsidiaries or Affiliates or any governmental or self-regulatory entity relating to the Company or any of its Subsidiaries or Affiliates; (H) disqualification or bar by any governmental or self-regulatory authority or the Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for the Participant to perform his / her duties to the Company or any of its Subsidiaries or Affiliates; (I) termination as a result of any directive has been made by any governmental or self-regulatory authority to terminate the Participant; or (J) failure to cure a material breach of his or her obligations under this Plan, an Award Agreement or any other agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates within 30 days after written notice of such breach. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
“Change in Control” means, except to the extent otherwise provided in an Award Agreement, the first to occur of the following events after the Grant Date: (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, an Affiliate; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% or more of the voting power of the Stock of the Company (other than the Company, any Subsidiary, any Affiliate; any employee benefit plan sponsored or maintained by the Company (or its Subsidiaries or Affiliates) or any of their respective affiliates); (iii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iv) the liquidation or dissolution of the Company other than a liquidation or dissolution for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or (v) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.
“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.
“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be appointed pursuant to Section 3 of the Plan to administer the Plan.
“Committee Delegate” means the Chief Executive Officer or other senior officer or employee of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(b).
“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49.
“Disabled” or “Disability” means, unless an Award Agreement provides otherwise, as to any Participant who is party to an employment or similar agreement with the Company or any of its Subsidiaries or Affiliates, “disability” as defined therein. In the absence of such an employment or similar agreement, “Disability” shall mean a long-term disability as defined the Company’s long-term disability policy or program in which the Participant participates, or if none, “Disability” shall mean that the Participant is unable to perform substantially his or her required duties with the Company or any of its Subsidiaries or Affiliates for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period, all of which is as determined by the Committee in its sole discretion. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a Participant’s disability within the meaning of Section 22(e)(3) of the Code.
“Dividend Equivalent” means an award of rights in respect of dividend payments made with respect to Stock, as set forth in Sections 7(c) or 9(c).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.
“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on Nasdaq; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).
“Grant Date” means the date on which the Committee formally acts to grant an Award to a Participant or such other later date as the Committee shall so designate at the time of taking such formal action, provided that such Grant Date will not be earlier than the date of such Committee action.

“Incentive Stock Options” means an option to acquire shares of Stock that meets the requirements of Section 422 of the Code.
“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) an “independent director” under the rules of the Nasdaq or any other securities exchange or inter-dealer quotation system on which the Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.
“Non-Statutory Stock Options” means an option to acquire shares of Stock that does not meet the requirements of Section 422 of the Code.
“Option” means either an Incentive Stock Option or a Non-Statutory Stock Option.
“Outside Director” means a director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
“Participant” means any member of the Board, consultant, officer or employee of the Company or any Subsidiary or Affiliate, who is granted an Award under the Plan.
“Performance Award” means an Award under Section 10 hereof
“Performance Measure” means one or more of the following objective performance criteria, or such other objective operating objectives, selected by the Committee and set forth in an Award Agreement, to measure performance of the Company or any Subsidiary or Affiliate or other business division, operating unit, operating segment, reporting segment or individual measures of such entity for a Performance Period, whether in absolute or relative terms:
(1) Pre-tax adjusted operating income, return on equity, after-tax adjusted operating income, operating efficiency; adjusted EBITDA; EBITDA excluding capital expenditures; other financial return measures (e.g., return on invested capital, investments, investment income generated by underwriting or other operations or on the float from such operations, equity, or revenue); cash flow return on equity; cash flow return on investment; productivity ratios (e.g., measuring liquidity, profitability or leverage); enterprise value; expense/cost management targets (e.g., improvement in or attainment of expense levels, capital expenditure levels, and/or working capital levels); other margins (e.g., operating margin, underwriting margins, net income margin, cash margin, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); market share or market penetration; customer targets (e.g., customer growth or customer satisfaction); working capital targets or improvements; profit measures (e.g., gross profit, net profit, operating profit, investment profit and/or underwriting profit), including or excluding charges for share compensation, fee income and/or other specified items; certain balance sheet metrics (e.g., inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); workforce targets (e.g., diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); implementation, completion or attainment of measurable objectives with respect to risk management, research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; stock price or performance; and/or comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.
(2) Any one or more of the aforementioned performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Measures pursuant to the performance criteria specified in this paragraph.
(3) The Committee is authorized to adjust the Performance Measure, on an objective basis, (but only, if desired, to the extent the exercise of such authority after such period would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code) based on the following events: asset write-downs, litigation or claim judgments or settlements, gain or loss on the disposal of a business segment, unusual and/or infrequently occurring events and transactions and the effects of changes in accounting principles or other laws or regulatory rules affecting the Performance Measures.
“Performance Period” means a period set forth in an Award Agreement of not less than one fiscal quarter over which the achievement of targets for Performance Measures is determined.
“Performance Shares” mean Restricted Stock Units that are designated as Performance Awards pursuant to Section 10 of the Plan.
“Repricing” means any of the following or other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction or prior shareholder approval has been provided.
“Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.
“Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.
“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.
“Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code).
“Stock” means ordinary shares, of the Company, par value $.0001 per share.
“Stock Appreciation Rights” or “SARs” means Awards under Section 8.
“Subsidiary” and “Subsidiaries” means, with respect to the Company, only a company or companies, whether now or hereafter existing, within the meaning of the definition of  “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.
“Termination of Relationship” means, with respect to a Participant, the termination of the Participant’s services as an employee or director of, or consultant to, the Company, its Subsidiaries or its Affiliates for any reason, including as a result of the Subsidiary or Affiliate to which the Participant provides services no longer being a Subsidiary or Affiliate of the Company because of a sale, divestiture or other disposition of such Subsidiary or Affiliate.
“Unrestricted Stock” means Awards under Section 9.
3.   Administration
(a)   Procedure.
(i) The Plan shall be administered by the Committee. The Committee shall have discretion regarding whether particular Awards shall be intended to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. If such exemption requirements are intended to be satisfied with respect to particular Awards, the Committee shall designate a subcommittee, if necessary, comprised only of Outside Directors and Eligible Directors, as applicable, to grant such Awards.
(ii) The Committee shall have at least two (2) members at all times. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage, interpret and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.
(b)   Secondary Committees and Sub-Plans.   The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Committee hereunder are delegated (each of which shall be regarded as a “Committee”

under the Plan with respect to such duties and powers). Additionally, if permitted by applicable law, the Board or Committee may delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers or employee of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Award Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.
(c) Powers of the Committee.   The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Award Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:
(i) determine the Participants to whom, and the time or times at which, Awards shall be granted,
(ii) determine the types of Awards to be granted,
(iii) determine the number of shares of Stock to be covered by or used for reference purposes for each Award,
(iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Termination of Relationship with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,
(v) subject to the provisions of Section 409A of the Code, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Option without the approval of the holders of the Company’s voting securities,
(vi) subject to the provisions of Section 409A of the Code, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and
(vii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.
The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.
(d) Limited Liability.   To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.
(e) Indemnification.   The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the certificate of incorporation and bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation and bylaws, as a matter of law, or otherwise.
(f) Effect of Committee’s Decision.   All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.   Stock Available Under the Plan; Maximum Awards
(a) Stock Available Under the Plan.
(i) Subject to adjustments as provided in Section 14 of the Plan, the aggregate number of shares of Stock with respect to which Awards may be issued under the Plan shall not exceed [•]. For the avoidance of doubt, to the extent that shares subject to an outstanding Award granted under the Plan are not issued or delivered by reason of  (i) the expiration, termination, cancellation or forfeiture of such Award or (ii) the settlement of such Award in cash, then except to the extent prohibited by law or applicable listing or regulatory requirements, such shares shall again be available for Awards under the Plan, other than for grants of Incentive Stock Options. Notwithstanding anything in this Section 4(a)(i) to the contrary, shares subject to an Award may not be made available for issuance under this Plan if such shares are: (i) shares used to pay the exercise price of an Option, (ii) shares delivered to or withheld by the Company to pay withholding taxes related to an Award under the Plan or (iii) shares repurchased on the open market with the proceeds of an Option exercise.
(ii) Shares to be delivered under this Plan shall be made available from authorized and unissued shares, authorized and issued shares reacquired and held as treasury shares or otherwise, shares of Stock purchased on the open market or a combination thereof.
(b) Maximum Awards to Participants.   Subject to adjustment as provided in Section 14, the following Award limitations shall apply with respect to each Participant: (a) the maximum number of shares of Stock with respect to which Options or SARs may be granted during any fiscal year of the Company to any Participant shall be [•] shares of Stock, (b) the maximum number of shares of Stock with respect to which Awards intended to qualify as Performance Awards and denominated in shares of Stock that may be granted (counted at target amount granted) during any fiscal year of the Company to any Participant shall be [•] shares of Stock, and (c) the maximum amount payable to a Participant under any Cash Award intended to qualify as a Performance Award granted for any Performance Period shall not exceed $[•].
(c) Maximum Awards to Non- Employee Directors.   The aggregate grant date fair value of shares of Stock that may be granted during any fiscal year of the Company to any non-employee director, together with any cash fees paid (under the Plan or otherwise) to such non-employee director shall not exceed a total value of  $[•].
5.    Participation
Participation in the Plan shall be open to all officers, employees, directors and consultants of the Company, or of any Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Subsidiary of the Company.
Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.
6.   Stock Options
Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Non-Statutory Stock Options and/or Incentive Stock Options. The Options granted under the Plan shall be subject to the following terms and conditions.
(a) Grant of Option.   The grant of an Option shall be evidenced by an Award Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the Option evidenced thereby, the exercise price and the terms and conditions of such Option, in such form as the Committee may from time to time determine.
(b) Exercise Price.   The price per share payable upon the exercise of each Option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

(c) Payment.   Options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Award Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.
Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Award Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of Options shall be determined as of the date of exercise.
The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.
(d) Term of Options.   The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an Option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the Option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.
(e) Restrictions on Incentive Stock Options.   Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:
(i) Grant Date.   An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board or approval by the Company’s stockholders.
(ii) Exercise Price and Term.   The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted and the term of the Incentive Stock Option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such Incentive Stock Option shall not exceed five (5) years.
(iii) Maximum Grant.   The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such portion of the Incentive Stock Option shall be treated as a Non-Statutory Stock Option. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.
(iv) Participant.   Incentive Stock Options shall only be issued to employees of the Company or of a Subsidiary of the Company.
(v) Designation.   No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such intent.
(vi) Stockholder Approval.   No Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f) Other Terms and Conditions. Award Agreements for any Option may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.
7.   Restricted Stock and Restricted Stock Units
(a) In General.   Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration to receive the corresponding Stock (except as may be required for applicable tax withholding).
(b) Vesting Conditions and Other Restrictions.   Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.
(c) Stock Issuance and Stockholder Rights.
(i) Restricted Stock.   Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide in the Award Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.
(ii) Restricted Stock Units.   For the shares of Stock subject to a Restricted Stock Unit that the Committee elects to settle in stock, Stock shall be registered in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive Dividend Equivalents while the Award is outstanding, and an Award may be settled in cash or Stock, all as determined by the Committee and set forth in the Award Agreement. Unless otherwise determined by the Committee with respect to a particular Award (and set forth in the Award Agreement), each outstanding Restricted Stock Unit that is entitled to receive Dividend Equivalents while the Award is outstanding shall accrue such Dividend Equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such Dividend Equivalents were accrued) vests and becomes payable. If the Committee determines to provide for the current payment of Dividend Equivalents with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Award Agreement and shall be structured in compliance with Section 409A of the Code. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid Dividend Equivalents shall be forfeited. Amounts payable or distributable (including Dividend Equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest. In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including Dividend Equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs, except as otherwise provided in an Award Agreement.

8.   Stock Appreciation Rights
(a) Award of Stock Appreciation Rights.   Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option), as it determines. SARs granted in tandem with or in addition to an Option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant. SARs shall be evidenced by Award Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten (10) years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.
(b) Restrictions of Tandem SARs.   No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.
(c) Amount of Payment upon Exercise of SARs.   A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of  (i) the excess of  (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Award Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The base price per share specified in the Award Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).
(d) Form of Payment upon Exercise of SARs.   Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date, or in cash. The amount equivalent in value to any fractional share will be paid out currently in cash.
9.   Unrestricted Stock and Dividend Equivalents
(a) Grant or Sale of Unrestricted Stock.   Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.
(b) Restrictions on Transfers.   The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.
(c) Dividend Equivalents.   The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of other types of Awards hereunder, or as separate Awards hereunder, subject to the terms of the applicable Award Agreement.
10.   Performance Awards
(a) In General.   The Committee, in its discretion, may establish Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Options, Restricted Stock, Restricted Stock Units (which shall be referred to as “Performance

Shares” if granted under this Section 10), Stock Appreciation Rights, Unrestricted Stock and/or Cash Awards to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan. Notwithstanding any contrary provision of the Plan, in the case of an Award intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee may not exercise discretion to increase the amount of the Award that will be paid or vested.
(b) Covered Employee Targets.   In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Award Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Award Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant vesting or being paid or delivered certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of  (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the lapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
(c) Nonexclusive Provision.   Notwithstanding this Section 10, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above. Moreover, to the extent applicable, an Award may be structured to comply with the transitional relief described in Section 1.162-27(f)(4) of the Treasury Regulations, to the extent such relief as available.
11.   Cash Awards
Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Cash Awards to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines. Each Cash Award shall be evidenced by an Award Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, payment terms, the duration of such restrictions, and the time or times at which such restrictions shall lapse. Unless otherwise determined by the Committee and set forth in an Award Agreement, all earned and vested Cash Awards shall be paid in the year following the end of the Performance Period, provided that payment is no later than March 15th of such year.
12.   Tax Withholding
(a) Withholding by the Company; Payment by Participant.   The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any Federal, state or local taxes of any kind required by law to be withheld from any payment of any kind due to the Participant under the

Plan or with respect to any compensation owed by the Company or any of its Subsidiaries to Affiliates to the Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income.
(b) Payment in Shares.   A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy up to the maximum withholding amount due with respect to such Award, (ii) transferring to the Company shares of Stock that have been purchased by the Participant on the open market or have been beneficially owned by the Participant and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (iii) any combination thereof subject to compliance with any applicable securities laws. The Award Agreement may also provide that all tax withholding obligations will be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to an Award that number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) required to satisfy up to the maximum withholding amounts due with respect to such Award.
(c) Notice of Disqualifying Disposition.   Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.
13.   Transferability
No Option, SAR or unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Award Agreement or otherwise, any Award may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee. Notwithstanding any of the preceding in this Section 13, under no circumstances will a Participant be permitted to transfer an Option to a third-party financial institution without prior stockholder approval.
14.   Adjustments; Business Combinations
(a) Adjustments.   In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.
(b) Change in Control.   In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any Award to require that settlement be made, if at all, prior to the Change in Control; (iii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of  (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award. In the case of any Option or Stock Appreciation Right with an exercise price or base price that equals or exceeds the price to paid for a share of Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.
(c) Dissolution and Liquidation.   In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A of the Code, each Participant shall have the right to exercise his or her vested, outstanding Options and Stock Appreciation Rights and to require payment in cash or registration in Participant’s name of the Stock (as elected by the Committee), under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.
(d) Other Adjustments.   The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 14) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.
15.   Termination and Amendment
(a) Amendment or Termination by the Board.   The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3) or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan.
(b) Amendments by the Committee.   The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(c) and to the extent that the Committee would have had the authority to make such Award as so amended.
(c) Approval of Participants.   No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the written approval of the Participant.

16.   Non-Guarantee of Employment
Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.
17.   Termination of Relationship
For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Subsidiaries or Affiliates shall not be considered a Termination of Relationship. Nor shall it be considered a Termination of Relationship for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract. In the case of non-employee directors or consultants, references in this Plan or an Award to “termination of employment” or other similar terms shall be deemed to refer to a cessation of the service provider relationship.
18.   Written Agreement
Each Award Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.
19.   Non-Uniform Determinations
The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
20.   Limitation on Benefits
With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
21.   Compliance with Securities and Other Laws
Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.
22.   Clawbacks; Forfeitures
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any company policy or arrangement, law, government regulation or stock exchange listing requirement, will be subject to cancellation, deductions, forfeitures and clawbacks as may be required to be made pursuant to such policy or arrangement, law, government regulation or stock exchange listing requirement (including on a retroactive basis). The Committee may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company.
23.   No Trust or Fund Created
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section 23. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.
24.   No Limit on Other Compensation Arrangements
Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of Incentive Stock Options, Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Unrestricted Stock Units or Cash Awards otherwise than under the Plan.
25.   No Restriction of Corporate Action
Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in an Award Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary or Affiliate as a result of such action.
26.   Construction; Governing Law
The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “deferred compensation” (within the meaning of Section 409A of the Code) shall be paid earlier than the earliest date permitted under Section 409A of the Code. To the extent that an Award is subject to the provisions of Section 409A of the Code, the provisions of the Plan relating to such Awards, including all distributions thereunder, are intended to comply with the provisions of Section 409A of the Code and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. To the extent an amount subject to Section 409A is payable upon Termination of Relationship, such payment shall be made only if such Termination of Relationship constitutes a Separation from Service. To the extent an amount referred to in the preceding sentence is payable to a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), such payment shall be delayed as set forth in such Code section. Any Award subject to Section 409A that is payable in installments shall be treated as a right to receive a series of separate payments under Section 409A and the regulations promulgated thereunder.

The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware (without regard to its choice of law provisions).
27.   Plan Subject to Charter and Bylaws
This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.
28.   Effective Date; Termination Date
The Plan is effective as of the date on which the Plan is approved by the stockholders of the Company. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
29.   Tax Consequences of Awards/Payments
The Company makes no representations as to the tax consequences of any compensation or benefits provided hereunder (including, without limitation, under Section 409A of the Code, if applicable). A Participant is solely responsible for any and all income, excise or other taxes imposed on the Participant with respect to any and all compensation or other benefits provided to the Participant pursuant to an Award under the Plan.
30.   No Fractional Shares
No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
31.   Severability
If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

PRELIMINARY, SUBJECT TO CHANGE CF CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2017 The undersigned hereby appoints (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting in lieu of annual general meeting (the “general meeting”) of shareholders of CF Corporation (“CF Corp.”), to be held on , 2017, at Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND PROPOSAL PRESENTED TO SHAREHOLDERS. The closing of the business combination is conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal at the general meeting, the Charter Proposals, the Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the NASDAQ Proposal, but not vice versa, and the Adjournment Proposal is not conditioned on the approval of any other proposal (as each is defined on the reverse side). PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the General Meeting: The Notice and Proxy Statement are available at www.cfcorpandfidelity.com P R O X Y C A R D SEE REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The Board of Directors recommends a vote “FOR” each director nominee and proposal 1) The Business Combinaon Proposal. To approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2017 (the “Merger Agreement”), by and among CF Corp., FGL US Holdings Inc., a Delaware corporaon and an indirect, wholly owned subsidiary of CF Corp. (“Parent”), FGL Merger Sub Inc., a Delaware corporaon and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (“FGL”), pursuant to which, subject to the terms and condions contained therein, Merger Sub will merge with and into FGL and FGL will connue as the surviving corporaon and an indirect, wholly owned subsidiary of CF Corp. (the “business combinaon”), and the other transacons contemplated by the Merger Agreement; FOR AGAINST ABSTAIN Intenon to Redeem: If you intend to redeem your ordinary shares please check this box. Checking this box, however, is not sufficient to redeem your ordinary shares. You must comply with the procedures set forth in the definive proxy statement under the heading: “Redempon Rights.” INTENTION TO REDEEM Shareholder Cerficaon: I hereby cerfy that I am not acng in concert, or as a “group” (as defined in Secon 13(d)(3) of the Securies Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of CF Corp. owned by me in connecon with the business combinaon. SHAREHOLDER CERTIFICATION FOR AGAINST ABSTAIN The Charter Proposals. The following proposals to amend and restate CF Corp.’s amended and restated memorandum and arcles of associaon currently in effect (our “charter”): 3) to approve by special resoluon (i) the change of our name from “CF Corporaon” to “ “ and (ii) the eliminaon of provisions in our charter relang to our status as a blank check company that will no longer be applicable to us following the closing of the business combinaon. FOR AGAINST ABSTAIN 4) to approve by ordinary resoluon the increase of the authorized share capital of CF Corp. from $45,100 divided into 450,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to $ divided into ordinary shares, par value $0.0001 per share, and preferred shares, par value $0.0001 per share, by the creaon of an addional shares, par value $0.0001 per share, each with the rights set out in our second amended and restated memorandum and arcles of associaon. FOR AGAINST ABSTAIN 5) to approve by special resoluon provisions providing that CF Corp.’s board of directors will connue to be divided into three classes following the business combinaon, with each class generally serving for a term of three years and with only one class of directors being elected in each year. FOR AGAINST ABSTAIN 6) to approve by special resoluon provisions providing that the directors of CF Corp. may only be removed for cause. FOR AGAINST ABSTAIN 7) to approve by special resoluon advance noce procedures with regard to the nominaon by shareholders of candidates for elecon as directors. FOR AGAINST ABSTAIN 8) to approve by special resoluon provisions removing the ability of shareholders to call a meeng of shareholders. FOR AGAINST ABSTAIN Please mark vote as indicated in this example The NASDAQ Proposal. To approve, for purposes of complying with applicable lisng rules of The NASDAQ Capital Market, the issuance by CF Corp. of ordinary shares, par value $0.0001 per share, of CF Corp. (“ordinary shares”) and/or warrants, each exercisable for one ordinary share, to (i) Blackstone Taccal Opportunies Fund II L.P. (or its designee(s)), (ii) Fidelity Naonal Financial, Inc. (or its designee(s)), (iii) GSO Capital Partners LP (or its designee(s)), (iv) certain accredited investors pursuant to forward purchase agreements, dated April 18, 2016, as amended, between CF Corp. and such investors (the “forward purchase agreements”), and (v) certain accredited investors pursuant to the rights of first offer under the forward purchase agreements, in each case in a private placement, the proceeds of which will be used to finance the business combinaon and related transacons and the costs and expenses incurred in connecon therewith with any balance used for working capital purposes.

9) to approve by special resoluon provisions removing the ability of shareholders to act by wri tten consent in lieu of a meeng. FOR AGAINST ABSTAIN 10) to approve by special resoluon (i) limitaons on the vong power a ributable to our ordinary shares so that no “United States person” (as defined in Secon 957 of the Internal Revenue Code of 1986, as amended (the “Code”)) holds, directly, indirectly or construcvely (within the meaning of Secon 958 of the Code), more than 9.5% of the total vong power of our ordinary shares in order to reduce the likelihood that CF Corp. and its non-U.S. subsidiaries will be treated as controlled foreign corporaons in any taxable year; and (ii) limitaons on the ability of any holder (or, to its actual knowledge, any direct or indirect beneficial owner thereof) of our outstanding shares, including any securies exchangeable for our share capital and all opons, warrants, and contractual and other rights to purchase our share capital (“Derivave Securies”), that is a “United States person” (as defined in Secon 957 of the Code) knowingly to permit itself to hold (directly, indirectly or construcvely within the meaning of Section 958 of the Code) 50% or more of the total vong power or of the total value of our outstanding shares, including our Derivave Securies (which limitaon would not apply to members of the Blackstone Group) in order to reduce the likelihood of us recognizing related person insurance income for U.S. federal income tax purposes. FOR AGAINST ABSTAIN 11) to approve by special resoluon the reclassificaon, upon compleon of the business combinaon and the conversion of all Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), into Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), in accordance with our charter, of all issued Class A ordinary shares as “ordinary shares,” par value $0.0001 per share, and the eliminaon of Class A and Class B classes of ordinary shares from our charter. FOR AGAINST ABSTAIN 12) to approve by special resoluon the amendment and restatement of our charter by the deleon of the amended memorandum and arcles of associaon in their enrety and the substuon of our second amended and restated memorandum and arcles of associaon in their place to (among other matters) reflect the changes effected by proposals 3 through 11. FOR AGAINST ABSTAIN 13) The Director Elecon Proposal. To elect as Class A directors, each to serve unl our 2020 annual general meeng of shareholders and, in each case, unl their successors are elected and qualified. FOR ALL WITHHOLD ALL FOR ALL EXCEPT ____ 14) The Incenve Plan Proposal. To approve the CF Corporaon 2017 Omnibus Incenve Plan. FOR AGAINST ABSTAIN 15) The Adjournment Proposal. To approve the adjournment of the general meeng to a later date or dates, if necessary or appropriate, to permit further solicitaon and vote of proxies in the event that there are insufficient votes for, or otherwise in connecon with, the approval of the Business Combinaon Proposal, the NASDAQ Proposal, the Charter Proposals, the Director Elecon Proposal and the Incenve Plan Proposal. FOR AGAINST ABSTAIN Date: _____________________________________________________, 2017 Signature _______________________________________________________ Signature (if held jointly) ___________________________________________ NOTE: Please sign as name appears hereon. Join owners should each sign. When signing as a orney, executor, administrator, trustee or guardian, please give full tle as such. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direcon is made, this proxy will be voted “FOR” each director nominee and proposal presented to shareholders. If any other ma tters properly come before the general meeng, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discreon.